UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-11/A

1ST AMENDED REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in governing instruments)
12 South Main Street, Suite 100
Minot, ND 58701
(Address of principal executive offices, including zip code)

TIMOTHY P. MIHALICK
12 South Main Street, Suite 100
Minot, ND 58701
 (Name and address of agent for service)

Copies of communications to:

THOMAS A. WENTZ, JR.
INVESTORS REAL ESTATE TRUST
 12 South Main Street, Suite 100
Minot, ND 58701
 (701) 837-4738
FAX (701) 838-7785

     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ___X___

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered

Amount to be Registered

Proposed Maximum Offering Price  Per Unit

Proposed Maximum Aggregate  Offering Price

Amount of Registration Fee

Investors Real Estate Trust Shares of Beneficial Interest	600,000 Shares	$8.75 Per Share	$5,250,000.00 aggregate offering price	$1,254.75

     The registrant hereby amends this registration statement on such dates or date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

600,000 COMMON SHARES
INVESTORS REAL ESTATE TRUST (IRET)
Common Shares of Beneficial Interest
Minimum Purchase of 100 Shares

      The Company is a self-advised real estate investment trust (REIT) that, through its operating partnership, IRET Properties, is  engaged in acquiring, owning, and leasing multi-family and commercial real estate. IRET is listed on the Nasdaq Small Cap Market under the symbol "IRETS."

      We intend to use the proceeds of this offering to increase our capital for  real estate additions or acquisitions.

      The shares of beneficial interest being offered are the functional equivalent of common stock and hold the rights and preferences normally associated with common stock.

	Per Share	Total if all shares sold	Percentage
Public Offering Price	$8.75	$ 5,250,000	100%
Less Selling Commission	$ .70	$ 420,000	8%
Proceeds to us before expenses	$8.05	$ 4,830,000	92%

      After the payment of all fees and expenses associated with this offering and assuming all the shares are sold, IRET will receive approximately $4,787,000 or 91.18% of the sale proceeds.

Investing involves certain risks. See page 4.  Some, but not all of the risks to consider are:

The fixed $8.75 price of shares under this offering may be priced higher than the current Nasdaq price. You may be paying more for your IRET shares than necessary.
This is a best efforts offering. Even if we do not sell enough shares to acquire additional real estate, we will not return any portion of your investment.
The book value of the shares available under this offering is substantially less than the purchase price of $8.75 per share.
To preserve our status as a REIT, IRET may redeem its shares from any shareholder at anytime for the fair value of the shares at the time of redemption or IRET may refuse to transfer shares to any person.

      The shares will be offered on a best efforts basis by broker/dealers who have signed a  sales agreement and are registered with the National Association of Securities Dealers (NASD).  The broker/dealers are not required to sell a specific number or dollar amount of shares.  The broker/dealers will be paid an 8% commission on each share sold.  Any money received from investors will go immediately to IRET and will not be placed in escrow or trust.  This offering will end on the earlier of one year from the date of this prospectus or when all shares have been sold.  Broker/dealers who have agreed to sell the shares are listed on page 19.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any State Securities Commission nor has the Commission or any State Securities Commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Effective Date: January _____, 2002 Prospectus

Table of Contents

Prospectus Summary Index	Page
Prospectus Summary..............................................................................................................	S-1
IRET................................................................................................................	S-1
Investment Risks..........................................................................................................	S-1
Business......................................................................................................................	S-2
IRET's Real Estate Portfolio...........................................................................................	S-3
This Offering & Plan of Distribution..................................................................................	S-4
Use of Proceeds...........................................................................................................	S-5
Unaudited Quarterly Financial Data For quarter Ended October 31, 2001............................	S-5
Summary Operating Data - Three Months and Six Months Ended October 31, 2001.....	S-5
Statement of Operations for Three Months and Six Months Ended October 31, 2001 and 2000................................................................................	S-6
Selected Financial Data...........................................................................................	S-6
Summary Operating Data Last Three Fiscal Years.....................................................	S-7
Selected Financial Data for IRET for Three Years Ended April 30.................................	S-7
Funds From Operations...........................................................................................	S-7
Recent Developments..............................................................................................	S-8
Revenues...............................................................................................................	S-8
Funds From Operations..........................................................................................	S-8
Capital Gain Income................................................................................................	S-8
Acquisition of Interlachen Corporate Center - Edina, Minnesota..................................	S-9
Acquisition of Retail Strip Center - Cottage Grove, Minnesota.....................................	S-9
Acquisition of Bloomington Business Plaza - Bloomington, Minnesota.........................	S-9
Acquisition of Canyon Lake Apartments - Rapid City, South Dakota............................	S-10
Acquisition of Applewood on the Green Apartments - Omaha, Nebraska......................	S-10
Price Range of Common Shares and Distributions...........................................................	S-11
Legal Matters...............................................................................................................	S-11
Experts ......................................................................................................................	S-11
Available Information Concerning IRET............................................................................	S-12
Securities and Exchange Commission......................................................................	S-12
Reports to Security Holders.....................................................................................	S-12
Additional Information..............................................................................................	S-12

Prospectus

The Company...............................................................................................................	1
Selected Financial Information for the Past Three Years.............................................	2
Real Estate Investment by State for the Last Three Years Ended April 30....................	2
Commercial Square Footage for the Last Three Years Ended April 30..........................	3
Apartment Units Owned for the Last Three Years Ended April 30.................................	3
Gross Revenue from Real Estate Activities for the Last Three Years Ended April 30................................................................................................	4
Net Income from Real Estate Activities for the Last Three Years Ended April 30..................................................................................................	4
Risk Factors.................................................................................................................	4
Price of Shares May be Higher than Nasdaq Price.....................................................	4
Price Exceeds Book Value......................................................................................	5
High Leverage on Individual Properties or the Overall Portfolio May Result in Losses...............................................................................................	5
Inability to Sell all the Shares May Prevent Completion of Rochester or Bismarck Apartments....................................................................................	6
Geographic Concentration in North Dakota and Minnesota May Result In Losses.........	6
Senior Securities will be Paid Before IRET Shares.....................................................	7
Current and Future Commercial Vacancy May Negatively Impact Earnings...................	7
Mortgage Lending May Result in Losses...................................................................	8

Prospectus	Page
Lack of Employment Contracts May Prevent IRET from Retaining Qualified Management....................................................................................................	9
Competition May Negatively Impact IRET's Earnings..................................................	9
Low Trading Volume of IRET on the Nasdaq will Prevent the Timely Resale of Shares..............................................................................................	10
Ability of IRET's Board of Trustees to Change Policy Without Shareholder Approval.........................................................................................	10
Certain Restrictions on Transfer of Shares May Result in Losses................................	10
IRET Does Not Carry Insurance Against All Possible Losses......................................	11
Adverse Changes in Laws May Affect Our Potential Liability Relating to the Properties and Our Operations..................................................................	11
Potential Effect on Costs and Investment Strategy from Compliance with Laws Benefiting Disabled Persons......................................................................	11
Potential Inability to Renew, Repay or Refinance Our Debt Financing...........................	12
Increase in Cost of Indebtedness Due to Rising Interest Rates....................................	12
Potential Incurrence of Additional Debt and Related Debt Service................................	13
Potential Liability Under Environmental Laws.............................................................	13
Provisions Which Could Limit a Change in Control or Deter a Takeover........................	14
Tax Liabilities as a Consequence of Failure to Qualify as a REIT.................................	14
Conflicts of Interest May Negatively Impact the Financial Performance of IRET.............................................................................................................	15
Front-End Fees and Costs Associated With This Offering.................................................	17
Offering Compensation..................................................................................................	17
Determination of Offering Price.......................................................................................	18
Effective Date of Offering................................................................................................	18
Dilution........................................................................................................................	18
Plan of Distribution........................................................................................................	19
Who May Invest............................................................................................................	20
Use of Proceeds...........................................................................................................	20
Selected Financial Data for IRET for Five Years Ended April 30.........................................	21
Management's Discussion and Analysis of Financial Conditions and Results of Operations........................................................................................	22
General..................................................................................................................	22
Results from Operations - Three Months and Six Months Ended October 31, 2001............	22
Revenues...............................................................................................................	22
Capital Gain Income................................................................................................	23
Expenses and Net Income.......................................................................................	23
Anticipated Increase in Insurance Expense................................................................	24
Comparison of Commercial and Residential Properties...............................................	25
Net Real Estate Operating Income............................................................................	25
Occupancy Rates...................................................................................................	26
Property Acquisitions and Dispositions.....................................................................	26
Funds From Operations...........................................................................................	26
Distributions................................................................................................................	28
Liquidity and Capital Resources................................................................................	29
Results from Operations for the Fiscal Years Ended April 30, 2001, 2000 and 1999............................................................................	32
Revenues...............................................................................................................	32
Capital Gain Income................................................................................................	33
Expenses and Net Income.......................................................................................	33
Telephone Endorsement Fee....................................................................................	34
Comparison of Results from Commercial and Residential Properties............................	34
Charge for Impairment of Value Fiscal 2000...............................................................	34
Commercial Properties - Analysis of Lease Expirations and Credit Exposure...............	35
Significant Properties..............................................................................................	35
Significant Tenants of IRET......................................................................................	37
Current Economic Slowdown....................................................................................	37
Results from Stabilized Properties............................................................................	38
Funds From Operations...........................................................................................	38
Self-Advised Status.................................................................................................	39
Property Acquisitions..............................................................................................	40
Fiscal 2001 Property Acquisitions for the Period May 1, 2000 to April 30, 2001...........................................................................................	40
Fiscal 2000 Property Acquisitions for the Period May 1, 2001 to April 30, 2000...........................................................................................	40
Property Dispositions..............................................................................................	42
Distributions...........................................................................................................	43

Prospectus	Page
Liquidity and Capital Resources...........................................................................	43
Impact of Inflation...............................................................................................	45
Anticipated Increase in Insurance Expense...........................................................	45
Quantitative & Qualitative Disclosures about Market Risk.............................................	46
General Information As To Investors Real Estate Trust.................................................	46
Organization of IRET...........................................................................................	46
Governing Instruments of IRET.............................................................................	46
Independent Trustees.........................................................................................	47
Non-Independent Trustees...................................................................................	47
Shareholder Meetings.........................................................................................	47
Structure of IRET................................................................................................	47
Policy With Respect To Certain Activities...................................................................	49
To Issue Senior Securities..................................................................................	49
Senior Securities Outstanding as of April 30, 2001, 2000 and 1999.........................	49
To Borrow Money...............................................................................................	49
To Loan Money..................................................................................................	50
Mortgage Loans Receivable.................................................................................	50
To Invest in the Securities of Other Companies for Purposes of Exercising Control.....................................................................................	50
To Underwrite Securities of Other Issuers.............................................................	51
To Engage in the Purchase and Sale or Turnover of Investments.............................	51
To Offer Securities in Exchange for Property.........................................................	51
To Purchase or Otherwise Re-Acquire Its Shares or Other Securities......................	52
To Make Annual and Other Reports Available to Shareholders................................	52
Investment Policies of IRET.......................................................................................	52
Investments in Real Estate or Interests in Real Estate...........................................	52
Investments in Real Estate Mortgages.................................................................	53
Investments in the Securities of or Interest in Persons Primarily Engaged in Real Estate Activities and Other Securities..................................	54
Description of Real Estate.........................................................................................	55
Commercial Real Estate.....................................................................................	55
Residential Real Estate......................................................................................	61
Fiscal Year 2001 Property Sales for the Year Ended April 30, 2001........................	68
Fiscal 2001 Property Acquisitions for Year Ended April 30, 2001............................	68
Title.......................................................................................................................	69
Insurance...............................................................................................................	69
Planned Improvements........................................................................................	69
Occupancy .......................................................................................................	69
Material Lease Terms.........................................................................................	69
Residential Lease Terms...............................................................................	69
Commercial Lease Terms.............................................................................	70
Shares Available for Future Sale................................................................................	70
Operating Partnership Agreement..............................................................................	72
IRET, Inc. is the Sole General Partner..................................................................	72
Transferability of Limited Partnership and General Partnership Interests..................	72
Proceeds of this Offering will be Capital Contributions to IRET Properties................	73
Exchange Rights of Limited Partners...................................................................	74
Operation of IRET Properties and Payment of Expenses........................................	75
Distributions and Liquidation................................................................................	75
Allocations.............................................................................................................	75
Term......................................................................................................................	76
Fiduciary Duty...................................................................................................	76
Tax Matters.......................................................................................................	76
Tax Treatment of IRET and Its Shareholders...............................................................	77
Federal Income Tax............................................................................................	77
State and Local Income Taxation.........................................................................	78
Taxation of IRET's Shareholders..........................................................................	78

Prospectus	Page
Taxation of IRA's, 401K's, Pension Plans and Other Tax-exempted Shareholders.........	79
IRET Reporting to the IRS and Backup Withholding....................................................	79
Tax Treatment of IRET Properties and Its Limited Partners................................................	80
Classification as a Partnership.................................................................................	80
Income Taxation of IRET Properties and Its Partners........................................................	81
Partners and not IRET Properties Subject to Tax.......................................................	81
Partnership Allocation Income, Losses and Capital Gain............................................	81
Tax Allocations with Respect to Contributed Property.................................................	81
Tax Basis in IRET Properties...................................................................................	82
Sale of Real Estate.................................................................................................	82
ERISA and Prohibited Transaction Considerations...........................................................	83
Status of IRET and IRET Properties under ERISA......................................................	83
Market Price of and Dividends on IRET's Shares of Beneficial Interest................................	85
Market for IRET Shares of Beneficial Interest.............................................................	85
Prior Share Offering Price........................................................................................	86
Share Buyback Program..........................................................................................	86
Shares Outstanding.................................................................................................	87
Distributions Payable Last Five Years.......................................................................	87
Distribution Reinvestment Plan.......................................................................................	88
Description of IRET's Shares of Beneficial Interest...........................................................	88
Ownership and Transfer Restrictions.........................................................................	89
Legal Proceeding..........................................................................................................	89
Management................................................................................................................	90
Directors and Executive Officers...............................................................................	90
Executive Compensation.........................................................................................	91
Trustee Compensation.............................................................................................	93
Security Ownership of Management and Trustees......................................................	93
Certain Relationships and Related Transactions...............................................................	95
Management Services.............................................................................................	95
Acquisition of Odell-Wentz & Associates, L.L.C........................................................	95
Property Management Services................................................................................	95
Security Sales Services...........................................................................................	96
Legal Services........................................................................................................	96
Selection, Management and Custody of IRET's Assets....................................................	96
Real Estate Management........................................................................................	96
Conflicts of Interest.......................................................................................................	98
Selling To or Buying Property From IRET..................................................................	98
Sales Commissions or Finder Fees..........................................................................	99
Competition with IRET.............................................................................................	99
Interests of Named Experts and Counsel.........................................................................	99
Limitations of Liability....................................................................................................	99
Legal Matters.........................................................................................................	101
Experts..................................................................................................................	101
Pro Forma Statement of Operations Acquisitions for the Six Months Ended October 31, 2001...............................................................................................	102
Unaudited Pro Forma Financial Information - Fiscal 2001...................................................	104
Pro Forma Consolidated Statement of Operations as of April 30, 2001..........................	104
Financial Information for Significant Acquisitions - Fiscal 2001..........................................	105
Olympic Village - Billings, Montana..........................................................................	105
Material Factors Considered by IRET at the Time of Acquisition............................	105
Independent Auditor's Report.............................................................................	107
Historical Summary of Gross Income & Direct Operating Expenses For the Year Ended December 31, 1999.......................................................	108
Notes to Historical Summary of Gross Income and Direct Operating Expenses For the Year Ended December 31, 1999.......................................................	109
Unaudited Interim Financial Statement - January 1, 2000 - August 30, 2000...........	110

Prospectus	Page
Unaudited Estimated Taxable Operating Results..................................................	110
Southdale Medical - Edina, Minnesota.....................................................................	111
Material Factors Considered by IRET at the Time of Acquisition............................	111
Independent Auditor's Report..............................................................................	113
Historical Summary of Gross Income & Direct Operating Expenses For the Year Ended December 31, 2000.......................................................	114
Notes to Historical Summary of Gross Income and Direct Operating Expenses For the Year Ended December 31, 2000.......................................................	15
Unaudited Estimated Taxable Operating Results..................................................	116
HealthEast I & II......................................................................................................	117
Material Factors Considered by IRET at the Time of Acquisition............................	117
Independent Auditor's Report..............................................................................	118
Historical Summary of Gross Income & Direct Operating Expenses For the Year Ended December 31, 1999.......................................................	119
Notes to Historical Summary of Gross Income and Direct Operating Expenses For the Year Ended December 31, 1999.......................................................	120
Unaudited Interim Financial Statement - January 1, 2000 - April 30, 2000...............	121
Unaudited Estimated Taxable Operating Results..................................................	121
Plymouth Techcenter IV & V....................................................................................	122
Material Factors Considered by IRET at the Time of Acquisition............................	122
Independent Auditor's Report..............................................................................	124
Historical Summary of Gross Income & Direct Operating Expenses For the Year Ended December 31, 2000.......................................................	125
Notes to Historical Summary of Gross Income and Direct Operating Expenses For the Year Ended December 31, 2000.......................................................	126
Unaudited Interim Financial Statement - January 1, 2001 - March 31, 2001...........	128
Unaudited Estimated Taxable Operating Results..................................................	128
Table of Contents Financial Statements...............................................................	129
Consolidated Financial Statements - Six Months Ended October 31, 2001, and 2000 ..................................................................................	F-1 to F-14
Consolidated Financial Statements - Fiscal Year Ended April 30, 2001, 2000, and 1999 and Independent Auditor' Report...................................................	F-15 to F-57

Prospectus Summary

       This summary may not contain all of the information that may be important to you.  You should read this prospectus summary and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference into the prospectus, including the financial data and the related notes, in their entirety before making an investment decision.  When used in this prospectus supplement, the terms "we," "our," "us" and "IRET" refer to Investors Real Estate Trust.

IRET

      Investors Real Estate Trust is a self-administered, self-managed equity real estate investment trust.  Our business consists of the ownership and operation of income-producing real properties.  We conduct our day-to-day business operations though our operating partnership IRET Properties, a North Dakota Limited Partnership.  We have a fundamental strategy of focusing our real estate investments in the upper Midwest consisting primarily of the states of Minnesota, North Dakota, South Dakota, Montana, and Nebraska, of seeking diversification by property type.  While we have historically focused most of our investments in the five states listed above, in order to maximize acquisition opportunities, we consider and undertake investments outside of our targeted region.  We own a diversified portfolio consisting of 62 multi-family communities, and 61 total commercial properties.

      We concentrate on increasing our income from operations per share and funds from operations per share to achieve our objective of paying increasing dividends to our shareholders.  Our dividends have increased every year for 31 consecutive years

      Our principal office is located at 12 South Main Street Suite 100 Minot, North Dakota 58701; our telephone number there is (701) 837-4738.

Investment Risks

      If you purchase our shares offered pursuant to this offering you will be exposed to a number of risks that may result in a loss of all or a significant portion of your investment.  For a complete discussion of the risks please see pages 4 through 16 of the full prospectus which follows this summary.  A summary of the more significant risks that your investment with us may be exposed to are

*	The fixed $8.75 price of shares under this offering may be priced higher than the current Nasdaq price, which may result in you paying more for your IRET shares than necessary.

*	As of October 31, 2001, total liabilities were 220% in relation to our net assets. The ratio of total liabilities to total assets was 69.58%, and the ratio of real estate assets to total real estate debt was 62.9%.. We intend to borrow 70% of the cost of any real estate constructed or purchased which may result in us becoming too highly leveraged and losing the real estate through foreclosure..
*	This is a best efforts offering. Even if we do not sell enough shares to acquire additional real estate, we will not return any portion of your investment.
*	The low trading volume of IRET shares on the Nasdaq small cap market may prevent the timely resale of any shares you purchase.
*	The management of IRET operates under a number of conflicts of interest that may prevent the company from receiving the benefit of management's undivided effort and time
*	The book value of the shares available under this offering is substantially less than the purchase price of $8.75 per share.

Business

      We have a fundamental strategy of focusing on the upper Midwest with a primary emphasis on the states of Minnesota, North Dakota, South Dakota, Montana, and Nebraska.  For the six months ended October 31, 2001, IRET's investments in these states account for 71% of IRET's total gross revenue of $44,445,900.  We also seek diversification by property type with approximately 60% being multi-family apartment communities and the remaining 40% being commercial buildings.  We attempt to concentrate our multi-family holdings in cities with populations from 35,000 to 500,000 in the 25-mile radius.  As it applies to commercial real estate, we seek to acquire properties that are fully leased to quality tenants and located in medium to large population centers containing from 50,000 to 1,000,000 people or more within a 25-mile radius.  Under certain circumstances, we seek to diversify our real estate portfolio by investing in assets located through out the United States and in smaller or larger metropolitan areas.

 Based upon our ability to raise equity capital and exchange limited partnership units in IRET Properties, we anticipate acquiring $50,000,000 to $150,000,000 of real estate assets on an annual basis going forward.

       IRET contracts with a locally based third party management company to handle all onsite management duties necessary for the proper operation of a particular property.  All management contracts may be terminated on 30 days written notice and provide for compensation ranging from 2.75% to no more than 5% of gross rent collections.  The use of local management companies allows us to enjoy the benefits of local knowledge of the applicable real estate market while avoiding the cost and difficulty associated with maintaining management personnel in every city in which we operate.      Based upon our ability to raise equity capital, we plan to acquire $100,000,000 of real estate assets on an annual basis going forward applying the investment focus outlined in the previous paragraph of approximately two-thirds apartments and one-third commercial primarily located in the upper Midwestern states of Minnesota, North Dakota, South Dakota, Montana, and Nebraska.

     We operate in a manner intended to enable us to qualify as a real estate investment trust under the Internal Revenue Code.  In accordance with the Code, a real estate investment trust which distributes its capital gains and at least 90% of its taxable income to its shareholders each year, and which meets certain other conditions, will not be taxed on that portion of its taxable income which is distributed to its shareholders.

      We generally use available cash or incur short-term floating rate debt in connection with the acquisition of real estate.  We replace the cash used or the floating rate debt with fixed-rate secured debt.  In appropriate circumstances, we also may acquire one or more properties in exchange for our equity securities or operating partnership units that are convertible into our shares.

IRET's Real Estate Portfolio

            As of April 30, 2001, our real estate portfolio consisted of 61% multi-family apartment complexes and 39% commercial buildings based on the dollar amount of our original investment plus capital improvements to date.  The dollar amount and percentage of total real estate rental revenue by property group for the Fiscal years ending April 30, 2001, 2000 and 1999 was as follows:

	Apartment Gross Revenue	%	Commercial Gross Revenue	%	Total Revenue

2001	$55,806,712	75%	$18,994,010	25%	$74,800,722
2000	$42,379,855	78%	$11,878,026	22%	$54,257,881
1999	$33,010,126	85%	$ 5,775,161	15%	$38,785,287

      The occupancy for each property group for the last three fiscal years ending April 30 was as follows:

	Apartment Occupancy	Commercial Occupancy

2001	93.96%	98.59%
2000	93.24%	97.77%
1999	94.79%	96.54%

 During the past three fiscal years ending April 30, 2001, we acquired 31 apartment communities consisting of 2,686 units for a total cost of $176,679,134 and 39 commercial properties containing 1,805,669 square feet of space for a total cost of $184,103,411.  During the past three fiscal years ending April 30, 2001, we sold 16 properties realizing net gain of $4,303,285.  No single tenant accounted for more than 10% of revenues during any of the past three fiscal years.  As of April 30, 2001, our three largest commercial tenants as a percentage of total commercial rents were: Edgewood Vista 9.7%, HealthEast Medical 7.8%, Microsoft Corporation 7.7% and all other tenants combined 74.8%.

This Offering and Plan of Distribution

Shares offered by IRET	600,000 shares
Shares outstanding after the offering	26,568,346
Use of proceeds	To increase capital for other real estate additions or acquisitions.
NASDAQ Small Cap symbol	IRETS

      The number of shares outstanding after the offering assumes that all 600,000 shares offered will be sold.  Since the offering is being handled on a best efforts basis there is no guarantee that any shares will be sold.

      We intend to offer the shares on a best efforts basis through broker/dealers who are licensed by the National Association of Securities Dealers (NASD).  Under a best efforts offering there is no guarantee that any share will be sold nor is there any requirement that a participating broker dealer actually sell any shares.  We will not sell any shares directly to the public.  All shares must be sold through a participating broker/dealer.  For any shares sold by a participating broker dealer and paid for by the investor, we will pay a commission of 8% to the selling broker/dealer.

      All shares will be sold on a first come first serve basis.  Each participating broker/dealer may sell all or any part of the offering assuming that sales by all participating broker/dealers does not exceed the 600,000 shares registered for sale.

      Only residents of Minnesota, Montana, North Dakota, South Dakota, and Washington may purchase shares available under this offering.  There is a minimum purchase of 100 shares.

     The offering will terminate one year from the date on the front of this prospectus or when all shares have been sold, whichever occurs first.

Use of Proceeds

       We estimate that the net proceeds from the sale of the shares we are offering will be approximately $4,787,000.  "Net proceeds" is what we expect to receive after paying expenses of the offering, which we estimate will be approximately $463,000 or about 8.82% of the total offering.

     We plan to use the proceeds to increase our capital for other real estate additions or acquisitions.  The money raised by this offering will be used to purchase real estate which generally meets the following standards:

*	Located in the states of Minnesota, Nebraska, South Dakota, Colorado, Montana or North Dakota.
*	Either a multi-family apartment complex with historical occupancy for the previous 24 months of 85% or better or a commercial office, warehouse or retail building currently leased to tenants occupying at least 90% or more of the space.
*	The property is not a hotel/motel or undeveloped raw land.
*	The appraised value of the property is equal to or greater than the purchase price.

    As of the date of this prospectus, we have not identified any specific properties which satisfy the criteria listed above.  Even in the event we do not identify a particular property or do not raise enough money under this offering to buy any additional real estate, we will not return your money.

     The Board of Trustees will have broad discretion on how to invest the proceeds and may change the investment criteria at any time without notice to or approval of the shareholders.

     Pending any real estate purchases, the net proceeds will be invested in United States Treasury Bonds with terms of six (6) months or less.

Unaudited Quarterly Financial Data
For Quarter Ending October 31, 2001

Summary Operating Data - Three Months and Six Months Ended October 31, 2001
     We have provided in the table below our summary financial and operating data.  In the opinion of the company, the accompanying unaudited condensed consolidated financial statements contain all adjustments (of a normal recurring nature) necessary for a fair presentation of the financial statements.  The results of operations for the three months and six months ended October 31, 2001, are not necessarily indicative of operating results for the entire year.

The remainder of this page has been intentionally left blank.

Statement of Operations
For Three Months and Six Months Ended October 31, 2001 and 2000 (unaudited)

	3 Months Ended 10/31/01	3 Months Ended 10/31/00	6 Months Ended 10/31/01	6 Months Ended 10/31/00
REVENUE
Real Estate Rentals	$ 22,877,520	$ 18,216,163	$ 44,445,900	$ 35,508,138
Interest, Discounts and Fees	$ 297,521	$ 188,097	$ 509,235	$ 327,766
Total Revenue	$ 23,175,041	$ 18,404,260	$ 44,955,135	$ 35,835,904

OPERATING EXPENSE
Interest	$ 7,597,039	$ 6,087,438	$ 14,795,417	$ 11,778,403
Depreciation	3,718,328	3,042,137	7,375,090	5,698,346
Utilities and Maintenance	3,190,626	2,775,648	6,162,434	5,388,844
Taxes	2,234,148	1,712,556	4,349,779	3,400,798
Insurance	313,713	174,471	628,398	341,752
Property Management Expenses	1,730,144	1,369,059	3,360,223	2,779,561
Administrative Expense & Trustee Services	394,240	295,827	780,546	759,789
Operating Expenses	118,672	124,078	245,295	204,555
Amortization	$ 134,716	$ 115,235	$ 263,672	$ 210,914
Total Expenses	$ 19,431,626	$ 15,696,449	$ 37,960,854	$ 30,562,962
INCOME BEFORE GAIN/LOSS ON PROPERTIES AND MINORITY INTEREST	3,743,415	2,707,811	6,994,281	5,272,942
GAIN ON SALE OF INVESTMENT	16,398	0	324,332	0
MINORITY INTEREST OTHER         PARTNERSHIP
	-86,554	0	-143,309	0
MINORITY INTEREST PORTION OF OPERATING PARTNERSHIP INCOME	$ -727,344	$ -538,618	$ -1,453,661	$ -964,285
NET INCOME	$ 2,945,915	$ 2,169,193	$ 5,721,643	$ 4,308,657
PER SHARE
Net Income Per Share	$ 0.1200	$ 0.0900	$ 0.2400	$ 0.1900
Dividends Paid Per Share	$ 0.1475	$ 0.1350	$ 0.2925	$ 0.2675
Average Number of Shares Outstanding	24,362,151	22,972,664	24,252,467	22,790,637

Summary Operating Data Last Three Fiscal Years
     We have provided in the table below our summary financial and operating data.  The financial information for each of the years in the three-year period ended April 30, has been derived from our audited financial statements.  You should read the following financial information in conjunction with our consolidated financial statements and the related notes that we have included in the accompanying prospectus on pages F-1 through F-57.

Selected Financial Data for IRET for the Three Years Ended April 30

	2001	2000	1999
Consolidated Income Statement Data
Revenue	$ 75,767,150	$ 55,445,193	$ 39,927,262
Income before gain/loss on properties and minority interest	$ 10,187,812	$ 8,548,558	$ 6,401,676
Gain on repossession/ Sale of properties	$ 601,605	$ 1,754,496	$ 1,947,184
Minority interest of portion of operating partnership income	$ -2,095,177	$ -1,495,209	$ -744,725

Net income	$ 8,694,240	$ 8,807,845	$ 7,604,135
Consolidated Balance Sheet Data
Total real estate investments	$ 548,580,418	$ 418,216,516	$ 280,311,442
Total assets	$ 570,322,124	$ 432,978,299	$ 291,493,311
Shareholders' equity	$ 118,945,160	$ 109,920,591	$ 85,783,294
Per Share
Net Income	$ .38	$ .42	$ .44
Dividends	$ .55	$ .51	$ .47

Calendar Year	2001	2000	1999
Tax status of dividend
Capital gain	.7%	30.3%	6.3%
Ordinary income	86.8%	69.7%	76.0%
Return of capital	12.5%	0.0%	17.7%

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Recent Developments

Revenues
     Total IRET revenues for the second quarter of Fiscal 2002 ended October 31, 2001, were $23,175,041 compared to $18,404,260 received in the" second quarter of the prior fiscal year ended October 31, 2000.  This is an increase of $4,770,781 or 25.9%.

     Total revenues for the first six months of Fiscal 2002 ended October 31, 2001, were $44,955,135 compared to $35,835,904, an increase of 25.4% for the first six months of the prior fiscal year ended October 31, 2000.  These increases are primarily attributable to the addition of new properties to IRET's investment portfolio.

Funds From Operations
     IRET considers Funds From Operations ("FFO") a useful measure of performance for an equity REIT.  FFO is defined as net income available to shareholders determined in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures.  IRET uses the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO as amended by NAREIT to be effective January 1, 2000.  FFO for any period means the net income of the company for such period, excluding gains or losses from debt restructuring and sales of property, and plus depreciation and amortization of real estate assets in IRET's investment portfolio, and after adjustment for unconsolidated partnerships and joint ventures, all determined on a consistent basis in accordance with GAAP.

     FFO presented herein is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition.

     FFO should not be considered as an alternative to net income as determined in accordance with accounting principles generally accepted in the United States of America as a measure of IRET's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of IRET's needs or its ability to service indebtedness or make distributions.

     Funds from Operations for IRET for the three months ended October 31, 2001, increased to $7,436,176 compared to $5,749,948 for the three months ended October 31, 2000, an increase of 29.4%.

     Funds from Operations for IRET for the six months ended October 31, 2001, increased to $14,335,235 compared to $10,971,288 for the six months ended Fiscal 2000, an increase of 30.7%.

Capital Gain Income
      IRET realized capital gain income of $16,398 during the second quarter of Fiscal 2002 ended October 31, 2001.  This resulted from the sale of the Lester Chiropractic building in Bismarck, North Dakota, at a gain of $85,279, and the sale of marketable securities available for sale at a loss of $68,881.

     Total capital gain income for the first six months of Fiscal 2002 ended October 31, 2001, was $324,332.  In addition to the two items listed in the previous paragraph, capital gain income for the first six months for Fiscal 2002 included a gain of $296,409 from the sale of the Sunchase Apartments, a 36-unit apartment complex in Fargo, North Dakota, and a gain of $11,525 from the sale of marketable securities held to maturity.  Both events occurred in the first quarter of Fiscal 2002.  No capital gain income was realized in the first six months of the prior fiscal year ended October 31, 2000.

Acquisition of Interlachen Corporate Center  - Edina, Minnesota
      On August 13, 2001, we acquired Interlachen Corporate Center a 105,084 square foot office building located in Edina, Minnesota for $16,500,000 in cash.

      Interlachen Corporate Center is a four-story building containing four levels of office space and one level of underground parking containing 36 stalls located at 5050 Lincoln Drive Edina Minnesota.  The building was completed in April of 2001 and is currently 95% leased to five tenants.  The primary tenant occupying 75% of the space is Alliant Techsystems, Inc. (NYSE symbol ATK).  Alliant Techsystems is an aerospace and defense company with leading market positions in propulsion, composite structures, munitions, and precision capabilities.  The company, which is headquartered at the Interlachen Corporate Center, employs approximately 9,600 people worldwide and has two business segments: Aerospace and Defense.

      Alliant's lease commenced in May of 2001 and runs for a 7-year term.

Acquisition of Retail Strip Center Cottage Grove, Minnesota
      On July 6, 2001, we acquired the Cottage Grove Strip Center which is a 15,217 square foot retail strip center located in Cottage Grove, Minnesota for an agreed value of $1,100,000 which was paid partly in cash of $823,594.00 and the balance of $276,594 with 31,603.53 limited partnership units with a value of $8.752 per unit.

     The Cottage Grove Strip Center is a single story multi-tenant retail building built in 1986 and located at 7155 80th Street South Cottage Grove, Minnesota.  It is currently 100% leased to eight tenants with remaining lease terms ranging from 2 to 6 years.  All rents paid by the current tenants are at market rates.  No one tenant occupies more than 35% of the leasable space.

Acquisition of Bloomington Business Plaza - Bloomington, Minnesota
     On October 1, 2001, we acquired the Bloomington Business Plaza from a general partnership controlled by Steven B. Hoyt.  The property was acquired pursuant to the terms of a contract dated January 8, 2001, as amended by an agreement dated September 27, 2001.  At the time of acquisition, Mr. Hoyt was a member of the Board of Trustees for IRET.  At the time the original acquisition contract was signed, Mr. Hoyt was not a member of the Board of Trustees for IRET.

     The property was purchased for an agreed value of $7,201,680 of which $215,000 was paid in cash and the balance of $6,986,680 with 812,404.65 limited partnership units of IRET Properties with a value of $8.60 per unit.  In addition to the purchase price of $7,201,680, IRET incurred acquisition costs of $203,989 for commissions, loan costs and legal costs.

     The acquisition was approved by a majority of the Board of Trustees and based on an independent appraisal of the property which determined the value to be $6,975,000.

     Bloomington Business Plaza is a multi-tenant office/warehouse building constructed in 1985.  It consists of 121,063 square feet of leasable space and is currently 100% leased to 21 tenants with remaining lease terms ranging from five months to four years and 10 months.  All rents paid by the current tenants are at market rates.  No one tenant occupies more than 17.08% of the leasable space.

Acquisition of Canyon Lake Apartments - Rapid City, South Dakota
     On September 27, 2001, we acquired the Canyon Lake Plaza Apartments which is a 109-unit multi-family apartment complex located in Rapid City, South Dakota, for an agreed value of $4,270,607 which was paid for with 83,626.79 limited partnership units of IRET Properties with a value of $8.60 per unit.

     The Canyon Lake Plaza Apartments is a multi-building apartment complex consisting of four separate buildings.  The complex was built in 1972.  As of October 31, 2001, the property was 96.3% occupied.

Acquisition of Applewood on the Green Apartments - Omaha, Nebraska
     On November 1, 2001, we acquired the Applewood on the Green Apartments located in Omaha, Nebraska, for an agreed value of $10,364,745 which was paid partly in cash of $2,643,611 and the balance by assumption of an existing debt secured by the property with an unpaid balance of $7,721,134.  The assumed debt bears interest at a fixed rate of 6.55% and is payable in monthly installments  of $51,334 amortized over a remaining term of seven years with a balloon payment of all remaining principal and interest due on October 8, 2008.

     The Applewood Apartments is a multi-building apartment complex consisting of 13 individual buildings.  The complex was built in 1971.  As of October 31, 2001, the property was 70.5% occupied.

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Price Range of Common Shares and Distributions
      The following sets forth the high and low sale prices for our common shares for the periods indicated as reported by the NASDAQ Small Cap Market and the distributions we paid with respect to each period.

	High	Low	Distribution Per Share

Fiscal 1999
First Quarter ending July 31, 1998	$ 7.313	$ 7.188	$ 0.11000
Second Quarter ending October 31, 1998	$ 14.00	$ 6.50	$ 0.11500
Third Quarter ending January 31, 1999	$ 7.875	$ 7.00	$ 0.12000
Fourth Quarter ending April 30, 1999	$ 8.00	$ 7.00	$ 0.12250

Fiscal 2000
First Quarter ending July 31, 1999	$ 17.875	$ 7.063	$ 0.12400
Second Quarter ending October 31, 1999	$ 10.50	$ 7.063	$ 0.12600
Third Quarter ending January 31, 2000	$ 8.375	$ 7.250	$ 0.12800
Fourth Quarter ending April 30, 2000	$ 8.125	$ 7.125	$ 0.13000

Fiscal 2001
First Quarter ending July 31, 2000	$ 8.125	$ 7.375	$ 0.13250
Second Quarter ending October 31, 2000	$ 8.250	$ 7.594	$ 0.13500
Third Quarter ending January 31, 2001	$ 8.50	$ 7.438	$ 0.14000
Fourth Quarter ending April 30, 2001	$ 8.980	$ 8.00	$ 0.14250

Fiscal 2002
First Quarter ending July 31, 2001	$ 10.490	$ 8.250	$ 0.14500
Second Quarter through October 31, 2001	$ 9.430	$ 8.80	$ 0.14750

      On December 24, 2001, the last reported sale price of our common shares on the Nasdaq Small Cap Market was $9.35 per share.

Legal Matters

      Pringle & Herigstad, P.C., Minot, North Dakota, our legal counsel, will issue opinions about the valid issuance of the shares offered by this prospectus and tax matters relating to the qualification of IRET as a real estate investment trust.

Experts

      The audited consolidated financial statements for Investors Real Estate Trust included in this prospectus have been audited by Brady, Martz & Associates, P.C. independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

Available Information Concerning IRET

Securities and Exchange Commission

     IRET is currently a reporting company pursuant to the Securities Exchange Act of 1934 and annually files a Form 10-K during July and quarterly Forms 10-Q for the first three quarters of each year with the Securities and Exchange Commission.  The information filed by IRET can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission in Washington, DC, at 450 Fifth Street NW, Room 1024, Washington, DC 20549.  For further information about the Public Reference Room, please call 1-800-SEC-0330.
     The Securities and Exchange Commission maintains a website at http://www.sec.gov.  Annual and quarterly reports, proxy statements and other information regarding IRET can be obtained from the SEC website.

    IRET also maintains a website at www.iret.com which contains information about the company.
Reports to Security Holders
     IRET provides shareholders with an annual report on or about the second week of August of each year containing financial statements audited by IRET's independent accountants for the prior fiscal year ended.  For the first three quarters of each year, IRET provides shareholders with a quarterly report containing unaudited summary financial statements and such other information as IRET deems appropriate or as required by law.  The quarterly reports are distributed on or before April 15, October 15, and January 15, of each year.
Additional Information
     Copies of any document discussed in this prospectus is available free of charge upon request to Timothy P. Mihalick, 12 South Main Street, Suite 100, Minot, North Dakota 58701, (701-837-4738).
     Certain matters included in this prospectus are forward-looking statements within the meaning of federal securities laws.  Although IRET believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that the expectations expressed will actually be achieved.  Many factors may cause actual results to differ materially from IRET's current expectations, including general economic conditions, local real estate conditions, the general level of interest rates and the availability of financing, timely completion and lease-up of properties under construction, and various other economic risks inherent in the business of owning and operating investment real estate.

PROSPECTUS
 The Company

     Investors Real Estate Trust ("IRET") was organized under the laws of the State of North Dakota on July 31, 1970.  Since its formation, IRET has qualified and operates as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code.  IRET is a self-administered and self-managed company.  As of October 31, 2001, IRET owned and operated a portfolio of 59 apartment communities containing 8,248 apartment units and 62 commercial buildings containing 2,781,115 square feet of leasable space.

     IRET's investment strategy is to maintain its real estate investment portfolio at approximately 60% invested in multi-family apartment communities located primarily in the upper Midwest and the remaining 40% of real estate owned in commercial property warehouses, retirement homes, manufacturing plants, offices, and retail properties leased to single or multiple tenants, usually for seven years or longer, located throughout the upper Midwest.  IRET operates mainly within the states of North Dakota and Minnesota, although it has real estate investments in the states of Colorado, Georgia, Idaho, Iowa, Kansas, Michigan, Montana, Nebraska, South Dakota, Washington, and Texas.

       IRET seeks to leverage all property acquired so that the debt is approximately 70% of the property's value.

       IRET conducts all of its daily business operations through its operating partnership, IRET Properties, a North Dakota Limited Partnership.  IRET Properties is principally engaged in acquiring, owning, operating and leasing multi-family apartment buildings and commercial real estate.  The sole general partner of IRET Properties is IRET, Inc.  IRET owns 100% of IRET, Inc.

      As the general partner, IRET, Inc. owns a 76% interest as of April 30, 2001, in IRET Properties.  The remaining ownership of IRET Properties is held by individual limited partners, none of who own more than 10% of the outstanding limited partnership units of IRET Properties.

      IRET's principal source of operating revenue is rental income from real estate properties owned and operated by its operating partnership.  A minor amount of revenue is derived from interest on short-term investments in government securities and interest on savings deposits.  In addition to operating income, IRET has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

      IRET has its only office at 12 South Main, Suite 100, Minot, North Dakota 58701, (701) 837-4738.

Selected Financial Information For the Past Three Years
      IRET operates on a fiscal year ending April 30th. For the past three fiscal years, sources of operating revenue, total expenses, net real estate investment income, capital gain income, total income, and dividend distributions are as follows:

Fiscal Year Ending 4/30	2001	2000	1999
Revenue from Operations
Real Estate Rentals	$ 74,800,722	$ 54,257,881	$ 38,785,287
Interest, Discount & Fees	$ 966,428	$ 1,187,312	$ 1,141,975
	$ 75,767,150	$ 55,445,193	$ 39,927,262
Expenses	$ 65,579,338	$ 46,896,635	$ 33,525,586
Income Before Gain/Loss on Properties and Minority Interest	$ 10,187,812	$ 8,548,558	$ 6,401,676
Gain on Sale of Properties	$ 601,605	$ 1,754,496	$ 1,947,184
Minority Interest Portion of Operating Partnership Income	$ -2,095,177	$ -1,495,209	$ -744,725
Net Income	$ 8,694,240	$ 8,807,845	$ 7,604,135
Per Share
Net Income Per Share (basic and diluted)	$ .38	$ .42	$ .44
Dividends Paid	$ .55	$ .51	$ .47

      Over the past three years IRET's investment in real estate, ownership, and sources of revenue by geographic location has been as follows:

Real Estate Investment by State for the Last Three Years Ended April 30 (1)

Commercial

Apartments

State

2001

2000

1999

2001

2000

1999

CO	$ 0	0%	$ 1,409,445	1%	$ 0	0%	$39,050,180	11%	$ 38,837,432	12%	$38,599,278	17%
GA	$ 3,971,878	2%	$ 3,971,878	3%	$ 3,971,878	6%	$ 0	0%	$ 0	0%	$ 0	0%
ID	$ 4,788,294	2%	$ 4,788,094	4%	$ 5,792,182	9%	$ 3,853,638	1%	$ 3,833,486	1%	$ 3,822,199	2%
IA	$ 0	0%	$ 0	0%	$ 0	0%	$4,281,967	1%	$ 0	0%	$ 0	0%
KS	$ 0	0%	$ 0	0%	$ 0	0%	$26,818,295	7%	$ 26,541,920	8%	$ 0	0%
MI	$ 2,121,474	1%	$ 2,113,574	2%	$ 2,113,574	3%	$ 0	0%	$ 0	0%	$ 0	0%
MN	$143,191,654	62%	$44,384,465	37%	$ 7,873,122	12%	$55,485,023	15%	$ 45,712,269	14%	$38,645,843	17%
MT	$ 4,832,860	2%	$ 4,130,684	3%	$ 3,627,565	5%	$36,883,028	10%	$ 24,982,540	8%	$18,503,389	8%
NE	$ 14,640,541	6%	$13,112,879	11%	$11,983,078	18%	$9,956,873	3%	$ 9,572,130	3%	$ 0	0%
ND	$ 48,492,536	21%	$45,829,016	38%	$25,212,104	37%	$112,882,092	31%	$107,836,564	33%	$94,845,697	41%
SD	$ 8,019,609	3%	$ 974,739	1%	$ 5,403,765	8%	$16,769,796	5%	$ 16,559,607	5%	$16,427,555	7%
TX	$ 0	0%	$ 0	0%	$ 0	0%	$37,617,106	10%	$ 37,473,258	11%	$ 0	0%
WA	$ 0	0%	$ 0	0%	$ 0	0%	$17,979,624	5%	$ 17,855,910	5%	$17,731,015	8%
Other	$ 0	0%	$ 0	0%	$1,273,596	2%	$ 0	0%	$ 0	0%	$ 0	0%
Total	$230,058,846	100%	$120,714,774	100%	$67,250,864	100%	$361,577,622	100%	$329,205,117	100%	$228,574,976	100%
(1)	Investment is the amount paid by IRET for the land and buildings plus the cost of any improvements made to the real estate.

Commercial Square Footage for the Last Three Years Ended April 30

State	2001 sq. ft.	%	2000 sq. ft.	%	1999 sq. ft.	%
CO	29,408	1%	40,000	2%	0	0%
GA	0	0%	29,408	2%	29,408	2%
IA	0	0%	0	0%	0	0%
ID	69,599	3%	139,198	9%	139,198	12%
KS	0	0%	0	0%	0	0%
MI	16,000	1%	16,000	1%	16,000	1%
MN	1,430,460	57%	554,962	35%	176,319	15%
MT	70,598	3%	64,803	4%	59,603	5%
NE	126,774	5%	127,274	8%	101,274	8%
ND	682,893	27%	623,593	39%	600,765	48%
SD	87,786	3%	11,971	1%	106,147	9%
TX	0	0%	0	0%	0	0%
WA	0	0%	0	0%	0	0%
Total	2,513,518	100%	1,607,209	100%	1,228,714	100%

 Apartment Units Owned For the Last Three Years Ended April 30

State	2001 Units	%	2000 Units	%	1999 Units	%
CO	597	8%	597	8%	597	11%
GA	0	0%	0	0%	0	0%
IA	132	2%	0	0%	0	0%
ID	60	1%	60	1%	60	1%
KS	520	7%	520	7%	0	0%
MI	0	0%	0	0%	0	0%
MN	1,236	16%	1,163	16%	1,079	20%
MT	749	10%	475	6%	330	6%
NE	264	3%	264	4%	0	0%
ND	3,085	39%	3,014	41%	2,740	50%
SD	418	5%	418	6%	418	8%
TX	504	6%	504	7%	0	0%
WA	304	4%	304	4%	304	5%
Total	7,869	100%	7,319	100%	5,528	100%

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Gross Revenue from Real Estate Activities for the Last Three Years Ended April 30

	Commercial						Apartments
State	2001		2000		1999		2001		2000		1999
CO	$ 0	0%	$ 0	0%	$ 0	0	$ 6,004,925	11%	$ 4,387,457	10%	$ 5,442,020	16%
GA	$ 436,907	2%	$ 436,907	4%	$ 436,907	8%	$ 0	0%	$ 0	0%	$ 0	0%
IA	$ 0	0%	$ 0	0%	$ 0	0%	$ 189,193	0%	$ 0	0%	$ 0	0%
ID	$ 26,780	0%	$ 63,081	1%	$ 101,702	2%	$ 521,415	1%	$ 117,075	0%	$ 324,505	1%
KS	$ 0	0%	$ 0	0%	$ 0	0%	$ 3,763,671	7%	$ 2,006,578	5%	$ 0	0%
MI	$ 202,912	1%	$ 192,264	2%	$ 192,264	3%	$ 0	0%	$ 0	0%	$ 0	0%
MN	$10,085,064	53%	$ 3,169,633	27%	$ 459,246	8%	$ 9,057,050	16%	$ 7,707,359	18%	$ 7,106,374	22%
MT	$ 591,581	3%	$ 569,668	5%	$ 578,412	10%	$ 4,649,153	8%	$ 2,667,540	6%	$ 1,761,288	5%
NE	$ 1,367,740	7%	$ 1,201,903	10%	$ 416,755	7%	$ 1,717,494	3%	$ 1,065,585	3%	$ 0	0%
ND	$ 5,675,734	30%	$ 5,878,584	49%	$ 2,976,140	52%	$18,982,213	34%	$17,994,851	42%	$ 4,825,877	45%
SD	$ 607,293	3%	$ 365,987	3%	$ 613,735	11%	$ 3,020,178	5%	$ 2,654,752	6%	$ 2,795,807	8%
TX	$ 0	0%	$ 0	0%	$ 0	0%	$ 5,339,707	10%	$ 1,306,004	3%	$ 0	0%
WA	$ 0	0%	$ 0	0%	$ 0	0%	$ 2,561,714	5%	$ 2,472,654	6%	$ 754,255	2%
Total	$18,994,011	100%	$11,878,027	100%	$ 5,775,161	100%	$55,806,713	100%	$42,379,855	100%	$33,010,126	100%

Net Income from Real Estate Activities for the Last Three Years Ended April 30

	Commercial						Apartments
State	2001		2000		1999		2001		2000		1999
CO	$ 0	0%	$ 0	0%	$ 0	0%	$ 1,832,402	11%	$ 1,551,246	12%	$ 1,456,732	14%
GA	$ 310,708	4%	$ 321,847	6%	$ 313,720	11%	$ 0	0%	$ 0	0%	$ 0	0%
IA	$ 0	0%	$ 0	0%	$ 0	0%	$ 55,868	0%	$ 0	0%	$ 0	0%
ID	$ -377,029	-5%	$ -349,029	-6%	$ -346,420	-12%	$ 173,756	1%	$ 187,005	1%	$ 182,780	2%
KS	$ 0	0%	$ 0	0%	$ 0	0%	$ 787,400	5%	$ 745,696	6%	$ 0	0%
MI	$ 93,154	1%	$ 78,988	1%	$ 75,732	3%	$ 0	0%	$ 0	0%	$ 0	0%
MN	$ 3,993,685	48%	$1,718,743	31%	$ 247,823	8%	$ 3,108,143	19%	$ 2,759,136	21%	$ 2,465,305	23%
MT	$ 155,815	2%	$ 205,684	4%	$ 221,922	7%	$ 1,570,239	10%	$ 1,107,386	8%	$ 752,074	7%
NE	$ 719,870	9%	$ 589,536	11%	$ 215,732	7%	$ 376,243	2%	$ 318,190	2%	$ 0	0%
ND	$ 3,179,328	38%	$2,694,967	49%	$1,870,459	63%	$ 5,496,014	34%	$ 4,290,775	33%	$ 4,546,399	43%
SD	$ 268,989	3%	$ 199,381	4%	$ 361,894	12%	$ 895,872	5%	$ 1,007,574	8%	$ 853,890	8%
TX	$ 0	0%	$ 0	0%	$ 0	0%	$ 1,227,386	8%	$ 432,807	3%	$ 0	0%
WA	$ 0	0%	$ 0	0%	$ 0	0%	$ 783,319	5%	$ 692,017	5%	$ 312,817	3%
Total	$ 8,344,520	100%	$5,460,117	100%	$2,960,862	100%	$16,306,642	100%	$13,091,832	100%	$10,569,997	100%

Risk Factors

      An investment in the shares involves various risks.  Before investing you should carefully consider the following risks:

Price of Shares May be Higher than Nasdaq Price
      The $8.75 price is higher than the price paid by most of the current holders of IRET's shares.  The $8.75 price may be higher than the price at which IRET shares trade on the Nasdaq Smallcap Market. As a result, before buying shares pursuant to this offer, you should check to determine whether you might be able to buy the same number of shares on the Nasdaq for a lower price.  See "Determination of Offering Price" on Page 18.

Price Exceeds Book Value
      The book value of IRET shares of beneficial interest is substantially less than the $8.75 purchase price. As of January 1, 2002, the book value of the 27,030,009 shares then outstanding was $5.24 per share. Assuming all of the shares registered under this offering are sold, the estimated resulting book value will be $5.30 per share. Thus, a purchasing shareholder paying $8.75 per share will incur an immediate book value dilution of $3.45 per share.

High Leverage on Individual Properties or the Overall Portfolio May Result in Losses
      IRET seeks to borrow approximately 70% of the cost of real estate purchased or constructed. The 70% per property borrowing limitation is a policy that has been established by management and approved by the Board of Trustees. Since it is a policy, the 70% limitation may be changed at anytime by IRET without notice to or the approval of the shareholders. For the past three years as of April 30th, the total mortgage indebtedness of IRET as it relates to the total real estate assets of IRET at book value has been as follows:

	2001	2000	1999

Real Estate Assets	$ 591,636,468	$ 449,919,890	$ 295,825,839
Total real estate debt	$ 368,956,930	$ 265,056,767	$ 175,071,069
Leverage percentage	62.4%	58.9%	59.2%

      In addition to the policy of not exceeding an overall 70% debt ratio on all real estate, the Declaration of Trust, Article 1, Section J provides that the total borrowings of IRET, secured and unsecured, shall be reasonable in relation to the total net assets of IRET, and shall be reviewed by the trustees at least quarterly. The maximum borrowings in relation to the net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of net assets in the aggregate.  Any borrowing in excess of the 300% limit shall be approved by a majority of the independent trustees and disclosed to shareholders in the next quarterly report of IRET along with justification for the excess. There is no limit on the amount of money IRET may borrow on an individual property.  For the past three years as of April 30, the total indebtedness of IRET as it relates to its total net assets has been as follows:

	2001	2000	1999

Total Net Assets	$ 177,948,354	$ 145,038,261	$ 100,263,836
Total debt	$ 389,086,105	$ 287,940,038	$ 191,229,475
Leverage percentage	219%	199%	191%

      This amount of leverage may expose IRET to cash flow problems in the event rental income decreases. Such a scenario may require IRET to sell properties at a loss, reduce or eliminate quarterly cash distributions to shareholders or default on the mortgage which would result in loss of the property through foreclosure.

Inability to Sell All the Shares May Prevent Acquisition of Additional Real estate
      The shares are being sold by the broker/dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers for the shares, but is not obligated to ensure that a minimum number or that even any shares are sold. Therefore, no assurance is given as to the amount of proceeds that will be available for investment by IRET.  In the event fewer than all the shares are sold during the offering period which is the shorter of one year from the date on the front of the prospectus or when all shares have been sold, IRET would not have sufficient money to acquire additional real estate.  This could result in the fixed operating expenses of IRET, as a percentage of gross income, to be higher and consequently reduce the taxable income distributable to shareholders.

          In the event less than all the shares are sold, any net proceeds actually received by us will not be returned to you.

Geographic Concentration in North Dakota and Minnesota May Result in Losses
      A majority of IRET's assets are presently invested in real estate in North Dakota and Minnesota.

      For fiscal year 2001 IRET received 53% of its commercial gross revenue of $18,994,011 from commercial real estate from activities in Minnesota and 30% of its commercial gross revenue from North Dakota.  Minnesota accounts for 57% of IRET's commercial real estate portfolio by square footage while North Dakota accounts for 27%.

      For fiscal year 2001, IRET received 16% of its apartment gross revenue of $42,379,855 from activities in Minnesota and 34% of its apartment gross revenue from North Dakota.  IRET owns 1,163 apartment units in Minnesota or 16% of IRET's total number of apartment units and 39% of IRET's apartment units or 3,014 units are located in North Dakota.

      As a result of this concentration in two states, IRET may be subject to substantially greater risk than if its investments were more dispersed geographically.  Due to the high concentration in North Dakota and Minnesota changes in local conditions, such as building by competitors or a decrease in employment may adversely affect the performance of IRET's investments much more severely.

      While the Minnesota economic climate has been strong for past five years, it is dependent on the areas of service, manufacturing, high technology, and agriculture.  Since 75% of IRET's assets in Minnesota are commercial properties, an economic weakening in any of these areas would adversely affect the performance of IRET's real estate portfolio by decreasing demand for rental space.

           In contrast, the North Dakota economy is dependent on the areas of agriculture and mineral development.  Both of these industries were depressed for most of the past decade.  In the opinion of IRET there appears little prospect for improvement.  While the North Dakota unemployment rate is below 4%, the state experienced almost zero population growth during the last decade and currently has a high concentration of people over 65.  During the past decade, the population located in the rural areas declined significantly while that of the cities and towns over

15,000 increased on average by 5%.  This increase was due to the rural population moving to North Dakota's larger towns and cities of Fargo, Bismarck, Grand Forks, Minot, Jamestown, Dickinson, Williston, and Devils Lake.  Of IRET's assets in North Dakota, over 90% are located in the cities and towns previously listed. It is predicted that the rural population in North Dakota will continue to move to North Dakota's larger towns and cities over the coming decade and that the overall population will decline over the next decade.

   Unlike Minnesota, two-thirds of IRET's assets in North Dakota are multi-family apartment complexes, which are dependent on a stable or growing population.  If North Dakota's population declines, IRET will experience difficulty in renting its real estate located in North Dakota at acceptable rates of return.  This will result in a decrease in net income and a corresponding decline in the level of distributions to shareholders.

     IRET currently has no limitations or targets concerning the concentration of assets or geographic location of business activities.

Senior Securities will be Paid Before IRET Shares
     As of October 31, 2001, IRET has issued $25,875,441 of securities to other investors, which are senior to the shares offered for sale under this document.  As a result, in the event IRET ceases operations or liquidates and distributes all of its assets, the holders of the senior securities will be paid in full first before any money is distributed to shareholders.  This preference will result in shareholders receiving less money.  Currently, IRET is authorized to issue no more than $5,000,000 in senior securities.  However, this policy can be changed by the trustees at any time without advance notice to or a vote of the shareholders.

Current and Future Commercial Vacancy May Negatively Impact Earnings
  Over the next 12 months leases covering approximately 5.07% of the total commercial square footage owned by IRET will expire.  As of October 31, 2001, approximately 3.12% of the total commercial square footage owned by IRET was vacant.  Of that current vacancy, 80.28% is represented by the warehouse in Boise, Idaho, which has been vacant for the last 14 months.  As a result, in the event IRET is unable to rent or sell those properties affected by an expiring lease or that are already vacant, then 8.19% of IRET's total commercial portfolio per square foot will be vacant.  If not corrected, this vacancy will negatively impact IRET's earnings and result in lower distributions to shareholders and a possible decline in the value of IRET real estate portfolio.

      While it is difficult to clearly identify specific properties which may not produce sufficient returns, IRET currently has two commercial properties facing great risk of not producing rental income.  Those properties are the Boise warehouse which is currently vacant and producing no income.  IRET is still paying all expenses associated with the property, which are expected to be $500,000 over the next 12 months.

     The second building is the Carmike Cinema building in Grand Forks, North Dakota.  The tenant is currently in Chapter 11 bankruptcy.  All rent has been paid to date, and the tenant has affirmed the lease in the bankruptcy proceeding and may no longer reject the lease.  However, Carmike may not successfully complete its Chapter 11 re-organization and could default on its obligations.  IRET currently receives $278,512 in rent annually for Carmike compared to fiscal year 2001 gross revenues of $74,774,464.  Annual rent from Carmike represents less than 1% of annual gross revenue.  However, should Carmike reject the lease, IRET would incur a decline in net income.

Mortgage Lending May Result in Losses

      Over the past three years, IRET has the following mortgage loans:

Location	Real Estate Security	10/31/01	4/30/01	4/30/00	4/30/99	Interest Rate	Priority

Higley Heights - Phoenix, AZ	Orange Grove	$ 0	$ 0	$ 598,843	$ 742,811	8.00%	First
Great Plains Software - Fargo, ND	Campus/Office Facility	$ 0	$ 0	$ 0	$ 9,185,758	9.50%	First
Hausmann Rentals - Moorhead, MN	Apartment Building	$ 273,934	$ 278,527	$ 287,115	$ 294,968	9.00%	First
1516 N. Street - Bismarck, ND	Apartment Building	$ 0	$ 0	$ 0	$ 159,965	10.25%	First
Scottsbluff Estates - Scottsbluff, NE	Apartment Building	$ 106,514	$ 106,926	$ 108,752	$ 110,437	8.00%	Second
Fairfield Apts - Hutchinson, MN	Apartment Building	$ 42,692	$ 43,313	$ 45,930	$ 46,500	8.75%	First
1921 7th Street NW - Minot, ND	Rental House	$ 0	$ 954	$ 2,269	$ 3,282	7.00%	First
Inwards Building - Detroit Lakes, MN	Apartment Building	$ 0	$ 0	$ 0	$ 117,493	9.00%	First
Edgewood Vista - Norfolk, MN	Alzheimer Facility	$ 477,375	$ 477,375	$ 477,375	$ 0	11.00%	First
Edgewood Vista - Virginia, MN	Alzheimer Facility	$ 1,712,382	$ 0	$ 0	$ 0	10.00%	First
Mankato Heights Plaza - Mankota, MN	Strip Mall	$ 3,200,000	$ 0	$ 0	$ 0	10.00%	First
Other Mortgages		$ 130,000	$ 130,000	$ 130,000	$ 60,000	8.00%

Total		$ 5,942,897	$ 1 ,037,095	$ 1,650,284	$ 10,721,213
Less:
Unearned Discounts		$ 0	$ 0	$ -392	$ -1,898
Deferred gain from property dispositions		$ 0	$ 0	$ 0	$ -1,000
Allowance for Losses		$ 0	$ 0	$ 120,314	$ -120,314
		$ 5,942,897	$ 1,037,095	$ 1,529,578	$ 10,598,001

      All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property.  In the event of a default by a borrower on a mortgage loan, it may be necessary for IRET to foreclose its mortgage or engage in negotiations that may involve further outlays to protect IRET's investment.

      The mortgages securing IRET's loans may be, in certain instances, subordinate to mechanics' liens, materialmen's liens, or government liens and, in instances in which IRET invests in a junior mortgage, IRET may be required to make payments in order to maintain the status of the prior lien or to discharge it entirely. In certain areas, IRET might lose first priority of its lien to mechanics' or materialmen's liens due to wrongful acts of the borrower.  It is possible that the total amount which may be recovered by IRET in such cases may be less than its total investment, with resultant losses to IRET.  Loans made by IRET may, in certain cases, be subject to statutory restrictions limiting the maximum interest charges and imposing penalties, which may include restitution of excess interest, and, in some cases, may affect enforceability of the debt. There can be no assurance that all or a portion of the charges and fees which IRET receives on its loans may not be held to exceed the statutory maximum, in which case IRET may be subjected to the penalties imposed by the statutes.

      IRET may change any policy relating to its mortgage lending at any time without prior notice to or the approval of the shareholders.

Lack of Employment Contracts May Prevent IRET from Retaining Qualified Management
      Certain operating expenses of IRET, including compensation to employees and trustees, must be met regardless of profitability.  IRET will be dependent upon its officers for essentially all aspects of its business operations.  Because the officers have experience in the specialized business segment in which IRET operates, the loss of any of the officers, for any reason, would likely have a material adverse affect on IRET's operations.  The officers may terminate their relationship with IRET at any time and without providing any advance notice to IRET.  IRET currently relies on the following key employees:

Name	Position	Age

Thomas A. Wentz, Sr.	President & Chief Executive Officer	66
Timothy P. Mihalick	Senior Vice President & Chief Operating Officer	42
Thomas A. Wentz, Jr.	Vice President & Legal Counsel	35
Diane K. Bryantt	Secretary & Chief Financial Officer	37

      IRET does not have any employment contracts or agreements with any employees or trustees.  IRET would incur significant expense in order to recruit and relocate officers to its location in Minot, North Dakota.

Competition May Negatively Impact IRET's Earnings
      Investments of the types in which IRET is interested may be purchased on a negotiated basis by many kinds of institutions, including other real estate investment trusts, private partnerships, individuals, pension funds, and banks.  There are a number of other real estate investment trusts in operation, many of which are active in one or more of IRET's areas of investment.  According to the National Association of Real Estate Investment Trusts (NAREIT) as of September 2001, there were 178 publicly traded real estate investment trusts and another 20 real estate investment trusts not traded on a public exchange.  According to the NAREIT list, IRET is currently ranked in the middle category according to market capitalization and annual gross revenue.

     All of the properties currently owned by us are located in developed areas.  Many of our competitors have  greater financial and other resources than we have, within the market area of each of the properties that will compete with us for tenants and development and acquisition opportunities.  The number of competitive properties and real estate companies in such areas could have a material effect on (1) our ability to rent our real estate properties and the rents charged and (2) development and acquisition opportunities. The activities of these competitors could cause us to pay a higher price for a new property than we otherwise would have paid or may prevent us from purchasing a desired property at all, which could have a material adverse effect on us and our ability to make distributions to you and to pay amounts due on our debt

      There are also thousands of private limited partnerships organized to invest in real estate.  Investments must thus be made by IRET in competition with such other entities as well.  The yields available on mortgage and other real estate investments depend upon many factors, including the supply of money available for such investments and the demand for mortgage money.  The presence of the foregoing competitors increases the price for real estate assets as well as the available supply of funds to prospective borrowers from IRET.  All these factors, in turn, vary in relation to many other factors such as general and local economic conditions, conditions in the construction industry, opportunities for other types of investments, international, national and local political affairs, legislation, governmental regulation, tax laws, and other factors.  IRET cannot predict the effect that such factors will have on its operations.

      In no market in which IRET operates does a particular competitor own or otherwise control more than 10% of the available apartment units or more than 5% of the available commercial real estate space for rent to the public.

Low Trading Volume of IRET on the Nasdaq will Prevent the Timely Resale of Shares
      No assurance can be given that a purchaser of IRET shares under this offering would be able to resell such shares when desired.  Effective October 17, 1997, IRET shares of beneficial interest have been traded on the National Association of Securities Dealers Automated Quotation System Small Capitalization Market (NASDAQ).  Since October 17, 1997, the average daily trading volume has been 13,827 and the average monthly trading volume through October 31, 2001, has been 285,902.  As a result of this low trading volume, an owner of IRET shares will encounter difficulty in selling shares of IRET in a timely manner and may incur a substantial loss.

Ability of IRET's Board of Trustees to Change Policy Without Shareholder Approval
      The major policies of IRET, including its policies with respect to development, acquisitions, financing, growth, debt capitalization and distributions will be determined by the trustees.  Accordingly, the trustees may amend or revoke those policies and other policies without advance notice to or the approval of shareholders.

Certain Restrictions on Transfer of Shares May Result in Losses
      Provisions of the Declaration of Trust of IRET designed to enable IRET to maintain its status as a REIT, authorize IRET (i) to refuse to effect a transfer of any shares of stock of IRET to any person if such transfer would jeopardize IRET's qualification as a REIT, and (ii) to repurchase any such shares held by any such person.

     These restrictions allow IRET at anytime to redeem its shares held by any shareholder at the fair market value of the shares redeemed as determined by an independent appraisal.  As a result, an investor may be forced to sell their shares of stock at a loss or at a time that may cause adverse income tax consequences.

      Additionally, IRET may refuse to allow a transfer or sale of its stock.  As a result, an investor may be prevented from receiving the highest price possible for their shares, buying additional shares at a lower or favorable price, or even being able to buy or sell shares at any price. The Declaration of Trust specifically provides:

"To ensure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding shares may be owned by five or fewer individuals, the trustees may at any time redeem shares from any shareholder at the fair market value thereof (as determined in good faith by the trustees based on an independent appraisal of trust assets made within six months of the redemption date).  Also, the trustee may refuse to transfer shares to any person whose acquisition of additional shares might, in the opinion of the trustees, violate the above requirement."
IRET Does Not Carry Insurance Against All Possible Losses
      We carry comprehensive liability, fire, extended coverage, and rental loss insurance with respect to our properties with certain policy specifications, limits, and deductibles.  No assurance can be given that such coverage will be available on acceptable terms or at an acceptable cost, or at all, in the future, or if obtained, that the limits of those policies will cover the full cost of repair or replacement of covered properties.

      In addition, there may be certain extraordinary losses such as those resulting from civil unrest, terrorism, or environmental contamination that are not generally insured or fully insured against because they are either uninsurable or not economically insurable.  IRET does not carry environmental insurance.  Should an uninsured or underinsured loss occur to a property, we could be required to use our own funds for restoration or lose all or part of our investment in, and anticipated revenues from, the property and would continue to be obligated on any mortgage indebtedness on the property.  Any such loss could have a material adverse effect on us and our ability to make distributions to you and pay amounts due on our debt.

Adverse Changes in Laws May Affect Our Potential Liability Relating to the Properties and Our Operations
      Increases in real estate taxes and income, service and transfer taxes cannot always be passed through to all tenants in the form of higher rents, and may adversely affect our cash available for distribution and our ability to make distributions to you and to pay amounts due on our debt.  Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions, as well as changes in laws affecting development, construction and safety requirements, may result in significant unanticipated expenditures, which could have a material adverse effect on us and our ability to make distributions to you and pay amounts due on our debt.  In addition, future enactment of rent control or rent stabilization laws or other laws regulating multifamily housing may reduce rental revenues or increase operating costs.

Potential Effect on Costs and Investment Strategy from Compliance with Laws Benefiting Disabled Persons
      A number of federal, state and local laws (including the Americans with Disabilities Act) and regulations exist that may require modifications to existing buildings or restrict certain renovations by requiring improved access to such buildings by disabled persons and may require other structural features which add to the cost of buildings under construction.  Legislation or regulations adopted in the future may impose further burdens or restrictions on us with respect to improved access by disabled persons. The costs of compliance with these laws and regulations may be substantial, and limits or restrictions on construction or completion of certain renovations may limit implementation of our investment strategy in certain instances or reduce overall returns on our investments, which could have a material adverse effect on us and our ability to make distributions to you and to pay amounts due on our debt. We review our properties periodically to determine the level of compliance and, if necessary, take appropriate action to bring such properties into compliance. We believe, based on property reviews to date, that the costs of such compliance should not have a material adverse effect on us. Such conclusions are based upon currently available information and data, and no assurance can be given that further review and analysis of our properties, or future legal interpretations or legislative changes, will not significantly increase the costs of compliance.

Potential Inability to Renew, Repay or Refinance Our Debt Financing
      We are subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest, the risk that indebtedness on our properties, or unsecured indebtedness, will not be able to be renewed, repaid or refinanced when due or that the terms of any renewal or refinancing will not be as favorable as the terms of such indebtedness.  If we were unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of the properties on disadvantageous terms, which might result in losses to us. Such losses could have a material adverse effect on us and our ability to make distributions to you and pay amounts due on our debt.

     The balance of IRET's indebtedness in individual mortgage loans secured by individual commercial and residential properties totaled $401,345,146 as of October 31, 2001.  Of this amount, $24,539,567 is subject to variable interest rate agreements and none will come due during the balance of Fiscal 2002, $4,925,762 will come due during Fiscal 2003, and $3,694,240 will come due during Fiscal 2004 and the remaining balance in later years.

      Furthermore, if a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of our revenues and asset value.  Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering our ability to meet the REIT distribution requirements of the Code.

Increase in Cost of Indebtedness Due to Rising Interest Rates
      We have incurred and expect in the future to incur indebtedness that bears interest at a variable rate.  Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on us and our ability to make distributions to you or cause us to be in default under certain debt instruments (including our debt). In addition, an increase in market interest rates may lead holders of our common shares to demand a higher yield on their shares from distributions by us, which could adversely affect the market price for IRET Shares of Beneficial Interest.

 As of October 31, 2001, of the total $401,345,146 mortgage indebtedness outstanding, $24,539,567 or 6.1% is subject to variable interest rate agreements.  The range of interest rates on the variable rate mortgages are from 7% to 9.17%.  An increase of 1% in the interest rate would collectively increase the interest payment by $203,678 annually.

 Potential Incurrence of Additional Debt and Related Debt Service
      We currently fund the acquisition and development of multifamily communities partially through borrowings including our line of credit as well as from other sources such as sales of properties which no longer meet our investment criteria or the contribution of property to joint ventures.  We could become more highly leveraged, resulting in an increase in debt service, which could have a material adverse effect on us and our ability to make distributions and to pay amounts due on our debt and in an increased risk of default on our obligations.

       For the past three years as of April 30, the total indebtedness of IRET as it relates to its total net assets has been as follows:

	2001	2000	1999

Total Net Assets	$ 177,948,354	$ 145,038,261	$ 100,263,836
Total debt	$ 389,086,105	$ 287,940,038	$ 191,229,475
Leverage percentage	219%	199%	191%

      Pursuant to the governing instruments of IRET, we may increase our total debt level to 300% of our total net assets or if approved by the Board to higher level if necessary.  As a result, without notice to or the approval of the shareholders, we may increase our total indebtedness as compared to total net assets by an additional 81% or $144,758,957.00 to $533,845,062.00.

Potential Liability Under Environmental Laws
      Under various federal, state, and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances in, on, around, or under such property.  Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of, or failure to remediate properly, such substances may adversely affect the owner's or operator's ability to sell or rent the affected property or to borrow using such property as collateral.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may also seek recovery from owners or operators of real properties for personal injury associated with asbestos- containing materials and other hazardous or toxic substances. The operation and subsequent removal of certain underground storage tanks are also regulated by federal and state laws.  In connection with the current or former ownership (direct or indirect), operation, management, development and/or control of real properties, we may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines, and claims for injuries to persons and property.

 Our current policy is to obtain a Phase I environmental study on each property we seek to acquire and to proceed accordingly.  No assurance can be given, however, that the Phase I environmental studies or other environmental studies undertaken with respect to any of our current or future properties will reveal all or the full extent of potential environmental liabilities, that any prior owner or operator of a property did not create any material environmental condition unknown to us, that a material environmental condition does not otherwise exist as to any one or more of such properties or that environmental matters will not have a material adverse effect on us and our ability to make distributions to you and to pay amounts due on our debt  It is the policy of IRET to obtain a Phase I environmental survey upon purchasing property.  If the Phase I indicates any possible environmental problems, IRET's policy is to order a Phase II study which involves testing the soil and ground water for actual hazardous substances.  We currently carry no insurance for environmental liabilities.

      Certain environmental laws impose liability on a previous owner of property to the extent that hazardous or toxic substances were present during the prior ownership period.  A transfer of the property does not relieve an owner of such liability. As a result, we may have liability with respect to properties previously sold by our predecessors or us.

      As of the date of this prospectus, we do not own any properties that contain know environmental liabilities.

Provisions Which Could Limit a Change in Control or Deter a Takeover
      In order to maintain our qualification as a REIT, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals as defined in the Code to include certain entities.  In order to protect us against risk of losing our status as a REIT due to a concentration of ownership among our shareholders, our Trust Agreement provide, among other things, that if the Board determines, in good faith, that direct or indirect ownership of IRET Shares of Beneficial Interest has or may become concentrated to an extent that would prevent us from qualifying as a REIT, the Board may prevent the transfer or call for redemption (by lot or other means affecting one or more shareholders selected in the sole discretion of the Board) of a number of shares sufficient in the opinion of the Board to maintain or bring the direct or indirect ownership of IRET Shares of Beneficial Interest into conformity with the requirements for maintaining REIT status.

      These limitations may have the effect of preventing a change in control or takeover of us by a third-party without consent of the Board even if such an event would be in the best interests of our shareholders.

Tax Liabilities as a Consequence of Failure to Qualify as a REIT
  Although management believes that we are organized and are operating to qualify as a REIT under the Code, no assurance can be given that we have in fact operated or will be able to continue to operate in a manner to qualify or remain so qualified.  Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within our control. For example, in order to qualify as a REIT, at least 95% of our taxable gross income in any year must be derived from qualifying sources and we must make distributions to shareholders aggregating annually at least 90% of our REIT taxable income (excluding net capital gains).  Thus, to the extent revenues from non qualifying sources such as income from third-party management represents more than 5% of our gross income in any taxable year, we will not satisfy the 95% income test and may fail to qualify as a REIT, unless certain relief provisions apply, and, even if those relief provisions apply, a tax would be imposed with respect to excess net income, any of which could have a material adverse effect on us and our ability to make distributions to you and to pay amounts due on our debt. Additionally, to the extent the Operating Partnership or certain other subsidiaries are determined to be taxable as a corporation, we would not qualify as a REIT, which could have a material adverse effect on us and our ability to make distributions to you and to pay amounts due on our debt.  Finally, no assurance can be given that new legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

      If we fail to qualify as a REIT, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at corporate rates, which would likely have a material adverse effect on us and our ability to make distributions to you and to pay amounts due on our debt.  In addition, unless entitled to relief under certain statutory provisions, we would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce funds available for investment or distributions to you because of the additional tax liability to us for the year or years involved. In addition, we would no longer be required to make distributions to you. To the extent that distributions to you would have been made in anticipation of qualifying as a REIT, we might be required to borrow funds or to liquidate certain investments to pay the applicable tax.

Conflicts of Interest May Negatively Impact the Financial Performance of IRET
      The Trustees and management are subject to certain conflicts of interest that could adversely impact the future performance of IRET.  Potential conflicts of interest include:

Competition By Trustees and Management  - Certain officers and trustees of IRET either directly or though entities controlled by them, are now engaged, and may engage in the future, in other real estate ownership, management or development activities for their own personal accounts.  Accordingly, certain conflicts of interest may arise with respect to the allocation of time and efforts of such entities and persons between their own personal activities and those of IRET.  A failure by the trustees or management to allocate all of their time to IRET may adversely impact the financial performance of IRET.

As of October 31, 2001, other than ownership of IRET shares and limited partnership units of IRET Properties no employee or trustee has any ownership interest in any IRET subsidiary, real estate project or business activity.  However, without notice to or the approval of the shareholders, IRET may enter into joint ventures with any of the trustees or management. As of October 31, 2001, the ownership structure of Investors Real Estate Trust was as follows:

Entity	Owner
Investors Real Estate Trust (IRET)	Publicly traded on the Nasdaq small cap market
IRET, Inc.	100% owned by Investors Real Estate Trust (IRET)
IRET Properties	71% owned by IRET, Inc. and 29% individual limited partners
PineCone IRET, Inc.	100% owned by IRET
Miramont IRET, Inc.	100% owned by IRET
Forest Park Properties, LP	100% owned by IRET Properties
Thomasbrook Properties, LP	100% owned by IRET Properties
Dakota Hill Properties, LP	100% owned by IRET Properties
MedPark Properties, LP	100% owned by IRET Properties
7901 Properties, LP	100% owned by IRET Properties
Health Investors Business Trust	100% owned by IRET Properties
Meadow 2 Properties, LP	100% owned by IRET Properties
Ridge Oaks, LP	100% owned by IRET Properties
Minnesota Medical Investors	68% owned by IRET Properties and 32% by an unrelated investment group
Applewood - IRET Properties	100% owned by IRET Properties
Purchase of Services or Goods from Management - IRET is not precluded from purchasing either goods or services from the trustees or management without notice to or approval from the shareholders provided all relationships are on terms no more favorable than those IRET could obtain from other third-party providers.

As of October 31, 2001, the only business relationship between IRET and management involved trustee Steven B. Hoyt.  As of October 31, 2001, IRET has contracts with Hoyt Properties, Inc. to provide management and leasing services for seven office buildings located in Minnesota.  The contracts can be terminated on 30 day's notice by either party without penalty.  Hoyt Properties, Inc. is paid a fee equal to 5% of gross rents.

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 Front-End Fees and Costs Associated With This Offering

       For the money that is being raised by this offering, there are front-end fees.  A front-end fee is a cost or expense of the offering that must be paid regardless of the number of shares sold.  The Declaration of Trust caps all front-end fees for organizational or sale purposes at no more than 15% of the total offering.  In the present case, the total front-end fees will not be more than 9%, which is below the capped amount.  The fees are capped in that under no situation shall they exceed the capped amount:

Type	Minimum	Maximum	Maximum Percentage
Selling agent commission 8% of the amount sold	$ 0	$ 420,000	8.000%
Legal Fees	$ 7,500	$ 7,500	less than 1%
Advertising, Printing and Promotion Expenses	$ 20,000	$ 20,000	less than 1%
Registration Fees	$ 10,500	$ 10,500	less than 1%
Accounting Fees	$ 5000	$ 5,000	less than 1%
	$ 43,000	$ 463,500	8.820%

Offering Compensation

      The following table sets forth the fees and other compensation which IRET is to pay in association with this offering.  No officer, trustee or employee of IRET will receive any additional compensation, bonus or fees as a result of the offering other than their normal salary as listed on pages 91 through 93.  Additionally, no officer, trustee or employee of IRET will be selling any shares of IRET they own as part of this offering.

Item of Compensation	Recipient	Amount / Method
Incentive Fees	N/A	While authorized by the Restated Declaration of Trust, no incentive fees shall be paid to anyone. This may be changed by a vote of the Trustees at anytime with incentive fees then payable for future transactions as limited by the Restated Declaration of Trust.
Broker-Dealer Fees	Selling Brokerage Firms	Eight percent or $.70 of each share sold for a total possible commission of $420,000.
Advertising, Printing and Promotion Expenses		Up to $20,000 may be paid as compensation for advertising and promotional expenses.
Experts' Fees	Pringle & Herigstad, P.C.	$7,500 for legal fees, plus filing fees, accounting fees and printing costs estimated to be another $35,500.

Determination of Offering Price

      In setting the price of the shares available for sale under this offering at $8.75, we considered the following three factors:

      First, the recent trading price on the Nasdaq Smallcap Market from May 1, 2001 to September 10, 2001.  During this period of time the average high has been $9.088, the average low $8.85 with an average closing price of $8.966.

      Second, we attempt to achieve an annual distribution rate of 6.5% based on the selling price of new shares.  As of October 31, 2001, our historical distribution rate over the prior 12 months of  $0.575 based on the goal of a 6.5% distribution yield suggests an offering price of $8.85.

      Third, we attempt to base the price for new shares as a multiple of the prior 12 months of Funds from Operations (FFO) which does not exceed 11 times the prior year's FFO.  Based on fiscal 2001 FFO of $.79 multiplied by 11 results in a suggested price of $8.69 per share.

      Based on the above three factors, we decided to set the price at $8.75 per share.

Effective Date of Offering

      The offering of shares pursuant to this prospectus will last for a period of one year from the effective date on the front cover or until all shares have been sold on a first-come first-serve basis, whichever occurs first.

Dilution

      The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering.  As of January 1, 2002, the book value of the 27,030,009 shares outstanding was $5.24 per share.  Assuming all of the shares registered under this offering are sold, the estimated resulting book value will be $5.30 per share.  Thus, a purchasing shareholder paying $8.75 per share under this offering will incur an immediate book value dilution of $3.45 per share.

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Plan of Distribution

     For the sole purpose of selling the shares to be offered pursuant to this prospectus, IRET has entered into Security Sales Agreements with a number of broker/dealers who are members of the National Association of Security Dealers (NASD).  Broker/dealers participating in this offering are considered statutory underwriters pursuant to Section 2a(11) of the Securities Act of 1933.    None of the broker/dealers involved are required to take and pay for or to sell a specific number of shares.  This offering shall be conducted on a best efforts basis under which a participating broker/dealer is required to take and pay for only those shares that are actually sold to the public.  All shares of IRET available for sale to the public will be available for purchase through broker/dealers who have signed a selling agreement with IRET.  The shares offered will only be sold for cash payable in United States Dollars.  There will be no other distribution or sale of IRET shares to the public except through IRET's distribution reinvestment plan available only to current IRET shareholders. See page 88  - "Distribution Reinvestment Plan."

      It is IRET's plan to request the following NASD registered broker/dealers to use their best efforts to sell the IRET shares offered under this prospectus to the public:

American Investment Services, Inc.	Investment Centers of America, Inc.
Berthel Fisher & Co.	ND Capital, Inc.
D. A. Davidson & Co.	Primevest Financial Services, Inc.
Huntingdon Securities Corporation	Proequities, Inc.
Inland National Securities, Inc.	Protective Group Securities
INVEST Financial	Raymond James Financial Services, Inc.

 John F. Decker is an employee of D.A. Davidson & Co. and is a Trustee of IRET.  Please see "Management" on page 94.

   The material terms of the Security Sales Agreement are as follows:

*
For each share sold and paid for, IRET will pay a commission of 8% or $.70 per share. There will be no discounts, other compensation, commissions, finders fees or other compensation paid to any broker/dealer.

*	Subject only to a minimum purchase of 100 shares, no broker/dealer is required to sell a minimum number of shares.
*	There may be limits on the number of shares a particular broker/dealer may sell.
*	No more than the total offering of 600,000 shares may be sold.
*	Either IRET or the broker/dealer may terminate the Security Sales Agreement at anytime without penalty or further obligation.
*	Except as otherwise agreed by IRET, IRET has not agreed to indemnify broker/dealers for liability arising under the Securities Act.

*	Any full-time employee of a participating broker/dealer may purchase shares for their own account at the offering price of $8.75 per share. Any such shares so acquired may not be sold, transferred, assigned, pledged or hypothecated by any person for a period of one year from the date of acquisition.
*	No broker/dealers has a right to nominate or elect a member to the board of trustees.

      None of the broker/dealers intend to engage in any passive market making activities, stabilization or other transactions that otherwise may affect the price of the shares offered or the price of IRET on the NASDAQ.

Who May Invest

  In order to purchase shares, an investor must be a resident of one of the states listed below as well as meet the other requirements listed:

State	Income or Net Worth Requirements	Minimum Purchase

Minnesota	None	100 shares or $875.00
Montana	None	100 shares or $875.00
North Dakota	None	100 shares or $875.00
South Dakota	None	100 shares or $875.00
Washington	None	100 shares or $875.00

Use of Proceeds

        We plan to use the proceeds to increase our capital for other real estate additions or acquisitions.  The money raised by this offering will be used to purchase real estate which generally meets the following standards:

*	Located in the states of Minnesota, Nebraska, South Dakota, Colorado, Montana or North Dakota.
*	Either a multi-family apartment complex with historical occupancy for the previous 24 months of 85% or better or a commercial office, warehouse or retail building currently leased to tenants occupying at least 90% or more of the space.
*	The property is not a hotel/motel or undeveloped raw land.
*	The appraised value of the property is equal to or greater than the purchase price.

    As of the date of this prospectus, we have not identified any specific properties which satisfy the criteria listed above.  Even in the event we do not identify a particular property or do not raise enough money under this offering to buy any additional real estate, we will not return your money.

     The Board of Trustees will have broad discretion on how to invest the proceeds and may change the investment criteria at any time without notice to or approval of the shareholders.

     Pending any real estate purchases, the net proceeds will be invested in United States Treasury Bonds with terms of six (6) months or less.

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Selected Financial Data for IRET for Five Years Ended April 30

	2001	2000	1999	1998	1997
Consolidated Income Statement Data
Revenue	$ 75,767,150	$ 55,445,193	$ 39,927,262	$ 32,407,545	$ 23,833,981
Income before gain/loss on properties and minority interest	$ 10,187,812	$ 8,548,558	$ 6,401,676	$ 4,691,198	$ 3,499,443
Gain on repossession/ Sale of properties	$ 601,605	$ 1,754,496	$ 1,947,184	$ 465,499	$ 398,424
Minority interest of portion of operating partnership income	$ -2,095,177	$ -1,495,209	$ -744,725	$ -141,788	$ -18

Net income	$ 8,694,240	$ 8,807,845	$ 7,604,135	$ 5,014,909	$ 3,897,849
Consolidated Balance Sheet Data
Total real estate investments	$548,580,418	$418,216,516	$280,311,442	$213,211,369	$177,891,168
Total assets	$570,322,124	$432,978,299	$291,493,311	$224,718,514	$186,993,943
Shareholders' equity	$118,945,160	$109,920,591	$ 85,783,294	$ 68,152,626	$ 59,997,619
Per Share
Net Income	$ .38	$ .42	$ .44	$ .32	$ .28
Dividends	$ .55	$ .51	$ .47	$ .42	$ .39

Calendar Year	2001	2000	1999	1998	1997
Tax status of dividend
Capital gain	.72%	30.3%	6.3%	2.9%	21.0%
Ordinary income	86.76%	69.7%	76.0%	97.1%	79.0%
Return of capital	12.52%	0%	17.7%	0.0%	0.0%

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Management's Discussion and Analysis
of Financial Conditions
and Results of Operations

General
      IRET has operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its formation in 1970 and is in the business of owning income-producing real estate investments, both residential and commercial.

       On February 1, 1997, IRET restructured itself as an Umbrella Partnership Real Estate Investment Trust  (UPREIT).  IRET, through its wholly owned subsidiary, IRET, Inc., is the general partner of IRET Properties, a North Dakota limited partnership (the "Operating Partnership").

      On July 1, 2000, IRET became "self-advised" as a result of the acquisition of the advisory business and assets of Odell-Wentz and Associates, L.L.C.  Prior to that date, Odell-Wentz had been the advisor to the Trust and had furnished office space, employees, and equipment to conduct all of the day-to-day operations of IRET.  The Operating Partnership issued 255,000 of its limited partnership units to Odell-Wentz and Associates, L.L.C. in exchange for the advisory business and assets.  The valuation of the advisory business and assets of $2,083,350 was determined by an independent appraisal of the business and assets by a certified public accounting firm not otherwise employed by either IRET or the advisory company.  All employees of the advisory company became employees of IRET Properties on July 1, 2000, with the exception of Roger R. Odell who retired.

       No other material change in IRET's business is contemplated at this time.

       The following discussion and analysis should be read in conjunction with the attached audited financial statements prepared by Brady, Martz & Associates, P.C. of Minot, North Dakota, certified public accountants, which firm and its predecessors have served as the auditor for IRET since its inception in 1970.

Results of Operations
Three Months and Six Months Ended October 31, 2001 and 2000

Revenues
     Total IRET revenues for the second quarter of Fiscal 2002 ended October 31, 2001, were $23,175,041 compared to $18,404,260 received in the second quarter of the prior fiscal year ended October 31, 2000.  This is an increase of $4,770,781 or 25.9%.

     Total revenues for the first six months of Fiscal 2002 ended October 31, 2001, were $44,955,135 compared to $35,835,904, an increase of 25.4% for the first six months of the prior fiscal year ended October 31, 2000.  These increases are primarily attributable to the addition of new properties to IRET's investment portfolio.

Capital Gain Income
      IRET realized capital gain income of $16,398 during the second quarter of Fiscal 2002 ended October 31, 2001.  This resulted from the sale of the Lester Chiropractic building in Bismarck, North Dakota, at a gain of $85,279, and the sale of marketable securities available for sale at a loss of $68,881.

     Total capital gain income for the first six months of Fiscal 2002 ended October 31, 2001, was $324,332.  In addition to the two items listed in the previous paragraph, capital gain income for the first six months for Fiscal 2002 included a gain of $296,409 from the sale of the Sunchase Apartments, a 36-unit apartment complex in Fargo, North Dakota, and a gain of $11,525 from the sale of marketable securities held to maturity.  Both events occurred in the first quarter of Fiscal 2002.  No capital gain income was realized in the first six months of the prior fiscal year ended October 31, 2000.

Expenses and Net Income
      The following table shows the changes in revenues, operating expenses, interest, and depreciation for the three months and six months ended October 31, 2001, as compared to the three months and six months ended October 31, 2000:

Three Months Ended	10/31/01	10/31/00	Percent Change

Real Estate Rental Income	$ 22,877,520	$ 18,216,163	25.6%

Real Estate Operating Expenses
Utilities and Maintenance	$ 3,190,626	$ 2,775,648	15.0%
Real Estate Taxes	2,234,148	1,712,556	30.5%
Insurance	313,713	174,471	79.8%
Property Management	1,730,144	1,369,059	26.4%
Interest on Mortgage Indebtedness	$ 7,117,923	$ 5,900,611	20.7%
Total Property Expenses	$ 14,586,554	$ 11,932,345	22.3%

Net Real Estate Operating Income	$ 8,290,966	$ 6,283,818	32.0%
Interest Discount and Fee Income	297,521	188,097	58.2%
Other Interest Expense	-479,116	-186,827	156.5%
Depreciation	-3,718,328	-3,042,137	22.3%
Administrative Trustee & Operating	-512,912	-419,905	22.2%
Amortization Expense	-134,716	-115,235	16.9%
Gain on Sale of Investments	16,398	0	100.0%
Minority Interest in Other Partnerships	-86,554	0	N/A
Minority Interest Portion of Operating Partnership Income	$ -727,344	$ -538,618	35.1%
Net Income for Generally Accepted Accounting Purposes	$ 2,945,915	$ 2,169,193	35.8%

Expenses and Net Income - continued

Six Months Ended	10/31/01	10/31/00	Percent Change

Real Estate Rental Income	$ 44,445,900	$ 35,508,138	25.2%

Real Estate Operating Expenses
Utilities and Maintenance	$ 6,162,434	$ 5,388,844	14.4%
Real Estate Taxes	4,349,779	3,400,798	27.9%
Insurance	628,398	341,752	83.9%
Property Management Expenses	3,360,223	2,779,561	20.9%
Interest on Mortgage Indebtedness	$ 14,138,640	$ 11,409,775	24.0%
Total Property Expenses	$ 28,639,474	$ 23,320,730	22.8%

Net Real Estate Operating Income	$ 15,806,426	$ 12,187,408	29.7%
Interest Discount and Fee Income	509,235	327,766	55.4%
Other Interest Expense	-656,777	-368,628	78.2%
Depreciation	-7,375,090	-5,698,346	29.5%
Administrative Trustee & Operating	-1,025,841	-964,344	6.4%
Amortization Expense	-263,672	-210,914	25.1%
Gain on Sale of Investments	324,332	0	100.0%
Minority Interest in Other Partnerships	-143,309	0	N/A
Minority Interest Portion of Operating Partnership Income	$ -1,453,661	$ -964,285	50.8%
Net Income for Generally Accepted Accounting Purposes	$ 5,721,643	$ 4,308,657	32.8%

     The above described changes result primarily from the addition of new real estate assets to IRET's portfolio.  The increase in insurance costs resulted from an increase in the general level of premiums for property casualty insurance.

Anticipated Increase in Insurance Expense
     IRET's blanket casualty and liability insurance policy, which covers all of its residential properties and most of its commercial properties, will expire April 30, 2002.  Because of the September 11, 2001, terrorist attacks, IRET expects a substantial increase in its insurance premiums beginning with fiscal year 2003, which commences May 1, 2002, but is not able to quantify the amount of the expected increase at this time.

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Comparison of Residential and Commercial Properties
        The following is a comparison of the net operating income from the two types of real estate investments owned by IRET - residential and commercial - for the three months and six months ended October 31, 2001 and 2000:

Net Real Estate Operating Income
Three Months Ended	10/31/01	10/31/00	Percent Change

Segment
Residential	$ 5,301,569	$ 4,809,146	10.3%

Commercial	$ 2,989,397	$ 1,474,672	102.8%

Total	$ 8,290,966	$ 6,283,818	32.0%
Six Months Ended	10/31/01	10/31/00	PercentChange

Segment
Residential	$ 9,204,045	$ 8,611,629	6.9%

Commercial	$ 6,602,381	$ 3,575,779	84.7%

Total	$ 15,806,426	$ 12,187,408	29.7%

    The growth in the two operating segments resulted primarily from the acquisition of real estate properties during the prior and current fiscal years.

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Occupancy Rates
     Occupancy rates are calculated as a percentage of the actual rent paid to IRET versus the scheduled rent charged by IRET for the period of time presented.  The following tables compare occupancy rates for stabilized properties for the three months and six months ended October 31, 2001 and 2000:

Three Months Ended	10/31/01	10/31/00	Percent Change

Segment
Residential	96.12%	94.72%	1.4%
Commercial	98.82%	98.55%	.3%
Six Months Ended	10/31/01	10/31/00	Percent Change

Segment
Residential	95.42%	94.12%	1.3%
Commercial	99.07%	98.50%	.6%

Property Acquisitions and Dispositions

     During the six months ended October 31, 2001, IRET acquired three commercial properties and two apartment complexes:

Acquisition Cost
Commercial Property
15,217 sq. ft. - Cottage Grove Retail Strip Center - Cottage Grove, MN	$ 1,101,550
105,084 sq. ft. - Interlachen Corporation Center - Edina, MN	$ 16,691,307
114,819 sq. ft. - Bloomington Business Plaza - Bloomington, MN	$ 7,405,669

Apartments
109 units - Canyon Lake Plaza Apartments - Rapid City, SD	$ 4,270,607
284 units - Applewood on the Green - Omaha, NE	$ 10,364,745
    The 36-unit Sunchase apartment complex in Fargo, North Dakota, was sold during the first quarter of Fiscal 2001 at a gain of $296,409.

     The Lester Chiropractic Building in Bismarck, North Dakota, was sold during the second quarter of Fiscal 2001 at a gain of $85,279.

Funds From Operations
   IRET considers Funds from Operations ("FFO") a useful measure of performance for an equity REIT  FFO is defined as net income available to shareholders determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures.

     IRET uses the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO as amended by NAREIT to be effective January 1, 2000.  FFO for any period means the net income of the company for such period, excluding gains or losses from debt restructuring and sales of property, and plus depreciation and amortization of real estate assets in IRET's investment portfolio, and after adjustment for unconsolidated partnerships and joint ventures, all determined on a consistent basis in accordance with GAAP.

     FFO presented herein is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition.

     FFO should not be considered as an alternative to net income as determined in accordance with accounting principles generally accepted in the United States of America as a measure of IRET's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of IRET's needs or its ability to service indebtedness or make distributions.

     Funds from Operations for IRET for the three months ended October 31, 2001, increased to $7,436,176 compared to $5,749,948 for the three months ended October 31, 2000, an increase of 29.4%.

     Funds from Operations for IRET for the six months ended October 31, 2001, increased to $14,335,235 compared to $10,971,288 for the six months ended Fiscal 2000, an increase of 30.7%.

     Calculations of Funds from Operations for IRET are as follows:

Three Months Ended	10/31/01	10/31/00	Percent Change

Net Income available to IRET shareholders and unitholders from operations andcapital gains	$ 3,759,813	$ 2,707,811	38.9%
Less gain from property sales	$ 16,398	0	100.0%
Operating Income	$ 3,743,415	$ 2,707,811	38.3%
Plus real estate depreciation and amortization (1)	$ 3,692,761	$ 3,042,137	21.4%
Funds From Operations	$ 7,436,176	$ 5,749,948	29.4%

Weighted average shares and units outstanding - diluted (2)	32,510,747	28,541,676	13.9%
Distributions paid to Shareholders Unitholders (3)	$ 4,758,010	$ 3,800,495	25.2%

Six Months Ended	10/31/01	10/31/00	Percent Change

Net Income available to IRET shareholders and unitholders from operations and capital gains	$ 7,318,613	$ 5,272,942	38.8%
Less gain from property sales	$ 324,332	$ 0	100.0%
Operating Income	$ 6,994,281	$ 5,272,942	32.7%
Plus real estate depreciation and amortization (1)	$ 7,340,954	$ 5,698,346	28.9%
Funds From Operations	$ 14,335,235	$ 10,971,288	30.7%

Weighted average shares and units outstanding - diluted (2)	32,122,649	27,951,380	14.9%
Dividends and Distributions paid to Shareholders/Unitholders (3)	$ 9,335,971	$ 7,402,773	26.2%
(1)	Depreciation on office equipment and other assets used by IRET are excluded. Amortization of financing and other expenses are excluded, except for amortization of leasing commissions that are included.
(2)	Limited Partnership Units of the operating partnership, IRET Properties, a North Dakota Limited Partnership, are exchangeable for shares of beneficial interest of Investors Real Estate Trust only on a one-for-one basis.
(3)	Distributions made equally on shares and units.

Distributions
     The following distributions were paid during the first six months ended October 31, of fiscal years 2001 and 2000:

Date	2001	2000	Percent Change

July 1	$ .1450	$ .1325	9.4%
October 1	$ .1475	$ .1350	9.3%

    The Board of Trustees of IRET has declared a distribution of $.15 per share payable January 17, 2002, to shareholders of record at the close of business on January 2, 2002.  The ex-dividend date will be December 27, 2001.

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 Liquidity and Capital Resources

    The important changes in IRET's balance sheet during the first six months of Fiscal 2002 ended October 31, 2001, were:

*	Real Estate Owned
Real estate owned increased to $637,805,923 from the April 30, 2001, figure of $591,636,468. The increase primarily resulted from the acquisition of additional investment properties net of dispositions as described below:
Acquired
Cottage Grove Retail Strip Center	$ 1,101,550
Interlachen Corporation Center	$ 16,691,307
Canyon Lake Plaza Apartments	$ 4,270,607
Bloomington Business Plaza	$ 7,405,669
Applewood on the Green	$ 10,364,745

Disposed
Sunchase Apartments	$ -1,042,210
Lester Chiropractic Center	$ - 268,917
*	Mortgage Loans Receivable
Mortgage loans receivable increased to $5,942,897 as of October 31, 2001, from $1,037,095 from April 30, 2001. This increase resulted from the $3,200,000 short-term loan to Mankato Plaza Associates and the $1,713,307 advance of short-term construction loan to Edgewood Vista, net of receipts.
*	Cash
Cash on hand on October 31, 2001, was $19,994,239 compared to $6,356,063 on April 30, 2001. This increase resulted from the proceeds of the sale of marketable securities, new mortgages on existing properties, as well as the sale of investment certificates.
*	Marketable Securities
During the second quarter ended October 31, 2001, IRET sold its marketable securities classified as held-to-maturity. IRET sold its investment in marketable securities classified as available-for-sale in the first quarter ended July 31, 2001.
*	Mortgages Payable
Mortgages payable on October 31, 2001, totaled $401,345,146 compared to $368,956,930 at April 30, 2001. This increase resulted from refinancing of maturing mortgages and the placement of new mortgages. The average weighted interest rate payable on the outstanding indebtedness on October 31, 2001, was 7.78%.

*	Investment Certificates
Investment Certificates outstanding on October 31, 2001, totaled $25,875,441, compared to $11,876,417. This increase resulted from the sale of new investment certificates to North Dakota residents as well as the reinvestment of accruing interest on outstanding investment certificates.
*	Operating Partnership Units
Outstanding Limited Partnership Units in the Operating Partnership increased to 8,433,295 Partnership Units on October 31, 2001, as compared to the 7,527,151 Units outstanding on April 30, 2001. The increase resulted from the issuance of additional Partnership units to acquire the Cottage Grove Retail Center, Bloomington Business Center, and the Canyon Lake Plaza Apartments.
*	Shares of Beneficial Interest
Shares of Beneficial Interest outstanding on October 31, 2001, totaled 24,530,009 as compared to the 24,068,346 shares outstanding on April 30, 2001. This increase resulted from the issuance of additional shares pursuant to IRET's distribution reinvestment plan.

    As of October 31, 2001, IRET has entered into contracts to acquire the following real estate investments:

Property	Total Cost	Loan or UPREIT Contribution	Cash Required

113,736 sq. ft. Thresher East & West Office Building - Minneapolis, MN	$ 11,350,000	$ 10,950,000	$ 400,000
23 Unit Pinehurst Apartment Complex - Billings, MT	715,000	715,000	0
Total	$ 12,065,000	$ 11,665,000	$ 400,000

     In addition to the above acquisitions, IRET is committed to provide construction financing for an assisted living and Alzheimer care facility in Virginia, Minnesota, for $7,000,000, of which $1,713,307 was advanced as of October 31, 2001.

     In addition to cash on hand of $19,994,239 on October 31, 2001, IRET has unsecured line of credit agreements with First International Bank & Trust, Bremer Bank, and First Western Bank & Trust, all of Minot, North Dakota, totaling $17,500,000, none of which were in use on October 31, 2001, nor on April 30, 2001.

     IRET believes that its existing cash and borrowing capacities are adequate to fund all of its acquisition and development obligations and all of its other short and long-term liquidity requirements.  IRET believes that its net cash provided by operations will continue to be adequate to meet both operating requirements and the payment of dividends in accordance with Internal Revenue Code provisions pertaining to real estate investment trusts in both the short and long term.

Budgeted expenditures for ongoing maintenance, capital improvements and renovations to its real estate portfolio are expected to be funded from the cash flow generated from the operation of these properties.

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Results From Operations for the Fiscal Years Ended
April 30, 2001, 2000, and 1999

     IRET operates on a fiscal year ending on April 30.  The following discussion and analysis is for the fiscal years ended April 30, 2001, 2000, and 1999.

Revenues
     Total revenues of the Operating Partnership for Fiscal 2001 were $75,767,150, compared to $55,445,193 in Fiscal 2000 and $39,927,262 in Fiscal 1999.  The increase in revenues received during Fiscal 2001 in excess of the prior year revenues was $20,321,957.  This increase resulted from:

Rent from 28 properties acquired/completed in Fiscal 2001	$ 6,890,585
Rent from 27 properties acquired in Fiscal 2000 in excess of that received in 2000	$ 12,888,919
Increase in rental income on existing properties	$ 93,420
A decrease in Boise Warehouse rent (bankruptcy of tenant)	$ -36,301
A decrease in rent - properties sold in 2001	$ -32,404
A decrease in interest income	$ -371,585
An increase in straight line rents	$ 383,015
An increase in ancillary income	$ 506,308
$ 20,321,957

      The increase in revenues received during Fiscal 2000 in excess of that received in Fiscal 1999 was $15,517,931.  This increase resulted from:

Rent from 27 properties acquired/completed in Fiscal 2000	$ 10,206,154
Rent from 12 properties acquired in Fiscal 1999 in excess of that received in 1999	$ 4,419,227
An increase in rental income on existing properties	$ 579,151
A decrease in rent on the Boise, Idaho Furniture Store (bankruptcy of tenant)	$ -38,622
A decrease in rent - properties sold during 1999	$ -524,680
An increase in interest income	$ 45,337
An increase in rent (straight-line calculations)	$ 831,364
$ 15,517,931

       As shown by the above analysis, the Fiscal 2001 and 2000 increases in revenues resulted primarily from the addition of new real estate properties to the Operating Partnership's portfolio.  Rents received on properties owned at the beginning of Fiscal 2000 increased by $579,151 in Fiscal 2000 and only $93,420 in Fiscal 2001.  Thus, new properties generated most of the new revenues during the past two years.

 Capital Gain Income
      The Operating Partnership realized capital gain income for Fiscal 2001 of $601,605.  This compares to $1,754,496 of capital gain income recognized in Fiscal 2000 and the $1,947,184 recognized in Fiscal 1999.  A list of the properties sold during each of these years showing sales price, depreciated cost plus sales costs and net gain (loss) is included in a later section of this discussion.

Expenses and Net Income
      The Operating Partnership's operating income for fiscal year 2001 increased to $10,187,812 from $8,548,558 earned in Fiscal 2000 and $6,401,676 earned in Fiscal 1999.  IRET's Net Income for generally accepted accounting purposes for Fiscal 2001 was $8,694,240, compared to $8,807,845 in Fiscal 2000 and $7,604,135 in Fiscal 1999.  On a per share basis, net income was $.38 per share in Fiscal 2001 compared to $.42 in Fiscal 2000 and $.44 in Fiscal 1999.

       These changes in Operating Income and Net Income result from the changes in revenues and expenses detailed below:

       For Fiscal 2001, a decrease in net income of $113,605, resulting from:

A decrease in gain on sale of investments	$ -1,152,891
An increase in net rental income	$ 12,572,228
A decrease in interest income	$ -371,585
An increase in ancillary income	$ 506,308
An increase in interest expense	$ -8,217,228
An increase in depreciation expense	$ -3,839,420
An increase in operating expenses, administrative, advisory & trustee services	$ -119,274
An increase in amortization expense	$ -212,091
An increase in minority interest of operating partnership	$ -598,968
A decrease in loss on impairment	$ 1,319,316
$ -113,605

      The $1,203,710 increase in net taxable income for Fiscal 2000 over the net income earned in the prior fiscal year resulted from:

A decrease in gain from sale of investments	$ -192,688
An increase in net rental income (rents, less utilities, maintenance, taxes, insurance and management)	$ 11,432,978
An increase in interest income	$ 45,337
An increase in interest expense	$ -4,912,189
An increase in depreciation expense	$ -2,493,238
An increase in operating expenses and advisory trustee services	$ -545,270
An increase in amortization expense	$ -61,420
An increase in minority interest of operating partnership income	$ -750,484
An increase in loss on impairment of properties	$ -1,319,316
$ 1,203,710

Telephone Endorsement Fee
      During Fiscal 2001, IRET received a payment of $869,505 from a major telecommunications provider for allowing marketing access by that company to residents of apartment communities owned by IRET, totaling 5,863 units.  The contract provides that IRET will allow promotional materials to be placed in its apartment communities advertising the availability of telecommunication services over a 12-year period.  Of this payment, $110,979 was recognized as income by IRET during Fiscal 2001.  The balance of $758,526 will be recognized ratably over the remaining portion of the contract period and there is a possibility of a refund of these monies if IRET should violate the contractual terms of the agreement.

Comparison of Results from Commercial and Residential Properties
      The following is an analysis of the contribution by each of the two categories of real estate owned by IRET - residential and commercial - to IRET revenues as compared to the year-end depreciated cost of each:

Fiscal Years Ended 4/30	2001	%	2000	%	1999	%

Property Cost - less depreciation
Commercial	$ 218,261,880	40%	$ 112,511,467	27%	$ 60,141,248	22%
Residential	$ 329,281,443	60%	$ 304,175,471	73%	$ 209,572,192	78%
Total	$ 547,543,323	100%	$ 416,686,938	100%	$ 269,713,440	100%

Revenues
Commercial	$ 18,994,010	25%	$ 11,878,026	22%	$ 5,775,161	15%
Residential	$ 55,806,712	75%	$ 42,379,855	78%	$ 33,010,126	85%
Total	$ 74,800,722	100%	$ 54,257,881	100%	$ 38,785,287	100%

Expenses - before depreciation - see Note 11 to Financial Statement for detail
Commercial	$ 10,649,488	21%	$ 6,417,909	18%	$ 2,814,299	11%
Residential	$ 39,500,071	79%	$ 29,288,023	82%	$ 22,440,129	89%
Total	$ 50,149,559	100%	$ 35,705,932	100%	$ 25,254,428	100%

Segment Gross Profit - before depreciation
Commercial	$ 8,344,522	34%	$ 5,460,117	29%	$ 2,960,862	22%
Residential	$ 16,306,641	66%	$ 13,091,832	71%	$ 10,569,997	78%
Total	$ 24,651,163	100%	$ 18,551,949	100%	$ 13,530,859	100%

Charge for Impairment of Value Fiscal 2000
      During fiscal 2000, IRET reduced the value of two properties to reflect the reduced rental income expected to be received from the properties.  The properties are the Boise warehouse, Boise, Idaho, and the First Avenue building, Minot, North Dakota.  Based on the reduced rental income the Boise building's value was reduced by $1,008,114 and First Avenue by $311,302.  The Boise warehouse is vacant and has been for the last 18 months.  First Avenue is mostly occupied but at rents below those necessary to justify the building's acquisition cost.

 Commercial Properties - Analysis of Lease Expirations and Credit Exposure
      The following table shows the annual lease expiration percentages for the commercial properties owned by IRET for Fiscal years 2001 through 2010 and the leases that will expire during Fiscal year 2011 and beyond.

Year of Lease Expiration	Square Footage of Expiring Leases	Percentage of Total Leased Square Footage	Annualized Base Rent of Expiring Leases at Expiration	Percentage of Total Annualized Base Rent

2001	111,548	4.40%	$ 165,396	0.75%
2002	164,941	6.60%	$ 1,468,440	6.64%
2003	156,327	6.20%	$ 908,393	4.11%
2004	152,845	6.10%	$ 1,342,386	6.07%
2005	128,214	5.10%	$ 1,170,815	5.29%
2006	64,743	2.60%	$ 727,858	3.29%
2007	128,827	5.10%	$ 766,844	3.47%
2008	96,301	3.80%	$ 1,113,073	5.03%
2009	81,016	3.20%	$ 592,695	2.68%
2010	102,999	4.10%	$ 1,228,872	5.55%
2011 and beyond	1,325,757	42.80%	$ 12,642,660	57.14%
Total	2,513,518	100.00%	$ 22,127,432	100.00%

       The following table shows the percentage of commercial leases by size of leased space in 10,000 square foot increments:

Square Feet Under Lease	Percentage of Aggregate Portfolio Leased Square Feet	Annualized Base Rent	Percentage of Aggregate Portfolio Annualized Base Rent

10,000 or Less	13.93%	$ 3,245,361	14.67%
10,001 - 20,000	14.75%	$ 3,044,041	13.76%
20,001 - 30,000	14.50%	$ 2,987,722	13.50%
30,001 - 40,000	7.75%	$ 1,426,070	6.44%
40,001 - 50,000	9.94%	$ 2,191,103	9.90%
50,001 +	39.14%	$ 9,233,134	41.73%
Total	100.00%	$ 22,127,431	100.00%

 Significant Properties
      During Fiscal 2000 and 2001, IRET acquired one apartment community (Dakota Hill - Irving, Texas acquired during fiscal year 2000) and two commercial properties (HealthEast Medical in Maplewood and Woodbury, Minnesota acquired in fiscal 2000 and Southdale Medical Center in Edina, Minnesota acquired in fiscal year 2001) where the purchase price exceeded 10% of the corresponding IRET portfolio for apartments in the case of Dakota Hill and commercial in the case of HealthEast and Southdale.

   However, none of the acquisitions exceeded 10% of IRET's total portfolio value or account for more than 10% of IRET's gross or net income.

       The details of such acquisitions and their performance since acquisition are as follows:

	Dakota Hill	HealthEast	Southdale Medical*

Description	504-unit Class A Apartment Community	114,216 Square Feet Medical Office Buildings	195,983 Square Feet Medical Office Buildings

Address	7902 North MacArthur - Irving, TX	St. Johns Medical Office Building - 1600 Beam Ave, Maplewood, MN Woodwinds Medical Office Bldgs. - 1875 Woodwinds Dr, Woodbury, MN	6545 France Ave S, Edina, MN

Date of Acquisition	02/01/2000	05/01/2000	12/13/2000

Purchase Price	$37,473,258	$21,600,999	$32,421,070

Loan	$25,550,000	$19,482,851	$24,000,000

Interest Rate - fixed for 10 years or longer	7.88%	7.940%	7.8%

Cash Investment	$10,152,420	$ 1,775,978	$ 5,000,000

Fiscal 2001
Rental Income	$ 5,339,716	$ 1,916,636	$ 954,315
Expenses	$-2,461,696	$ - 0	$ - 30,852
Gross Income	$ 2,878,020	$ 1,916,636	$ 923,463
Mortgage Interest Paid	$-2,002,678	$-1,533,964	$ -686,068
Depreciation	$ -859,058	$ -439,868	$ -210,883
Net Income	$ 16,284	$ -57,196	$ 26,512

Fiscal 2000
Rental Income	$ 1,300,317	n/a	n/a
Expenses	$ -376,642	n/a	n/a
Gross Income	$ 923,675	n/a	n/a
Mortgage Interest Paid	$ -502,988	n/a	n/a
Depreciation	$ -176,361	n/a	n/a
Net Income	$ 244,326	n/a	n/a
*	IRET owns a 60% interest in this property. Data shown is the full income and expense for this property.

 Significant Tenants of IRET
      The following table shows the lessees of commercial property that account for five percent or more of the total commercial rent on May 1, 2001, from all commercial properties owned by IRET:

Lessee	Monthly Rent	Commercial Rent

Step II, Inc. DBA Edgewood Vista	$ 197,547	9.70%
HealthEast Medical	$ 159,720	7.8%
Great Plains Software, a subsidiary of Microsoft, Inc.	$ 156,250	7.7%
All Others	$ 1,524,190	74.8%
Total Scheduled Rent on May 1, 2001	$ 2,037,707	100.0%

       As of this date, two tenants of commercial space have filed for bankruptcy protection under Chapter 11 of the bankruptcy code.  Carmike Theatres is the lessee of a 28,300 square foot theatre in Grand Forks, North Dakota with a monthly rent of $23,654 and Teligent Communications, Inc. is the lessee of 21,677 square feet in the Lexington Commerce Center, Eagan, Minnesota with a monthly rent of $11,182, plus common area charges of $4,571.  Teligent has the right to reject its lease obligations and vacate the leased premises.  Carmike has reaffirmed its lease, but still remains in Chapter 11 bankruptcy.  At this time, both are paying rent and remain in possession.

 Current Economic Slowdown
           As of September 2001 there appears to have been little economic impact on IRET as a result of the recently publicized economic slowdown.  Changes in the economic condition of country generally do not begin to affect real estate type operations until 6 to 12 months after the economic slowdown begins. This is due to the fact that most properties are already leased for a term of 6 to 12 months for apartment complexes and generally for 1 to 15 years for commercial property. At this point we do not anticipate that the current economic slowdown will have a significant adverse affect on our financial performance over the coming 12 months.

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 Results from Stabilized Properties
      IRET defines fully stabilized properties as those both owned at the beginning of the prior fiscal year and having completed the rent-up phase (90% occupancy).  "Same store" results for Fiscal 2001 and 2000 for residential and commercial were:

Same Store Residential	Fiscal 2001	Fiscal 2000	% Change

Scheduled Rent	$ 38,228,938	$ 37,471,897	2.0%
Total Receipts	$ 37,957,512	$ 36,615,535	3.7%
Utilities & Maintenance	$ 8,020,633	$ 6,757,467	18.7%
Management YTD	$ 3,770,137	$ 3,615,178	4.3%
Taxes & Insurance	$ 4,104,636	$ 4,021,124	2.1%
Mortgage Interest	$ 9,250,331	$ 10,259,450	-10.9%
Total Expenses	$ 25,145,737	$ 24,653,219	2.0%
Net Operating Income	$ 12,811,775	$ 11,962,316	7.1%

Same Store Commercial	Fiscal 2001	Fiscal 2000	% Change

Scheduled Rent	$ 6,439,820	$ 6,298,261	2.2%
Total Receipts	$ 6,318,864	$ 6,146,533	2.8%
Utilities & Maintenance	$ 336,672	$ 285,478	17.9%
Management YTD	$ 73,638	$ 58,356	26.2%
Taxes & Insurance	$ 210,145	$ 200,784	7.7%
Mortgage Interest	$ 2,799,274	$ 2,831,082	-11.2%
Total Expenses	$ 3,419,729	$ 3,375,700	1.3%
Net Operating Income	$ 2,899,135	$ 2,770,833	4.6%

 Funds From Operations
      IRET considers Funds From Operations ("FFO") a useful measure of performance for an equity REIT.  FFO herein is defined as net income available to shareholders determined in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures.  IRET uses the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO as amended by NAREIT to be effective January 1, 2000.  FFO for any period means the net income of the company for such period, excluding gains or losses from debt restructuring and sales of property, and plus depreciation and amortization of real estate assets in IRET's investment portfolio, and after adjustment for unconsolidated partnerships and joint ventures, all determined on a consistent basis in accordance with GAAP.

       FFO presented herein is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition.

       FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of IRET's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of IRET's needs or its ability to service indebtedness or make distributions.

       Funds from operations for the operating partnership increased to $22,440,463 for Fiscal 2001, compared to $18,327,986 for Fiscal 2000 and $12,368,550 for Fiscal 1999.

      Calculations of funds from operations for the operating partnership are as follows:

Item	Fiscal 2001	Fiscal 2000	Fiscal 1999

Net Income Available to IRET Shareholders and Unit Holders from operations and capital gains	$ 10,789,417	$ 11,622,370	$ 8,348,860
Less gain from property sales	$ -601,605	$ -1,754,496	$ -1,947,184
Operating income	$ 10,187,812	$ 9,867,874	$ 6,401,676
Plus real estate depreciation and amortization (1)	$ 12,252,651	$ 8,460,112	$ 5,966,874
Funds from operations	$ 22,440,463	$ 18,327,986	$ 12,368,550
Weighted average shares and units outstanding - basic and diluted (2)	$ 28,577,700	$ 24,476,984	$ 19,104,465
Distributions paid to Shareholders/Unit holders (3)	$ 15,732,399	$ 12,492,067	$ 8,984,996

(1)
Depreciation on office equipment and other assets used by the Company are excluded.  Amortization of financing and other expenses are excluded, except for amortization of leasing commissions, which are included.

(2)	Limited Partnership Units of the Operating Partnership are exchangeable for Shares of Beneficial Interest of IRET only on a one-for-one basis.
(3)	Distributions made equally on shares and units.

 Self-Advised Status
      On July 1, 2000, IRET Properties became self-advised.  Prior to that date, Odell-Wentz and Associates, L.L.C., pursuant to an advisory contract with IRET, provided all office space, personnel, office equipment, and other equipment and services necessary to conduct all of the day-to-day operations of IRET.  Odell-Wentz and its predecessor firms had acted as advisor to the Trust since its inception in 1970.  IRET obtained an independent appraisal of the value of the advisory business and assets from certified public accounts not otherwise employed by either IRET or the advisory company.

       The purchase price for the business and assets was $2,083,350 allocated as follows:

Real Estate	$ 475,000
Furniture, Fixtures & Vehicles	$ 193,350
Good Will	$ 1,645,000
Less Real Estate Mortgages Assumed	$ -230,000
$ 2,083,350

      IRET Properties issued 255,000 of its limited partnership units in exchange for the above-described assets.  Except for Roger R. Odell, who retired on July 1, 2000, all officers and employees of Odell-Wentz and Associates, L.L.C. were retained by IRET Properties.

 Property Acquisitions
      The Operating Partnership added $143,042,292 of real estate investments to its portfolio during Fiscal 2001, compared to $155,284,745 added in Fiscal 2000 and $62,455,508 in Fiscal 1999.  The Fiscal 2001 and 2000 additions are detailed below:

 Fiscal 2001 Property Acquisitions for the Period May 1, 2000 to April 30, 2001

Commercial	Location	Property Type	Net Rentable Sq. Ft.	Purchase Price

12 South Main	Minot, ND	Office	11,300	$ 385,000
17 South Main	Minot, ND	Office/Apartments	6,500	$ 90,000
2030 Cliff Road	Eagan, MN	Office	13,374	$ 950,000
Burnsville Bluffs	Burnsville, MN	Office	26,186	$ 2,400,000
Cold Springs Center	St. Cloud, MN	Office	77,533	$ 8,250,000
Conseco Financial Building	Rapid City, SD	Office	75,815	$ 6,850,000
Dewey Hill Business Center	Edina, MN	Office	73,338	$ 4,472,895
Edgewood Vista Addition	Duluth, MN	Assisted Living	26,412	$ 2,200,000
Edgewood Vista Addition	East Grand Forks, MN	Assisted Living	5,100	$ 516,700
Edgewood Vista	Fremont, NE	Assisted Living	5,100	$ 535,550
Edgewood Vista	Hastings, NE	Assisted Living	5,100	$ 550,800
Edgewood Vista	Kalispell, MT	Assisted Living	5,895	$ 560,000
Edgewood Vista	Omaha, NE	Assisted Living	5,100	$ 610,800
HealthEast I & II	Woodbury & Maplewood, MN	Medical Office	114,216	$ 21,588,498
Hospitality Associates	Minnetonka, MN	Office	4,000	$ 400,000
Nicollet VII	Burnsville, MN	Office	118,400	$ 7,200,000
Pillsbury Business Center	Bloomington, MN	Office	42,220	$ 1,800,000
Plymouth IV & V	Plymouth, MN	Office	126,809	$ 13,750,000
Sterner Lighting	Winsted, MN	Manufacturing	38,000	$ 1,000,000
Stone Container Addition	Fargo, ND	Manufacturing	41,500	$ 2,001,879
Stone Container	Waconia, MN	Warehouse	29,440	$ 1,666,500
Southdale Medical Center (60.31% part int.)	Edina, MN	Medical Office	195,983	$ 32,421,070
			1,047,321	$ 110,199,692

Residential		Units	Purchase Price

Cottonwood Phase III	Bismarck, ND***	67	$ 1,854,800
Meadows, Phase III	Jamestown, ND***	27	$ 1,865,182
Olympic Village	Billings, MT	274	$ 11,616,500
Prairiewood Meadows	Fargo, ND	85	$ 2,811,000
Ridge Oaks	Sioux City, IA	132	$ 4,195,036
Sunset Trail, Phase I	Rochester, MN	73	$ 6,493,150
Sunset Trail, Phase II	Rochester, MN**	n/a	$ 4,006,932
		658	$ 32,842,600
Total			$ 143,042,292

**	Property not placed in service at April 30, 2001. Additional costs are still to be incurred.
***	Represents costs to complete a project started in year ending April 30, 2000.

     Fiscal 2000 Property Acquisitions for the Period of May 1, 1999 to April 30, 2000

Commercial	Location	Property Type	Net Rentable Sq. Ft.	Purchase Price

Maplewood Square	Rochester, MN	Retail	118,397	$ 11,800,000
Great Plains	Fargo, ND	Software Mfg.	121,600	$ 15,000,000
Edgewood Vista	Grand Island, NE	Assisted Living	5,100	$ 446,000
Edgewood Vista	Columbus, NE	Assisted Living	5,100	$ 446,000
Edgewood Vista	Belgrade, MT	Assisted Living	5,100	$ 446,000
Corner C-Store	East Grand Forks, MN	Convenience Store	14,490	$ 1,385,000
Flying Cloud Drive	Eden Prairie, MN	Office Building	61,217	$ 4,900,000
Lexington Commerce Ctr.	Eagan, MN	Office Warehouse	89,440	$ 4,800,000
Northgate II	Maple Grove, MN	Office Warehouse	25,999	$ 2,300,000
Southeast Tech Ctr.	Eagan, MN	Office Warehouse	58,300	$ 6,050,000
MedPark Mall	Grand Forks, ND	Retail	45,328	$ 5,300,000
Edgewood Vista	Hermantown, MN	Assisted Living	57,187	$ 4,800,000
			607,258	$ 57,673,000

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Residential		Units	Purchase Price

Rimrock West	Billings, MT	78	$ 3,750,000
Valley Park Manor	Grand Forks, ND	168	$ 4,400,000
The Meadows I***	Jamestown, ND	27	$ 247,700
Thomasbrook	Lincoln, NE	264	$ 9,188,470
Pebble Creek	Bismarck, ND	18	$ 720,000
Country Meadows II***	Billings, MT	67	$ 3,010,325
Crown Colony	Topeka, KS	220	$ 10,500,000
Sherwood	Topeka, KS	300	$ 15,750,000
Sunset Trail**	Rochester, MN	n/a	$ 1,500,000
Legacy IV	Grand Forks, ND	67	$ 4,301,250
Dakota Hill	Irving, TX	504	$ 36,500,000
The Meadows II	Jamestown, ND	27	$ 1,845,000
Lancaster Place	St. Cloud, MN	84	$ 3,200,000
The Meadows III**	Jamestown, ND	n/a	$ 68,000
Cottonwood Lake III**	Bismarck, ND	n/a	$ 2,631,000
		1,824	$ 97,611,745
Total			$ 155,284,745

**	Property not placed in service at April 30, 2000. Additional costs are still to be incurred.
***	Represents costs to complete a project started in year ending April 30, 1999.

 Property Dispositions
      Real Estate assets sold by the Operating Partnership during Fiscal 2001 and 2000 were as follows:

Property Sold	Sales Price	Book Value & Sales Costs	Gain

Fiscal 2001
Evergreen Shopping Center, Evergreen, CO	$ 1,450,000	$ 1,448,310	$ 1,689
Chalet Apartments, Minot, ND	$ 390,000	$ 366,566	$ 23,434
Hill Park aka Garden Grove, Bismarck, ND	$ 2,400,000	$ 1,823,518	$ 576,482
Total Fiscal 2001 Gain			$ 601,605

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Property Sold	Sales Price	Book Value & Sales Costs	Gain

Fiscal 2000
Superpumper - Grand Forks, ND	$ 485,000	$ 398,521	$ 86,479
Superpumper - Crookston, MN	$ 428,000	$ 338,097	$ 89,903
Superpumper - Langdon, ND	$ 239,000	$ 174,648	$ 64,352
Superpumper - Sydney, MT	$ 120,000	$ 102,839	$ 17,161
Mandan Apartments, Mandan, ND	$ 325,000	$ 249,388	$ 75,612
Sweetwater Apartments, Devils Lake, ND	$ 480,000	$ 144,697	$ 335,303
Hutchinson Technology - Hutchinson, MN	$ 5,200,000	$ 4,090,997	$ 1,109,003
Jenner 18-Plex - Devils Lake, ND	$ 340,000	$ 354,009	$ -14,009
Virginia Apartments, Minot, ND	$ 165,000	$ 175,308	$ -10,308
Installment Sales			$ 1,000
Total Fiscal 2000 Gain			$ 1,754,496

Distributions
 The following distributions were paid during Fiscal Years 2001, 2000 and 1999:

Date	2001	2000	1999

July 1,	$ .1325	$ .1240	$ .1100
October 1,	$ .1350	$ .1260	$ .1150
January 15,	$ .1400	$ .1280	$ .1200
April 1, 2000	$ .1425	$ .1300	$ .1225
	$ .5500	$ .5080	$ .4675

     The Fiscal 2001 distributions increased 8.3% over those paid during fiscal year 2000 and 17.6% over Fiscal 1999.

Liquidity and Capital Resources
      Important equity capital and financing events in Fiscal 2001 were:

*
As a result of the sale of additional Shares of Beneficial Interest, shareholder equity increased by $9,024,569 and, in addition, the equity capital of the Operating Partnership was increased by $23,885,524 as a result of contributions of real estate in exchange for Operating Units, resulting in a total increase in equity capital for the Operating Partnership of $32,910,093.

*
Mortgage loan indebtedness increased substantially due to the acquisition of new investment properties to $368,956,930 on 04/30/01 from $265,056,767 on 04/30/00, and $175,071,069 on 04/30/99.  The weighted interest rate on these loans decreased to 7.56% per annum from 7.59% on 04/30/00 compared to 7.12% at the end of Fiscal 1999.

*	Of new real estate investments, $143,042,292 was made by the Operating Partnership, compared to $155,284,745 in Fiscal 2000 and $62,455,508 in Fiscal 1999.

*	Net cash provided from operating activities increased to $22,328,745 from $16,277,085 due to the addition of new investments to our real estate portfolio.
*
Net cash used in investing activities declined to $76,165,151 from the $120,041,064 used in Fiscal 2000.  This decrease resulted from the lesser amount of cash used to acquire new investment properties.

*
Net cash provided from financing activities also declined to $56,743,205 from the year earlier figure of $103,500,190, again due to the lower activity in acquiring new properties for cash and borrowed funds.

    IRET expects that its short-term liquidity requirements will be met through the net cash provided by its operations and also expects that it will meet its long-term liquidity requirements including scheduled debt maturities, construction and development activities, and property acquisitions through long-term secured borrowings and the issuance of additional equity securities by the Operating Partnership, including Shares of Beneficial Interest of the company as well as limited partnership units of the Operating Partnership to be issued in connection with acquisitions of improved real estate properties.  IRET believes that its net cash provided by operations will continue to be adequate to meet both operating requirements and the payment of dividends in accordance with REIT requirements in both the short and long term.  Budgeted expenditures for ongoing maintenance and capital improvements and renovations to its real estate portfolio are expected to be funded from cash flow generated from operations of these properties.

       Of the $368,956,930 of mortgage indebtedness on April 30, 2001, $31,592,149 were variable rate mortgages on which the future interest rate will vary based on changes in the interest rate index for each such loan and the balance of fixed rate mortgages was $337,364,781.  The principal payments due on all of the mortgage indebtedness are as follows:

Year Ending April 30	Mortgage Principal

2002	$ 14,474,108
2003	$ 8,298,146
2004	$ 8,940,912
2005	$ 9,746,970
2006	$ 13,133,365
Later Years	$ 314,363,429
Total Payments	$ 368,956,930

       As of April 30, 2001, IRET is committed to provide construction financing for an assisted living and Alzheimer care facility in Virginia, Minnesota for $7,000,000.

      The following is a summary of IRET's equity capital and liability conditions at the end of Fiscal 2001 as compared to prior periods:

*
IRET's shareholder equity increased to $118,945,160 from $109,920,591 on April 30, 2000, and from $85,783,297 on April 30, 1999.  These increases resulted from the sale of Shares of Beneficial Interest and the reinvestment of dividends in new shares.

*
Liabilities of the Operating Partnership increased to $389,086,105 from $287,940,038 on April 30, 2000, and $191,229,475 as of April 30, 1999.  These increases resulted from increased mortgage loans to finance the acquisition of real estate properties.

*
Total assets of the Operating Partnership increased to $570,322,124 from $432,978,299 on April 30, 2000, and $291,493,311 as of April 30, 1999, again, as a result of investments in additional real estate properties.

*	Cash and marketable securities were $9,368,176, compared to $6,623,495 on April 30, 2000, and $7,412,236 on April 30, 1999.
*
In addition to its cash and marketable securities, IRET Properties has unsecured line of credit agreements with First International Bank & Trust, Bremer Bank, and First Western Bank & Trust, all of Minot, North Dakota, totaling $17,500,000, none of which were in use on April 30, 2001.  On April 30, 2000, $6,452,420 was in use.  Credit lines in Fiscal 1999 totaling $11,500,000 were not in use at the end of 1999.

 Impact of Inflation
      In Fiscal 2001, IRET experienced a 17% increase in the cost of utilities primarily due to natural gas price increases in its same store apartment communities.  Same store communities represent communities that had twelve consecutive months of operations in both Fiscal 2000 and 2001.  Of the $1,060,282 total increase in same store utility and maintenance expense in Fiscal 2001 over the prior year, $731,595 or 69% of the increase was due to natural gas prices and $328,687 or 31% snow removal expense.  Since that time, natural gas prices have retreated, but it is possible that IRET's apartment communities will again experience a sharp increase in utility expenses that may not be recoverable in the form of increased rent.  Maintenance and other rental expenses also to increased at rate of 2-3%. IRET has been able to increase rental income sufficient to cover the normal inflationary increases in rental expenses.

Anticipated Increase in Insurance Expense
     IRET's blanket casualty and liability insurance policy, which covers all of its residential properties and most of its commercial properties, will expire April 30, 2002.  Because of the September 11, 2001, terrorist attacks, IRET expects a substantial increase in its insurance premiums beginning with fiscal year 2003, which commences May 1, 2002, but is not able to quantify the amount of the expected increase at this time.

      With respect to IRET's commercial properties, the tenant is responsible to pay utilities, insurance, and most other rental expenses.  However, commercial leases tend to be of a longer term and IRET is precluded from increasing rent to compensate for inflationary changes in currency values.  In the case of residential properties, no leases are longer than one year and the majority are for six months or less and thus IRET may raise rent to cover inflationary changes in expenses and the value of its capital investment, subject to market conditions.

Quantitative & Qualitative Disclosures about Market Risk

     IRET's exposure to market risk is limited to fluctuations in the general level of interest rates on its current and future fixed and variable rate debt obligations.  Even though IRET's philosophy is to maintain a fairly low exposure to interest rate fluctuation risk, IRET is still vulnerable to significant fluctuations in interest rates on its variable rate debt, on any future repricing or refinancing of its fixed rate debt and on future debt.

     IRET primarily uses long-term and medium-term (more than 10 years) and medium-term debt as a source of capital.  IRET does not currently use derivative securities, or interest rate swaps or any other type of hedging activity to manage its costs of capital.  As of April 30, 2001, IRET had the following amount of future principal payments on mortgages secured by its real estate:

Long Term Debt	2002	2003	2004	2005	2006	Thereafter	Total

Fixed Rate	$13,209,699	$6,949,388	$7,482,220	$8,183,905	$10,998,715	$291,141,854	$337,364,781
Variable Rate	$ 1,265,409	$1,348,758	$1,458,692	$1,563,065	$ 2,734,650	$ 23,221,575	$ 31,592,149
							$368,956,930
Average Interest Rate (%)	(1)	(1)	(1)	(1)	(1)	(1)

(1)
The weighted average interest rate as of April 30, 2001, was 7.56%.  Any flucuations on the variable interest rates could increase or decrease IRET's interest expenses.  For example, an increase of 1% per annum on IRET's $31,592,149 of variable rate indebtedness would increase its annual interest expense by $315,921.

General Information As To Investors Real Estate Trust

Organization of IRET
      Investors Real Estate Trust is a registered real estate investment trust organized and governed under the laws of North Dakota.  IRET has qualified as a real estate investment trust under Sections 856-858 of the Internal Revenue Code during all years of its existence.

 Governing Instruments of IRET
      IRET was organized on July 31, 1970.  IRET will continue, unless sooner terminated by a majority vote of the shareholders, until the expiration of 20 years after the death of the last survivor of the seven original trustees. All of the original Trustees are still living, the youngest being 65 years of age.  The existence of IRET may be extended indefinitely by action of the

Trustees approved by the vote of shareholders holding fifty per cent or more of the outstanding shares. IRET has nine Trustees.

 Independent Trustees
      IRET adheres to NASAA guidelines requiring a majority of the board to be composed of independent Trustees.  Pursuant to NASAA guidelines, IRET considers the following Trustees as independent:

C. Morris Anderson	John F. Decker	Daniel L. Feist	Steven B. Hoyt
Patrick G. Jones	Jeffrey L. Miller	Stephen L. Stenehjem

Non-Independent Trustees
      IRET considers the following trustees as non-independent:

Timothy P. Mihalick	Thomas A. Wentz, Jr.

 Shareholder Meetings
      The governing provisions of IRET require the holding of annual meetings.  It is the policy of the Board of Trustees to hold the annual meeting in Minot, North Dakota, during the month of September. All shareholders shall be given at least 30 days prior written notice.

      Special meetings of the shareholders may be called by the chief executive officer, by a majority of the trustees or by a majority of the independent trustees, and shall be called by an officer of IRET upon written request of the shareholders holding in the aggregate of not less than 10% of the outstanding shares of IRET entitled to vote at such meeting.

      Upon receipt of a written request, either in person or by mail, stating the purpose or purposes of the meeting, IRET shall provide all shareholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than sixty days after the distribution of such notice, at a time and place specified in the request, or if none if specified, at a time and place convenient to shareholders. The holders of a majority of shares in IRET, present in person or by proxy, shall constitute a quorum at any meeting.

Structure of IRET
      IRET carries on its activities directly and through subsidiaries and an operating partnership.  IRET Properties, a North Dakota Limited Partnership, was organized on January 31, 1997, and, since February 1, 1997, is the principle entity through which IRET operates. All assets (except for qualified REIT subsidiaries) and liabilities of IRET have been contributed to the operating partnership in exchange for a general partnership interest in the operating partnership. IRET, INC., a North Dakota corporation, and a wholly owned subsidiary of IRET acts as the general partner of the operating partnership.  As the sole shareholder of IRET, INC., which in turn is the sole general partner of the operating partnership, IRET has the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the operating partnership, subject to certain limitations contained in the Operating Partnership Agreement. See "Operating Partnership Agreement."

      IRET's interest in the operating partnership will entitle it to receive all quarterly or yearly cash distributions from the operating partnership and to be allocated its pro-rata share of the profits and losses of the operating partnership.  IRET owned approximately 76% of the operating partnership as of April 30, 2001. It is expected that the operating partnership will merge with other partnerships or acquire real estate from other persons in exchange for limited partnership units. When certain properties were acquired by IRET, the lender financing the properties required, as a condition of the loan, that the properties be owned by a "single asset entity." Accordingly, IRET has organized two wholly owned subsidiary corporations and IRET Properties has organized several limited partnerships for the purpose of holding title to these investment properties in order to comply with the conditions of the lender. All financial statements of these subsidiaries are consolidated into the financial statements of IRET.

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Policy With Respect To Certain Activities

      The following information is a statement of IRET's current policy as it pertains to the described activities.

To Issue Senior Securities
      IRET has issued and outstanding investment certificates which are senior to the shares of beneficial interest being offered under this prospectus.  The investment certificates are issued for a definite term and annual interest rate. In the event of dissolution of IRET, the investment certificates would be paid in preference to the shares of beneficial interest. Please see page 8 concerning the risks associated with the preference of the senior securities.

The Trust does not plan to issue other senior securities in the future.  However, the organizational documents of IRET do not restrict IRET from issuing additional senior securities with liquidation preferences superior to the shares purchased under this offering. The decision on whether to issue additional senior securities may be made by the trustees at anytime without notice to or a vote of the shareholders. As of April 30, over the past three years IRET had outstanding the following senior securities:

Senior Securities Outstanding as of April 30

Due in Years Ending April 30	Fiscal 2001	Fiscal 2000	Fiscal 1999

6 month notes	$ 800,206	$ 2,762,960	$ 842,174
1 year notes	$ 4,805,206	$ 330,000	$ 2,446,566
3 year notes	$ 2,369,328	$ 1,574,669	$ 1,651,865
5 year notes	$ 3,899,807	$ 5,419,627	$ 6,829,531
Totals	$ 11,874,416	$ 10,087,256	$ 11,770,136
Rate of interest paid on investment certificates as of April 30
6 month notes	6.50%	6.50%	6.00%
1 year notes	7.00%	7.00%	6.50%
3 year notes	7.50%	7.50%	7.00%
5 year notes	8.00%	8.00%	7.50%

 To Borrow Money
      IRET plans to continue to borrow money on all new real estate acquired or developed.  IRET's policy is to seek to borrow up to 70% of the cost a property. IRET relies on borrowed funds in pursuing its investment objectives and goals. The policy concerning borrowed funds is vested solely with the board of trustees, subject to the limitation in IRET's organizational documents that unless justified and approved by a majority of the trustees, IRET may not borrow more than 300% of the value of its total portfolio of assets. The organizational documents of IRET do not impose any limitation on the amount of money IRET may borrow against any one particular property.

       The decision to borrow up to 70% of the acquisition or development cost of individual properties or to borrow up to or more than 300% of the net value of IRET's assets may be changed by a majority of the trustees without notice to or a vote of the shareholders.

       IRET intends to continue borrowing funds in the future.  Over the past three fiscal years, IRET has borrowed funds on new property acquisitions and developments as follows:

	Fiscal 2001	Fiscal 2000	Fiscal 1999

Cost of Property Acquired or developed	$ 143,042,292	$ 154,094,051	$ 62,455,508
Net Increase in borrowings	$ 103,900,163	$ 89,985,698	$ 41,011,095
Borrowing as a percentage of cost	73%	58%	66%

To Loan Money
      As part of IRET's business plan, trust funds have been loaned to third parties.  The loans are in the form of mortgages secured by real estate. The decision to make loans is vested solely with the trustees and may be changed by a majority of the trustees without notice to or a vote of the shareholders.

Mortgage Loans Receivable

Location	Real Estate Security	10/31/01	4/30/01	4/30/00	4/30/99	Interest Rate	Priority

Higley Heights - Phoenix, AZ	Orange Grove	$ 0	$ 0	$ 598,843	$ 742,811	8.00%	First
Great Plains Software - Fargo, ND	Campus/Office Facility	$ 0	$ 0	$ 0	$ 9,185,758	9.50%	First
Hausmann Rentals - Moorhead, MN	Apartment Building	$ 273,934	$ 278,527	$ 287,115	$ 294,968	9.00%	First
1516 N. Street - Bismarck, ND	Apartment Building	$ 0	$ 0	$ 0	$ 159,965	10.25%	First
Scottsbluff Estates - Scottsbluff, NE	Apartment Building	$ 106,514	$ 106,926	$ 108,752	$ 110,437	8.00%	Second
Fairfield Apts - Hutchinson, MN	Apartment Building	$ 42,692	$ 43,313	$ 45,930	$ 46,500	8.75%	First
1921 7th Street NW - Minot, ND	Rental House	$ 0	$ 954	$ 2,269	$ 3,282	7.00%	First
Inwards Building - Detroit Lakes, MN	Apartment Building	$ 0	$ 0	$ 0	$ 117,493	9.00%	First
Edgewood Vista - Norfolk, MN	Alzheimer Facility	$ 477,375	$ 477,375	$ 477,375	$ 0	11.00%	First
Edgewood Vista - Virginia, MN	Alzheimer Facility	$ 1,712,382	$ 0	$ 0	$ 0	10.00%	First
Mankato Heights Plaza - Mankota, MN	Strip Mall	$ 3,200,000	$ 0	$ 0	$ 0	10.00%	First
Other Mortgages		$ 130,000	$ 130,000	$ 130,000	$ 60,000	8.00%

Total		$ 5,942,897	$ 1 ,037,095	$ 1,650,284	$ 10,721,213
Less:
Unearned Discounts		$ 0	$ 0	$ -392	$ -1,898
Deferred gain from property dispositions		$ 0	$ 0	$ 0	$ -1,000
Allowance for Losses		$ 0	$ 0	$ 120,314	$ -120,314
		$ 5,942,897	$ 1,037,095	$ 1,529,578	$ 10,598,001

       As of October 31, 2001, all of our mortgage loans were current and none of the loans were in default.

 To Invest in the Securities of Other Companies for Purposes of Exercising Control
      Other than the formation of wholly owned subsidiaries to hold individual properties, IRET has not during the past three years invested in the securities of other issuers for the purpose of exercising control over such issuer and has no plans to do so. Over the past three years, IRET has created a number of subsidiary companies for the sole purpose of holding individual real estate properties. A list of those subsidiary companies is listed on page F-20 of the financial statements at the end of this prospectus.

      Even though IRET has not done so in the past, the organizational documents of IRET do not impose any limitations on IRET's ability to invest in the securities of other companies for the purpose of exercising control. Any decision to do so is vested solely in the trustees and may be changed without notice to or a vote of the shareholders.

To Underwrite Securities of Other Issuers
      Over the past three years, IRET has not engaged in the underwriting of securities of other issuers.  Even though IRET has not done so in the past, the organizational documents of IRET do not impose any limitation on IRET's ability to underwrite the securities of other issuers. Any decision to do so is vested solely in the trustees and may be changed without notice to or a vote of the shareholders.

To Engage in the Purchase and Sale or Turnover of Investments
      IRET has no plans to engage in the purchase and sale or turnover of investments.  IRET's current policy is to acquire or develop real estate that will be held for a period of at least 10 years. Even though IRET has not engage in the practice of purchasing and then selling the property shortly thereafter in hopes of making a profit at any time over the past three years, the organizational documents of IRET do not impose any limitation on IRET's ability to do so. Any decision to do so is vested solely in the trustees and may be changed without notice to or a vote of the shareholders.

To Offer Securities in Exchange for Property
      Commencing on February 1, 1997, IRET operates principally through IRET Properties, a North Dakota Limited Partnership, of which IRET is the sole general partner.  Such a structure allows IRET to offer limited partnership units in exchange for real estate. IRET currently has plans to offer limited partnership units in exchange for real estate on a continuous and ongoing basis. The limited partnership units are convertible on a one to one basis into shares of IRET after at least a two-year holding period.  All limited partnership units receive the same dividend as paid on shares of IRET. Limited partners are not entitled to vote on any matters affecting the company until they convert their units to shares. For a complete description of the limited partnership units, please see page 70.  All exchanges shall be subject to approval by the trustees on such terms and conditions that are deemed reasonable by the trustees.

       The organizational documents of IRET do not contain any restrictions of IRET's ability to offer its securities in exchange for property.  As a result, any decision to do so is vested solely in the trustees. This policy may be changed at anytime without notice to or a vote of shareholders. Over the past three fiscal years ending April 30, IRET has issued the following limited partnership units in exchange for property:

	2001	2000	1999

Limited partnership units issued	2,968,030	2,709,253	858,843
Dollar value	$ 25,344,059	$ 21,602,838	$ 6,485,927

 To Purchase or Otherwise Re-Acquire Its Shares or Other Securities
      As a "real estate investment trust" under federal income tax laws, IRET intends to invest only in real estate assets.  The organizational documents of IRET do not prohibit IRET from acquiring or otherwise repurchasing its own securities so long as such activity does not prohibit IRET from operating as a real estate investment trust under the IRS code. Any decision to purchase or otherwise reacquire its share or other securities is vested solely in the trustees and may be changed without notice to or a vote of the shareholders.

       Over the past three years, IRET has repurchased its shares under the terms of its dividend reinvestment plan for allocation to those existing shareholders who elect to reinvest their dividends into additional shares of IRET.  Over the past three years IRET has repurchased the following number and amount of shares:

For the period ending 4/30	2001	2000	1999

Number of shares	555,785	372,500	148,000
Total price paid by IRET	$ 4,478,401	$ 2,970,675	$ 1,174,675
Average price per share	$ 8.057	$ 7.97	$ 7.936

 To Make Annual and Other Reports Available to Shareholders

      The organizational documents of IRET require that an annual report be provided to shareholders at least once a year.  The report must be provided no later than 120 days from the end of IRET's most recent fiscal year ending April 30. The annual reports are generally mailed during the second week of August. The annual report contains a financial statement certified by an independent public accountant. The requirement to provide an annual report to shareholders may only be changed by a vote of a majority of the shareholders.
       IRET also has a policy of providing quarterly reports to the shareholders during January, April, July, and October.  The quarterly reports do not contain financial statements certified by an independent public accountant.  The provision of a quarterly report to the shareholders is not required by IRET's organizational documents and may be changed by a majority of the trustees at any time without notice to or a vote of the shareholders.

Investment Policies of IRET

Investments in Real Estate or Interests in Real Estate
      We currently own real estate located in 13 states.  Our current portfolio is allocated among the various states and between apartments and commercial property.

       We may invest in real estate or interests in real estate which are located anywhere in the United States, but plans to focus on those states where we already have property with a concentration on Minnesota, Montana, North Dakota and South Dakota.  Please see pages 55 through 67 for a breakdown of our real estate ownership by state and between apartments and commercial.

      We may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except we may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.

      The method of operating our real estate shall be delegated to a management company as it pertains to the day-to-day management.  All major operating decisions concerning our operation of our real estate shall be made by the trustees.

    The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares.  The income generated from rental income and interest income is planned to be distributed to shareholders as dividends.

      There is no limitation on the number or amount of mortgages which may be placed on any one piece of property provided that in the event we seek to borrow an amount which is more than 300% or 3 times our total net assets, our governing instrument requires that it must be approved by a majority of the independent trustees and disclosed to the shareholders in the next quarterly report.  In addition to the 300% limitation on total indebtedness, we have a policy that may be changed at anytime without shareholder approval of not exceeding a 70% debt level on our real estate assets. As of October 31, 2001, our ratio of total real estate mortgages to total real estate assets was 62.9% while our ratio of total indebtedness as compared to our net assets was 220%.

      It is not our policy to acquire assets primarily for capital gain through sale in the short term.  Rather, it is our policy to acquire assets with an intention to hold that asset for at least a 10-year period.  During the holding period it is our policy to seek current income and capital appreciation through an increase in our stock price as a result of the increase in value of the underlying real estate portfolio as well as increased revenue as a result of higher rents.

      Any policy as it relates to investments in real estate or interests in real estate may be changed by the trustees at anytime without notice to or a vote of the shareholders.

Investments in Real Estate Mortgages
      While not IRET's primary business focus, IRET does make loans to others that are secured by mortgages, liens, or deeds of trust covering real estate.  Over the last three years IRET has made a number of mortgage loans, most of which are still outstanding. IRET has no restrictions on what type of property may be used as collateral for a mortgage loan, provided that except for loans insured or guaranteed by a government or a governmental agency, IRET may not invest in or make a mortgage loan unless an appraisal is obtained concerning the underlying property.

       It is IRET's policy not to invest in mortgage loans on any one property if in the aggregate the total indebtedness on the property including IRET's mortgage exceeds 85% of the property's value unless approved by the board of trustees.  As of October 31, 2001, all outstanding loans met the 85% criteria.

       IRET can invest in second mortgages without the approval of or notice to the shareholders.  As of October 31, 2001, IRET only had one second mortgage with a principal balance of $106,514.  IRET does not plan to invest in any other second mortgages, but this policy may be changed at anytime by the trustees without the approval of or notice to the shareholders.

       For a complete description of IRET's mortgage loan activity, please see page 8 "Mortgage Loan Receivable."   IRET's policy as it relates to mortgage loans may be changed by the trustees at anytime without notice to or a vote of the shareholders.

Investments in the Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Securities
      IRET is permitted to invest in the securities of other entities engaged in the ownership and operation of real estate.  Over the past three years IRET has purchased United States guaranteed obligations and common shares of five other publicly traded real estate investment trusts.  These purchases are made solely for the purpose of holding cash until future real estate investments are identified. No further investments in other types of securities are planned.

       IRET has organized a number of wholly owned subsidiary limited partnerships and other wholly owned subsidiary companies for the sole purpose of conducting its real estate business activities.  For a list of these subsidiary entities please see page F-23 and F-24 of the financial statements at the end of this prospectus or page 16.

       While permitted to do so under its organizational documents, IRET has not invested in any other affiliated real estate investment trusts or entities organized for the purpose of operating as a real estate investment trust.

       Any Trust policy as it relates to investments in other securities may be changed by the trustees at anytime without notice to or a vote of the shareholders.

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Description of Commercial Real Estate

      The following commercial properties were owned by IRET as of April 30, 2001.  The monthly average rent is calculated by dividing the annualized rent by the total rentable space at the property.  Annualized rental income is calculated by dividing the total base rent still to be received by IRET over the remaining term of the lease divided by the number of months of the lease term. This process is called "straight line rent" and is done in accordance with accounting principals generally accepted in the United States. Base rent does not include additional rents received from tenants as reimbursement to IRET of building operating costs including but not limited to  management fees, insurance, taxes, utilities, and snow removal.

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Year of Construction/ Remodel	Investment	Occupancy	AnnualizedRental Income	Monthly Average Rent Per Sq.Foot	Number Units

Georgia
Lithia Springs
Wedgewood 1600 Lee Road	Assisted Living	Fee-100%	29,408	1996	1996	$ 3,971,878	100.00%	$ 515,011	$ 1.46	1
Georgia Totals			29,408			$3,971,878	100.00%	$ 515,011	$ 1.46	1

Idaho
Boise
America's Best 8740 Fairview Avenue	Single Tenant Retail	Fee-100%	69,599	1994	1992	$ 4,788,294	0%	$ 0	$ 0.00	1
Idaho Totals			69,599			$4,788,294	0%	$ 0	$ 0.00	1

Michigan
Kentwood
Comp USA 2984 28th St. SE	Single Tenant Retail	Fee-100%	16,000	1996	1995	$ 2,121,474	100.00%	$ 200,396	$ 1.04	1
Michigan Totals			16,000			$ 2,121,474	100.00%	$ 200,396	$ 1.04	1

Minnesota
Bloomington
Pillsbury Business Ctr 8300 Pillsbury Ave. South	Single Story Office	Fee-100%	42,220	2001	1985	$1,842,970	n/a	$ 225,543	$ 0.45	4
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Description of Commercial Real Estate - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Year of Construction/ Remodel	Investment	Occupancy	AnnualizedRental Income	Monthly Avg.RentPer Sq.Foot	Number Units

Burnsville
Burnsville Bluffs 11351 Rupp Dr.	Single Story Office	Fee-100%	26,186	2001	1988	$2,456,646	n/a	$ 279,957	$ 0.89	2
Nicollet VII 12150 Nicollet Avenue	Single Story Office	Fee-100%	118,400	2001	1999	$7,360,670	n/a	$ 724,788	$ 0.51	4

Duluth
Edgewood Vista 4195 Westberg Road	Assisted Living	Fee-100%	57,187	2000	2000	$4,241,450	100.00%	$ 889,812	$ 1.30	1
Edgewood Vista II	Assisted Living	Fee-100%	26,412	2001	2001	$1,439,737	100.00%	$ 242,004	$ 0.76	1
Eagan
2030 Cliff Road	Single Story Office	Fee-100%	13,374	2001	1983	$ 980,866	n/a	$ 108,329	$ 0.67	1
Lexington Commerce 3030 Lexington Ave.	Single Story Office	Fee-100%	89,840	2000	1997	$5,489,723	100.00%	$ 574,175	$ 0.53	5
S.E. Tech Center 3020 Denmark Ave.	Single Story Office	Fee-100%	58,300	2000	1998	$6,115,517	100.00%	$ 268,064	$ 0.38	3
East Grand Forks
Corner Express 1010 Central Ave. NE	C-Store	Fee-100%	14,490	2000	2000	$1,392,251	100.00%	$ 152,352	$ 0.88	1
Edgewood Vista 608 5th Ave. NW	Assisted Living	Fee-100%	10,778	1997	1997	$ 899,821	100.00%	$ 126,972	$ 0.98	1
Edgewood Vista II	Assisted Living	Fee-100%	5,100	2001	2001	$ 516,700	100.00%	$ 59,760	$ 0.98	1
Eden Prairie
Flying Cloud Drive 7901 Flying Cloud Dr.	Multi-Story Office	Fee-100%	61,217	2000	1977	$5,074,810	99.18%	$1,018,521	$ 1.39	22
Lindberg Building 10150 Crosstown Circle	Office/Warehouse	Fee-100%	40,941	1992	1979	$1,608,535	100.00%	$ 217,151	$ 0.44	1
ViroMed 6101 Blue Circle Dr.	Office/Warehouse	Fee-100%	48,700	1999	1994	$4,863,634	100.00%	$ 541,070	$ 0.93	1
Edina
Dewey Hill Business Ctr. 5555 West 78th St.	Single Story Office	Fee-100%	73,338	2001	1986	$4,492,381	100.00%	$ 468,192	$ 0.53	8
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Description of Commercial Real Estate - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Year of Construction/ Remodel	Investment	Occupancy	AnnualizedRental Income	Monthly Avg. RentPer Sq.Foot	Number Units

Southdale Medical Center 6545 France Ave. South	Multi-Story Office	Fee -69%	195,983	2001	1958-1999	$32,421,070	100.00%	$ 3,420,000	$ 1.45	1
Maple Grove
Northgate II 6420 Sycamore Lane	Single Story Office	Fee-100%	25,999	2000	1997	$ 2,348,979	100.00%	$ 628,672	$ 2.02	2
Maplewood
HealthEast I 1574 St. Johns Blvd.	Multi-Story Office	Fee-100%	34,195	2000	2000	$ 6,266,915	100.00%	$ 632,177	$ 1.54	1
Woodbury
HealthEast II 1851 Weir Dr.	Multi-Story Office	Fee-100%	80,021	2000	2000	$14,334,084	100.00%	$ 1,475,079	$ 1.54	1
Minnetonka
Hospitality Associates 17800 Excelsior Blvd.	Multi-Story Office	Fee-100%	4,000	2001	1985	$ 400,898	n/a	$ 42,000	$ 0.88	1
Moorhead
Pioneer Seed Co.1505 29th Ave. South	Office/Warehouse	Fee-100%	13,600	1992	1979	$ 653,876	100.00%	$ 80,000	$ 0.49	1
Plymouth
Plymouth Tech IV 5000 Chelshire Lane North	Single Story Office	Fee-100%	53,309	2001	2000	$ 5,891,898	n/a	$ 612,851	$ 0.96	4
Plymouth Tech V 5010 Chelshire Lane North	Single Story Office	Fee-100%	73,500	2001	2000	$ 8,136,431	n/a	$ 643,128	$ 0.73	2
Rochester
Maplewood Square 3956 E Frontage Rd Hwy 52 N	Multi-Tennant Retail	Fee-100%	118,397	2000	1990	$11,898,946	98.31%	$ 1,160,094	$ 0.82	11
St. Cloud
Cold Spring Center 4150 2nd St. South	Multi-Story Office	Fee-100%	77,533	2001	1989	$ 8,395,539	n/a	$ 857,990	$ 0.92	6
Waconia
Stone Container 888 Industrial Blvd.	Office/Warehouse	Fee-100%	29,440	2001	1996	$ 1,666,518	100.00%	$ 181,371	$ 0.51	1
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Description of Commercial Real Estate - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Year of Construction/ Remodel	Investment	Occupancy	Annualized Rental Income	Monthly Avg. Rent er Sq.Foot	Number Units

Winsted
Sterner Lighting 351 Lewis Ave. West	Office/Warehouse	Fee-100%	38,000	2001	1985	$ 1,000,789	n/a	$ 130,000	$ 0.29	1
Total Minnesota			1,430,460			$141,291,654	99.73%	$15,760,052	$ .92	88

Montana
Belgrade
Edgewood Vista 1101 Cardinal Dr.	Assisted Living	Fee-100%	5,100	2000	2000	$ 453,494	100.00%	$ 57,198	$ 0.93	1
Billings
Creekside Office Park 1001 S 24th St. West	Multi-Story Office	Fee-100%	37,318	1992	1984	$ 1,868,570	81.39%	$ 415,602	$ 0.93	20
Edgewood Vista 1225 Wicks Lane	Assisted Living	Fee-100%	11,971	1999	1999	$ 980,218	100.00%	$ 125,318	$ 0.87	1
Kalispell
Edgewood Vista 141 Interstate Lane	Assisted Living	Fee-100%	5,895	2001	2001	$ 568,150	100.00%	$ 71,307	$ 1.01	1
Missoula
Edgewood Vista 2815 Palmer	Assisted Living	Fee-100%	10,314	1997	1997	$ 962,428	100.00%	$ 126,135	$ 1.02	1
Total Montana			70,598			$ 4,832,860	90.38%	$ 795,560	$ 0.94	24

Nebraska
Columbus
Edgewood Vista 3386 53rd Avenue	Assisted Living	Fee-100%	5,100	2000	2000	$ 455,626	100.00%	$ 57,197	$ 0.93	1
Freemont
Edgewood Vista 2910 North Clarkson St.	Assisted Living	Fee-100%	5,100	2000	2000	$ 546,410	100.00%	$ 68,177	$ 1.11	1
Grand Island
Edgewood Vista 214 North Piper Street	Assisted Living	Fee-100%	5,100	2000	2000	$ 455,626	100.00%	$ 57,197	$ 0.93	1
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Description of Commercial Real Estate - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Year of Construction/ Remodel	Investment	Occupancy	AnnualizedRental Income	Monthly Avg. Rent Per Sq.Foot	Number Units

Hastings
Edgewood Vista 2400 West 12th St.	Assisted Living	Fee-100%	5,100	2000	2000	$ 565,777	100.00%	$ 60,588	$ 0.99	1
Omaha
Ameritrade Headquarter 4211 South 102nd St.	Single Story Office	Fee-100%	73,774	1999	1993/1997	$8,306,535	100.00%	$ 748,000	$ 0.84	1
Barnes & Noble 3333 Oak Dr.	Single-Tennant Retail	Fee-100%	27,500	1995	1995	$3,699,197	100.00%	$ 409,956	$ 1.24	1
Edgewood Vista 17620 Poppleton Street	Assisted Living	Fee-100%	5,100	2000	2000	$ 611,370	100.00%	$ 77,775	$ 1.27	1
Total Nebraska			126,774			$14,640,541	100.00%	$ 1,478,890	$ .97	7

North Dakota
Bismarck
Lester Chiropractic Clinic 1122 West Divide Ave.	Single Story Office	Fee-100%	5,400	1988	1974	$ 268,917	100.00%	$ 33,840	$ 0.52	1
Fargo
Barnes & Noble 1201 42nd St. SW	Single-Tennant Retail	Fee-100%	30,000	1994	1994	$ 3,259,893	100.00%	$ 396,750	$ 1.10	1
Great Plains Software3900 44th Ave. SW	2 Story Office	Fee-100%	121,600	1999	1999	$15,375,154	100.00%	$ 1,875,000	$ 1.28	1
Petco 1126 43rd St. SW	Single-Tennant Retail	Fee-100%	18,000	1994	1994	$ 1,278,934	100.00%	$ 185,040	$ 0.86	1
Stone Container 4637 16th Ave. NW	Office/Warehouse	Fee-100%	193,350	1995	1995-2001	$ 7,000,364	100.00%	$ 884,793	$ 0.38	1
Grand Forks
Carmike Theatre 2306 32nd Ave. South	Multi-Plex Theatre	Fee-100%	28,300	1994	1986	$ 2,545,737	100.00%	$ 318,232	$ 0.94	1
MedPark Mall1375&1395 S Columbia Rd	Multi-Tennant Retail	Fee-100%	59,177	2000	1989	$ 5,642,950	97.31%	$ 625,816	$ 0.88	13
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Description of Commercial Real Estate  - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Year of Construction/ Remodel	Investment	Occupancy	Annualized Rental Income	Monthly Avg. Rent Per Sq. Foot	Number Units

Minot
13 1st Ave SW	Multi-Story Office	Fee-100%	15,900	1981	1929-1993	$ 533,765	58.82%	$ 114,794	$ 0.60	23
12 South Main	Multi-Story Office	Fee-100%	11,300	2001	1905-1985	$ 389,205	93.25%	$ 47,979	$ 0.35	9
17 South Main	Multi-Story Office	Fee-100%	6,500	2001	1908-1990	$ 90,000	100.00%	$ 14,100	$ 0.18	1
114 South Main	Single Tenant Retail	Fee-100%	3,500	1978	1910-1985	$ 111,996	0.00%	$ 0	$ 0	1
401 South Main	Multi-Story Office	Fee-100%	11,200	1987	1956-1982	$ 659,914	90.41%	$ 74,503	$ 0.55	10
Arrowhead Shopping Center 1600 2nd Ave. SW	Multi-Tennant Retail	Fee-100%	80,000	1973	1961-1998	$ 2,973,786	98.74%	$ 372,782	$ 0.39	26
Corner Express C-Store 3630 South Broadway	C-Store	Fee-100%	4,674	1998	1998	$ 1,581,260	100.00%	$ 172,260	$ 3.07	1
Edgewood Vista 706 16th Ave. SE	Assisted Living	Fee-100%	97,821	1997	1997	$ 6,270,707	100.00%	$ 810,581	$ 0.69	1
Minot Plaza 1930 South Broadway	Multi-Tennant Retail	Fee-100%	10,020	1993	1983	$ 509,954	100.00%	$ 120,298	$ 1.00	4
Total North Dakota			696,742			$48,492,536	98.52%	$ 6,046,768	$ .72	95

South Dakota
Rapid City
Conseco 900 Concourse Dr.	Single Story Office	Fee-100%	75,815	2000	2000	$ 7,044,870	100.00%	$ 771,214	$ 0.85	1
Sioux Falls
Edgewood Vista 3401 Ralph Rodgers Rd.	Assisted Living	Fee-100%	11,971	1999	1999	$ _ 974,739	100.00%	$ 125,318	$ 0.87	1
Total South Dakota			87,786			$ 8,019,609	100.00%	$ 896,532	$ .85	2

Total Commercial Properties			2,527,367			$228,158,801	98.59%	$ 25,639,743	$ .85	219
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Description of Residential Real Estate

       IRET owned the following residential properties as of April 30, 2001:

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Investment	Year of Construction/ Remodel	Occupancy	Annualized |Rental Income	Monthly Avg.Rent Per Unit	Number Units
Colorado
Colorado Springs
Neighborhood 3502-3508 Van Teylingen Dr.	Multi-Family	Fee-100%	204,480	1996	$11,422,781	1980-1985	96.27%	$1,787,824	$ 775.97	192
Ft. Collins
MiraMont 4900 Boardwalk Dr. Bldg A	Multi-Family	Fee-100%	215,800	1996	$14,363,539	1996	97.10%	$ 2,145,632	$ 851.44	210
Pine Cone 2212 Vermont Dr.	Multi-Family	Fee-100%	197,135	1994	$ 13,263,860	1994	96.71%	$1,924,155	$ 822.29	195
Total Colorado			617,415		$39,050,180		96.88%	$5,857,611	$ 816.57	597

Idaho
Boise
Clearwater 660 South Clearwater Lane	Multi-Family	Fee-100%	57,000	1999	$ 3,853,638	1995	92.14%	$ 556,440	$ 772.83	60
Total Idaho			57,000		$ 3,853,638		92.14%	$ 556,440	$ 72.83	60

Iowa
Sioux City
Ridge Oaks 2300 Indian Hills Drive	Multi-Family	Fee-100%	183,720	2001	$ 4,281,967	1976-2001	n/a%	$ 895,080	$ 565.08	132
Total Iowa			183,720		$ 4,281,967		n/a%	$ 895,080	$ 565.08	132

Kansas
Topeka
Crown Colony 900 SW Robinson	Multi-Family	Fee-100%	208,864	2000	$10,817,090	1986	83.88%	$ 1,739,359	$ 658.85	220
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Description of Residential Real Estate - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Investment	Year of Construction/ Remodel	Occupancy	Annualized Rental Income	Monthly Avg.Rent Per Unit	Number Units
Sherwood 2745 SW Villa W Drive	Multi-Family	Fee-100%	200,390	2000	$16,001,205	1987	86.97%	$ 2,471,037	$ 686.40	300
Total Kansas			409,254		$26,818,295		86.98%	$ 4,210,396	$ 674.74	520

Minnesota
Moorhead
Eastgate 1605 20th St. S	Multi-Family	Fee-100%	129,504	1970	$ 2,425,737	1968-1997	90.25%	$ 562,274	$ 403.93	116
Rochester
Heritage Manor 2409 Hwy 52 N	Multi-Family	Fee-100%	173,634	1999	$ 7,697,780	1965-1999	99.41%	$ 1,270,490	$ 581.73	182
Woodridge 2804 2nd St. SW	Multi-Family	Fee-100%	191,118	1996	$ 6,775,134	1991	98.46%	$ 1,237,638	$ 954.97	108
Sunset Trail 3675 41st St. NW	Multi-Family	Fee-100%	77,078	2,000	$ 7,908,091	2000	96.53%	$ 886,920	$ 1,012.46	73
Sunset Trail II & III 3675 41st St. NW	Multi-Family	Fee-100%	(2)	2001	$ 4,006,932	2001	(2)	(2)	(2)	(2)
St. Cloud
Lancaster Place 1100 East Division St.	Multi-Family	Fee-100%	106,222	2000	$ 3,226,626	1989	95.87%	$ 575,016	$ 570.45	84
Park Meadows 360 Park Meadows Dr.	Multi-Family	Fee-100%	423,100	1997	$11,673,583	1982-1989	97.72%	$ 2,488,248	$ 575.98	360
West Stonehill 625 10th Ave. S	Multi-Family	Fee-100%	374,160	1995	$11,771,140	1989-1991	99.64%	$ 2,244,024	$ 597.45	313
Total Minnesota			1,474,816		$55,485,023		97.10%	$ 9,264,610	$ 627.06	1,236
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.
(2)	The property is currently in the lease-up phase having been completed on August 25, 2001.

Description of Residential Real Estate - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Investment	Year of Construction/ Remodel	Occupancy	Annualized Rental Income	Monthly Avg.Rent Per Unit	Number Units
Montana
Billings
Castle Rock 1551 Nottingham Pl.	Multi-Family	Fee-100%	174,604	1999	$ 5,742,534	1979-1999	92.49%	$ 1,083,846	$ 547.40	165
Country Meadows I 1550 Country Manor Blvd.	Multi-Family	Fee-100%	115,202	1996	$ 4,361,135	1999	97.34%	$ 588,156	$ 731.54	67
Country Meadows II 1550 Country Manor Blvd.	Multi-Family	Fee-100%	115,202	2000	$ 4,359,718	2000	97.50%	$ 588,156	$ 731.54	67
Olympic Village3900 Victory Circle	Multi-Family	Fee-100%	319,312	2001	$11,782,852	1983	n/a%	$ 1,624,332	$ 494.02	274
Rimrock 2220 St. Johns Ave.-A	Multi-Family	Fee-100%	99,196	2000	$ 3,899,680	1984	97.12%	$ 551,386	$ 589.09	78
Rocky Meadows 2440 Village Lane	Multi-Family	Fee-100%	150,916	1996	$ 6,737,109	1996-1997	96.93%	$ 831,495	$ 707.05	98
Total Montana			974,432		$36,883,028		96.30%	$ 5,267,371	$ 586.04	749

Nebraska
Lincoln
Thomasbrook 5900 Roose St.	Multi-Family	Fee-100%	274,253	2000	$ 9,956,873	1974-2000	96.42%	$ 1,717,838	$ 542.25	264
Total Nebraska			274,253		$ 9,956,873		96.42%	$ 1,717,838	$ 542.25	264

North Dakota
Bismarck
Cottonwood Lake I & II 1045 Tacoma	Multi-Family	Fee-100%	205,389	1997	$ 9,197,265	1997	88.36%	$ 1,067,563	$ 663.91	134
Cottonwood III 1045 Tacoma	Multi-Family	Fee-100%	102,695	2000	$ 4,535,371	2000	n/a%	$ 533,782	$ 663.91	67
Crestview 1615 E Capitol Ave.	Multi-Family	Fee-100%	176,320	1994	$ 4,961,835	1983	94.30%	$ 857,623	$ 470.19	152
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

 Description of Residential Real Estate - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Investment	Year of Construction/ Remodel	Occupancy	Annualized Rental Income	Monthly Avg.Rent Per Unit	Number Units
Kirkwood Manor 114 E Indiana Ave.	Multi-Family	Fee-100%	135,244	1997	$ 3,731,401	1983-1984	93.86%	$ 657,872	$ 507.62	108
North Pointe 1930 E Capitol Ave	Multi-Family	Fee-100%	83,250	1995	$ 2,446,675	1995	97.99%	$ 370,776	$ 630.57	49
Pebble Creek 3110 N 19th St.	Multi-Family	Fee-100%	22,400	2000	$ 784,962	1993	98.04%	$ 102,954	$ 476.64	18
Westwood Park 1101 Westwood St. #100	Multi-Family	Fee-100%	66,166	1999	$ 2,205,488	1984	99.25%	$ 395,621	$ 515.13	64
Dickinson
Century 1156 W 2nd St. 101-124	Multi-Family	Fee-100%	130,144	1986	$ 2,321,814	1979-1998	88.09%	$ 588,954	$ 409.00	120
Eastwood 177 10th Ave. E	Multi-Family	Fee-100%	23,945	1989	$ 472,395	1968-1995	79.00%	$ 132,492	$ 290.55	38
Oak Manor 417 2nd St. E	Multi-Family	Fee-100%	23,735	1989	$ 374,730	1997	97.23%	$ 106,902	$ 329.94	27
Fargo
Candlelight 2200 21st Ave S	Multi-Family	Fee-100%	54,765	1993	$ 977,083	1985	97.21%	$ 180,911	$ 342.63	44
Park East 1 S 2nd St. Bldg. 1	Multi-Family	Fee-100%	153,852	1997	$ 5,136,953	1973-1997	98.75%	$ 947,796	$ 647.40	122
Prairiewood Meadows 137 Prairiewood Dr.	Multi-Family	Fee-100%	118,652	2001	$ 2,839,271	1985	n/a%	$ 563,240	$ 552.20	85
Sunchase 4301-4313 9th Ave. SE	Multi-Family	Fee-100%	30,936	1988	$ 1,042,210	1987	99.10%	$ 177,678	$ 411.29	36
Grand Forks
Forest Park Estates 3415 20th Ave. S	Multi-Family	Fee-100%	265,175	1993	$ 7,482,837	1978-1985-1996	94.70%	$ 1,790,802	$ 552.72	270
Jenner Properties 3624 Landeco Lane	Multi-Family	Fee-100%	54,908	1996	$ 2,231,184	1969-1997	94.10%	$ 414,744	$ 285.64	121
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Description of Residential Real Estate - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Investment	Year of Construction/ Remodel	Occupancy	Annualized Rental Income	Monthly Avg.Rent Per Unit	Number Units
Legacy 2600 34th Ave. S	Multi-Family	Fee-100%	305,853	1996	$10,997,398	1997	95.42%	$ 1,586,068	$ 722.25	183
Legacy IV 2600 34th Ave. S	Multi-Family	Fee-100%	101,951	1997	$ 7,031,125	1997	95.42%	$ 528,690	$ 657.57	67
Southwinds 2402 30th Ave. S	Multi-Family	Fee-100%	176,789	1996	$ 5,972,073	1982	90.77%	$ 1,250,718	$ 635.53	164
Valley Park Manor 2300 Library Lane	Multi-Family	Fee-100%	153,005	2000	$ 4,713,692	1970-2000	95.44%	$ 775,403	$ 384.62	168
Minot
Chateau 1725 2nd Ave. SW	Multi-Family	Fee-100%	81,614	1997	$ 2,468,984	1979-1996	96.86%	$ 471,934	$ 614.50	64
Colton Heights 707 6th Ave. NW	Multi-Family	Fee-100%	28,432	1984	$ 967,733	1984	93.85%	$ 127,374	$ 589.69	18
Dakota Arms 1112 32nd Ave. SW	Multi-Family	Fee-100%	19,908	1996	$ 625,487	1982	97.12%	$ 109,608	$ 507.44	18
Magic City 411 8th St. SW	Multi-Family	Fee-100%	134,520	1997	$ 5,257,208	1975-1996	96.62%	$ 1,053,119	$ 378.28	232
South Pointe 1201 31st Ave. SW	Multi-Family	Fee-100%	305,184	1995	$10,345,036	1995	97.01%	$ 1,515,330	$ 644.27	196
Southview 2800 7th St. SW	Multi-Family	Fee-100%	21,344	1994	$ 728,676	1981	93.24%	$ 138,024	$ 479.25	24
Williston
Century 1510 9th Ave. NW	Multi-Family	Fee-100%	204,288	1986	$ 4,125,747	1979-1996	71.35%	$ 841,434	$ 365.21	192
Other Communities
Beulah Condominiums - Beulah	Multi-Family	Fee-100%	17,976	1983	$ 483,155	1971-1998	55.44%	$ 76,740	$ 245.96	26

n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Description of Residential Real Estate - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Investment	Year of Construction/Remodel	Occupancy	Annualized Rental Income	Monthly Avg.Rent PerUnit	Number Units
Parkway Apartments - Beulah 700 Parkway Dr.	Multi-Family	Fee-100%	10,800	1988	$ 150,912	1975-1996	56.99%	$ 104,916	$ 242.86	36
Bison Properties- Carrington & Cooperstown 806 13th St. NE	Multi-Family	Fee-100%	21,868	1972	$ 614,541	1969-1996	94.36%	$ 112,500	$ 267.86	35
SweetwaterProperties - Devils Lake & Grafton 1112 5th Ave. SE	Multi-Family	Fee-100%	67,179	1972	$ 1,626,298	1970-1999	76.79%	$ 353,658	$ 258.52	114
Lonetree Manor - Harvey 405 Grant Ave.	Multi-Family	Fee-100%	8,956	1991	$ 228,846	1969-1996	74.82%	$ 50,946	$ 353.79	12
The Meadows I - Jamestown 615 10th St. NE	Multi-Family	Fee-100%	29,240	2000	$ 1,878,636	1999	98.40%	$ 200,000	$ 617.28	27
The Meadows II - Jamestown 615 10th St. NE	Multi-Family	Fee-100%	29,240	2000	$ 1,878,636	2000	97.54%	$ 200,000	$ 617.28	27
The Meadows III - Jamestown 615 10th St. NE	Multi-Family	Fee-100%	29,196	2001	$ 2,046,455	2001	n/a%	$ 200,000	$ 617.28	27
Total North Dakota			3,394,919		$112,882,092		91.99%	$18,586,172	$ 502.06	3,085

South Dakota
Rapid City
Pointe West 3955 Pointe West Place	Multi-Family	Fee-100%	77,062	1994	$ 4,061,061	1985	94.59%	$ 687,312	$ 636.40	90
Sioux Falls
Oakwood Estates 3300 W 53rd	Multi-Family	Fee-100%	157,720	1993	$ 5,664,991	1988	96.47%	$ 1,003,630	$ 522.72	160

n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Description of Residential Real Estate - continued

Unit Name	Property Type	Ownership Interest	Square Feet	Year Acquired	Investment	Year of Construction/ Remodel	Occupancy	Annualized Rental Income	Monthly Avg. Rent Per Unit	Number Units
Oxbow 4701 S Oxbow Ave.	Multi-Family	Fee - 100%	172,404	1994	$ 5,030,689	1994	99.53%	$ 943,746	$ 655.38	120
Prairie Winds 6000 W 43rd	Multi-Family	Fee - 100%	64,050	1993	$ 2,013,055	1993	99.32%	$ 358,044	$ 621.60	48
Total South Dakota			471,236		$ 16,769,796		97.35%	$ 2,992,732	$ 609.03	418

Texas
Irving
Dakota Hill at Valley Ranch 7902 N MacArthur	Multi-Family	Fee - 100%	616,615	2000	$ 37,617,106	1998	93.08%	$ 5,771,632	$ 954.30	504
Total Texas			616,615		$ 37,617,106		93.08%	$ 5,771,632	$ 954.30	504

Washington
Vancouver
Ivy Club 8701 NE 54th St.	Multi-Family	Fee - 100%	225,505	1999	$ 11,827,863	1988	94.19%	$ 1,712,580	$ 699.58	204
Van Mall Woods 7609 NE Van Mall Dr.	Multi-Family	Fee - 100%	93,832	1999	$ 6,151,761	1994	96.31%	$ 886,024	$ 712.345	100
Total Washington			319,337		$ 17,979,624		94.98%	$ 2,598,604	$ 718.97	304

Total Apartment Communities			8,792,997		$361,577,622		93.96%	$ 57,754,486	$ 602.15	7,869
n/a	Property held less than 12 months
(1)	Investment is the actual cost paid for the property by IRET plus any capital improvements to the real property.

Fiscal Year 2001 Property Sales

      During fiscal year 2001, IRET made the following changes to its real estate investment portfolio:

Property Sold	Sales Price	Book Value & Sales Costs	Gain
Fiscal 2001
Evergreen Shopping Center, Evergreen, CO	$ 1,450,000	$ 1,448,310	$ 1,689
Chalet Apartments, Minot, ND	$ 390,000	$ 366,566	$ 23,434
Hill Park aka Garden Grove, Bismarck, ND	$ 2,400,000	$ 1,823,518	$ 576,482
Total Fiscal 2001 Gain			$ 601,605

 Fiscal 2001 Property Acquisitions for Year Ended April 30, 2001

Commercial	Location	Property Type	Net Rentable Sq. Ft.	Purchase Price
12 South Main	Minot, ND	Office	11,300	$ 385,000
17 South Main	Minot, ND	Office/Apartments	6,500	$ 90,000
2030 Cliff Road	Eagan, MN	Office	13,374	$ 950,000
Burnsville Bluffs	Burnsville, MN	Office	26,186	$ 2,400,000
Cold Springs Center	St. Cloud, MN	Office	77,533	$ 8,250,000
Conseco Financial Building	Rapid City, SD	Office	75,815	$ 6,850,000
Dewey Hill Business Center	Edina, MN	Office	73,338	$ 4,472,895
Edgewood Vista Addition	Duluth, MN	Assisted Living	26,412	$ 2,200,000
Edgewood Vista Addition	East Grand Forks, MN	Assisted Living	5,100	$ 516,700
Edgewood Vista	Fremont, NE	Assisted Living	5,100	$ 535,550
Edgewood Vista	Hastings, NE	Assisted Living	5,100	$ 550,800
Edgewood Vista	Kalispell, MT	Assisted Living	5,895	$ 560,000
Edgewood Vista	Omaha, NE	Assisted Living	5,100	$ 610,800
HealthEast I & II	Woodbury & Maplewood, MN	Medical Office	114,216	$ 21,588,498
Hospitality Associates	Minnetonka, MN	Office	4,000	$ 400,000
Nicollet VII	Burnsville, MN	Office	118,400	$ 7,200,000
Pillsbury Business Center	Bloomington, MN	Office	42,220	$ 1,800,000
Plymouth IV & V	Plymouth, MN	Office	126,809	$ 13,750,000
Sterner Lighting	Winsted, MN	Manufacturing	38,000	$ 1,000,000
Stone Container Addition	Fargo, ND	Manufacturing	41,500	$ 2,001,879
Stone Container	Waconia, MN	Warehouse	29,440	$ 1,666,500
Southdale Medical Center (60.31% part int.)	Edina, MN	Medical Office	195,983	$ 32,421,070
			1,047,321	$ 110,199,692

Residential		Units	Purchase Price
Cottonwood Phase III	Bismarck, ND***	67	$ 1,854,800
Meadows, Phase III	Jamestown, ND***	27	$ 1,865,182
Olympic Village	Billings, MT	274	$ 11,616,500
Prairiewood Meadows	Fargo, ND	85	$ 2,811,000
Ridge Oaks	Sioux City, IA	132	$ 4,195,036
Sunset Trail, Phase I	Rochester, MN	73	$ 6,493,150
Sunset Trail, Phase II	Rochester, MN**	n/a	$ 4,006,932
		658	$ 32,842,600
TOTAL			$ 143,042,292

**	Property not placed in service at April 30, 2001. Additional costs are still to be incurred.
***	Represents costs to complete a project started in year ending April 30, 2000.

Title
      The title to all of the above properties is in the name of IRET Properties, IRET or a wholly owned subsidiary, in fee simple (in each case, IRET has in its files an attorney's title opinion or a title insurance policy evidencing its title).

Insurance
      In the opinion of management, all of said properties are adequately covered by casualty and liability insurance.

Planned Improvements
      There are no plans for material improvements to any of the above properties.

Occupancy
      Occupancy rates shown above are for the twelve months ended April 30, 2001. In the case of apartment properties, lease arrangements with individual tenants vary from month-to-month to one-year leases, with the normal term being six months.  Leases on commercial properties vary from one year to 20 years.

Material Lease Terms

      Residential Lease Terms - IRET's typical residential lease terms are as follows:

*	A term of 3 to no more than 12 months.
*	Month-to-month occupancy is not permitted.
*	Water, sewer, and garbage are included in the monthly rent while all other utilities and services are the direct responsibility of the tenant.
*	Renter's insurance is not required to be carried by the individual tenants.

      Commercial Lease Terms - IRET's typical commercial least terms are as follows:

*	Terms from no less than 12 months up to 20 years plus guaranteed renewal terms.
*	Renewal term rents shall be equal to current market rents at time of renewal, but in no event less than the most recent rental rate.
*	Tenant pays all expenses associated with taxes, insurance, repairs, daily operations, and maintenance.
*	Less than 5% of rental income is based on our commercial tenant's sales. Majority of rent is payable in fixed monthly amounts.
*	All tenants are prohibited from assigning the lease or subleasing without our written approval.
*	IRET may sell the property and assign the lease at any time without the approval of the tenants.
*	IRET does not grant tenants an option to purchase the property.

Shares Available for Future Sale

      Pursuant to its organizational documents, IRET is authorized to issue an unlimited number of its shares.

      The shares of IRET issued in connection with this offering and six prior registrations of shares are freely transferable without restriction under the Securities Act of 1933, as amended, subject to those certain limitations on ownership imposed by IRET's organizational documents designed to insure that IRET may continue to qualify as a real estate investment trust under the IRS code. See Description of IRET's Restrictions on Transfer at page 89.

      Pursuant to the partnership agreement of IRET Properties, all limited partners of IRET properties have certain exchange rights. After at least a holding period of one year, a limited partner is entitled to convert their limited partnership units to share of IRET stock on a one for one basis. Shares of Beneficial Interest of IRET, other than those issued under this registration and the prior registrations which were effective July 9, 1996, March 14, 1997, December 15, 1998, June 4, 1999, September 1, 1999, December 14, 1999, June 13, 2000, and December 3, 2001 respectively, will be restricted securities under the meaning of Rule 144 of the Securities Act of 1933 and may not be sold in the absence of registration under the Securities Act of 1933 unless an exemption from registration is available, including exemptions contained in Rule 144.

      In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted securities from IRET or any "affiliate"; of IRET, as that term is defined under the Securities Act of 1933, the acquirer or subsequent holder thereof is entitled to sell within any three month period a number of shares that does not exceed the greater of one percent (1%) of the then outstanding shares of Beneficial Interest or the average weekly trading volume of the shares of Beneficial Interest during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about IRET. If two years have elapsed since the date of acquisition of restricted shares from IRET or from any affiliate of IRET and the holder thereof is deemed not to have been an affiliate of IRET at any time during the three months preceding a sale, such holder would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    IRET has agreed under the Operating Partnership Agreement that it will file with the Securities and Exchange Commission a shelf registration on Form S-3 under Rule 415 of the Securities Act or any similar rule adopted by the Commission with respect to any IRET shares that may be issued upon exchange of limited partnership units in the operating partnership, pursuant to Section 8.06 of the Operating Partnership Agreement and to use its best efforts to have such registration statement declared effective under the Securities Act of 1933.  The sale of shares acquired by limited partners upon conversion of their limited partnership units to IRET shares may have an adverse impact on the market price of IRET shares.

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Operating Partnership Agreement

      IRET conducts all of its day-to-day real estate activities through it operating partnership IRET Properties, a North Dakota Limited Partnership (IRET Properties).  The operation of IRET Properties is governed by the limited partnership agreement between IRET, Inc. and the individual limited partners. IRET, Inc. is 100% owned by Investors Real Estate Trust (IRET). IRET, Inc. as of April 30, 2001, owned 71% of IRET Properties. The material terms of the limited partnership agreement for IRET Properties are as follows:

IRET, Inc. is the Sole General Partner
      The IRET Properties has been organized as a North Dakota limited partnership pursuant to the terms of the Agreement of Limited Partnership dated January 31, 1997. Pursuant to the agreement of limited partnership, IRET, Inc., as the sole general partner, has full, exclusive and complete responsibility and discretion in the management and control of IRET Properties, and the limited partners have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of IRET Properties except as required by applicable law. However, any amendment to the limited partnership agreement that would (i) adversely affect the Exchange Rights as described below on page 72, (ii) adversely affect the limited partners' rights to receive cash distributions, (iii) alter the limited partnership's allocations of capital of the IRET Properties, requires the consent of the limited partners holding more than fifty percent (50%) of the limited partnership units held by such partners.

 Transferability of Limited Partnership and General Partnership Interests
      As the general partner, IRET, Inc., may not voluntarily withdraw as the general partner of IRET Properties or transfer or assign its interest in IRET Properties unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successor to IRET, Inc. contributes substantially all of its assets to the IRET Properties in return for an interest in IRET Properties. With certain limited exceptions, the limited partners may not transfer their interests in IRET Properties, in whole or in part, without the written consent of IRET, Inc., which consent IRET, Inc. may withhold in its sole discretion. IRET, Inc. may not consent to any transfer that would cause IRET Properties to be treated as a corporation for federal income tax purposes.

      IRET Properties may not engage in any transaction resulting in a change of control Transaction unless in connection with the transaction the limited partners receive or have the right to receive cash or other property equal to the product of the number of shares of IRET into which each limited partnership unit of IRET Properties is then exchangeable and the greatest amount of cash, securities or other property paid in the transaction to the holder of one share of IRET in consideration of one such share.  If, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of IRET, each holder of limited partnership units of IRET Properties will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to redemption and received shares of IRET in exchange for its limited partnership units of

IRET Properties immediately prior to the expiration of such purchase, tender or exchange offer and had accepted such purchase, tender or exchange offer.

      Despite the foregoing paragraph, IRET may merge, or otherwise combine its assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than its ownership in IRET Properties, are contributed to IRET Properties as a capital contribution in exchange for general partnership units of IRET Properties with a fair market value, as reasonable determined by IRET, equal to the agreed value of the assets so contributed.

      For any transaction described in the preceding two paragraphs, IRET is required to use its commercially reasonable efforts to structure such transaction to avoid causing the limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with the exercise of the trustees' fiduciary duty under applicable law.

Proceeds of this Offering will be Capital Contributions to IRET Properties
      All assets of IRET will be held by IRET Properties or a subsidiary of IRET Properties, including the proceeds of this offering.  Although IRET Properties will receive the net proceeds of the offering, IRET and the General Partner will be deemed to have made a capital contribution to the IRET Properties in the amount of the gross proceeds of the offering and IRET Properties will be deemed simultaneously to have paid the expenses paid or incurred in connection with the offering. Upon such contribution, IRET, Inc. or IRET, as applicable, will receive additional Units and the General Partner's or IRET's, as applicable, percentage interest in IRET Properties will be increased on a proportionate basis based upon the amount of such additional capital contributions.

       Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by the IRET, Inc. or IRET. In addition, if the IRET, Inc. or IRET contributes additional capital to IRET Properties, IRET, Inc. will revalue the property of IRET Properties to its fair market value as determined by IRET, Inc. and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property which has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the limited partnership agreement of IRET Properties if there were a taxable disposition of such property at fair market value on the date of the revaluation.

       The limited partnership agreement of IRET Properties provides that if IRET Properties requires additional funds at any time or from time to time in excess of funds available to IRET Properties from borrowing or capital contributions, IRET, Inc. or IRET may borrow such funds from a financial institution or other lender and lend such funds to IRET Properties on the same terms and conditions as are applicable to IRET, Inc.'s or IRET's, as applicable, borrowing of such funds.

      IRET, Inc. is authorized to cause IRET Properties to issue partnership interests for less than fair market value if IRET (i) has concluded in good faith that such issuance is in the best interest of IRET and IRET Properties and (ii) IRET, Inc. makes a capital contribution in an amount equal to the proceeds of such issuance. Under the limited partnership agreement of IRET Properties, IRET, Inc. is obligated to contribute or cause IRET to contribute the proceeds of a share offering by IRET as additional capital to IRET Properties.

  Exchange Rights of Limited Partners
      Pursuant to the limited partnership agreement of IRET Properties, the limited partners  have exchange rights that enable them to cause IRET Properties to exchange their limited partnership units for cash, or at the option of IRET, Inc., shares of IRET on a one-for-one basis.

       The exchange price will be paid in cash in the event that the issuance of shares of IRET to the exchanging limited partner would:

(i)	result in any person owning, directly or indirectly, IRET shares in excess of the ownership limitation of 50% of the outstanding shares of IRET;
(ii)	result in shares of beneficial interest of IRET being owned by fewer than 100 persons;
(iii)	result in IRET being "closely held" within the meaning of Section 856(h) of the IRS code;
(iv)
cause IRET to own, actually or constructively, 10% or more of the ownership interest in a tenant of IRET's or IRET Properties' real estate, within the meaning of Section 856(d)(2)(B) of the IRS code; or

(v)	cause the acquisition of IRET shares by such redeeming limited partner to be "integrated" with any other distribution of IRET shares for purposes of complying with the Securities Act.

       The exchange may be exercised by the limited partners at any time after the first anniversary of the date of their acquisition, provided that not more than two exchanges may occur during each calendar year and each limited partner may not exercise the exchange for less than 1,000 units or, if such limited partner holds less than 1,000 units all of the units held by such limited partner.

       The number of IRET shares issuable upon an exchange will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the limited partners or the shareholders IRET.

Operation of IRET Properties and Payment of Expenses
      The limited partnership agreement of IRET Properties requires that the partnership be operated in a manner that will enable IRET to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the IRS code, and to ensure that IRET Properties will not be classified as a publicly  traded partnership for purposes of Section 7704 of the IRS code.

      In addition to the administrative and operating costs and expenses incurred by IRET Properties, it will pay all administrative costs and expenses of IRET and IRET, Inc. All expenses of IRET will be considered expenses of IRET Properties. IRET expenses generally will  include:

(i)	all expenses relating to the operation and continuity of existence of IRET and IRET, Inc.;
(ii)	all expenses relating to the public offering and registration of securities by IRET;
(iii)	all expenses associated with the preparation and filing of any periodic reports by IRET under federal, state or local laws or regulations;
(iv)	all expenses associated with compliance by IRET and IRET, Inc. with laws, rules and regulations promulgated by any regulatory body; and
(v)	all other operating or administrative costs of IRET, Inc. incurred in the ordinary course of its business on behalf of IRET Properties.

Distributions and Liquidation
      The limited partnership agreement of IRET Properties provides that it shall distribute cash from operations on a quarterly basis, in amounts determined by IRET, Inc. in its sole discretion, to the partners in accordance with their respective percentage interests in IRET Properties. Upon liquidation of the IRET Properties, and after payment of, or adequate provision for, debts and obligations of IRET Properties, any remaining assets will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If IRET has a negative balance in its capital account following a liquidation, it will be obligated to contribute cash equal to the negative balance in its capital account.

Allocations
      Income, gain and loss of IRET Properties for each fiscal year is allocated among the partners in  accordance with their respective interests, subject to compliance with the provisions of IRS code sections 704(b) and 704(c) regulations issued thereunder.

Term
      IRET Properties shall continue until April 30, 2050, or until sooner dissolved upon:

(i)	the bankruptcy, dissolution or withdrawal of IRET, Inc.;
(ii)	the sale or other disposition of all or substantially all of its assets;
(iii)	the redemption of all limited partnership interests; or
(iv)	the election by the General Partner.

 Fiduciary Duty
      Before becoming a limited partner, each limited partner must agree that in the event of any conflict in the fiduciary duties owed by IRET to its shareholders and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of IRET's shareholders.

 Tax Matters
      IRET, Inc. is the tax matters partner of IRET Properties and, as such, has authority to handle tax audits and to make tax elections under the IRS code on behalf of IRET Properties and the limited partners.

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Tax Treatment of IRET and Its Shareholders

Federal Income Tax
      Since its organization, IRET has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the IRS code.  Under such sections, a real estate investment trust, which meets certain requirements, will not be subject to Federal income tax with respect to income that it distributes to shareholders.  Rather all earnings of the company will be taxed at the shareholder level

      To be considered a real estate investment trust for purposes of the Federal income tax laws, IRET must continue to meet the following requirements:

(1)
At the end of each fiscal quarter at least 75% of the total assets of IRET must consist of real estate, cash, cash items including receivables and government securities. As to non-real estate investments, which may not exceed 25% of the total assets of IRET, the securities of any one issuer acquired by IRET may not represent more than 5% of the value of IRET's assets or more than 10% of the outstanding voting securities of such issuer.

(2)	At least 75% of the gross income of IRET for the taxable year must be derived from real estate rents or mortgages or other real estate related activities
(3)
Gross income for the taxable year from sales or other disposition of stock or securities held for less than six months and of real property (or interests in real property) held for less than four years must be less than 30% of gross income.

(4)
Beneficial ownership of IRET must be held by 100 or more persons during at least 335 days of a taxable year of 12 months.  More than 50% of the outstanding stock may not be owned, directly or indirectly, by or for, five or fewer individuals, at any time during the last half of the taxable year.

      As a real estate investment trust, IRET will not be taxed on that portion of its net income which is distributed to shareholders, if at least 90% of its net income is distributed.  However, to the extent that there is undistributed net income or undistributed capital gain income, IRET will be taxed as a corporation at corporate income tax rates. IRET will not be entitled to carry back or carry forward any net operating losses.

      So long as IRET has met the statutory requirements for taxation as a real estate investment trust, distributions made to IRET's shareholders will be taxed to such shareholders as ordinary income or long-term capital gain.  Distributions will not be eligible for the dividend exclusion for individuals, or for the 85% dividends received deduction for corporations. IRET will notify each shareholder as to what portion of the distributions in the opinion of its counsel constitutes ordinary income or capital gain. The shareholders may not include in their individual income tax returns any operating or extraordinary losses of IRET, whether ordinary or capital losses.

      If, in any taxable year, IRET should not qualify as a real estate investment trust, it would be taxed as a corporation and distributions to its shareholders would not be deductible by IRET in computing its taxable income.  Such distributions, to the extent made out of IRET's current or accumulated earnings and profits, would be taxable to the shareholders as dividends, but would be eligible for the dividend exclusion, or the 85% dividends received deduction for corporations.

      In the opinion of the law firm of Pringle & Herigstad, P.C., IRET has conducted its operations in such a manner to qualify as a real estate investment trust.  The regulations of the IRS require that the trustees have continuing exclusive authority over the management of IRET, the conduct of its affairs and, with certain limitations, the management and disposition of IRET property. It is the intention of the trustees to adopt any amendments to IRET's organizational documents that may be necessary for IRET to continue operation as a real estate investment trust. Any amendments to the organizational documents in order to remain qualified as a real estate investment trust may be done by the trustees without notice to or a vote of the shareholders.

State and Local Income Taxation
      Since IRET qualifies as a real estate investment trust for purposes of the Federal income tax laws, it will not be subject to state income tax on that portion of its taxable income which is distributed to shareholders.  Distributions to IRET shareholders may be subject to taxation by the state or local jurisdiction of residence of the shareholder.

       Prospective shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment.

 Taxation of IRET's Shareholders
      Distributions made to IRET's shareholders out of current or accumulated earnings and profits will be taxed as ordinary income.  Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed IRET's actual net capital gain income for the taxable year, although corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such shares of stock as a return of capital.

       To the extent that distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the shareholder. IRET will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

      In addition, any dividend declared by IRET in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by IRET and received by the shareholder on December 31 of such year, even though the dividend is actually paid by IRET during January of the following calendar year.

      In general any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year; provided, however, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of distributions from IRET required to be treated by such shareholders as long-term capital gain.

Taxation of IRA's, 401K's, Pension Plans and Other Tax-exempted Shareholders
      The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling the dividend income from IRET should not, subject to certain exceptions described below, be UBTI to a pension plan, 401k, IRA or other tax-exempt entity (a "Tax-Exempt Shareholder") provided that the Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder.  Similarly, income from the sale of IRET shares should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such shares as a dealer (under Section 512(b)(5)(B) of the IRS code) or as "debt financed property" within the meaning of Section 514 of the IRS code.

      For Tax-Exempt Shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the IRS code respectively, income from an investment in IRET will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in IRET. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

IRET Reporting to the IRS and Backup Withholding
      IRET will report to its shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide IRET with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, IRET may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to IRET.

Tax Treatment of IRET Properties and Its Limited Partners

      The following discussion summarizes certain federal income tax considerations applicable to IRET's investment in IRET Properties.  The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

 Classification as a Partnership
      IRET will include in its income its share of IRET Properties income and deduct its share of the  losses only if IRET Properties is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation.

      IRET has not requested, and does not intend to request, a ruling from the IRS that IRET Properties will be classified as a partnership for federal income tax purposes.  Instead, Pringle & Herigstad, P.C., is of the opinion that, based on certain factual assumptions and representations, IRET Properties does not possess more than two corporate characteristics and will not be treated as a publicly traded partnership. Therefore, it will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, or a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the IRS, and no assurance can be given that the IRS will not challenge the status of IRET Properties as a partnership for federal income tax purposes. If a court sustained such a challenge, IRET Properties would be treated as a corporation for federal income tax purposes, as described below.  In addition, the opinion of Pringle & Herigstad, P.C., is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

      If for any reason IRET Properties was taxable as a corporation, rather than a partnership, for federal income tax purposes, IRET would not be able to qualify as a REIT.  In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case IRET might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Additionally, IRET Properties would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing IRET Properties' taxable income.

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Income Taxation of IRET Properties and its Partners

Partners and not IRET Properties Subject to Tax
      A partnership is not a taxable entity for federal income tax purposes. Rather, IRET will be required to take into account is allocable share of IRET Properties' income, gains, losses, deductions, and credits for any taxable year ending within or with the taxable year of IRET, without regard to whether IRET has received or will receive any distributions.

 Partnership Allocation Income, Losses and Capital Gain
      Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

 Tax Allocations with Respect to Contributed Property
      Pursuant to section 704(c) of the Code, income, gain, loss, and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. IRET Properties plans to elect to use the traditional method for allocating IRS code section 704(c) items with respect to the properties it acquires in exchange for limited partnership units.

      Under the limited partnership agreement of IRET Properties, depreciation or amortization deductions of will be allocated among the partners in accordance with their respective interests. In addition, gain on the sale of a property contributed to IRET Properties by a limited partner in exchange for limited partnership units will be specially allocated to such limited partner to the extent of any built-in gain with respect to the property. Depending on the allocation method elected under IRS code section 704(c), it is possible that IRET (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to IRET if such properties were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to IRET as a result of such sale. These allocations may cause IRET to recognize taxable income in excess of cash proceeds, which might adversely affect IRET's ability to comply with the REIT distribution requirements.

This situation has not occurred to IRET in the past, nor does IRET have any reason to believe it will occur in the future.

    The allocation rules may also affect the calculation of IRET's earnings and profits for purposes of determining which portion of IRET's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of IRET's distributions being taxed as a dividend than would have occurred had IRET purchased the Properties for cash.

Tax Basis in IRET Properties
      IRET's adjusted tax basis of its partnership interest in IRET properties is equal to (i) the amount of cash and the basis of any other property contributed to IRET Properties by IRET, (ii) increased by its share of income and its share of indebtedness, and (iii) reduced, but not below zero, by its share of the loss and the amount of cash distributed to IRET.

      If the allocation of IRET's share of loss would reduce the adjusted tax basis of IRET's partnership interest in below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce IRET's adjusted tax basis below zero. To the extent that distributions, or any decrease in IRET's share of the indebtedness would reduce IRET's adjusted tax basis below zero, such distributions will constitute taxable income to IRET. Such distributions normally will be characterized as capital gain, and, if IRET's partnership interest has been held for longer than the long-term capital gain holding period, the distributions will constitute long-term capital gain.

Sale of Real Estate
      Generally, any gain realized by IRET Properties on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

       Any gain recognized on the disposition of a particular property contributed by a partner in exchange for limited partnership will be allocated first to such contributing partner under section 704(c) of the IRS code to the extent of such contributing partner's built-in. Any remaining gain will be allocated among the partners in accordance with their respective ownership percentage interests in IRET Properties

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ERISA and Prohibited Transaction Considerations

      The following is a discussion of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the IRS code that may be relevant to a prospective purchaser.  The discussion does not purport to deal with all aspects of ERISA or section 4975 of the IRS code that may be relevant to particular shareholders in light of their particular circumstances.

The discussion is based on current provisions of ERISA and the IRS code. Any change in the current law may render this discussion incorrect.

      A fiduciary of a pension, profit-sharing, other employee benefit plan, IRA or 401K plan subject to Title I of ERISA should consider carefully whether an investment in IRET shares is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (i) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the ERISA Plan's governing documents.

 Status of IRET and IRET Properties under ERISA
      The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the IRS code apply to IRET or IRET Properties because one or more shareholders may be an ERISA Plan or is a Non-ERISA Plan or IRA subject to prohibited transactions section 4975 of the IRS code.

      If the assets of IRET are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving IRET's assets, (ii) persons who exercise any authority over IRET's assets, or who provide investment advise to IRET, would (for purposes of fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires IRET shares, and transactions involving IRET's assets undertaken at their direction or pursuant to their advise might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold IRET shares could be liable under Part 4 of Title I of ERISA for transactions entered into by IRET that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that IRET might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the IRS code.

      Regulations of the Department of Labor (DOL) provide that the ERISA rules do not apply in the case of a security which is either a "publicly-offered security."

      The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act. The DOL regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. As of April 30, 2001, IRET had in excess of 4,800 shareholders and is of the opinion that the Shares are now and will be "widely held."

    The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. IRET currently imposes only the following restrictions on transfer:

Section 7 of Article 2 of the Declaration of Trust provides: "To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding Shares may be owned by five or fewer individuals, the Trustees may at any time redeem Shares from any Shareholder at the fair market value thereof (as determined in good faith by the Trustees based on an independent appraisal of Trust assets made within six months of the redemption date). Also, the Trustee may refuse to transfer Shares to any Person who acquisition of additional Shares might, in the opinion of the Trustees, violate the above requirement."

       IRET is not aware of any other facts or circumstances limiting the transferability of its shares that are not enumerated in the Plan Asset Regulations as those not affecting free transferability.

      Assuming that IRET shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability, it is IRET's opinion that it shares should be publicly offered securities and the assets of IRET should not be deemed to be "plan assets" of any ERISA Plan, IRA, or Non-ERISA Plan that invests in IRET shares.

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Market Price of and Distribtion on IRET's
Shares of Beneficial Interest

 Market for IRET Shares of Beneficial Interest
      Since October 17, 1997, IRET shares of Beneficial Interest have traded on the NASDAQ Small-Cap market under the symbol "IRETS."  The following sets forth high and low closing sale prices for the fiscal periods indicated as well as the total volume and total number of trades during such periods:

Fiscal Quarter Ended	High	Low	Total Volume	Total Trades
*10-31-97	$ 7.125	$ 6.563	35,154	45
01-31-98	$ 7.313	$ 6.625	339,857	204
04-30-98	$ 7.344	$ 7.031	437,487	196
07-31-98	$ 7.250	$ 7.000	359,835	118
10-31-98	$ 14.000	$ 7.000	489,586	232
01-31-99	$ 7.688	$ 7.000	343,128	249
04-30-99	$ 8.000	$ 7.000	445,900	313
07-31-99	$ 17.875	$ 7.063	1,306,088	754
10-31-99	$ 8.438	$ 7.000	962,576	746
01-31-00	$ 8.375	$ 7.250	620,291	737
04-30-00	$ 8.125	$ 7.125	1,169,063	1,177
07-31-00	$ 8.125	$ 7.375	1,389,410	1,189
10-31-00	$ 8.250	$ 7.594	979,400	1,288
01-31-01	$ 8.500	$ 7.438	1,075,896	1,311
04-30-01	$ 8.980	$ 8.000	619,172	904
07-31-01	$ 10.490	$ 8.250	2,516,122	4,434
10-31-01	$ 9.430	$ 8.800	1,101,648	2,006

 *          from 10-20-97 - trading day

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Prior Share Offering Price
      IRET also offered primary Shares of Beneficial Interest for sale to the public under Best Efforts offerings through various brokers registered with the National Association of Securities Dealers. Primary shares were sold as follows:

Per Share
05/01/97 to 12/31/97	$7.20
01/05/98 to 11/20/98	$7.45
01/15/98 to 04/30/99	$7.85
06/04/99 to 07/20/99	$8.10
09/01/99 to 11/19/99	$8.25
12/14/99 to 05/01/00	$8.40
06/13/00 to 04/16/01	$8.60
12/03/01 to 12/04/01	$8.75

Share Buyback Program
      IRET also repurchased its shares during this period. Following is a summary, by quarter-year, of the sale of primary shares and repurchase of shares by IRET:

	Shares	Dollars
05/01/99 Beginning Balance	19,066,954	$ 93,095,819
Quarter Ended 07/31/99
Shares Sold	856,738	$ 7,172,603
Commissions Paid	_________	$ -466,368
	19,923,692	$ 99,802,054
Quarter Ended 10/31/99
Shares Sold	1,216,465	$ 9,789,966
Commissions Paid	_________	$ -497,488
	21,140,157	$ 109,094,532
Quarter Ended 01/31/00
Shares Sold	850,779	$ 6,881,751
Commissions Paid	_________	$ -310,900
	21,990,936	$ 115,665,383
Quarter Ended 04/30/00
Shares Sold	461,133	$ 3,887,039
Commissions Paid	_________	$ -319,252
	22,452,069	$ 119,233,170
Quarter Ended 07/31/00
Shares Sold	288,677	$ 2,437,091
Commissions Paid		$ -173,256
Dividend Reinvestment Plan	141,736	$ 1,157,349
Shares Redeemed	-716	$ -5,470
	22,881,768	$ 122,648,884
Quarter Ended 10/31/00
Shares Sold	158,248	$ 1,360,601
Commissions Paid		$ -99,949
Dividend Reinvestment Plan	40,603	$ 330,957
Shares Redeemed	-289	$ -2,277
	23,080,328	$ 124,238,216

	Shares	Dollars
Quarter Ended 01/31/01
Shares Sold	286,868	$ 2,465,230
Commissions Paid		$ -193,123
Dividend Reinvestment Plan	12,813	$ 103,169
Shares Redeemed	-39,561	$ -306,722
	23,340,448	$ 126,306,770
Quarter Ended 04/30/01
Shares Sold	610,833	$ 5,197,960
Commissions Paid		$ -312,251
Dividend Reinvestment Plan	117,286	$ 958,177
Shares Redeemed	-221	$ -1,888
	24,068,346	$ 132,148,768

Shares Outstanding
      No shareholder held 5% or more of the 27,030,009 shares of beneficial interest outstanding on January 1, 2002.  IRET has no other classes of stock and there were no warrants, stock options or other contractual arrangements requiring the issuance of its stock.

Distributions Payable Last Five Years
      IRET has paid quarterly distributions since July 1, 1971.  Distributions are generally paid in January, April, July, and October of each year.  IRET's current dividend rate is .15 cents per share per quarter payable on distributions paid during the past three fiscal years and the current fiscal year to date were as follows:

	2001	2000	1999	1998	1997
January 15th	$ .1400	$ .1280	$ .1200	$ .10500	$ .0975
April 1st	$ .1425	$ .1300	$ .1225	$ .10700	$ .1000
July 1st	$ .1450	$ .1240	$ .1100	$ .10125	$ .0925
October 1st	$ .1475	$ .1260	$ .1150	$ .10300	$ .0950
Total	$ .5750	$ .5080	$ .4675	$ .41625	$ .385

      Over the past five fiscal years ending April 30, the annual distributions have been treated as follows for federal and state income tax purposes:

	2001	2000	1999	1998	1997

Ordinary Income	86.76%	69.70%	76.00%	97.10%	79.00%
Capital Gain	.72%	30.30%	6.30%	2.90%	21.00%
Return of Capital	12.52%	0.00%	17.70%	0.0%	0.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Distribution Reinvestment Plan

       IRET currently offers its existing shareholders the option of reinvesting all or a portion of their distributions into additional IRET shares.

    Pursuant to its distribution reinvestment plan, IRET may, from time to time, repurchase its shares on the open market for purposes of fulfilling its obligations under the Plan or, if sufficient shares are not available on the open market, IRET will issue additional shares.

    Each shareholder shall have the option to use cash distributions to purchase additional shares.  In order to participate in the Distribution Reinvestment Plan, the shareholder must affirmatively elect to do so by notifying the Transfer Agent and Registrar, Investors Real Estate Trust, 12 South Main, Suite 100, Minot, ND 58701, (701) 837-4738.  The shareholder may terminate participation at any time by notifying the Transfer Agent.

    The distribution may be taxable to the shareholders whether received in cash or shares.

Description of IRET's Shares of Beneficial Interest

  The securities being offered pursuant to this prospectus are shares of beneficial interest of Investors Real Estate Trust.  As of the effective date of this prospectus listed on the front cover, each share of beneficial interest has rights and benefits outlined below. None of the items listed may be changed by IRET or its trustees without notice to and the affirmative vote of those shareholders holding a majority of IRET's outstanding shares unless otherwise noted below:

       The shares of beneficial interest of IRET are of one class without par value.

       There is no limit on the number of shares that may be issued.

       All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation.

       All shares of beneficial interests are fully paid and non-assessable by IRET upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights.

       Annual meetings of shareholders shall be held no later than 120 days after April 30th of each year and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 10% of the issued and outstanding shares.

       At any meeting a shareholder is entitled to one vote for each share of IRET owned.

      All trustees must be elected or re-elected annually by the shareholders holding a majority of the issued and outstanding shares of IRET. With respect to the election of trustees, the shares have cumulative voting rights which allow each shareholder one vote in person or by written proxy for each share registered in his name for as many persons as there are trustees to be elected. For example, if a shareholder owns 10 shares of IRET and there are nine trustees, then the shareholder is entitled to cast a total of 90 votes for any particular or all trustees standing for election.

Ownership and Transfer Restrictions
      The shares of beneficial interests of IRET are fully transferable and alienable subject only to certain restrictions intended to maintain IRET's status as a REIT:

To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding shares may be owned by five or fewer individuals, IRET may at any time redeem shares from any shareholder at the fair market value thereof as determined in good faith by IRET based on an independent appraisal of IRET's assets made within six months of the redemption date.

Also, IRET may refuse to transfer shares to any person whose acquisition of additional shares might, in the opinion of IRET, violate the above requirement.

       Since its formation in 1970, IRET has never imposed the restrictions on transfer nor redeemed any of its shares pursuant to the restrictions listed in the preceding paragraph.

 Legal Proceeding

      As of December 19, 2001, we are not aware of any pending or threatened litigation that will have a materially adverse effect on IRET or any of our properties.

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Management

Directors and Executive Officers
      The organizational documents of IRET provide that the company is to be supervised by a board of trustees consisting of no fewer than 5 nor more than 11 members.  As of December 18, 2001, IRET had nine trustees.  The trustees delegate the day-to-day management of IRET to four executive officers.

     Trustees as of December 18, 2001, were:

Name	Title	Principal Activity Last Five Years	Age	First Elected	Term Expires

Jeffrey L. Miller	Chairman	President of M&S Concessions, Inc.; Former President of Coca-Cola Bottling, Co.	57	1985	09/25/02
C. Morris Anderson	Vice Chairman	Director of Dakota Boys Ranch (26 yrs.); President of North Hill Bowl, Inc.; Chairman of the Board, International Inn, Inc.; Director, Norwest Bank - Minot, N.A.	72	1970	09/25/02
John F. Decker	Trustee	Financial Advisor/Senior Vice President, D.A. Davidson;	59	1998	09/25/02
Daniel L. Feist	Vice Chairman	President- Feist Construction & Realty; Former Director of First Bank - Minot, N.A.; Director ND Holdings, Inc. - Minot, ND	69	1985	09/25/02
Steven B. Hoyt	Trustee	CEO of Hoyt Properties, Inc,; Board Member of Stonehaven Realty Trust; President of Complast, Inc.	49	2001	09/25/02
Patrick G. Jones	Trustee	Investor	53	1986	09/25/02
Timothy P. Mihalick	Trustee	Senior Vice President & Chief Operating Officer of IRET	42	1999	09/25/02
Stephen L. Stenehjem	Trustee	President & Chief Executive Officer of Watford City BancShares, Inc.; President & Chairman of First International Bank & Trust, Watford City, ND; Vice President & Director of First International Bank & Trust, Scottsdale, AZ	46	1999	09/25/02
Thomas A. Wentz, Jr.	Trustee	Vice President & General Counsel of IRET; Director of SRT Communications, Inc.; Sole General Partner of Wenco, Ltd.; Shareholder & Attorney with Pringle & Herigstad, P.C. until 12/31/99	35	1996	09/25/02

       As of December 19, 2001, there was no pending or threatened litigation involving and of the above named trustees that would have a materially adverse effect on the ability or the integrity of the listed trustees.

Executive Compensation

      Until July 1, 2000, IRET had no employees and contracted with Odell-Wentz & Associates, L.L.C., to provide all management services.  In addition to the advisory fee paid for these management services, IRET also incurs administrative expenses for Trustees' fees, accountants' fees, printing and postage, filing fees and other related expenses incurred in connection with administering IRET assets and its communications with its shareholders and regulatory authorities. During the past five fiscal years, the following is a summary of the administrative expenses IRET paid to Odell-Wentz, the Trustees and the other administrative expenses:

Fiscal Years Ended April 30	2001	2000	1999	1998	1997

Advisor's and Trustees' Compensation	$ 423,227	$1,159,120	$ 927,063	$ 745,907	$ 559,149
Advisory Investigation Fee	$ 58,250	$ 316,458	$ 195,019	$ 141,465	$ 177,834
Other Administrative Expenses	$1,057,469	$ 633,692	$ 320,479	$ 271,738	$ 158,627
Total Fees	$1,538,946	$2,109,270	$1,442,561	$1,159,110	$ 895,610
Fees as Percent of Net Invested ssets of the Trust	0.3%	0.4%	0.5%	0.5%	0.5%

      As of July 1, 2000, IRET has been internally managed and operated so the calculation for 2001 is based on a combination of the fee paid to the advisor, Odell-Wentz and Associates, L.L.C., as well as all the administrative expenses of IRET after acquisition of Odell-Wentz and Associates, L.L.C. including salaries and other employee costs assumed from Odell-Wentz and Associates, L.L.C.

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    The following tables set forth certain information concerning the compensation paid by IRET to its executive officers, who are also the four most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (3)	Restricted Stock Award(s) ($)(4)	Securities Underlying Options/SARs($)(4)	LTIP Payouts ($)(4)	All Other Compensation ($)

Thomas A.Wentz, Sr. President & CEO
	2000	$71,500(1)	0	$ 5,220	0	0	0	0
	1999	(5)	(5)	(5)	(5)	(5)	(5)	(5)
	1998	(5)	(5)	(5)	(5)	(5)	(5)	(5)
Timothy P. Mihalick Senior Vice President & COO
	2000	$78,000(1)	0	$12,312	0	0	0	0
	1999	(5)	(5)	(5)	(5)	(5)	(5)	(5)
	1998	(5)	(5)	(5)	(5)	(5)	(5)	(5)
Thomas A. Wentz, Jr. Vice President & General Counsel
	2000	$65,000(1)	0	$10,557	0	0	0	0
	1999	(5)	(5)	(5)	(5)	(5)	(5)	(5)
	1998	(5)	(5)	(5)	(5)	(5)	(5)	(5)
Diane K.Bryantt Secretary & CFO
	2000	$32,050(1)	0	$ 8,626	0	0	0	0
	1999	(5)	(5)	(5)	(5)	(5)	(5)	(5)
	1998	(5)	(5)	(5)	(5)	(5)	(5)	(5)

(1)	Calendar year 2000 covers a 6 month compensation period of July 1st through December 31st.
(2)	IRET has no stock option plans or other stock based compensation plans that allocate, award or otherwise grant shares of IRET stock to any employees.
(3)
Consists of employee health, dental, disability, and contributions to the company 401K plan on behalf of named executive officers.  Additionally, includes compensation of $751 annually for vehicle provided to Mr. Mihalick.

(4)	IRET has no long-term incentive plans, restricted stock award plans, option plans or share appreciation rights plans (SARs).
(5)	Until July 1st, 2000, Investor's Real Estate Trust had no employees and was externally advised by Odell-Wentz, & Associates, L.L.C

       Since the conversion from being managed by the external advisor to being internally managed, IRET has employed and paid its employees directly.  Going forward, IRET plans to pay its officers an annual salary and, depending upon IRET's performance, a bonus as determined annually by the trustees.  No employee has an employment contract, change in control payment plan, or guaranteed bonus plan.  All employees are employed at will and may be terminated by IRET at any time.

      As a result of the acquisition of the advisory company, IRET assumed a note receivable from Mr. Mihalick in the amount of $101,001.80.  Proceeds of the note were used to purchase IRET shares of beneficial interest.  The note bears interest at New York Prime less 1%.  The note is current and is repayable upon demand.

Trustee Compensation
      IRET pays an annual fee to its non-employee trustees.  Trustees who are employees of IRET are not paid any annual fees for serving as a trustee beyond their annual salary and other employee compensation.  IRET does not reimburse trustees for travel expenses incurred in connection with their activities on behalf of IRET.  IRET has no option or share grant plans for trustees.  For the past fiscal year, the compensation paid to each trustee was as follows:

Name	Title	Compensation for the past year 2001 ending April 30, 2001

Jeffrey L. Miller	Trustee & Chairman	$ 17,958
C. Morris Anderson	Trustee & Vice Chairman	$ 16,178
Daniel L. Feist	Trustee & Vice Chairman	$ 16,078
Patrick G. Jones	Trustee	$ 14,420
John F. Decker	Trustee	$ 14,220
Stephen L. Stenehjem	Trustee	$ 14,420
Steven B. Hoyt (1)	Trustee	$ 0
Timothy P. Mihalick (2)	Trustee & COO	$ 0
Thomas A. Wentz, Jr. (2)	Trustee & General Counsel	$ 0

(1)	Mr. Hoyt was appointed to the board on April 1, 2001. As a result, he has received no compensation for the past year.
(2)	Mr. Mihalick and Mr. Wentz, Jr. are employees of IRET Properties and are not awarded any additional compensation for serving on the Board of Trustees.

Security Ownership of Management and Trustees
      As of date of this prospectus, no persons, or any trustee or officer individually was known by IRET to own beneficially more than 5% of the outstanding shares IRET.

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      The following tables set forth certain information concerning the compensation paid by IRET to its executive officers, who are also the four most highly compensated executive officers.

Trustees & Officers	Shares of Beneficial Interest (1)	Limited Partnership Operating Units (2)	Total Shares and Units	Percent of Class
Jeffrey L. Miller, Trustee & Chairman	279,874	6,725	286,599.87%
Daniel L. Feist, Trustee & Vice Chairman	711,377	1,856	713,233	2.16%
C. Morris Anderson, Trustee & Vice Chairman	4,332	171,170	175,502.53%
John F. Decker, Trustee	48,856	0	48,856.15%
Patrick G. Jones, Trustee	235,905	0	235,9058	.72%
Stephen L. Stenehjem, Trustee	16,850	0	16,850.05%
Steven B. Hoyt, Trustee	0	1,365,094	1,365,094	4.14%
Thomas A. Wentz, Sr., President & CEO	269,147	126,977	396,124	1.20%
Timothy P. Mihalick, Trustee, Senior Vice President & COO	33,824	0	33,824.10%
Thomas A. Wentz, Jr., Trustee, Vice President & General Counsel	184,021	0	184,021.56%
Diane K. Bryantt, Secretary & CFO	4,442	0	4,442.01%
Group Total	1,788,628	1,671,822	3,460,450	10.5%

(1)	The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Except as otherwise indicated, each individual has sole voting and sole investment power with regard to the shares owned.
(2)	The units do not have voting rights but are exchangeable for shares at the option of the holder upon expiration of an initial mandatory holding period.

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Certain Relationships and Related Transactions

Management Services
      Through June 30, 2000, the advisor to the Trust was Odell-Wentz & Associates, LLC.  Roger R. Odell and Thomas A. Wentz, Sr. were the owners of Odell-Wentz & Associates LLC and also officers and shareholders of the Trust.  Under the advisory contract between the Trust and Odell-Wentz & Associates, LLC, the Trust paid an advisor's fee based on the net assets of the Trust and a percentage fee for investigating and negotiating the acquisition of new investments. For the year ended April 30, 2001, Odell-Wentz & Associates, LLC received total fees under said agreement of $265,573. The fees for April 30, 2000, were $1,400,973 and for April 30, 1999, were $951,234.

Acquisition of Odell-Wentz & Associates, L.L.C.
      On July 1, 2000, IRET Properties acquired assets from Odell-Wentz & Associates, LLC in exchange for operating partnership units at a total purchase price of $2,083,350.  This acquisition included real estate, furniture, fixtures, equipment and other assets of approximately $675,000, goodwill of approximately $1,645,000, and the assumption of mortgages and other liabilities of approximately $236,000.  Except for Roger R. Odell who retired, all officers and employees of Odell-Wentz & Associates, LLC were retained by IRET Properties.

      Odell-Wentz was owned equally by Thomas A. Wentz, Sr., who is currently IRET's President and Chief Executive Officer and Roger R. Odell, who as of the acquisition on July 1, 2000, was IRET's President.  Mr. Odell retired as an employee of IRET as of July, 2000, and he did not seek re-election to the Board of trustees in August of 2000.  Currently, Mr. Odell has no relationship with IRET as an employee, officer or trustee.

Property Management Services
      Investors Management and Marketing (IMM) provides property management services to the Trust.  Roger R. Odell is a shareholder in IMM.  IMM received $114,421 for services rendered from May 1, 2000 through June 30, 2000,  IMM received $649,729, and $609,783 for services rendered for years ended April 30, 2000, and 1999, respectively.

      With the exception of Hoyt Properties, Inc., none of the firms engaged to provide property management services are affiliated with IRET, its officers or trustees.  As it pertains to Hoyt Properties, it is owned by Steven B. Hoyt who is currently a trustee of IRET.  Hoyt Properties manages the following commercial buildings for IRET pursuant to a written management contract:

Cold Spring Center	St. Cloud, MN
2030 Cliff Road	Eagan, MN
Plymouth IV & V	Plymouth, MN
Nicollet VII	Burnsville, MN
Burnsville Bluffs	Burnsville, MN
Pillsbury Business Center	Bloomington, MN
Bloomington Business Plaza	Bloomington, MN

      As compensation for its services, Hoyt properties receives a fee of 5% of the gross rental income provided such management fee is reimbursable by the building's tenants pursuant to the tenant's lease agreement.  If the 5% fee is not payable by the tenant, but must be paid by IRET from rent proceeds, the annual fee is 3.5% of the gross rental proceeds.

      The management contract with Hoyt Properties commenced on April 1, 2001 and may be terminated by either party on 30 days written notice for any reason and without penalty.  As of October 31, 2001, Hoyt Properties has received $144,002 as a management fee from IRET of which 100% has been recovered by IRET from the various building tenants.  It is the opinion of IRET that all the other terms of the management contract are commercially reasonable and are on terms no less favorable to IRET than what could be obtained from an unrelated property management firm.

Security Sales Services
      Inland National Securities is a corporation that provides underwriting services in the sale of additional shares for IRET.  Roger R. Odell is also a shareholder in Inland National Securities. Fees for services from May 1, 2000, through June 30, 2000, were $6,861.  Fees for services totaled $100,081, and $157,392, for the years ended April 30, 2000, and 1999, respectively.

     D.A. Davidson & Co. is a corporation that provides underwriting services in the sale of additional shares for IRET.  John F. Decker is an employee of D.A. Davidson & Co.  John F. Decker is a trustee of IRET.  IRET has paid an investment banking fee to D.A. Davidson of $50,000 during Fiscal 2001.  D.A. Davidson  participated in past offerings and sold 600,000 shares.  IRET paid D.A. Davidson commissions of $420,000 during the third quarter of Fiscal 2002.

Legal Services
      The Trust paid fees and expense reimbursements to the law firm in which Thomas A. Wentz, Jr. was, until December 31, 1999, a partner totaling $89,497 and  $33,022 for the years ended April 30, 2000, and 1999, respectively.  Thomas A. Wentz, Jr. is a trustee of the Trust.

Selection, Management, and Custody of IRET's Assets

Real Estate Management
      Under the direction and supervision of IRET employees based in Minot, all of the day to day management of IRET's real estate assets is handled by third party professional real estate management companies, which includes the negotiation of potential leases, preparation of proposed operating budgets and supervision of routine maintenance and capital improvements authorized by IRET.  All activities related to the purchase, sale, insurance coverage, capital improvements, approval of commercial leases and annual operating budgets and major renovations are made exclusively by IRET employees and then implemented by the third party property management companies.

     As it pertains to leases for its multi-tenant commercial properties, IRET relies almost exclusively on third party brokers to locate potential tenants. As compensation, most brokers receive a commission of up to 7% of the total rent to be paid over the term of the lease. This commission rate is the industry standard and in IRET's opinion commercially reasonable.

     As of October 31, 2001, IRET has property management contracts with the following companies:

Firm	Address

Bayport Properties	300 S. Hwy. 169, Suite 120, Minneapolis, MN 55426

Builder's Management & Investment Company	1445 1st Avenue North, Fargo, ND 58102

Coast Management	PO Box 2066, Boise, ID 83701-2066; 2610 Wetmore Avenue, Everett, WA 98206

Coldwell Banker First Realty	PO Box 9379, Fargo, ND 58106-9379

ConAm	2301 Ohio Dr., Suite 285, Plano, TX 75093; 10800 E. Bethany Dr., Aurora, Co 80014

Dakota Commercial	1197B S. Columbia Rd., Grand Forks, ND 58201

Hoyt Properties, Inc.	708 S. 3rd St., Minneapolis, MN 55415

IMM	PO Box 2064, Minot, ND 58702-2064

Illies Nohave Heinen Property Management	300 E. Germain St., St. Cloud, MN 56304

Kahler Property Management	2020 W. Omaha, Rapid City, SD 57702

Opus Northwest Management, L.L.C.	10350 Bren Rd. W., Minnetonka, MN 55343; PO Box 59110, Minneapolis, MN 55459-0110

Sand Companies, Inc.	PO Box 727, Waite Park, MN 56387-0727

Tamarack Property Management	2929 3rd Ave. N., Suite 538, Billings, MT 59101-1944

United Properties	3500 West 80th Street, Minneapolis, MN 55431

Weis Management	2227 7th St. NW, Rochester, MN 55901

      All contracts may be terminated by IRET without cause or penalty on no more than a 60-day written notice.  In IRET's opinion all property management companies listed above are properly licensed, insured and bonded to the extent required for each manager's particular duties.

      With the exception of Hoyt Properties, Inc., none of the firms listed above are currently affiliated with IRET, its officers or trustees. As it pertains to Hoyt Properties, it is owned by Steven B. Hoyt who is currently a trustee of IRET.  Hoyt Properties manages the following buildings for IRET pursuant to a written management contract:  See page 93 for list.

      As compensation for its services, Hoyt properties receives a fee of 5% of the gross rental income provided such management fee is reimbursable by the building's tenants pursuant to the tenant's lease agreement. If the 5% fee is not payable by the tenant, but must be paid by IRET from rent proceeds, the annual fee is 3.5% of the gross rental proceeds.

     The management contract with Hoyt Properties commenced on April 1, 2001, and may be terminated by either party on 30 days written notice for any reason and without penalty.  As of October 31, 2001, Hoyt Properties has received $144,002 as a management fee from IRET of which 100% has been recovered by IRET from the various building tenants.  It is the opinion of IRET that all the other terms of the management contract are commercially reasonable and are on terms no less favorable to IRET than what could be obtained from an unrelated property management firms.

Conflicts of Interest

Selling To or Buying Property From IRET
      During the past fiscal year, IRET did not sell or buy any property from a trustee, officer, or employee of IRET.  During the second quarter of Fiscal 2002 ending October 31, 2001, IRET acquired a commercial building from Trustee, Steven B. Hoyt.  Please see pages 5 through 9.  While not prohibited by IRET's organizational documents, there are certain requirements, which must be satisfied before such a transaction may occur.  In the case of the acquisition from Mr. Hoyt, it is management's and the Trustee's opinion that the purchase was fair to IRET.

      Specifically, no trustee, officer or employee of IRET, or any person affiliated with any such persons directly or indirectly, may sell or buy any property or assets to IRET or purchase any property or assets from IRET, directly or indirectly, nor shall any such person receive any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of IRET assets, except pursuant to transactions that are fair and reasonable to IRET and that relate to:

a.	The acquisition of property or assets at the formation of IRET or shortly thereafter and fully disclosed in the prospectus filed with the North Dakota State Securities Commissioner;
b.	The acquisition of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages;
c.	The acquisition of other mortgages on terms not less favorable to IRET than similar transactions involving unaffiliated parties; or,
d.	The acquisition by IRET of other property at prices not exceeding, or disposition of other property at prices not less than, the fair value thereof as determined by independent appraisal.

      All such transactions and all other transactions in which trustee, officer or employee has any direct or indirect interest shall be approved by a majority of the trustees having no interest in the particular transaction. All brokerage commissions or remuneration received in connection with any transactions shall be no more than what IRET would pay to an unrelated party or company.

Sales Commissions or Finder Fees
      The organizational documents of IRET prohibit any trustee or affiliate of the trustee from receiving a brokerage commission or other such remuneration in connection with the acquisition or disposition of IRET assets.

Competition with IRET
      The organizational documents of IRET do not preclude the trustees, officers, or employees of IRET from engaging in other business activities that may complete directly with IRET.  See  "Conflict of Interest" section on page 16 for a discussion of this potential competition.

Interests of Named Experts and Counsel

      Pringle & Herigstad, P.C., is named counsel for the registrant.  Until December 31, 1999, Mr. Wentz, Jr., was a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust.  Mr. Wentz, Jr., as of the date of this registration statement, is a voting trustee and officer of the registrant.

Limitations of Liability

      Indemnification by IRET to trustees, employees, or persons controlling IRET for liabilities arising under the Securities Act of 1933.  IRET has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      Section 12 of the Declaration of Trust of IRET provides that under certain circumstances IRET will indemnify its trustees and employees against all claims, costs and liabilities incurred as a result of acting as a trustee or employee of IRET provided the following conditions have been satisfied:

*	The course of conduct which caused the loss was in the best interests of IRET.
*	The affected trustee or employee was acting on behalf of IRET.
*	The loss was not the result of negligence or misconduct by a trustee or employee or gross negligence or willful misconduct by an independent Trustee.
*	Any indemnification payment is only recoverable from IRET's net assets and not from the shareholders

    Trustee and employees shall not be indemnified by IRET for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities unless one or more of the following conditions are met:

*	There has been a successful adjudication on the merits of each count involving alleged securities law violations.
*	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction.
*	A court of competent jurisdiction approves a settlement of the claims against a and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of IRET were offered or sold as to indemnification for violations of securities laws.

       The advancement of IRET funds to a trustee or employee for legal expenses and other costs incurred for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

*	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of IRET.
*
The legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

*
The trustee or employee undertake to repay the advanced funds to IRET, together with the applicable legal rate of interest thereon, in cases in which such trustee or employee is found not to be entitled to indemnification.

      In addition to providing indemnification to its employees and trustees under certain circumstance, IRET also maintains insurance covering officers and trustees against liability as a result of their actions or inactions on behalf of IRET.

       With the exception of indemnification by IRET and the trustee and officer insurance, there is no other statue, charter provision, by-laws, contract or other arrangements under which a trustee or employee of IRET is insured or indemnified in any manner against liability which he may incur in his capacity as trustee or employee.

 Legal Matters

      The validity of the Shares of Beneficial Interest offered under the Prospectus, the federal and state tax aspects of the organization and operation of IRET and the Operating Partnership and other legal matters will be passed upon for IRET by Pringle & Herigstad, P.C., Minot, North Dakota.

Experts

      The balance sheets of IRET as of April 30, 2000, and April 30, 2001, the statements of income, shareholders' equity, and cash flows for each of the three years in the period ended April 30, 2001, as listed on the Index to Financial Statements on page F-15 through F-57, included in this Prospectus, have been included herein in reliance on the reports of Brady, Martz & Associates, P.C., Minot, North Dakota, independent accountants, given on the authority of that firm as experts in accounting and auditing.

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Pro Forma Consolidated Statement of Operations
Acquisitions for the Six Months Ended October 31, 2001
(unaudited)

    The pro forma consolidated statement of operations (unaudited) for the six months ended October 31, 2001, is presented as if the real estate acquisition had been completed at the beginning of the period May 1, 2001, rather than on the actual acquisition or closing date.

    IRET acquired the following real estate during the six months ended October 31, 2001:

Property Description	Date of Acquisition	Total Purchase Price (Including all closing costs)

Cottage Grove Center - 15,217 sq. ft. - Strip Mall, Cottage Grove, MN	07/06/01	$ 1,101,550
Interlachen Corporation Center - 105,084 sq. ft. - Multi-tenant Office Building - Edina, MN	08/10/01	$ 16,691,307
Canyon Lake Plaza Apartments - 78,701 sq. ft. - 109-unit Apartment Community - Rapid City, SD	09/27/01	$ 4,270,607
Bloomington Business Plaza - 114,819 sq. ft. - Multi-tenant Office Building - Bloomington, MN	10/01/01	$ 7,405,669
Applewood on the Green - 87,200 sq. ft. - 234-unit Apartment Community - Omaha, NE	10/31/01	$ 10,364,745
Total		$ 39,833,878

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	Six Months Ended 10/31/01	Six Months Ended AcquisitionsPro Forma Adjustments	Total Consolidated Pro Forma
REVENUE
Real Estate Rentals	$ 44,445,900	$ 2,135,490	$ 46,581,390
Interest, Discounts and Fees	$ 509,235	$ 0	$ 509,235
Total Revenue	$ 44,955,135	$ 2,135,490	$ 47,090,625
EXPENSES
Interest	$ 14,795,417	$ 681,666	$ 15,477,083
Depreciation	7,375,090	316,002	7,691,092
Utilities and Maintenance	6,162,434	406,517	6,568,951
Taxes	4,349,779	248,027	4,597,806
Insurance	628,398	22,984	651,382
Property Management Expenses	3,360,223	133,599	3,493,822
Administrative Expenses and Trustee Services	780,546	0	780,546
Operating Expenses	245,295	0	245,295
Amortization	$ 263,672	$ 0	$ 263,672
Total Expenses	$ 37,960,854	$ 1,808,795	$ 39,769,649

INCOME BEFORE GAIN/LOSS ON PROPERTIES AND MINORITY INTEREST	$ 6,994,281	$ 326,695	$ 7,320,976
GAIN ON SALE OF PROPERTIES	324,332	0	324,332
MINORITY INTEREST PORTION OF OPERATING PARTNERSHIP INCOME	$ -1,596,970	$ -84,941	$ - 1,681,911

NET INCOME	$ 5,721,643	$ 241,755	$ 5,963,398

Net income per share (basic and diluted)	$ .24	$ .01	$ .25

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Investors Real Estate Trust
Unaudited Pro Forma Consolidated Financial Information Fiscal 2001

     During the past fiscal year ending April 30, 2001, IRET acquired or constructed 26 new real estate properties.  See page 68 and 69 for the complete list.  All of those properties are included in the audited balance sheet which is presented on page F-16 and F-17.

Pro Forma Consolidated Statement of Operations as of April 30, 2001 (unaudited)

     The pro forma consolidated statement of operations (unaudited) for the year ended April 30, 2001, is presented as if all real estate acquisitions, developments and the purchase of the Advisor, Odell-Wentz & Associates, L.L.C., had been completed at the beginning of the period May 1, 2000, rather than on the actual acquisition or closing date.

	*Fiscal 2001	HealthEast I & II, Woodbury and Maplewood, MN (1)	Olympic Village, Billings, MT (2)	Southdale Medical Center, Edina, MN (3)	Plymouth Tech IV & V Plymouth, MN (4)	Insignificant 2001 Acquisitions (5)	Total Consolidated Pro Forma
REVENUE
Real estate rentals	$ 74,800,722	n/a See (1)	$ 683,211	$ 2,314,488	$ 1,701,903	$ 5,907,725	$ 85,408,049
Interest, discounts and fees	$ 966,428	n/a See (1)	$ 0	$ 0	$ 0	$ 0	$ 966,428
Total revenue	$ 75,767,150	n/a See (1)	$ 683,211	$ 2,314,488	$ 1,701,903	$ 5,907,725	$ 86,374,477
EXPENSES		n/a See (1)
Interest	$ 25,231,398	n/a See (1)	$ 274,988	$ 1,287,509	$ 695,063	$ 1,564,906	$ 29,053,864
Depreciation	$ 12,299,532	n/a See (1)	$ 71,592	$ 180,757	$ 85,625	$ 363,163	$ 13,000,669
Utilities and maintenance	$ 11,546,566	n/a See (1)	$ 114,884	$ 0	$ 75,279	$ 680,992	$ 12,417,721
Real Estate Taxes	$ 7,545,182	n/a See (1)	$ 66,497	$ 0	$ 123,327	$ 593,910	$ 8,328,916
Insurance	$ 831,963	n/a See (1)	$ 9,068	$ 0	$ 13,703	$ 238,474	$ 1,093,208
Property management expenses	$ 5,784,423	n/a See (1)	$ 57,717	$ 73,586	$ 976	$ 173,815	$ 6,090,517
Loss on Impairment of Properties	$ 0	n/a See (1)	$ 0	$ 0	$ 0	$ 0	$ 0
Administrative Expense	$ 1,057,469	n/a See (1)	$ 0	$ 0	$ 0	$ 0	$ 1,057,469
Advisory and trustee services	$ 423,227	n/a See (1)	$ 0	$ 0	$ 0	$ 0	$ 423,227
Operating expenses	$ 431,390	n/a See (1)	$ 0	$ 0	$ 0	$ 0	$ 431,390
Amortization	$ 428,188	n/a See (1)	$ 0	$ 0	$ 0	$ 0	$ 428,188
Total expenses	$ 65,579,338	n/a See (1)	$ 594,746	$ 1,541,852	$ 993,973	$ 3,615,260	$ 72,325,169
INCOME BEFORE GAIN/LOSS ON PROPERTIES AND MINORITY INTEREST	$ 10,187,812	n/a See (1)	$ 88,465	$ 772,636	$ 707,930	$ 2,292,465	$ 14,049,308
GAIN ON SALE OF PROPERTIES	$ 601,605	n/a See (1)	$ 0	$ 0	$ 0	$ 0	$ 601,605
MINORITY INTEREST PORTION OF OPERATING PARTNERSHIP INCOME	$ -2,095,177	n/a See (1)	$ -17,693	$ -154,527	$ -141,586	$ -573,338	$ -2,982,321
NET INCOME	$ 8,694,240	n/a See (1)	$ 70,772	$ 618,109	$ 566,344	$ 1,719,127	$ 11,668,592
Net income per share	$ .38	n/a See (1)	$ .004	$ .027	$ .025	$ .075	$ .51

(1)	HealthEast was acquired at the beginning of fiscal year May 1, 2000, so is fully reflected in the actual fiscal 2001 column.
(2)	The pro forma income and expense items reflect 0 months of estimated operations as the property was acquired on May 1, 2000.
(3)	The pro forma income and expense items for Southdale Medical Center reflect 8 months of estimated operations as the property was acquired on January 1, 2000.
(4)	The pro forma income and expense items reflect 3 months of estimated operations as the property was acquired on April 1, 2001.
(5)	The pro forma income and expense items reflect acquisitions which are not significant at the 5% level during fiscal 2001.

Financial Information for Significant Acquisitions - Fiscal 2001

           During the period from May 1, 2000, to April 30, 2001, we purchased 26 real estate properties as listed on page 66 and 67, which, individually are insignificant as defined in SEC Regulation S-X, but in the aggregate, constitute a "significant amount of assets" as defined in Regulation S-X.  When acquisitions are individually insignificant but significant in the aggregate, Regulation S-X requires the presentation of audited financial statements for assets comprising a substantial majority of the individually insignificant properties for the one year period prior to the date of acquisition by IRET or for the three year period prior to acquisition if the property is acquired from a related party.  None of the properties at the time of acquisition acquired by IRET during Fiscal 2001 ( May 1, 2000 to April 30, 2001) were acquired from a related party.

Olympic Village - Billings, Montana

Material Factors Considered by IRET at the Time of Acquisition

     We acquired the Olympic Village apartments from an unrelated party on September 20, 2000.  The total purchase price for the property was $11,616,500.   Olympic Village is a 272-unit apartment complex built in 1983 and located at 3900 Victory Circle, Billings, Montana.  We considered the following material factors at the time of acquisition:

Revenue Source:  99% of the property's revenue is derived for the rental of the 272 apartment units.

Occupancy:  At the time of acquisition, the property was 94% occupied.

Comparative Rents:  At the time of acquisition, rents at the property were 10% to 14% below rents charged at comparable properties.

Competition:  At the time of acquisition, there was very little competition with the property from other apartment complexes due to Olympic Village's location.  There is unlikely to be extensive competition in the future since there is little available land in the vicinity.

Expenses:  All utilities are paid by the individual tenants directly except water, sewer, and garbage.  The property has no unusual maintenance expenses.

Capital Improvements:  At the time of acquisition, the property did not need any major capital improvements except a new outdoor lighting system for the common areas which is estimated to cost $40,000.  As of September 19, 2001, this improvement has not been made or scheduled.

Typical Lease Terms:  All leases are for three to twelve months.  Month-to-month tenants are generally not allowed.  The tenant is responsible for all utilities except sewer, water and garbage.  A security deposit equal to at least one month's rent is required from all tenants.

Average rent per unit:  For the twelve months prior to IRET's acquisition, the average monthly rent per unit was $464.95.

Real Estate Taxes:  At the time of acquisition, the annual real estate tax was $157,971 per year for 1999.  The rate for 2000 was $166,654 and is estimated to be $168,321 for 2001.

 Depreciation:  Olympic Village is being depreciated as follows:

	Federal Tax Basis	Method	Life

272-unit complex	$1,279,800	MSL	34 years

     After reasonable inquiry, IRET is not aware of any material factors relating to Olympic Village other than those discussed in the preceding paragraphs that would cause the reported financial information not to be indicative of future operating results for the property.

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Independent Auditor's Report

To the Board of Trustees of Investors Real Estate Trust

             We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses of Olympic Village ("Historical Summary") for the year ended December 31, 1999.  This Historical Summary is the responsibility of the management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

             We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

             The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Olympic Village's revenue and expenses.

             In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 2 of Olympic Village for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

/S/ Brady Martz and Associates, P.C.
 Brady, Martz and Associates, P.C.

 Minot, North Dakota
October 8, 2001

Olympic Village
Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 1999

GROSS INCOME
Real estate rentals	$ 1,517,615
Other rental income	$ 64,665
Total Gross Income	$ 1,582,280
DIRECT OPERATING EXPENSES
Utilities	$ 63,409
Repairs & Maintenance	$ 68,841
Real Estate Taxes	$ 157,971
Insurance	$ 19,074
Total Direct Operating Expenses	$ 309,295

EXCESS OF GROSS INCOME OVER DIRECT OPERATING EXPENSES	$ 1,272,985

     The Notes to Historical Summary of Gross Income and Direct Operating Expenses are an integral part of this summary.

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Olympic Village
Notes To Historical Summary of Gross Income and Direct Operating  Expenses
For the Year Ended December 31, 1999

Note 1.
Nature of Business

Olympic Village is a 272-unit, multi-tenant apartment community located in Billings, Montana.  The operations of Olympic Village consists of leasing residential units to various tenants. Leases are generally for terms of one year or less.

Note 2.
Basis of Presentation

Investors Real Estate Trust purchased Olympic Village on September 20, 2000.  The historical summary has been prepared for the purpose of complying with Regulation S-X, Rule 3-14 of the Securities and Exchange Commission ("SEC"), which requires certain information with respect to real estate operations acquired to be included with certain filings with the SEC.  This historical summary includes the historical gross income and direct operating expenses of Olympic Village, exclusive of the following expenses which may not be comparable to the proposed future operations:

      (a)  interest expense on existing mortgage and borrowings
      (b)  depreciation of property and equipment
      (c)   certain administrative expenses
      (d)  provision for income taxes
      (e)  management fees

Note 3.
Summary of Significant Accounting Policies
Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Capitalization Policy - Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs which do not add to the value or extend useful lives are charged to expense as incurred.

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Olympic Village
Unaudited Interim Financial Statement
For The Period January 1, 2000 through August 30, 2000

GROSS INCOME
Real estate rentals	$ 1,038,121
Other rental income	$ 51,530
Total Gross Income	$ 1,089,651
DIRECT OPERATING EXPENSES
Utilities	$ 38,893
Repairs & Maintenance	$ 57,818
Real Estate Taxes	$ 126,298
Insurance	$ 16,428
Total Direct Operating Expenses	$ 239,437

EXCESS OF GROSS INCOME OVER DIRECT OPERATING EXPENSES	$ 850,214

Unaudited Estimated Taxable Operating Results

     The table below represents estimated taxable operating results of Olympic Village Apartment Community in Billings, Montana for the first twelve-month period of the acquisition.  Said property is a 272-unit apartment community, of which assumptions of 5% annual vacancy.
Cash Flow Projections

Rental Revenue	$ 1,529,658
Other Revenue	$ 61,500
Interest Expense	$ -644,896
Operating Expenses	$ -574,008
Principle Mortgage Reduction	$ -68,214
OPERATING CASH FLOW	$ 304,040

Southdale Medical  - Edina, Minnesota

Material Factors Considered by IRET at the Time of Acquisition
     We acquired a 60.31% interest in Southdale Medical Center on January 1, 2001.  Southdale is a 195,983 square foot multi-tenant medical office building that was constructed in three phases in 1957, 1965, and 1972.  The purchase price paid by IRET was $32,421,070.  We considered the following material factors at the time of acquisition:

Revenue:  One hundred percent (100%) of the property's revenue is derived from the rental of real property.

Occupancy:  At the time of acquisition, the property was 94.4% occupied by 79 different tenants.

Significant Tenants:  At the time of acquisition, no one tenant occupied more than 10% of the building.

Average Annual Rental Rate:  At the time of acquisition, the average annual rental rate per square foot was $1.36.

Lease Expirations:  The schedule of lease expiration over the next ten years is as follows:

Year	Number Expiring	Square Footage Expiring	Annual Rental of Expiring Leases	% of Annual Gross Rental Expiring

2001	18	15,094	$ 472,895	8%
2002	15	35,054	$ 1,116,103	19%
2003	13	30,378	$ 976,075	16.4%
2004	6	6,798	$ 218,295	3.6%
2005	12	27,420	$ 877,380	14.7%
2006	12	37,767	$ 1,239,003	20.8%
2007	3	4,315	$ 132,596	2.2%
2008	1	1,706	$ 54,326	1%
2009	1	855	$ 27,936.5%
2010	2	13,103	$ 396,852	6.6%

Comparable Rents:  Comparable rents for similar medical office space ranges from $1.70 to $1.08 with $1.35 per square foot per month being the average for the medical office building rental market for Minneapolis, Minnesota.

Competition: At the time of acquisition, there were 19 competing properties and three under construction.  The average rental rate quoted by the competing properties was $1.35.  Southdale Medical's average was $1.36 per square foot.

Depreciation:  Southdale Medical is being depreciated as follows:

	Federal Tax Basis	Method	Life

Southdale Medical	$ 31,487,160	MSL	40 years

 Real Estate Taxes:  At the time of acquisition, the annual real estate tax was $826,940 per year.  The rate for 2001 is $889,872.

Expenses: All operating expenses associated with the property are billed back to and paid by the tenants.

Typical Lease Term:  Leases are for a period of two to ten years.  All operating costs are billed back to the tenant in direct relation to the amount of space leased.  Month-to-month leases are not permitted.

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Independent Auditor's Report

To the Board of Trustees of Investors Real Estate Trust

             We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses of Southdale Medical Center ("Historical Summary") for the year ended December 31, 2000.  This Historical Summary is the responsibility of the management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

             We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

             The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Southdale Medical Center's revenue and expenses.

             In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 2 of Southdale Medical Center for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/S/ Brady Martz and Associates, P.C.
Brady, Martz and Associates, P.C.

 Minot, North Dakota
October 8, 2001

Southdale Medical Center
Historical Summary of Gross Income and Direct Operating Expenses
For The Year Ended December 31, 2000

GROSS INCOME
Real estate rentals	$ 3,230,324
Operating Expense Reimbursements	$ 2,464,306
Total Gross Income	$ 5,694,630
DIRECT OPERATING EXPENSES
Utilities	$ 371,284
Repairs and Maintenance	$ 681,617
Real Estate Taxes	$ 891,796
Insurance	$ 39,785
Security	$ 64,839
Salary and Wages	$ 302,514
Office Supplies and Expense	$ 61,694
Total Direct Operating Expenses	$ 2,413,529
EXCESS OF GROSS INCOME OVER DIRECT OPERATING EXPENSES	$ 3,281,101

           The Notes to Historical Summary of Gross Income and Direct Operating Expenses are an integral part of this summary.

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Southdale Medical Center
Notes To Historical Summary of Gross Income and Direct Operating Expenses
For The Year Ended December 31, 2000

Note 1.	Nature of Business Southdale Medical Center is a multi-tenant commercial property located in Edina, Minnesota, containing 195,983 square feet of rentable space which was acquired on January 1, 2001.
Note 2.
Basis of Presentation
Investors Real Estate Trust purchased Southdale Medical January 1, 2001.  The historical summary has been prepared for the purpose of complying with Regulation S-X, Rule 3-14 of the Securities and Exchange Commission (SEC), which requires certain information with respect to real estate operations acquired to be included with certain filings with the SEC.  This historical summary includes the historical gross income and direct operating expenses of Southdale Medical, exclusive of the following expenses which may not be comparable to the proposed future operations:
      (a)  interest expense on existing mortgage and borrowings

      (b)  depreciation of property and equipment
      (c)  management and leasing  fees
      (d)  certain administrative and professional  expenses
      (e)  provision for income taxes

Note 3.
Summary of Significant Accounting Policies
Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Capitalization Policy - Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs which do not add to the value or extend useful lives are charged to expense as incurred.
Revenue Recognition - Rental revenue is recognized on the straight-line basis, which averages minimum rents over the terms of the leases.  All leases are classified as operating leases and expire at various dates prior to December 31, 2050.  The following is a schedule by years of future minimum rents receivable on non-cancellable operating leases in effect as of December 31, 2000.
                         Year                                         Amount
                        2001                             $          2,869,869
                        2002                             $          2,415,975
                        2003                             $          1,861,487
                        2004                             $          1,499,524
                        2005                             $          1,201,001
Thereafter $ 8,518,935
Expense Reimbursement Expense reimbursements represent operating expenses, including real estate taxes billed to the tenants and are recognized in the period the expenses are incurred.

Southdale Medical Center
Unaudited Estimated Taxable Operating Results

     The table below represents estimated taxable operating results of Southdale Medical Center for the first twelve-month period of the acquisition.  Said property is a net lease commercial structure consisting of 195,983 rentable square footage, of which assumptions for net rent is based upon 96% occupancy.
Cash Flow Projections

Rental Revenue	$ 3,395,394
Other Revenue	$ 27,132
Interest Expense	$ -1,934,400
Non-recoverable expenses	$ -45,588
Principle Mortgage Reduction	$ -213,293
OPERATING CASH FLOW	$ 1,229,245

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HealthEast I & II Woodbury & Maplewood, Minnesota

Material Factors Considered by IRET at the Time of Acquisition
     We acquired HealthEast I and II from an unrelated party on May 1, 2000.  The total purchase price for the property was $21,588,499.  HealthEast is a 2-building, 114,216 square foot medical facility located in Woodbury and Maplewood, Minnesota.  The property is masterleased to a single tenant for a 20-year term expiring in 2019.  We considered the following material factors at the time of acquisition:

Revenue Source:  One hundred percent (100%) of the property's income comes from a single tenant.

Occupancy:  The property was 100% leased at the time of acquisition.

Comparative Rents:  At the time of acquisition, the rental rate was equal to the rate charged at comparable properties.

Competition:  At the time of acquisition, there was very little competition with the property from other apartment complexes due to HealthEasts location.  There is unlikely to be extensive competition in the future since there is little available land in the vicinity.

Expenses: All utilities are paid by the individual tenants directly except water, sewer, and garbage.  The property has no unusual maintenance expenses.

Capital Improvements:  Since the property was built in 2000, no capital improvements are planned for the next three to five years.

Major Tenant and Lease Terms:  The property is 100% leased to a nonprofit medical provider.  The lease term expires on   March, 2019.  The tenant has 4 five-year renewal options with an increased rental rate with each option.  The annual rental is $1,916,636 for the first five years.  The tenant is responsible for all expenses and costs associated with the property.

Average Rent Per Square Foot:  For the twelve months prior to IRETs acquisition, the average monthly rent per square foot was $1.54.

Depreciation:  HealthEast is being depreciated as follows:

	Federal Tax Basis	Method	Life

HealthEast I - Maplewood	$ 6,366,915	MSL	40
HealthEast II Woodbury	$14,695,983	MSL	40

 Independent Auditors Report

To the Board of Trustees of Investors Real Estate Trust

             We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses of HealthEast I & II ("Historical Summary") for the year ended December 31, 1999.  This Historical Summary is the responsibility of the management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

             We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

             The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of HealthEast I & IIs revenue and expenses.

             In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 2 of HealthEast I & II for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

/S/ Brady Martz and Associates, P.C.
Brady, Martz and Associates, P.C.

 Minot, North Dakota
October 8, 2001

HealthEast I & II
Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 1999

GROSS INCOME
Real estate rentals	$ 2,057,149
DIRECT OPERATING EXPENSES	$ 0
EXCESS OF GROSS INCOME OVER DIRECT OPERATING EXPENSES	$ 2,057,149

           The Notes to Historical Summary of Gross Income and Direct Operating Expenses are an integral part of this summary.

The remainder of this page has been intentionally left blank.

HealthEast I & II
Notes To Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 1999

Note 1.
Nature of Business
HealthEast I & II  consists of two buildings  containing 114,216 square feet of rentable space which is leased to HealthEast. The tenant is directly responsible for all costs and expenses, including structural.  Therefore, the landlord did not incur any direct operating expenses for the year ended December 31, 1999.

Note 2.
Basis of Presentation
Investors Real Estate Trust purchased HealthEast I & II on May 1, 2000.  The historical summary has been prepared for the purpose of complying with Regulation S-X, Rule 3-14 of the Securities and Exchange Commission (SEC), which requires certain information with respect to real estate operations acquired to be included with certain filings with the SEC.  This historical summary includes the historical gross income and direct operating expenses of HealthEast I & II, exclusive of the following expenses which may not be comparable to the proposed future operations:
      (a)  interest expense on existing mortgage and borrowings

      (b)  depreciation of property and equipment
      (c)  management fees

Note 3.
Summary of Significant Accounting Policies
Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
 Capitalization Policy - Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs which do not add to the value or extend useful lives are charged to expense as incurred.
Revenue Recognition - Rental revenue is recognized on the straight-line basis, which averages minimum rents over the terms of the lease.  The lease is classified as an  operating lease and expires on February 28, 2019, unless a five year renewal option is exercised.  The following is a schedule by years of future minimum rents receivable on this non-cancellable operating lease as of December 31, 1999.
                                 Year                             Amount

                                    2000                 $            1,916,636
                                    2001                 $            1,916,636
                                    2002                 $            1,916,636
                                    2003                 $            1,916,636
                                    2004                 $            2,012,468
                                    Thereafter        $          30,646,510

HealthEast I & II
Unaudited Interim Financial Statements
For The Period January 1, 2000 through April 30, 2000

GROSS INCOME
Real Estate Rentals	$ 638,879
DIRECT OPERATING EXPENSE	$ 0
EXCESS OF GROSS INCOME OVER DIRECT OPERATING EXPENSE	$ 638,879

Unaudited Estimated Taxable Operating Results

    The table below represents estimated taxable operating results of Health East I & II for the first twelve-month period of the acquisition.  Said property is a net lease commercial structure 100% leased to HealthEast Inc, consisting of 114,216 net rentable square footage, of which assumptions for net rent is based upon 100% occupancy.

Cash Flow Projections
Rental Revenue	$ 1,916,636
Interest Expense	$ -1,510,836
Principle Mortgage Reduction	$ -330,514
OPERATING CASH FLOW	$ 75,286

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Plymouth Techcenter IV & V Plymouth, Minnesota

Material Factors Considered by IRET at the Time of Acquisition
     We acquired Plymouth Techcenter  IV & V5 on April 1, 2001, from an unrelated party.  The total purchase price for the property was $13,750,000.  Plymouth Techcenter IV & V is a 2-building, multi-tenant commercial property built in 1999 and located at 5000 and 5010 Chelshire Lane, North Plymouth, Minnesota.  We considered the following material factors at the time of acquisition:

Revenue Source:  One hundred percent (100%) of the propertys revenue is derived from six different tenants.

Occupancy:  At the time of acquisition, the property was 100% occupied and as of September 20, 2001, is still 100% occupied.

Comparative Rents: At the time of acquisition, rental rates for the property were equal to the area market or 2% to 3% higher.

Competition:  There is a significant amount of competing space for rent in the immediate vicinity.

Expenses:  All expenses, repairs, maintenance, and operating costs are paid by the tenants.

Capital Improvements:  Since the property was built new in 1999, no capital improvements are planned for the next three to five years.

Typical Lease Terms:  All leases are triple net with all property operating expenses paid by the tenants.  All leases are for a term of three to eight years.

Major Tenants:  The following tenants occupy 10% or more of the rentable square footage:

Tenant	Square Footage	% of Total	Annual Rent	Lease Term	Business
Plymouth IV
Miracle Ear, Inc.	32,543	61%	$ 404,367	06/30/07	medical
Simplex Time Recorder, Inc	13,612	26%	$ 73,734	06/30/05	manufacturing
Ondeo Nalco Chemical Co.	3,365	6%	$ 4,324	10/31/01	chemical sales
Hoyt Properties Master Lease	3,789	7%	$ 32,585	03/31/06	n/a
Total Plymouth IV	53,309	100%	$ 915,707
Plymouth V
Miracle Ear, Inc.	52,547	71%	$ 651,922	06/04/07	medical
New Horizons	9,975	14%	$ 119,196	09/30/06	childcare
Hoyt Properties Master Lease	11,068	15%	$ 144,589	03/31/06	n/a
Total Plymouth V	73,590	100%	$ 832,891

Average Rent Per Square Foot:  For the 12 months prior to IRETs acquisition, the average monthly rent per square foot was $0.96 for Plymouth IV and $0.73 for Plymouth V.

Lease Expiration Schedule:  For the next ten years the current leases will expire as follows:

Year	Leases Expiring	Sq. Ft. Expiring	Annual Revenue of Expiring Leases	Percentage of Gross Revenue of Expiring Leases

2001	0	0	$ 0	0%
2002	0	0	$ 0	0%
2003	0	0	$ 0	0%
2004	0	0	$ 0	0%
2005	0	0	$ 0	0%
2006	2	31,834	$ 395,234	25%
2007	1	9975	$ 119,196	8%
2008	2	85,090	$ 1,056,289	67%
2009	0	0	$ 0	0%
2010	0	0	$ 0	0%

Depreciation:  Plymouth IV & V are being depreciated as follows:

Asset	Federal Tax Basis	Method	Life

Plymouth 4	$4,456,135	SL	39 years
Plymouth 5	$4,783,353	SL	39 years

 Real Estate Taxes:  At the time of acquisition, the annual real estate tax was $128,937 per year.  The rate for 2001 is $135,585.

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Independent Auditors Report

To the Board of Trustees of Investors Real Estate Trust

             We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses of Plymouth Techcenter IV & V ("Historical Summary") for the year ended December 31, 2000.  This Historical Summary is the responsibility of the management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

             We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

             The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Plymouth Techcenter IV & Vs revenue and expenses.

             In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 2 of Plymouth Techcenter IV & V for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/S/ Brady Martz and Associates, P.C.
Brady, Martz and Associates, P.C.

Minot, North Dakota
October 8, 2001

Plymouth Techcenter IV & V
Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2000

GROSS INCOME
Real Estate Rentals	$ 637,758
Operating Expense Recoveries	$ 84,910
Other rental income	$ 4,854
Total Gross Income	$ 727,522
DIRECT OPERATING EXPENSE
Utilities	$ 37,668
Real Estate Taxes	$ 64,469
Insurance	$ 8,418
Repairs and Maintenance	$ 51,943
Total Direct Operating Expenses	$ 162,498
EXCESS OF GROSS INCOME OVER DIRECT OPERATING EXPENSES	$ 565,024

            The Notes to Historical Summary of Gross Income and Direct Operating Expenses are an integral part of this summary.

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Plymouth Techcenter IV & V
Notes To Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2000

Note 1.
Nature of Business
Plymouth Techcenter IV & V is multi-tenant commercial property consisting of 128,809 rentable square feet.  Construction of the property was completed in calendar year 2000, lease-up began June, 2000.   Accordingly, the above audited report only covers seven (7) months of operation.  The property was acquired from an entity controlled by Steven B. Hoyt who is a Trustee of IRET.  However, at the time of acquisition, Mr. Hoyt was not a member of the board or a related party.

Note 2.
Basis of Presentation
Investors Real Estate Trust purchased Plymouth Techcenter IV & V  on April 1, 2001.  The historical summary has been prepared for the purpose of complying with Regulation S-X, Rule 3-14 of the Securities and Exchange Commission (SEC), which requires certain information with respect to real estate operations acquired to be included with certain filings with the SEC.  This historical summary includes the historical gross income and direct operating expenses of Techcenter IV & V, exclusive of the following expenses which may not be comparable to the proposed future operations:
      (a)  interest expense on existing mortgage and borrowings

      (b)  depreciation of property and equipment
      (c)  management fees
      (d)  certain corporate expenses
      (e)  provision for income taxes

Note 3.
Summary of Significant Accounting Policies
Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Capitalization Policy - Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs which do not add to the value or extend useful lives are charged to expense as incurred.
Revenue Recognition - Rental revenue is recognized on the straight-line basis, which averages minimum rents over the terms of the leases.  All leases are classified as operating leases and expense at various dates prior to June 30, 2007.  The following is a schedule by years of future minimum rents receivable on non-cancellable operating leases in effect as of December 31, 2000.
                                  Year                         Amount

                                    2001                 $          1,254,425
                                    2002                 $          1,254,715
                                    2003                 $          1,256,165
                                    2004                 $          1,256,165
                                    2005                 $          1,163,713
                                    Thereafter        $          1,563,150

Plymouth Techcenter IV & V
Notes To Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2000

Note 3. continued
During the year ended December 31, 2000 four tenants accounted for all of the base rents.  Approximately 24,700 square feet was still vacant as of December 31, 2000.
Expense Reimbursement - Expense reimbursements represent operating expenses, including real estate taxes billed to the tenants and are recognized in the period the expenses are incurred.

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Plymouth Techcenter IV & V
Unaudited  Interim Financial Statement
For The Period January 1, 2001 through March 31, 2001

GROSS INCOME
Real estate rentals	$ 425,172
Operating Expense Recovery	$ 25,725
Total revenue	$ 450,897
DIRECT OPERATING EXPENSE
Utilities	$ 1,744
Real Estate Taxes	$ 33,896
Insurance	$ 3,476
Repairs and Maintenance	$ 9,041
Total Direct Operating expenses	$ 48,157
EXCESS OF GROSS INCOME OVER DIRECT OPERATING EXPENSES	$ 402,740

Unaudited Estimated Taxable Operating Results

     The table below represents estimated taxable operating results of Plymouth IV & V  for the first twelve-month period of the acquisition.  Said property is a net lease commercial structure consisting 126,809 net rentable square footage, of which assumptions for net rent is based upon 100% occupancy.
Cash Flow Projections
Rental Revenue	$ 1,465,911
Interest Expense	$ -753,818
Non-recoverable expenses	$ -111,459
Principle Mortgage Reduction	$ -120,134
OPERATING CASH FLOW	$ 480,500

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TABLE OF CONTENTS

CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED OCTOBER 31, 2001 AND 2000
Consolidated Balance Sheets...........................................................................	F-1
Consolidated Statement of Operations for Three Months and Six Months Ended October 31, 2001 and 2000........................................................	F-2
Consolidated Statements of Cash Flows for Three Months and Six Months Ended October 31, 2001 and 2000........................................................	F-3 to F-4
Consolidated Statements of Shareholders' Equity for the Periods Ended October 31, 2001 and 2000........................................................	F-5
Notes to Consolidated Financial Statements - Six Months Ended October 31, 2001 and 2000........................................................	F-6 to F-14
CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL YEARS ENDED APRIL 30, 2001, 2000, AND 1999

INDEPENDENT AUDITOR'S REPORT........................................................	F-15
Consolidated Balance Sheets - April 30, 2001 and 2000.................................	F-16 to F-17
Consolidated Statements of Operations for the years ended April 30, 2001 and 2000......................................................................	F-18
Consolidated Statements of Shareholders' Equity for the years ended April 30, 2001 and 2000......................................................................	F-19
Consolidated Statements of Cash Flows for the years ended April 30, 2001 and 2000......................................................................	F-20 to F-21
Notes to Consolidated Financial Statements.....................................................	F-22 to F-37
ADDITIONAL INFORMATION
Independent Auditor's Report on Additional Information...................................	F-38
Marketable Securities - April 30, 2001 and 2000............................................	F-39
Supplemental Income Statement Information for the years ended April 30, 2001 and 2000......................................................................	F-40
Real Estate and Accumulated Depreciation - April 30, 2001............................	F-41 to F-49
Investments in Mortgage Loans on Real Estate - April 30, 2001.......................	F-50
Selected Financial Data....................................................................................	F-51
Gain From Property Dispositions - April 30, 2001, 2000 and 1999..................	F-52
Mortgage Loans Payable - April 30, 2001.......................................................	F-53 to F-55
Significant Property Acquisitions - April 30, 2001.............................................	F-56
Quarterly Results of Consolidated Operations (unaudited).................................	F-57

Schedules other than those listed above are omitted since they are not required or are not applicable, or the required information is shown in the financial statement or notes thereof.

INVESTORS REAL ESTATE TRUST
CONSOLIDATED FINANCIAL STATEMENTS
for the Six Months Ended October 31, 2001

Balance Sheet
(unaudited)

ASSETS	10/31/01	04/30/01
Real Estate Investments
Real Estate Owned	$ 637,805,923	$ 591,636,468
Less Accumulated Depreciation	$ -51,047,799	$ -44,093,145
	$ 586,758,124	$ 547,543,323
Mortgage Loans Receivable	$ 5,942,897	$ 1,037,095
Total Real Estate Investments	$ 592,701,021	$ 548,580,418

OTHER ASSETS
Cash	$ 19,994,239	$ 6,356,063
Marketable Securities - Held to Maturity	0	2,351,248
Marketable Securities - Available for Sale	0	660,865
Rent Receivable	2,583,619	1,925,429
Real Estate Deposits	184,000	522,500
Prepaid and Other Assets	1,111,081	799,973
Tax and Insurance Escrow	4,568,060	4,323,960
Deferred Charges and Leasing Costs	3,398,461	3,064,109
Furniture & Fixtures, Net	204,211	187,313
Goodwill, Net	$ 1,495,532	$ 1,550,246
TOTAL ASSETS	$ 626,240,224	$ 570,322,124

LIABILITIES
Accounts Payable and Accrued Expenses	$ 8,486,962	$ 8,252,758
Mortgages Payable	401,345,146	368,956,930
Investment Certificates Issued	$ 25,875,441	$ 11,876,417
TOTAL LIABILITIES	$ 435,707,549	$ 389,086,105

Minority Interest in Partnerships Limited Partner - NSCM	3,430,974	3,287,665
Minority Interest in Operating Partnership Limited Partnership Units 8,433,295 on 10/31/01 7,527,151 on 04/30/01	$ 65,523,274	$ 59,003,194
SHAREHOLDERS' EQUITY Shares of Beneficial Interest 24,530,009 on 10/31/01 24,068,346 on 04/30/01	$ 136,002,301	$ 132,148,768
Accumulated Distributions in Excess of Net Income	-14,423,874	-13,073,157
Accumulated Other Comprehensive Income/Loss	$ 0	$ -130,451
Total Shareholders' Equity	$ 121,578,427	$ 118,945,160
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 626,240,224	$ 570,322,124

Statement of Operations
for Three Months and Six Months Ended October 31, 2001 and 2000
(unaudited)

	3 Months Ended 10/31/01	3 Months Ended 10/31/00	6 Months Ended 10/31/01	6 Months Ended 10/31/00
REVENUE
Real Estate Rentals	$ 22,877,520	$ 18,216,163	$ 44,445,900	$ 35,508,138
Interest, Discounts and Fees	$ 297,521	$ 188,097	$ 509,235	$ 327,766
Total Revenue	$ 23,175,041	$ 18,404,260	$ 44,955,135	$ 35,835,904

OPERATING EXPENSE
Interest	$ 7,597,039	$ 6,087,438	$ 14,795,417	$ 11,778,403
Depreciation	3,718,328	3,042,137	7,375,090	5,698,346
Utilities and Maintenance	3,190,626	2,775,648	6,162,434	5,388,844
Taxes	2,234,148	1,712,556	4,349,779	3,400,798
Insurance	313,713	174,471	628,398	341,752
Property Management Expenses	1,730,144	1,369,059	3,360,223	2,779,561
Administrative Expense & Trustee Services	394,240	295,827	780,546	759,789
Operating Expenses	118,672	124,078	245,295	204,555
Amortization	$ 134,716	$ 115,235	$ 263,672	$ 210,914
Total Expenses	$ 19,431,626	$ 15,696,449	$ 37,960,854	$ 30,562,962
INCOME BEFORE GAIN/LOSS ON PROPERTIES AND MINORITY INTEREST	3,743,415	2,707,811	6,994,281	5,272,942
GAIN ON SALE OF INVESTMENT	16,398	0	324,332	0
MINORITY INTEREST OTHER         PARTNERSHIP
	-86,554	0	-143,309	0
MINORITY INTEREST PORTION OF OPERATING PARTNERSHIP INCOME	$ -727,344	$ -538,618	$ -1,453,661	$ -964,285
NET INCOME	$ 2,945,915	$ 2,169,193	$ 5,721,643	$ 4,308,657
PER SHARE
Net Income Per Share	$ 0.1200	$ 0.0900	$ 0.2400	$ 0.1900
Dividends Paid Per Share	$ 0.1475	$ 0.1350	$ 0.2925	$ 0.2675
Average Number of Shares Outstanding	24,362,151	22,972,664	24,252,467	22,790,637

Consolidated Statement of Cash Flows
For the Six Months Ended October 31, 2001 and 2000
(unaudited)

	10/31/01	10/31/00
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$ 5,721,643	$ 4,308,657
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and Amortization	7,638,762	5,909,260
Minority interest portion of operating partnership income	1,596,970	964,285
Gain on Sale of Properties	-324,332	0
Interest reinvested in investment certificates	164,654	134,650
Changes in other assets and liabilities:
(Increase) decrease in real estate deposits	346,000	-31,450
(Increase) decrease in other assets	-448,096	-224,407
(Increase) decrease in rent receivable	-658,190	-405,903
(Increase) decrease in tax and insurance escrow	-244,100	-859,525
(Increase) decrease in deferred charges	-543,309	-896,868
Increase (decrease) in accounts payable & accrued expenses	$ 244,321	$ 432,125
Net cash provided from operating activities	$ 13,494,323	$ 9,330,824

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of marketable securities held to maturity	$ 3,085,209	$ 151,516
Proceeds from sale of property	269,501	0
Principal payments on mortgage loans receivable	7,505	610,464
Payments for acquisition and improvements of properties	-31,575,245	-20,888,179
Investment in Mortgage loan receivable	$ -4,913,307	$ -2,079,264
Net Cash used for investing activities	$ -33,126,337	$ -22,205,463

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of shares	$ 0	$ 3,617,279
Proceeds from sale of minority interest units	345,603	0
Proceeds from investment certificates issued	14,257,866	1,180,030
Proceeds from mortgages payable	27,513,766	21,571,148
Proceeds from short-term lines of credit	1,000,000	10,286,888
Repurchase of shares/minority interest	-20,107	-2,716,868
Dividends/Distributions Paid	-5,866,380	-4,071,222
Prepaid Advances to DRIP	0	-760,000
Redemption of investment certificates	-423,497	-1,353,614
Principal payments on mortgage loans	-2,537,061	-3,189,077
Payments on short-term lines of credit	$ -1,000,000	$ -9,752,420
Net cash provided from financing activities	$ 33,270,190	$ 14,812,144

NET INCREASE (DECREASE) IN CASH	$ 13,638,176	$ 1,937,505
CASH AT BEGINNING OF YEAR	$ 6,356,063	$ 3,449,264
CASH AT END OF 2nd PERIOD	$ 19,994,239	$ 5,386,769

Consolidated Statement of Cash Flows - continued

	10/31/01	10/31/00
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES 2001 and 2000

Dividends reinvested	$ 3,481,394	$ 3,346,687
Real estate investment and mortgage loans receivable acquired through assumption of mortgage loans payable and accrual of costs	7,721,134	22,901,205
Proceeds from Sale of Properties deposited directly with escrow agent	711,777	0
Properties acquired through the issuance of minority interest units in the operating partnership	7,523,461	10,629,518
Interest reinvested directly in investment certificates	164,654	134,650
Goodwill acquired	0	1,604,961

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest paid on mortgages	$ 13,417,626	$ 10,254,870
Interest paid on margin account and other	1,438	181,565
Interest paid on investment certificates	207,805	207,039

Consolidated Statements of Shareholders' Equity
For the Periods Ended October 31, 2001 and  April 30, 2001
(unaudited)

	NUMBER OF SHARES	SHARES OF BENEFICIAL INTEREST	DISTRIBUTIONS IN EXCESS OF NET INCOME	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	TOTAL SHAREHOLDER'S EQUITY

Balance April 30, 2000	22,452,069	$119,233,172	$ -9,094,076	$ -218,505	$ 109,920,591
Comprehensive Income
Net income	0	0	8,694,240	0	8,694,294
Unrealized loss on securities available for sale	0	0	0	-88,054	-88,054
Total comprehensive income					$ 8,782,294
Dividends distributed	0	0	-12,673,321		-12,673,321
Dividend reinvested	273,155	2,230,445	0	0	2,230,445
Sale of shares	1,383,908	11,001,509	0	0	11,001,509
Fractional Shares repurchased	-40,786	-316,358	0	0	-316,358
Balance April 30, 2001	24,068,346	$132,148,768	$ -13,073,157	$ -130,451	$ 118,945,160

Balance April 30, 2001	24,068,346	$132,148,768	$ -13,073,157	$ -130,451	$ 118,945,160
Comprehensive Income
Net income	0	0	5,721,643	0	5,721,643
Unrealized gain on securities available for sale	0	0	0	130,451	130,451
Totalcomprehensive income					$ 5,852,094
Dividends distributed	0	0	-7,072,360	0	-7,072,358
Dividend reinvestment plan	462,779	3,863,207	0	0	3,863,207
Sale of shares	0	0	0	0	0
Fractional Shares repurchased	-1,116	-9,674	0	0	-9,675
Balance October 31, 2001	24,530,009	$136,002,301	$ -14,423,874	$ 0	$ 121,578,427

Notes to Consolidated Financial Statements
Six Months Ended October 31, 2001 and 2000

Note 1  - Organization
 Investors Real Estate Trust ("IRET") elected to be taxed as a Real Estate Investment Trust ("REIT") under Sections 856-860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ended April 30, 1971.  REITs are subject to a number of organization and operational requirements, including a requirement to contribute 90% of ordinary taxable income and, generally, are not subject to Federal income tax on net income.  IRET is engaged in the acquisition and ownership of residential apartment communities and commercial properties located mainly in the state of North Dakota and Minnesota but also in the states of Colorado, Idaho, Iowa, Georgia, Kansas, Montana, Nebraska, South Dakota, Texas, and Washington.  As of October 31, 2001, IRET owned 59 apartment communities with 8,248 apartments and 62 commercial buildings totaling 2,928,338 square feet.  IRET conducts a majority of its business activities through its operating partnership, IRET Properties, a North Dakota Limited Partnership, as well as through a number of other subsidiary entities.

Note 2 - Basis of Presentation and Significant Account Policies

Basis of Presentation
 The consolidated financial statements include the accounts of IRET and all its subsidiaries in which it maintains a controlling interest.  The financial statements have been prepared on the basis of accounting principles that are in effect as of the financial statement date.  IRET operates on a fiscal year commencing May 1 and ending April 30.

 The accompanying consolidated financial statements include the accounts of IRET and its 74.4% (76.2% at April 30,2001) partnership interest in the operating partnership.  Such interest has been calculated as the percentage of outstanding common shares divided by the total outstanding common shares and operating partnership units ("UPREIT Units") outstanding.  The remaining 25.6% (23.8% at April 30, 2001) is reflected as minority interest in these consolidated financial statements.

 IRET's investment in the NSCM Partnership is a controlling interest and IRET has financial and operating control and accounted for using the equity method.  All significant intercompany balances and transactions have been eliminated in these consolidated financial statements.

Unaudited Interim Financial Statements
 The interim consolidated financial statements of IRET have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the applicable rules and regulations of the Securities and Exchange Commission.  Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America are omitted.  The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

Note 2 - continued

In the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the consolidated financial statements for the interim periods have been included.

The current period's results of operations are not necessarily indicative of results which ultimately may be achieved for the year.  The interim consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto included in the company's form 10-K405 for the year ended April 30, 2001.

Significant Accounting Policies
 IRET has not made any significant changes in accounting policy and practices since the most recent audited financial statements.

Recent Accounting Pronouncements
 In June, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations.  This Statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No., 16, Business Combinations, and FASB Statement No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises.  The provisions of this Statement provide that all business combinations under the scope of this Statement are to be accounted for using one method - the purchase method.  The provisions of this Statement apply to all business combinations initiated after June 30, 2001, and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later.  The Trust has not entered into any business combinations since June 30, 2001, and therefore the provisions of this statement do not yet impact the Trust's financial position, results of operations and cash flows.  The Trust will be adopting this Statement for any future business combinations.

 In June, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets.  This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisitions.  This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.  The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001.  Although the Statement allows for early adoption by entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not previously been issued, the Trust has no plans to adopt the provisions of SFAS No. 142 prior to the effective date.  Therefore, this Statement is will be adopted by the Trust at the beginning of fiscal year May 1, 2002.  The provisions of SFAS No. 142 will be applied to all goodwill and other intangible assets reflected on its financial statements at that date.

Note 2 - continued

 SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives will not be amortized as in the past, but will instead be tested at least annually for impairment.  SFAS No. 142 adopts a more aggressive view of goodwill and bases the accounting for goodwill on the units of the combined entity into which an acquired entity is integrated (referred to as reporting units).  This statement provides specific guidance for testing goodwill for impairment.  The Trust will follow this guidance and goodwill will be tested for impairment at least annually using a two-step process that begins with an estimation of the fair value of a reporting unit.

The first step is a screen for potential impairment, and the second step measures the amount of impairment, if any.  If certain criteria are met, the requirement to test goodwill for annual impairment can be satisfied without remeasurement of the fair value of a reporting entity.

 Impairment losses for goodwill and indefinite -lived intangible assets that arise due to the initial application of this Statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle.  As of October 31, 2001, the impact of adopting the provisions of SFAS No. 142 on the Trust's financial position, results of operations and cash flows would not be material since as of this date the Trust's goodwill and indefinite intangibles are not determined to be impaired.  The impact of adopting this Statement on its effective date is not yet estimable since fact and circumstances that could impact the impairment estimation will need to be evaluated as of that date.

 In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations.  The provisions of this statement address the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.  The provisions of this Statement become effective for fiscal years beginning after June 15, 2002.  Although the Statement allows for early adoption prior to becoming effective, the Trust has no plans for to adopt the provision of SFAS No. 143 prior to the effective date.  Therefore, this Statement will be adopted by the Trust at the beginning of fiscal year May 1, 2003.  As of October 31, 2001 the impact of adopting the provisions of this Statement on the Trust's financial position, results of operations and cash flow would not be material as the Trust did not currently retire any tangible long-lived assets.  The impact of adopting this Statement on its effective date is not yet estimable since fact and circumstances that could impact retirement costs and obligations will depend on future retirements of long-lived assets.

 In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets.

Note 2 - continued

This Statement supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, and the accounting and reporting provision of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in the Opinion).  This Statement also amends ARB No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary.  The provisions of this statement become effective for financial statements issued for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years.  Although the statement provides for early adoption prior to becoming effective, the Trust has no plans to adopt this Statement prior to the effective date.  Therefore, this Statement is will be adopted by the Trust at the beginning of fiscal year May 1, 2002.

 This statement does not materially change the measurement of impairment for long-lived assets to "be held or used".  Instead, it provides guidance on measuring impairment of long-lived assets to "be held and used".  As of October 31, 2001, the Trust did have long-lived assets that are being "held and used" (primarily real estate) as part of its normal business operations of a REIT.  The Trust has implemented its measuring of impairment for assets "held and used" in accordance with the implementation guidance in SFAS No. 144 which is consistent with SFAS No. 121 and therefore this Statement has no material impact on the Trust's financial position, results of operations and cash flows.

 SFAS No. 144 also has some provisions, primarily guidance, on implementation of the provisions of SFAS No. 122, that apply to long-lived assets to be disposed of "other than by sale" and long-lived assets to be disposed of "by sale".  As of October 31, 2001, the Trust did not have any long-lived assets within these categories and therefore the application as of that date does not have any material impact on the financial position, results of operations, and cash flows.  The impact of adopting the provisions of  this Statement for long-lived assets to be disposed of "other than by sale" or "by sale" on its effective date is not yet estimable since facts and circumstances have not yet occurred that would cause the Trust to classify properties in either of these categories.

Note 3 - Earnings Per Share
 Earnings per share  ("EPS") is computed as net income available to common shareholders divided by the weighted average number of common shares outstanding for the period.  The company has no outstanding warrants, convertible stock, or other contractual obligations requiring issuance of additional common shares that would result in a dilution of earnings.

 The exchange of outstanding operation partnership units for common shares will have no effect on EPS as unitholders and shareholders presently share equally in the net income of the operating partnership.  Thus, diluted EPS is not shown because there is no potential dilution.

Note 3 - continued

 The weighted average shares and operating partnership units outstanding for the three months and six months ended October 31, 2001, and 2000 are as follows:

Three Months Ended	10/31/01	10/31/00

Weighted average shares outstanding	24,362,151	22,972,664
Weighted average operating partnership units outstanding	8,148,596	5,569,012
Total	32,510,747	28,541,676

Six Months Ended	10/31/01	10/31/00

Weighted average shares outstanding	24,252,467	22,790,637
Weighted average operating partnership units outstanding	7,870,182	5,160,743
Total	32,122,649	27,951,380

Note 4 - Mortgage Loan Receivable
Mortgage loans receivable consist of eight contracts, which are collateralized by real estate.  Contract terms call for monthly payments of principals and interest.  Interest rates range from 7% to 11%.  Mortgage loans receivable have been evaluated for possible losses considering repayment history, market value of underlying collateral, and economic conditions.

 Future principal payments due under the mortgage loan contracts as of October 31, 2001, are as follows:

Year Ended April 30,
2002	$ 5,671,332
2003	$ 98,252
2004	$ 43,313
2005	$ 0
2006	$ 0
Later years	$ 130,000
$ 5,942,897

There were no significant non-performing mortgage loans receivable as of October 31, 2001.  Non-performing loans are recognized as impaired in conformity with FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan.  The average balance of impaired loans for the period ended October 31, 2001, was not significant.  For impairment recognized in conformity with FASB statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.  Additional interest income that would have been earned on loans if they had not been non-performing was not significant in this period.  There was not interest income on non-performing loans recognized on a cash basis for the period ended October 31, 2001.

Note 5 - Investment Certificates Issued
 The trust has placed investment certificates with the public.  The interest rates vary from 6% to 9% per annum, depending on the term of the security.  Total securities maturing within fiscal years ended April 30, are shown below.  Interest is paid annually, semiannually, or quarterly on the anniversary date of the security.

Year Ended April 30,
2002	$ 14,294,281
2003	$ 4,606,210
2004	$ 1,922,323
2005	$ 1,296,574
2006	$ 3,421,758
Later years	$ 334,295
$ 25,875,441

Note 6 - Segment Reporting
     The following information summarizes IRET's segment reporting for residential and commercial properties along with reconciliations to the consolidated financial statements:

    Three Months Ended October 31, 2001

	Commercial	Residential	Total
Segment Revenue
Rental Revenue	$ 7,554,280	$ 15,323,240	$ 22,877,520
Segment Expenses
Mortgage Interest	3,341,519	3,776,404	7,117,923
Utilities and Maintenance	410,110	2,780,516	3,190,626
Real Estate Taxes	553,805	1,680,343	2,234,148
Insurance	40,205	273,508	313,713
Property Management	$ 219,244	$ 1,510,900	$ 1,730,144
Total Segment Expense	$ 4,564,883	$ 10,021,671	$ 14,586,554
Segment Gross Profit	$ 2,989,397	$ 5,301,569	$ 8,290,966

Reconciliation to consolidated operations:
Interest Discounts and Fee Revenue	$ 297,521
Other Interest Expense	-479,116
Depreciation	-3,718,328
Administrative Expense and Trustee Fees	-394,240
Operating Expenses	-118,672
Amortization	$ -134,716
Income Before Gain/Loss on Properties and Minority Interest	$ 3,743,415

Note 6 - continued
Three Months Ended October 31, 2000

 Three Months Ended October 31, 2000

	Commercial	Residential	Total
Segment Revenue
Rental Revenue	$ 4,031,487	$ 14,184,676	$ 18,216,163
Segment Expenses
Mortgage Interest	1,970,431	3,930,180	5,900,611
Utilities and Maintenance	225,545	2,550,103	2,775,648
Taxes	240,445	1,472,111	1,712,556
Insurance	23,780	150,691	174,471
Property Management	$ 96,614	$ 1,272,445	$ 1,369,059
Total Segment Expense	$ 2,556,815	$ 9,375,530	$ 11,932,345
Segment Gross Profit	$ 1,474,672	$ 4,809,146	$ 6,283,818

Reconciliation to consolidated operations:
Interest Discounts and Fee Revenue			$ 188,097
Other Interest Expense			-186,827
Depreciation			-3,042,137
Advisory and Trust Fees			-295,827
Operating Expenses			-124,078
Amortization			$ -115,235
Income Before Gain/Loss on Properties and Minority Interest			$ 2,707,811

Six Months Ended October 31, 2001

	Commercial	Residential	Total
Segment Revenue
Rental Revenue	$ 14,993,811	$ 29,452,089	$ 44,445,900
Segment Expenses
Mortgage Interest	5,991,223	8,147,417	14,138,640
Utilities and Maintenance	821,176	5,341,258	6,162,434
Real Estate Taxes	1,087,504	3,262,275	4,349,779
Insurance	86,458	541,940	628,398
Property Management	$ 405,069	$ 2,955,154	$ 3,360,223
Total Segment Expense	$ 8,391,430	$ 20,248,044	$ 28,639,474
Segment Gross Profit	$ 6,602,381	$ 9,204,045	$ 15,806,426
Reconciliation to consolidated operations:
Interest Discounts and Fee Revenue	$ 509,235
Other Interest Expense	-656,777
Depreciation	-7,375,090
Administrative Expense and Trustee Fees	-780,546
Operating Expenses	-245,295
Amortization	$ -263,672
Income Before Gain/Loss on Properties and Minority Interest	$ 6,994,281

Six Months Ended October 31, 2000

	Commercial	Residential	Total
Segment Revenue
Rental Revenue	$ 8,433,133	$ 27,075,005	$ 35,508,138
Segment Expenses
Mortgage Interest	3,716,448	7,693,327	11,409,775
Utilities and Maintenance	420,135	4,968,709	5,388,844
Taxes	499,981	2,900,817	3,400,798
Insurance	40,905	300,847	341,752
Property Management	$ 179,885	$ 2,599,676	$ 2,779,561
Total Segment Expense	$ 4,857,354	$ 18,463,376	$ 23,320,730
Segment Gross Profit	$ 3,575,779	$ 8,611,629	$ 12,187,408

Reconciliation to consolidated operations:
Interest Discounts and Fee Revenue			$ 327,766
Other Interest Expense			-368,628
Depreciation			-5,698,346
Advisory and Trust Fees			-759,789
Operating Expenses			-204,555
Amortization			$ -210,914
Income Before Gain/Loss on Properties and Minority Interest			$ 5,272,942

Segment Assets and Accumulated Depreciation

Quarter Ended October 31, 2001

	Commercial	Residential	Total
Segment Assets
Property Owned	$ 257,124,967	$ 380,680,956	$ 637,805,923
Less Accumulated Depreciation	$ - 14,423,580	$ - 36,624,219	$ - 51,047,799
Total Property Owned	$ 242,701,387	$ 344,056,737	$ 586,758,124

Year Ended April 30, 2001

	Commercial	Residential	Total
Segment Assets
Property Owned	$ 230,058,846	$ 361,577,6229	$ 591,636,468
Less Accumulated Depreciation	$ - 11,796,966	$ - 32,296,179	$ - 44,093,145
Total Property Owned	$ 218,216,880	$ 329,281,443	$ 547,543,323

Note 8 - Subsequent Events

1.)	On November 14, 2001, the Board of Trustees of IRET declared a dividend of $0.15 per share, payable January 17, 2002, to shareholders of record at the close of business on January 2, 2002.

2.)	IRET's Form S-11/A Registration Statement for 2,500,000 of its shares of beneficial interest became effective on December 3, 2001, under which statement said shares will be offered for sale to the public for $8.75 per share by broker/dealers on a best-efforts basis.

INDEPENDENT AUDITOR'S REPORT

Board of Trustees
Investor Real Estate Trust
and Subsidiaries
Minot, North Dakota

We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended April 30, 2001, 2000 and 1999. These consolidated financial statements are the responsibility of the Trust's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis of our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Real Estate Trust and Subsidiaries as of April 30, 2001 and 2000, and the consolidated results of its operations and cash flows for the years ended April 30, 2001, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

/S/ Brady Martz and Associates, P.C.
BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota, USA

May 23, 2001

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 30, 2001 and 2000

ASSETS

	2001	2000
REAL ESTATE INVESTMENTS
Property owned	$ 591,636,468	$ 449,919,890
Less accumulated depreciation	- 44,093,145	- 33,232,952
	$ 547,543,323	$ 416,686,938

Mortgage loans receivable	1,037,095	1,529,578
Total real estate investments	$ 548,580,418	$ 418,216,516

OTHER ASSETS
Cash	$ 6,356,063	$ 3,449,264
Marketable securities -held-to-maturity	2,351,248	2,601,420
Marketable securities -available for sale	660,865	572,811
Rent receivable	1,925,429	1,055,922
Real estate deposits	522,500	768,850
Prepaid and other assets	799,973	577,624
Tax and insurance escrow	4,323,960	3,218,603
Furniture & Fixtures	187,313	0
Goodwill	1,550,246	0
Deferred charges and Leasing Costs	3,064,109	2,517,289
TOTAL ASSETS	$ 570,322,124	$ 432,978,299

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
April 30, 2001 and 2000

LIABILITIES AND SHAREHOLDERS' EQUITY

	2001	2000
LIABILITIES
Accounts payable and accrued expenses	$ 8,252,758	$ 6,343,595
Notes payable	0	6,452,420
Mortgages payable	368,956,930	265,056,767
Investment certificates issued	11,876,417	10,087,256
Total Liabilities	$ 389,086,105	$ 287,940,038

MINORITY INTEREST IN PARTNERSHIPS	$ 3,287,665	$ 0
MINORITY INTEREST OF UNIT HOLDERS IN OPERATING PARTNERSHIP	$ 59,003,194	$ 35,117,670

SHAREHOLDER'S EQUITY
Shares of beneficial interest (unlimited authorization, no par value, 24,068,346 shares outstanding in 2001 and 22,452,069 shares outstanding in 2000)	$ 132,148,768	$ 119,233,172
Accumulated distributions in excess of net income	-13,073,157	-9,094,076
Accumulated other comprehensive loss	-130,451	- 218,505
Total shareholders' equity	$ 118,945,160	$ 109,920,591
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 570,322,124	$ 432,978,299

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended April 30, 2001, 2000 and 1999

	2001	2000	1999
REVENUE
Real estate rentals	$ 74,800,722	$ 54,257,881	$ 38,785,287
Interest, discounts and fees	966,428	1,187,312	1,141,975
Total revenue	$ 75,767,150	$ 55,445,193	$ 39,927,262

EXPENSES
Interest	$ 25,231,398	$ 17,014,170	$ 12,101,981
Depreciation	12,299,532	8,460,112	5,966,874
Utilities and maintenance	11,546,566	8,044,530	6,356,483
Taxes	7,545,182	5,282,361	4,025,559
Insurance	831,963	476,962	384,203
Property management expenses	5,784,423	4,290,275	3,288,267
Loss on Impairment of Properties	0	1,319,316	0
Administrative Expenses	1,057,469	0	0
Advisory and trustee services	423,227	1,159,120	844,901
Operating expenses	431,390	633,692	402,641
Amortization	428,188	216,097	154,677
Total expenses	$ 65,579,338	$ 46,896,635	$ 33,525,586

INCOME BEFORE GAIN/LOSS ON PROPERTIES AND MINORITY INTEREST	$ 10,187,812	$ 8,548,558	$ 6,401,676
GAIN ON SALE OF PROPERTIES	601,605	1,754,496	1,947,184
MINORITY INTEREST PORTION OF OPERATING PARTNERSHIP INCOME	-2,095,177	-1,495,209	- 744,725
NET INCOME	$ 8,694,240	$ 8,807,845	$ 7,604,135

Net income per share (basic and diluted)	$ .38	$ .42	$ .44

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
for the years ended April 30, 2001, 2000 and 1999

	NUMBER OF SHARES	SHARES OF BENEFICIAL INTEREST	DISTRIBUTIONS IN EXCESS OF NET INCOME	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	TOTAL SHAREHOLDER'S EQUITY
BALANCE May 1, 1998
	16,391,412	$ 74,708,559	$ -6,666,555	$ 110,622	$ 68,152,626
Comprehensive Income
Net income	0	0	7,604,135	0	7,604,135
Unrealized loss on securities available for sale	0	0	0	-167,189	-167,189
Totalcomprehensive income					$ 7,436,946
Dividends distributed	0	0	-8,193,538	0	-8,193,538
Dividends reinvested	762,051	5,389,464	0	0	5,389,464
Sale of shares	2,368,504	16,284,684	0	0	16,284,684
Shares repurchased	-455,013	-3,286,888	0	0	_ -3,286,888
BALANCE APRIL 30, 1999
	19,066,954	$ 93,095,819	$ -7,255,958	$ - 56,567	$ 85,783,294
Comprehensive income
Net income	0	0	8,807,845	0	8,807,845
Unrealized loss on securities available for sale	0	0	0	-161,938	-161,938
Total comprehensive income					$8,645,907
Dividends distributed	0	0	-10,645,963	0	-10,645,963
Dividend reinvestment plan	803,192	6,330,301	0	0	6,330,301
Sales of shares	3,115,789	24,022,246	0	0	24,022,246
Shares repurchased	-533,866	-4,215,194	0	0	-4,215,194
BALANCE APRIL 30, 2000
	22,452,069	$ 119,233,172	$ -9,094,076	$ -218,505	$ 109,920,591
Comprehensive Income
Net income	0	0	8,694,240	0	8,694,240
Unrealized gain on securities available for sale	0	0	0	88,054	88,054
Totalcomprehensive income					$ 8,782,294
Dividends distributed	0	0	-12,673,321	0	-12,673,321
Dividend reinvestment plan	273,155	2,230,445	0	0	2,230,445
Sale of shares	1,383,908	11,001,509	0	0	11,001,509
Fractional Shares repurchased	-40,786	-316,358	0	0	- 316,358
BALANCE APRIL 30, 2001	24,068,346	$ 132,148,768	$ -13,073,157	$ -130,451	$ 118,945,160

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended April 30, 2001, 2000 and 1999

	2001	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 8,694,240	$ 8,807,845	$ 7,604,135
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,727,720	8,676,209	6,121,551
Minority interest portion of operating partnership income	2,095,177	1,495,209	744,725
Accretion of discount on contracts	0	-1,506	-2,920
Gain on sale of properties	-601,605	-1,754,496	-1,947,184
Loss on impairment of properties	0	1,319,316	0
Interest reinvested in investment certificates	360,181	363,935	408,097
Effects on operating cash flows due to changes in:
Real estate deposits	246,350	-467,950	2,192,813
Rent receivable	-990,213	-1,055,922	0
Other assets	-201,547	-283,838	-11,884
Tax and insurance escrow	-1,105,357	-1,457,408	-507,127
Deferred charges	-805,364	-1,319,634	-480,413
Accounts payable and accrued expenses	1,909,163	1,955,325	1,541,190
Net cash provided from operating activities	$ 22,328,745	$ 16,277,085	$ 15,662,983
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturity of marketable securities held-to-maturity	$ 250,172	$ 363,014	$ 572,104
Principal payments on mortgage loans receivable	613,934	492,547	372,155
Proceeds from sale of property	0	7,326,563	435,787
Payments for acquisitions and improvement of properties	-72,319,419	-121,931,571	-45,325,061
Purchase of marketable securities available-for-sale	0	0	-181,250
Investment in mortgage loans receivable	-4,709,838	- 6,291,617	-7,655,061
Net cash used for investing activities	$ - 76,165,151	$ -120,041,064	$ -51,781,326

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
for the years ended April 30, 2001, 2000 and 1999

	2001	2000	1999
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of shares, net of issue costs	$ 11,001,509	$ 24,022,246	$ 16,284,684
Proceeds from investment certificates issued	3,257,574	3,769,003	4,591,528
Proceeds from mortgages payable	79,369,000	93,969,098	32,326,973
Repurchase of shares and minority interest units	-5,497,952	-4,832,012	-3,534,813
Dividends paid	-5,963,290	-4,315,662	-2,804,074
Distributions paid to minority interest unitholders	-3,059,078	-1,846,104	-791,458
Redemption of investment certificates	-1,828,594	-5,815,818	-3,599,050
Principal payments on mortgage loans	-14,083,544	-7,902,981	-3,774,614
Net increase (decrease) in shor-tterm lines of credit	-6,452,420	6,452,420	- 1,000,000
Net cash provided from financing activities	$ 56,743,205	$ 103,500,190	$ 37,699,176
NET INCREASE (DECREASE) IN CASH	$ 2,906,799	$ -263,789	$ 1,580,833
CASH AT BEGINNING OF YEAR	3,449,264	3,713,053	2,132,220
CASH AT END OF YEAR	$ 6,356,063	$ 3,449,264	$ 3,713,053
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Dividend reinvestment plan	$ 2,230,445	$ 6,330,301	$ 5,389,464
Real estate investment and mortgage loans receivable acquired through assumption of mortgage loans payable and accrual of costs	38,611,547	4,049,568	12,458,735
Mortgage loan receivable transferred to property owned	4,709,838	15,000,000	0
Proceeds from sale of properties deposited directly with escrow agent	4,093,684	0	6,863,691
Properties and goodwill acquired through the issuance of Minority interest units in the operating partnership	25,543,524	21,602,841	6,485,927
Minority partner interest in Southdale Medical Center	3,287,655	0	0
Interest reinvested directly in investment certificates	360,181	363,935	408,097

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest paid on mortgages	$ 23,763,584	$ 15,670,488	$ 10,998,722
Interest paid on investment certificates	745,391	544,977	895,214
	$ 24,508,975	$ 16,215,465	$ 11,893,936

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2001, 2000 and 1999

NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS  Investors Real Estate Trust qualifies under Section 856 of the Internal Revenue Code as a real estate investment trust. The Trust has properties located primarily throughout the Upper Midwest, with principal offices located in Minot, North Dakota. The Company invests in commercial and residential real estate, real estate contracts, real estate related governmental backed securities (GNMA), and equity securities in other real estate investment trusts. Rental revenue from residential properties represents the major source of revenues for the Trust.

Effective February 1, 1997, the Trust reorganized its structure in order to convert to Umbrella Partnership Real Estate Investment Trust (UPREIT) status. The Trust established an operating partnership (IRET Properties, a North Dakota Limited Partnership) with a wholly owned corporate subsidiary acting as its sole general partner (IRET, Inc., a North Dakota Corporation). At that date, the Trust transferred substantially all of its assets and liabilities to the operating partnership in exchange for general partnership units.

The general partner has full and exclusive management responsibility for the real estate investment portfolio owned by the operating partnership. The partnership is operated in a manner that allows IRET to continue its qualification as a real estate investment trust under the Internal Revenue Code.

All limited partners of the operating partnership have "exchange rights" allowing them, at their option, to exchange their limited partnership units for shares of the Trust on a one for one basis. The exchange rights are subject to certain restrictions including no exchanges for at least one year following the acquisition of the limited partnership units. The operating partnership distributes cash on a quarterly basis in the amounts determined by the Trust, which results in each limited partner receiving a distribution equivalent to the dividend received by a Trust shareholder.

Effective July 1, 2000, the Trust became self-administered as a result of the acquisition of its former advisory company, Odell-Wentz & Associates, LLC.  Virtually all officers and employees of Odell-Wentz & Associates, LLC were retained by the Trust.  Please refer to Note 9 for information concerning the impact of this acquisition on the accompanying financial statements.

BASIS OF PRESENTATION  The consolidated financial statements include the accounts of Investors Real Estate Trust and all of its subsidiaries in which it maintains a controlling interest.  The Trust is the sole shareholder of IRET, Inc., which is the general partner of the operating partnership, IRET Properties. The trust is also the sole shareholder of Miramont  IRET Inc. and Pine Cone  IRET Inc., both of which are invested in real estate.

The Trust is the sole shareholder of the following entities:  Forest Park -IRET, Inc., Thomasbrook -IRET, Inc., Dakota -IRET, Inc., MedPark -IRET, Inc., Flying Cloud -IRET, Inc.,  Meadows 2 -IRET, Inc., and IRET -Ridge Oaks, LLC.  These entities are the sole general partners and IRET Properties is the sole limited partner for the following limited partnerships, respectively:  Forest Park Properties, a North Dakota Limited Partnership; Thomasbrook Properties, a Nebraska Limited Partnership; Dakota Hill Properties, a Texas Limited Partnership; MedPark Properties, a North Dakota Limited Partnership; and 7901 Properties L.P., a Minnesota

NOTE 1 - (continued)

Limited Partnership, Meadows 2 Properties, LP, a North Dakota Limited Partnership, and Ridge Oaks, LP an Iowa Limited Partnership.  IRET Properties is also the sole owner of Health Investors Business Trust.  These entities are all invested in real estate and are primarily formed and acquired for the beneficial ownership of certain properties that may be encumbered by mortgage indebtedness.

The consolidated financial statements also include the ownership of a controlling interest in Minnesota Medical Investors LLC, SMB Operating Company LLC, and SMB MM LLC, collectively known as Southdale Medical Center.  These companies are accounted for under the consolidation method of accounting.

All material inter-company transactions and balances have been eliminated in the consolidated financial statements.

ACCOUNTING POLICIES

NEW ACCOUNTING PRONOUNCEMENTS  The Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements.  The Trust's accounting policies comply with SAB 101 in all material respects.

Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at its fair value.  The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met.  Certain provisions of SFAS 133 were amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities"  an amendment of Statement 133."  SFAS 133 has no impact as the Trust does not currently use derivatives.

USE OF ESTIMATES  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY OWNED  Real estate is stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Refurbishment type costs such as property-wide painting, carpeting, wallpaper, tiling, replacement of worn out appliances, replacement of worn out bathroom fixtures, replacement of worn out windows, siding, roofs, walkways, parking lots or landscaping, and any other type of refurbishment activity is capitalized.  Interest, real estate taxes, and other development costs relating to the acquisition and development of certain qualifying properties are also capitalized. Expenditures for routine maintenance and repairs, such as individual apartment painting, wallpapering, cleaning, and appliance repair, which do not add to the value or extend useful lives are charged to expense as incurred.

The Trust assesses whether there has been an impairment in the value of its real estate by comparing its carrying amount to the aggregate undiscounted future cash flows without interest charges.  Such cash flows consider factors such as expected future operating income, trends and prospects as well as the effects of demand, competition and other economic factors.  Such market factors include a lessee's ability to pay rent under the terms of the lease.  If a property is leased at a significantly lower rent, the Trust may recognize a loss if the income stream is not sufficient to recover its investment.  If impairment is determined to be present, the loss is measured as the amount by which the carrying value exceeds the property's fair value.

NOTE 1- (continued)

The fair value of the property is the amount  which would be recoverable upon the disposition of the property.  Techniques used to establish fair value include present value of estimated expected future cash flows using a discount rate commensurate with the risks involved, or appraised value.

REAL ESTATE HELD FOR SALE is stated at the lower of its carrying amount or estimated fair value less disposal costs.  Depreciation is not recorded on assets classified as held for sale.

In the normal course of business the Trust will receive offers for sale of its properties, either solicited or unsolicited.  For those offers that are accepted, the prospective buyer will usually acquire a due diligence period before consummation of the transaction.  It is not unusual for matters to arise that result in the withdrawal or rejection of the offer during this process.  As a result, real estate is not classified as "held for sale" until it is likely, in the opinion of management, that a property will be disposed of in the near term, even if sale negotiations for such property are currently under way.  There were no properties considered "held for sale" at April 30, 2001 or 2000.

FURNITURE AND FIXTURES consists of office furniture, fixtures, and equipment located at the Trust's operational head quarters and are stated at cost net of accumulated depreciation.  Accumulated depreciation was $215,757 and $0 at April 30, 2001 and 2000, respectively.

DEPRECIATION is provided to amortize the cost of individual assets over their estimated useful lives using principally the straight-line method. Useful lives range from 5 - 12 years for furniture and fixtures to 20 - 40 years for buildings and improvements.

MORTGAGE LOANS RECEIVABLE are shown at cost.  Interest income is accrued and reflected in the related balance.

ALLOWANCE FOR DOUBTFUL ACCOUNTS  The Trust evaluates the need for an allowance for doubtful accounts periodically. In performing its evaluation, management assesses the recoverability of individual real estate mortgage loans and rent receivables by a comparison of their carrying amount with their estimated net realizable value.

MARKETABLE SECURITIES  The Trust's investments in securities are classified as securities "held-to-maturity" and securities "available-for-sale."  The securities classified as "available-for-sale" consist of equity shares in other real estate investment trusts and are stated at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholders' equity. Cost of securities sold are recognized on the basis of specific identification. The securities classified as "held-to-maturity" consist of Government National Mortgage Association securities for which the Trust has positive intent and ability to hold to maturity. They are reported at cost, adjusted by amortization of premiums and accretion of discounts which are recognized in interest income using the straight-line method over the period to maturity which approximates the effective interest method.

REAL ESTATE DEPOSITS consist of funds held by an escrow agent to be applied toward the purchase of real estate qualifying for gain deferral as a like-kind exchange of property under section 1031 of the Internal Revenue Code. It also consists of earnest money, or "good faith deposits," to be used by the Trust toward the purchase of property or the payment of loan costs associated with loan refinancing.

NOTE 1- (continued)

GOODWILL is amortized on a straight-line basis over a period of 15 years.  The Trust periodically reviews goodwill for impairment and if a permanent decline in value has occurred, the Trust will reduce its goodwill balance to fair value.  Accumulated amortization of goodwill was $91,191 and $0 at April 30, 2001 and 2000, respectively.

DEFERRED LEASING AND LOAN ACQUISITION COSTS -Costs and commissions incurred in obtaining tenant leases are amortized on the straight-line method over the terms of the related leases.  Costs incurred in obtaining long-term financing are amortized over the life of the loan and charged to amortization expense over the terms of the related debt agreements.

MINORITY INTEREST  Interests in the operating partnership held by limited partners are represented by operating partnership units. The operating partnerships' income is allocated to holders of units based upon the ratio of their holdings to the total units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to minority interests in accordance with the terms of the operating partnership agreement.

The Trust reflects minority interests in the Southdale Medical Center on the balance sheet for the portion of properties consolidated by the Trust that are not wholly owned by the Trust.  The earnings or losses from these properties attributable to the minority interests are reflected as limited partner minority interests in the consolidated statements of operations.

NET INCOME PER SHARE  Effective May 1, 1998, the Trust adopted Statement of Financial Accounting Standard No. 128, Earnings Per Share. Basic net income per share is computed using the weighted average number of shares outstanding. There is potential for dilution of net  income per share due to the conversion option of operating partnership units. However, basic and diluted net income per  share are the same. The computation of basic and diluted net income per share can be found in Note 12.

INCOME TAXES  The Trust intends to continue to qualify as a real estate investment trust as defined by the Internal Revenue Code and, as such, will not be taxed on the portion of the income that is distributed to the shareholders, provided at least 90% of its real estate investment trust taxable income is distributed and other requirements are met. The Trust intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the financial statements.

UPREIT status allows non-recognition of gain by an owner of appreciated real estate if that owner contributes the real estate to a partnership in exchange for a partnership interest. The UPREIT concept was born when the non-recognition provisions of Section 721 of the Internal Revenue Code were combined with "Exchange Rights" which allow the contributing partner to exchange the limited partnership interest received in exchange for the appreciated real estate for the Trust stock. Upon conversion of the partnership units to Trust shares, a taxable event occurs for that limited partner. Income or loss of the operating partnership shall be allocated among its partners in compliance with the provisions of the Internal Revenue Code Section 701(b) and 704(c).

REVENUE RECOGNITION  Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased under operating leases to tenants for various terms exceeding one year. Lease terms often include renewal options. Rental revenue is recognized on the straight-line basis, which averages minimum required rents over the terms of the leases.  Rents recognized in advance of collection is reflected as rent receivable, net of allowance for doubtful accounts of $120,314 and $0 as of April 30, 2001 and 2000, respectively.

NOTE 1 - (continued)

A number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. These percentage rents are recorded once the required sales level is achieved and are included in rental income at that time.  These leases also typically provide for tenant reimbursement of common area maintenance and other operating expenses.

Profit on sales of real estate shall be recognized in full when real estate is sold, provided the profit is determinable, that is, the collectibility of the sales price is reasonably assured or the amount that will be collectible can be estimated and the earnings process is virtually complete, that is, the seller is not obliged to perform significant activities after the sale to earn the profit.  Any gain or loss on the sale of disposition is recognized in accordance with accounting principles generally accepted in the United States of America.

Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized as discussed in Note 4.

RECLASSIFICATIONS  Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.

THE DIVIDEND REINVESTMENT PLAN is available to all shareholders of the Trust. Under the Dividend Reinvestment Plan, shareholders may elect for their dividends to be used by the plan administrator to acquire additional shares on the NASDAQ Small Cap Market or, if not available, directly from the Trust.  Amounts are deposited with the plan administrator in advance of the dividend date to acquire shares for dividend reinvestment.

NOTE 2 - OFF-BALANCE-SHEET RISK

The Trust had deposits at First Western Bank, Bremer Bank, and First International Bank which exceeded Federal Deposit Insurance Corporation limits by $3,844,663, $785,073 and $561,155, respectively, at April 30, 2001.

NOTE 3 - PROPERTY OWNED UNDER LEASE

Property consisting principally of real estate owned under lease is stated at cost less accumulated depreciation and is summarized as follows:

	April 30, 2001	April 30, 2000
Residential	$ 361,577,622	$ 329,205,116
Less accumulated depreciation	-32,296,179	-25,029,645
	$ 329,281,443	$ 304,175,471

Commercial	$ 230,058,846	$ 120,714,774
Less accumulated depreciation	-11,796,966	-8,203,307
	$ 218,261,880	$ 112,511,467

Remaining Cost	$ 547,543,323	$ 416,686,938

            There were no repossessions during the years ended April 30, 2001 and 2000.

NOTE 3 - (continued)

The above cost of residential real estate owned included construction in progress of $6,307,018 and $6,190,287 as of April 30, 2001 and 2000, respectively. As of April 30, 2001, the trust expects to fund approximately $3,500,000 during the upcoming year to complete these construction projects. The Trust also has outstanding offers to purchase selected properties as part of their normal operations.  As of April 30, 2001, significant signed purchase commitments are estimated at $23,400,000 for the upcoming year.

Construction period interest of $316,644, $404,089 and $211,882 has been capitalized for the years ended April 30, 2001, 2000 and 1999, respectively.

Residential apartment units are rented to individual tenants with lease terms up to one year. Gross revenues from residential rentals totaled $55,806,712, $42,379,855 and $33,010,126 for the years ended April 20, 2001, 2000 and 1999, respectively.

Gross revenues from commercial property rentals totaled $18,994,010, $11,878,026 and $5,775,161 for the years ended April 30, 2001, 2000 and 1999, respectively. Commercial properties are leased to tenants under terms of leases expiring at various dates through 2024. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rents based on a percentage of sales totaled $124,092, $102,659 and $101,032 for the years ended April 30, 2001, 2000 and 1999, respectively.

The future minimum lease payments to be received under these operating leases for the commercial properties as of April 30, 2000, are as follows:

Year ending April 30,
2002	$ 20,379,372
2003	19,239,427
2004	18,626,368
2005	17,681,872
2006	16,268,305
Thereafter	126,659,158
$ 218,854,502

Loss on impairment of two commercial properties totaled $1,319,316 for the year ended April 30, 2000.  Impairment losses were determined based on present value of estimated expected future cash flows from each property.  The carrying value of First Avenue Building, located in Minot, North Dakota, was reduced by $311,202.  The carrying value of a commercial building located in Boise, Idaho was reduced by $1,008,114.  There were no losses on impairment of properties for the years ended April 30, 2001 and 1999.

NOTE 4 - MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable consists of seven contracts which are collateralized by real estate. Contract terms call for monthly payments of principals and interest. Interest rates range from 7% to 11%. Mortgage loans receivable have been evaluated for possible losses considering repayment history, market value of underlying collateral, and economic conditions.

NOTE 4- (continued)

Future principal payments due under the mortgage loans contracts as of April 30, 2001, are as follows:

Year ending April 30,
2002	$ 765,530
2003	98,252
2004	43,313
2005	0
2006	0
Later years	_ 130,000
$ 1,037,095

There were no significant non-performing mortgage loans receivable as of April 30, 2001 and 2000. Non-performing loans are recognized as impaired in conformity with FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan. The average balance of impaired loans for the years ended April 30, 2001 and 2000 was not significant. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. Additional interest income that would have been earned on loans if they had not been non-performing was not significant in 2001, 2000, or 1999. There was no interest income on non-performing loans recognized on a cash basis for 2001, 2000, and 1999.

NOTE 5 - MARKETABLE SECURITIES

The amortized cost and estimated market values of marketable securities held-to-maturity at April 30, 2001 and 2000 are as follows:

2001	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
ISSUER GNMA	$ 2,351,248	$ 80,159	$ 77,389	$ 2,354,018
2000
ISSUER GNMA	$ 2,601,420	$ 34,608	$ 159,785	$ 2,476,243

The remainder of this page has been intentionally left blank.

NOTE 5 - (continued)

The amortized cost and estimated market values of marketable securities available-for-sale at April 30, 2001 and 2000 are as follows:

2001	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity shares in other REIT's	$ 791,316	$ 97,209	$ 227,660	$ 660,865
2000
Equity shares in other REIT's	$ 791,316	$ 65,338	$ 283,843	$ 572,811

There were no realized gains or losses on sales of securities for the years ended April 30, 2001, 2000 and 1999.

Marketable securities held-to-maturity consists of Governmental National Mortgage Association (GNMA) securities bearing interest from 6.5% to 9.5% with maturity dates ranging from May 15, 2016, to September 15, 2023. The following is a summary of the maturities of securities held-to-maturity at April 30, 2001 and 2000:

	2001		2000
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due After 10 years	$ 2,351,248	$ 2,354,018	$ 2,601,420	$ 2,476,243

NOTE 6 - NOTES PAYABLE

As of April 30, 2001, the trust had lines of credit available from three financial institutions. An unsecured line of credit was issued by First Western Bank & Trust in the amount of $4,000,000 carrying an interest rate equal to prime and maturing August 15, 2002, the weighted average interest rate for year ended April 30, 2001 was 9.46%.  A second unsecured line of credit from First International Bank & Trust was issued in the amount of $3,500,000 carrying an interest rate equal to prime and maturing October 15, 2002, the weighted average interest rate for year ended April 30, 2001 was 8.15%.  A third unsecured line of credit from Bremer Bank was issued in the amount of $10,000,000 carrying an interest rate equal to Bremer Financial Corp.'s reference rate and maturing August 1, 2002, the weighted average interest rate for year ended April 30, 2001 was 8.99%. Interest payments are due monthly on all three notes. As of April 30, 2001, the Trust had no unpaid balances on any of their lines of credit. As of April 30, 2000, the trust had an unpaid balance of $6,452,420 on the line of credit at Bremer Bank.

NOTE 7 - MORTGAGES PAYABLE

Mortgages payable as of April 30, 2001, included mortgages on properties owned totaling $368,956,930. The carrying value of the related real estate owned was $577,045,712.

Mortgages payable as of April 30, 2000, included mortgages on properties owned totaling $265,054,767. The carrying value of the related real estate owned was $410,776,553.

NOTE 7- (continued)

Monthly installments are due on the mortgages with interest rates ranging from 6.47% to 9.75% and with varying maturity dates through November 30, 2036.

Of the mortgages payable, the balances of fixed rate mortgages totaled $337,364,781 and $232,919,354, and the balances of variable rate mortgages totaled $31,592,149 and $32,137,413 as of April 30, 2001 and 2000, respectively.

The aggregate amount of required future principal payments on mortgages payable is as follows:

Year ending April 30,
2002	$ 14,474,108
2003	8,298,146
2004	8,940,912
2005	9,746,970
2006	13,133,365
Later years	314,363,429
Total payments	$ 368,956,930

NOTE 8 - INVESTMENT CERTIFICATES ISSUED

The Trust has placed investment certificates with the public. The interest rates vary from 6% to 9% per annum, depending on the term of the security. Total securities maturing within fiscal years ending April 30, are shown below. Interest is paid annually, semiannually, or quarterly on the anniversary date of the security.

Year ending April 30,
2002	$ 5,820,502
2003	1,326,062
2004	1,932,291
2005	669,657
2006	2,116,601
Thereafter	11,304
$ 11,876,417

NOTE 9 - TRANSACTIONS WITH RELATED PARTIES

Through June 30, 2000, the advisor to the Trust  was Odell-Wentz & Associates, LLC.  Roger R. Odell and Thomas A. Wentz, Sr. were the owners of Odell-Wentz & Associates LLC and also officers and shareholders of the Trust.  Under the advisory contract between the Trust and Odell-Wentz & Associates, LLC, the Trust paid an advisor's fee based on the net assets of the Trust and a percentage fee for investigating and negotiating the acquisition of new investments. For the year ended April 30, 2001, Odell-Wentz & Associates, LLC received total fees under said agreement of $265,573. The fees for April 30, 2000, were $1,400,973 and for April 30, 1999, were $951,234.

NOTE 9 - (continued)

For the years ended April 30, 2001, 2000 and 1999, the Trust has capitalized $58,250, $316,458, and $195,019 respectively, of these fees, with the remainder of 207,323, $1,084,515, and $756,215, respectively, expensed as advisory fees on the statement of operations. The advisor was obligated to provide office space, staff, office equipment, computer services and other services necessary to conduct the business affairs of the Trust.

On July 1, 2000, IRET Properties acquired assets from Odell-Wentz & Associates, LLC in exchange for operating partnership units at a total purchase price of $2,083,350.  This acquisition included real estate, furniture, fixtures, equipment and other assets of approximately $675,000, goodwill of approximately $1,645,000, and the assumption of mortgages and other liabilities of approximately $236,000.  Except for Roger R. Odell who retired, all officers and employees of Odell-Wentz & Associates, LLC were retained by IRET Properties.

As part of the acquisition of Odell-Wentz & Associates, LLC, IRET Properties acquired a note receivable due from Timothy P. Mihalick of approximately $100,000.   Timothy P. Mihalick was an officer of Odell Wentz & Associates, LLC and is currently an officer of the Trust.

Investors Management and Marketing (IMM) provides property management services to the Trust. Roger R. Odell is a shareholder in IMM.  IMM received $114,421 for services rendered from May 1, 2000 through June 30, 2000,  IMM received $649,729, and $609,783 for services rendered for years ended April 30, 2000, and 1999, respectively.

Hoyt Properties Inc . provides property management services to the Trust. Steven B. Hoyt is the owner of Hoyt Properties Inc., and is also a trustee of IRET. Hoyt Properties received $533 for services rendered from April 1, 2001 through April 30, 2001,  The management contract with Hoyt Properties commenced on April 1, 2001.

Inland National Securities is a corporation that provides underwriting services in the sale of additional shares for the Trust. Roger R. Odell is also a shareholder in Inland National Securities. Fees for services from May 1, 2000 through June 30, 2000 were $6,861. Fees for services totaled $100,081, and $157,392, for the years ended April 30, 2000 and 1999, respectively.

The Trust paid fees and expense reimbursements to the law firm in which Thomas A. Wentz, Jr. was, until December 31, 1999, a partner totaling $89,497 and  $33,022 for the years ended April 30, 2000, and 1999, respectively. Thomas A. Wentz, Jr. is a trustee of the Trust.

Investment certificates issued by the Trust to officers and trustees totaled $80,000, $200,000, and $2,138,758 at April 30, 2001, 2000 and 1999, respectively.

Management believes that all activity with related parties were transacted at amounts consistent with current fair market prices.

NOTE 10 - MARKET PRICE RANGE OF SHARES

For the year ended April 30, 2001, a total of 3,668,819 shares were traded in 4,692 separate trades.  The high trade price during the period was 8.980, low was 7.375, and the closing price on April 30, 2001 was 8.770. For the year ended April 30, 2000, a total of 4,058,018 shares were traded in 3,414 separate trades.  The high trade price during the period was 17.875, low was 7.681, and the closing price on April 30, 2000 was 7.875. For the year ended April 30, 1999, a total of 1,862,187 shares were traded in 1,017 separate trades. The high trade price during the period was 14.00, low was 6.50, and the closing price on April 30, 1999 was 7.50.

NOTE 11 - OPERATING SEGMENTS

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated by the chief decision makers in deciding how to allocate resources and in assessing performance. Operating segments of the Trust are determined to be commercial and residential rental operations. All properties falling into these categories have similar economic characteristics, as well as similar production processes, type of customers, distribution methods, and regulatory environments.  Although information is available on a property-by-property basis, including rental income and operating expenses, analysis and decisions are primarily made based on residential and commercial segments.  Generally, segmental information follows the same accounting policies utilized for consolidated reporting, except, certain expenses, such as depreciation, are not allocated to segments for management purposes.

The following information summarizes the Trust's segment reporting for residential and commercial properties along with reconciliations to the consolidated financial statements:

YEAR ENDING APRIL 30, 2001	Commercial	Residential	Total
Segment Revenue
Rental revenue	$ 18,994,010	$ 55,806,712	$ 74,800,722
Segment Expenses
Mortgage interest	8,043,382	16,398,046	24,441,428
Utilities and maintenance	1,012,658	10,533,905	11,546,563
Taxes	1,083,759	6,461,423	7,545,182
Insurance	161,941	670,022	831,963
Property management	347,748	5,436,675	5,784,423
Total Segment Expense	$ 10,649,488	$ 39,500,071	$ 50,149,559
Segment Gross Profit	$ 8,344,522	$ 16,306,641	$ 24,651,163
Reconciliation to consolidated operations:
Interest discounts and fee revenue	966,428
Other interest expense	-789,973
Depreciation	-12,299,532
Advisory and trust fees	-1,480,696
Operating expenses	-431,390
Amortization	-428,188
Consolidated income before gain/loss on properties and minority interest	$ 10,187,812

NOTE 11 - (continued)

APRIL 30, 2001	Commercial	Residential	Total
Segment Assets
Property owned	$ 230,058,846	$ 361,577,622	$ 591,636,468
Less accumulated depreciation	-11,796,966	-32,296,179	-44,093,145
Total consolidated property owned	$ 218,216,880	$ 329,281,443	$ 547,543,323

YEAR ENDING APRIL 30, 2000	Commercial	Residential	Total
Segment Revenue
Rental revenue	$ 11,878,026	$ 42,379,855	$ 54,257,881
Segment Expenses
Mortgage interest	3,980,450	12,312,038	16,292,488
Utilities and maintenance	452,229	7,592,301	8,044,530
Taxes	481,191	4,801,170	5,282,361
Insurance	52,288	424,674	476,962
Property management	132,435	4,157,840	4,290,275
Loss on impairment of properties	1,319,316	0	1,319,316
Total Segment Expense	$ 6,417,909	$ 29,288,023	$ 35,705,932
Segment Gross Profit	$ 5,460,117	$ 13,091,832	$ 18,551,949
Reconciliation to consolidated operations:
Interest discounts and fee revenue	1,187,312
Other interest expense	-721,682
Depreciation	-8,460,112
Advisory and trust fees	-1,159,120
Operating expenses	-633,692
Amortization	-216,097
Consolidated income before gain/loss on properties and minority interest	$ 8,548,558

NOTE 11 - (continued)

APRIL 30, 2000	Commercial	Residential	Total
Segment Assets
Property owned	$ 120,714,774	$ 329,205,116	$ 449,919,890
Less accumulated depreciation	-8,203,307	-25,029,645	-33,232,952
Total consolidated property owned	$ 112,511,467	$ 304,175,471	$ 416,686,938

YEAR ENDING APRIL 30, 1999	Commercial	Residential	Total
Segment Revenue
Rental revenue	$ 5,775,161	$ 33,010,126	$ 38,785,287
Segment Expenses
Mortgage interest	2,417,316	8,782,600	11,199,916
Utilities and maintenance	113,374	6,243,109	6,356,483
Taxes	192,930	3,832,629	4,025,559
Insurance	30,067	354,136	384,203
Property management	60,612	3,227,655	3,288,267
Total Segment Expense	$ 2,814,299	$ 22,440,129	$ 25,254,428
Segment Gross Profit	$ 2,960,862	$ 10,569,997	$ 13,530,859
Reconciliation to consolidated operations:
Interest discounts and fee revenue	1,141,975
Other interest expense	-902,065
Depreciation	-5,966,874
Advisory and trust fees	-927,063
Operating expenses	-320,479
Amortization	-154,677
Consolidated income before gain/loss on properties and minority interest	$ 6,401,676

NOTE 11 - (continued)

APRIL 30, 1999	Commercial	Residential	Total
Segment Assets
Property owned	$ 67,250,863	$ 228,574,976	$ 295,825,839
Less accumulated depreciation	-7,109,615	-19,002,784	-26,112,399
Total consolidated property owned	$ 60,141,248	$ 209,572,192	$ 269,713,440

NOTE 12 - EARNINGS PER SHARE

Basic earnings per share are computed by dividing the earnings available to stockholders by the weighted average number of shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if potential dilutive securities had been converted to shares. Operating partnership units can be exchanged for shares on a one for one basis. The following tables reconciles amounts reported in the consolidated financial statements for the years ended April 30, 2001, 2000, and 1999:

	2001	2000	1999
NUMERATOR
Net income applicable to shares	$ 8,694,240	$ 8,807,845	$ 7,604,135
Numerator for basic earnings per share	8,694,240	8,807,845	7,604,135
Minority interest portion of operating partnership income	2,095,177	1,495,209	744,725
Numerator for diluted earnings per share	$ 10,789,417	$ 10,303,054	$ 8,348,860
DENOMINATOR
Denominator for basic earnings per share Weighted average shares	23,071,500	20,899,848	17,441,976
Effect of dilutive securities Convertible operating partnership units	5,506,200	3,577,136	1,662,489
Denominator for diluted earnings per share	28,577,700	24,476,984	19,104,465
Basic earnings per share	$ .38	$ .42	$ 0.44
Diluted earnings per share	$ .38	$ .42	$ 0.44

NOTE 13 - RETIREMENT PLAN

As part of the acquisition on July 1, 2000 of Odell-Wentz & Associates, LLC, the Trust assumed a defined contribution profit sharing retirement plan and a defined contribution 401K retirement plan.  Employees over the age of 21 and after completion of one year of service are eligible to participate in the profit sharing plan.  Contributions to the profit sharing plan are at the discretion of the management. All employees are immediately eligible to participate in the 401K plan and may contribute up to 15% of their compensation subject to maximum levels.  The Trust matches up to 3% of participating employees' wages.  Pension expense of the Trust for the year ended April 30, 2001 was $45,301.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

The Trust, as an owner of real estate, is subject to various environmental laws of Federal and local governments.  Compliance by the Trust with existing laws has not had a material adverse effect on the Trust's financial condition and results of operations.  However, the Trust cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Mortgage loans receivable - Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities.

Cash - The carrying amount approximates fair value because of the short maturity of those instruments.

Marketable securities - The fair values of these instruments are estimated based on quoted market prices for these instruments.

Notes payable - The carrying amount approximates fair value because of the short maturity of those notes.

Mortgages payable - For variable rate loans that re-price frequently, fair values are based on carrying values. The fair value of fixed rate loans is estimated based on the discounted cash flows of the loans using current market rates.

Investment certificates issued - The fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits with similar remaining maturities.

Accrued interest payable - The carrying amount approximates fair value because of the short-term nature of which interest will be paid.

This remainder of this page has been intentionally left blank.

NOTE 15 - (continued)

The estimated fair values of the Company's financial instruments are as follows:

	2001		2000
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
FINANCIAL ASSETS
Mortgage loan receivable	$ 1,037,095	$ 1,037,095	$ 1,650,284	$ 1,650,284
Cash	6,356,063	6,356,063	3,449,264	3,449,264
Marketable securities held-to-maturity	2,351,248	2,354,018	2,601,420	2,476,243
Marketable securities available-for-sale	660,865	660,865	572,811	572,811
FINANCIAL LIABILITIES
Notes payable	$ 0	$ 0	$ 6,452,420	$ 6,452,420
Mortgages payable	368,956,930	356,434,028	265,057,767	250,897,221
Investment certificates issued	11,876,417	11,804,535	10,087,256	10,810,160
Accrued interest payable	2,369,454	2,369,454	1,679,000	1,679,000

This remainder of this page has been intentionally left blank.

INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION

Board of Trustees
Investor Real Estate Trust
and Subsidiaries
Minot, North Dakota

Our report on our audit of the consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 2001 and 2000, and the related consolidated  statements of operations, shareholders' equity, and cash flows for the years ended April 30, 2001, 2000 and 1999, appears on page F-13. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages F-37 through F-54 related to the consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 2001 and 2000, and the related consolidated  statements of operations, shareholders' equity, and cash flows for the years ended April 30, 2001, 2000 and 1999 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information, except for information on page F-55 that is marked "unaudited" on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 2001 and 2000, and the related consolidated  statements of operations, shareholders' equity, and cash flows for the years ended April 30, 2001, 2000 and 1999, taken as a whole.

We also have previously audited, in accordance with auditing standards generally accepted in the United State of America, the consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 1999, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years ended April 30, 1998 and 1997, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page F-49 relating to the consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 1999, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years ended April 30, 1998 and 1997, is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.

/S/ Brady, Martz & Associates, P.C.
BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota, USA

May 23, 2001

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001 and 2000

Schedule I
MARKETABLE SECURITIES

	April 30, 2001		April 30, 2000
	Principal Amount	Fair Value	Principal Amount	Fair Value
GNMA Pools	$ 2,351,248	$ 2,354,018	$ 2,601,420	$ 2,476,243

	Cost	Fair Value	Cost	Fair Value
Equity shares in other REIT's	$ 791,316	$ 660,865	$ 791,316	$ 572,811

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
for the years ended April 30, 2001, 2000 and 1999

Schedule X
SUPPLEMENTAL INCOME STATEMENT INFORMATION

Charges to Costs and Expenses
ITEM	2001	2000	1999
Maintenance and repairs	$ 6,436,205	$ 4,564,693	$ 3,470,202
Taxes, other than payroll and income taxes	$ 7,545,182	$ 5,282,361	$ 4,025,560
Royalties	*	*	*
Advertising costs	*	*	*

*Less than 1 percent of total revenues

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

Schedule XI REAL ESTATE AND ACCUMULATED DEPRECIATION	INITIAL COST TO TRUST			COST CAPITALIZATION SUBSEQUENT TO ACQUISITION
APARTMENTS	ENCUMBRANCES	LAND	BUILDINGS & IMPROVEMENTS	IMPROVEMENTS	CARRYING COSTS
BEULAH CONDOS - BEULAH, ND	$ 0	$ 6,360	$ 468,620	$ 8,154	$ 0
BISON PROPERTIES - CARRINGTON, ND	0	100,210	508,151	6,180	0
CANDLELIGHT APTS - FARGO, ND	411,529	80,040	852,030	45,013	0
CASTLE ROCK - BILLINGS, MT	3,857,473	736,000	4,973,639	32,895	0
CENTURY APTS. - DICKINSON, ND	1,393,489	100,000	2,105,494	116,320	0
CENTURY APTS. - WILLISTON, ND	2,358,883	200,000	3,754,445	171,302	0
CHATEAU APTS. - MINOT, ND	1,528,906	122,000	2,322,200	24,785	0
CLEARWATER - BOISE, ID	2,589,905	585,000	3,245,486	20,151	0
COLTON HEIGHTS - MINOT, ND	256,077	80,000	877,199	10,354	0
COTTONWOOD LAKE - BISMARCK, ND	5,540,374	1,055,862	10,644,946	1,917,474	114,353
COUNTRY MEADOWS PHASE I - BILLINGS, MT	2,522,888	245,624	3,990,795	3,895	120,821
COUNTRY MEADOWS PHASE II - BILLINGS, MT	2,564,285	245,624	4,086,664	27,430	0
CRESTVIEW APTS. - BISMARCK, ND	3,245,760	235,000	4,569,503	157,332	0
CROWN COLONY - TOPEKA, KS	7,253,424	620,000	10,023,038	174,052	0
DAKOTA ARMS - MINOT, ND	309,303	50,000	571,189	4,298	0
DAKOTA HILL AT VALLEY RANCH - IRVING, TX	25,293,305	3,650,000	33,823,258	143,849	0
EASTGATE PROPERTIES - MOORHEAD, MN	1,601,726	23,917	2,099,972	301,848	0
EASTWOOD - DICKINSON, ND	210,961	40,000	405,272	27,122	0
FOREST PARK ESTATES. - GRAND FORKS, ND	7,386,895	810,000	6,494,715	178,122	0
HERITAGE MANOR - ROCHESTER, MN	4,749,593	403,256	7,194,917	99,608	0
IVY CLUB - VANCOUVER, WA	6,910,101	1,274,000	10,463,597	90,266	0
JENNER PROPERTIES - GRAND FORKS, ND	1,103,784	220,000	1,971,033	40,151	0
KIRKWOOD APTS. - BISMARCK, ND	2,267,110	449,290	3,171,933	110,178	0
LANCASTER APTS. - ST. CLOUD, MN	1,716,664	289,000	2,899,120	38,506	0
LEGACY APTS. - GRAND FORKS, ND	6,171,186	1,361,855	9,307,090	104,274	224,180
LEGACY IV - GRAND FORKS, ND	2,958,788	725,277	6,119,239	186,610	0
LONETREE APTS. - HARVEY, ND	0	13,584	213,792	1,471	0
MAGIC CITY APTS. - MINOT, ND	1,879,730	532,000	4,627,059	98,148	0
MEADOWS PHASE I & II - JAMESTOWN, ND	1,965,867	111,550	3,607,059	38,663	0
MEADOWS PHASE III - JAMESTOWN, ND	0	55,775	1,990,680	0	0
MIRAMONT - FORT COLLINS, CO	11,381,741	1,470,000	12,845,599	47,939	0
NEIGHBORHOOD APTS. - CO. SPRINGS, CO	7,044,910	1,033,592	10,258,092	131,097	0
NORTH POINTE - BISMARCK, ND	1,640,483	143,500	2,151,277	28,211	123,687
OAK MANOR APTS. - DICKINSON, ND	0	25,000	336,033	13,697	0
OAKWOOD ESTATES - SIOUX FALLS, SD	1,965,736	342,800	3,257,671	116,585	0
OLYMPIC VILLAGE - BILLINGS, MT	8,377,235	1,164,000	10,618,852	0	0
OXBOW - SIOUX FALLS, SD	3,114,600	404,072	4,606,469	20,148	0
PARK EAST APTS. - FARGO, ND	3,385,258	83,000	4,983,651	70,302	0
PARK MEADOWS - WAITE PARK, MN	8,081,923	1,143,450	10,257,185	272,948	0
PARKWAY APTS. - BEULAH, ND	0	7,000	136,980	6,932	0

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION (continued)

	INITIAL COST TO TRUST			COST CAPITALIZATION SUBSEQUENT TO ACQUISITION
APARTMENTS	ENCUMBRANCES	LAND	BUILDINGS & IMPROVEMENTS	IMPROVEMENTS	CARRYING COSTS
PEBBLE CREEK - BISMARCK, ND	$ 448,744	$ 7,200	$ 749,493	$ 28,269	$ 0
PINE CONE APTS. - FORT COLLINS, CO	10,315,861	904,545	12,325,605	33,711	0
POINTE WEST APTS. - MINOT, ND	2,291,125	240,000	3,757,816	63,245	0
PRAIRIE WINDS APTS. - SIOUX FALLS, SD	1,300,993	144,097	1,858,747	10,212	0
PRAIRIEWOOD MEADOWS - FARGO, ND	2,059,583	280,000	2,559,271	0	0
RIDGE OAKS APTS. - SIOUX CITY, IA	2,895,279	178,100	4,103,867	0	0
RIMROCK APTS. - BILLINGS, MT	2,599,093	329,708	3,537,917	32,055	0
ROCKY MEADOWS 96 - BILLINGS, MT	3,693,447	655,985	5,956,386	21,360	103,378
ROSEWOOD/OAKWOOD - SIOUX FALLS, SD	1,172,698	200,000	1,747,935	0	0
SHERWOOD APTS. - TOPEKA, KS	10,880,136	1,150,000	14,748,882	102,324	0
SOUTH POINTE - MINOT, ND	6,272,436	550,000	9,358,131	34,233	402,672
SOUTHVIEW APTS. - MINOT, ND	0	185,000	539,212	4,464	0
SOUTHWIND APTS. - GRAND FORKS, ND	3,956,460	400,000	5,378,731	193,342	0
SUNCHASE - FARGO, ND	309,623	52,870	986,975	2,365	0
SUNSET TRAIL PHASE I - ROCHESTER, MN	4,346,961	168,188	7,403,527	0	0
SUNSET TRAIL PHASE II & III - ROCHESTER, MN	0	336,376	4,006,932	0	0
SWEETWATER PROPERTIES - DEVILS LAKE, ND	87,079	90,767	1,183,071	52,460	0
THOMASBROOK - LINCOLN, NE	6,070,287	600,000	8,972,130	384,743	0
VALLEY PARK MANOR - GRAND FORKS, ND	2,990,184	293,500	4,226,508	193,684	0
VAN MALL WOODS - VANCOUVER, WA	3,858,149	600,000	5,518,313	33,449	0
WEST STONEHILL - ST. CLOUD, MN	7,544,370	939,000	10,710,087	122,053	0
WESTWOOD PARK - BISMARCK, ND	1,180,304	161,114	2,011,049	33,325	0
WOODRIDGE APTS. - ROCHESTER, MN	3,941,271	370,000	6,353,956	51,178	0
	$ 221,253,971	$ 29,074,087	$ 325,131,485	$ 6,282,959	$ 1,089,091

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

		INITIAL COST TO TRUST		COST CAPITALIZATION SUBSEQUENT TO ACQUISITION
OFFICE BUILDINGS	ENCUMBRANCES	LAND	BUILDINGS & IMPROVEMENTS	IMPROVEMENTS	CARRYING COSTS
1ST AVENUE BUILDING - MINOT, ND	$ 0	$ 30,000	$ 500,462	$ 3,303	$ 0
12 SOUTH MAIN - MINOT, ND	0	29,000	360,205	0	0
17 SOUTH MAIN - MINOT, ND	0	15,000	75,000	0	0
401 SOUTH MAIN - MINOT, ND	0	70,600	542,707	0	0
408 1ST STREET SE - MINOT, ND	0	10,000	36,907	0	0
2030 CLIFF ROAD - EAGAN, MN	650,000	145,900	834,966	0	0
7901 FLYING CLOUD DR - EDEN PRAIRIE, MN	3,812,804	1,062,000	3,859,181	153,629	0
BURNSVILLE BLUFFS - BURNSVILLE, MN	1,641,798	300,300	2,156,349	0	0
COLD SPRING CENTER - ST. CLOUD, MN	5,250,000	588,000	7,807,539	0	0
CREEKSIDE OFF BLDG. - BILLINGS, MT	1,106,166	311,310	1,427,832	129,428	0
LESTER CHIROPRACTIC CLINIC - BISMARCK, ND	0	25,000	243,917	300	0
LEXINGTON COMMERCE CENTER - EAGAN, MN	3,379,724	453,400	5,035,922	401	0
NICOLLETT VII - BURNSVILLE, MN	4,779,722	429,400	6,931,270	0	0
NORTHGATE II - MAPLE GROVE, MN	1,552,846	357,800	1,982,264	8,915	0
PILLSBURY BUSINESS CENTER - EDINA, MN	1,260,000	284,400	1,558,570	0	0
PLYMOUTH IV & V - PLYMOUTH, MN	9,271,270	640,500	13,387,829	0	0
SOUTHDALE MEDICAL CENTER - EDINA, MN	23,949,215	3,500,000	28,921,070	0	0
SOUTHEAST TECH CENTER - EAGAN, MN	4,201,819	559,500	5,551,871	4,146	0
WALTERS 214 SO MAIN - MINOT, ND	0	27,055	84,941	0	0
	$ 60,855,364	$ 8,839,165	$ 81,298,798	$ 299,523	$ 0
COMMERCIAL
AMERICA'S BEST WAREHOUSE - BOISE, ID	$ 3,303,018	$ 765,000	$ 4,023,094	$ 200	$ 0
AMERITRADE - OMAHA, NE	5,854,994	326,500	7,980,035	0	0
ARROWHEAD SHOPPING CENTER - MINOT, ND	1,290,671	100,359	2,812,463	60,965	0
BARNES & NOBLE - FARGO, ND	1,800,608	540,000	2,752,012	32,119	0
BARNES & NOBLE - OMAHA, NE	1,950,659	600,000	3,099,197	0	0
CARMIKE THEATRE - GRAND FORKS, ND	1,845,233	183,515	2,295,154	0	67,068
COMPUSA - KENTWOOD, MI	1,365,519	225,000	1,888,574	7,900	0
CONSECO BLDG - RAPID CITY, SD	4,682,203	285,000	6,759,870	0	0
CORNER EXPRESS - MINOT, ND	798,550	195,000	1,386,260	0	0
DEWEY HILL BUSINESS CENTER - EDINA, MN	3,114,964	985,000	3,507,381	0	0
EAST GRAND STATION - EAST GRAND FORKS, ND	948,989	150,000	1,235,315	6,936	0
EDGEWOOD VISTA - BELGRADE, MT	0	14,300	434,596	4,598	0
EDGEWOOD VISTA - BILLINGS, MT	645,737	130,000	850,218	0	0
EDGEWOOD VISTA - COLUMBUS, NE	304,367	14,300	434,480	6,846	0
EDGEWOOD VISTA - DULUTH, MN	2,719,619	390,000	3,822,400	1,468,787	0
EDGEWOOD VISTA - EAST GRAND FORKS, MN	549,604	25,000	874,821	516,700	0
EDGEWOOD VISTA - FREMONT, ND	0	56,000	490,410	0	0
EDGEWOOD VISTA - GRAND ISLAND, NE	304,367	14,300	434,480	6,846	0
EDGEWOOD VISTA - HASTINGS, NE	0	13,971	551,805	0	0
EDGEWOOD VISTA - KALISPELL, MT	0	70,000	498,150	0	0

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION (continued)

		INITIAL COST TO TRUST		COST CAPITALIZATION SUBSEQUENT TO ACQUISITION
OFFICE BUILDINGS	ENCUMBRANCES	LAND	BUILDINGS & IMPROVEMENTS	IMPROVEMENTS	CARRYING COSTS
COMMERCIAL continued
EDGEWOOD VISTA - MINOT, ND	$ 3,815,498	$ 260,000	$ 6,010,707	$ 0	$ 0
EDGEWOOD VISTA - MISSOULA, MT	917,342	108,900	853,528	0	0
EDGEWOOD VISTA - OMAHA, NE	0	88,567	522,803	0	0
EDGEWOOD VISTA - SIOUX FALLS, SD	649,494	130,000	844,739	0	0
HEALTHEAST MED CTR -WDBRY & ST JHNS, MN	19,176,624	3,238,275	18,362,724	0	0
HOSPITALITY ASSOCIATES MINNETONKA, MN	280,000	40,000	360,898	0	0
GREAT PLAINS SOFTWARE - FARGO, ND	8,870,861	125,501	15,249,652	0	0
LINDBERG BLDG. - EDEN PRAIRIE, MN	1,140,863	198,000	1,410,535	0	0
MAPLEWOOD SQUARE - ROCHESTER, MN	7,154,199	3,275,000	8,623,946	0	0
MED PARK MALL - GRAND FORKS, ND	3,381,663	680,500	4,811,862	150,587	0
MINOT PLAZA - MINOT, ND	0	50,000	459,079	0	0
PETCO WAREHOUSE - FARGO, ND	901,454	324,148	927,541	0	27,245
PIONEER SEED - MOORHEAD, MN	221,367	56,925	596,951	0	0
STERNER LIGHTING - WINSTED, MN	700,000	100,000	900,789
STONE CONTAINER -FARGO, ND	2,567,688	440,251	4,469,078	2,001,878	89,156
STONE CONTAINER - WACONIA, MN	1,303,763	165,000	1,501,518	0	0
VIROMED - EDEN PRAIRIE, MN	2,866,820	666,000	4,197,634	0	0
WEDGEWOOD - SWEETWATER, GA	1,420,859	334,346	3,637,532	0	0
	$ 86,847,595	$ 15,364,658	$ 119,873,108	$ 4,200,125	$ 183,469

	$ 368,956,930	$ 53,277,910	$ 526,303,391	$ 10,782,607	$ 1,272,560

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

APARTMENTS	LAND	BUILDING & IMPROVEMENTS	TOTAL	ACCUMULATED DEPRECIATION	DATE ACQUIRED	LIFE ON WHICH LATEST INCOME STATEMENT IS COMPUTED
BEULAH CONDOS - BEULAH, ND	$ 6,360	$ 476,774	$ 483,134	$ 329,273	1983	15-40 years
BISON PROPERTIES - CARRINGTON, ND	100,210	514,331	614,541	364,035	1972	25-40 years
CANDLELIGHT APTS. - FARGO, ND	80,040	897,043	977,083	179,684	1993	24-40 years
CASTLE ROCK - BILLINGS, MT	736,000	5,006,534	5,742,534	304,436	1999	40 years
CENTURY APTS. - DICKINSON, ND	100,000	2,221,814	2,321,814	757,085	1986	35-40 years
CENTURY APTS. - WILLISTON, ND	200,000	3,295,747	4,125,747	1,488,381	1986	35-40 years
CHATEAU APTS. - MINOT, ND	122,000	2,346,984	2,468,984	187,074	1997	12-40 years
CLEARWATER - BOISE, ID	585,000	3,268,838	3,853,638	217,307	1999	40 years
COUNTRY MEADOWS PHASE I - BILLINGS, MT	245,624	4,115,511	4,361,135	249,483	1996	40 years
COUNTRY MEADOWS PHASE II - BILLINGS, MT	245,623	4,114,095	4,359,718	249,483	1999	40 years
COLTON HEIGHTS - MINOT, ND	80,000	887,773	967,733	415,053	1984	33-40 years
COTTONWOOD LAKE - BISMARCK, ND	1,055,862	12,676,773	13,732,636	696,954	1997	40 years
CRESTVIEW APTS. - BISMARCK, ND	235,000	4,726,835	4,961,835	853,823	1994	24-40 years
CROWN COLONY - TOPEKA, KS	620,000	10,197,090	10,817,090	402,287	2000	40 years
DAKOTA ARMS - MINOT, ND	50,000	575,487	625,487	80,729	1996	24-40 years
DAKOTA HILLS - IRVING, TX	3,650,000	33,967,106	37,617,106	1,035,419	2000	40 years
EASTGATE PROPERTIES - MOORHEAD, MN	23,917	2,401,820	2,425,737	1,529,752	1970	33-40 years
EASTWOOD - DICKINSON, ND	40,000	432,394	472,394	112,860	1989	24-40 years
FOREST PARK ESTATES - GRAND FORKS, ND	810,000	6,672,837	7,482,837	1,341,702	1993	24-40 years
HERITAGE MANOR - ROCHESTER, MN	403,256	7,294,524	7,697,780	499,892	1999	40 years
IVY CLUB - VANCOUVER, WA	1,274,000	10,553,863	11,827,863	591,803	1999	40 years
JENNER PROPERTIES - GRAND FORKS, ND	220,000	2,011,184	2,231,184	193,431	1996	40 years
KIRKWOOD APTS. - BISMARCK, ND	449,290	3,282,111	3,731,401	311,091	1997	12-40 years
LANCASTER APTS. - ST. CLOUD, MN	289,000	2,937,626	3,226,626	80,316	2000	40 years
LEGACY APTS. - GRAND FORKS, ND	1,361,855	9,635,543	10,997,398	1,031,588	1996	24-40 years
LEGACY IV - GRAND FORKS, ND	725,277	6,305,848	7,031,125	228,341	2000	40 years
LONETREE APTS. - HARVEY, ND	13,584	215,262	228,846	49,155	1991	24-40 years
MAGIC CITY APTS. - MINOT, ND	532,000	4,725,208	5,257,208	442,011	1997	12-40 years
MEADOWS PHASE I & II - JAMESTOWN, ND	111,550	3,645,722	3,757,272	136,508	2000	40 years
MEADOWS PHASE III - JAMESTOWN, ND	55,775	1,990,680	2,046,455	1,595	2001	N/A -construction in progress
MIRAMONT - FT. COLLINS, CO	1,470,000	12,893,539	14,363,529	1,457,970	1996	40 years
NEIGHBORHOOD APTS. - COLORADO SPRINGS, CO	1,033,592	10,389,189	11,422,781	1,206,581	1996	40 years
NORTH POINTE - BISMARCK, ND	143,500	2,303,175	2,446,675	310,289	1995	24-40 years
OAK MANOR APTS. - DICKINSON, ND	25,000	349,730	374,730	84,069	1989	24-40 years
OAKWOOD ESTATES - SIOUX FALLS, SD	342,800	3,374,256	3,717,056	688,361	1993	24-40 years

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION(continued)

APARTMENTS	LAND	BUILDING & IMPROVEMENTS	TOTAL	ACCUMULATED DEPRECIATION	DATE ACQUIRED	LIFE ON WHICH LATEST INCOME STATEMENT IS COMPUTED
OLYMPIC VILLAGE - BILLINGS, MT	$ 1,164,000	$ 10,618,852	$ 11,782,852	$ 175,258	2001	40 years
OXBOW - SIOUX FALLS, SD	404,072	4,626,617	5,030,689	750,715	1994	24-40 years
PARK EAST APTS. - FARGO, ND	83,000	5,053,953	5,136,953	381,418	1997	12-40 years
PARK MEADOWS - WAITE PARK, MN	1,143,450	10,530,133	11,673,583	1,293,868	1997	40 years
PARKWAY APTS. - BEULAH, ND	7,000	143,912	150,912	27,623	1988	540 years
PEBBLE CREEK - BISMARCK, ND	7,200	777,792	784,962	31,282	2000	40 years
PINE CONE APTS. - FT. COLLINS, CO	904,545	12,359,315	13,263,861	1,539,847	1994	40 years
POINTE WEST APTS. - MINOT, ND	240,000	3,821,061	4,061,061	714,954	1994	24-40 years
PRAIRIE WINDS APTS. - SIOUX FALLS, SD	144,097	1,868,958	2,013,055	393,585	1993	24-40 years
PRAIRIEWOOD MEADOWS - FARGO, ND	280,000	2,559,271	2,839,271	47,763	2001	40 years
RIDGE OAKS APTS. - SIOUX CITY, IA	178,100	4,103,867	4,281,967	105,045	2001	40 years
RIMROCK APTS. - BILLINGS, MT	329,708	3,569,972	3,899,680	162,211	2000	40 years
ROCKY MEADOWS 96 - BILLINGS, MT	655,985	6,081,124	6,737,109	697,830	1996	40 years
ROSEWOOD/OAKWOOD - SIOUX FALLS, SD	200,000	1,747,935	1,947,935	196,245	1996	40 years
SHERWOOD APTS. - TOPEKA, KS	1,150,000	14,851,205	16,001,205	587,097	2000	40 years
SOUTH POINTE - MINOT, ND	550,000	9,795,036	10,345,036	1,220,817	1995	24-40 years
SOUTHVIEW APTS. - MINOT, ND	185,000	543,676	728,676	94,340	1994	24-40 years
SOUTHWIND APTS - GRAND FORKS, ND	400,000	5,572,073	5,972,073	749,522	1996	24-40 years
SUNCHASE - FARGO, ND	52,870	989,340	1,042,210	304,382	1988	5-40 years
SUNSET TRAIL PHS I - ROCHESTER, MN	168,188	7,403,527	7,571,715	106,602	2001	40 years
SUNSET TRAIL - PHS II & III ROCHESTER, MN	336,376	4,006,932	4,343,308	0	N/a	N/A -construction in progress
SWEETWATER PROP. - DEVILS LAKE, ND	90,767	1,535,531	1,626,298	907,394	1972	5-40 years
THOMASBROOK APTS. - LINCOLN, NE	600,000	9,356,873	9,956,873	411,582	2000	40 years
VALLEY PARK MANOR - GRAND FORKS, ND	293,500	4,420,192	4,713,692	210,317	2000	40 years
VAN MALL WOODS - VANCOUVER -WA	600,000	5,551,761	6,151,761	354,296	1999	40 years
WEST STONEHILL - ST CLOUD, MN	939,000	10,832,140	11,771,140	1,523,900	1995	40 years
WESTWOOD PARK - BISMARCK, ND	161,114	2,044,374	2,205,488	151,269	1999	40 years
WOODRIDGE APTS. - ROCHESTER, MN	370,000	6,405,134	6,775,134	728,810	1996	40 years
	$ 29,074,087	$ 332,503,535	$ 361,577,622	$ 32,296,179

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

Schedule XI

REAL ESTATE AND ACCUMULATED DEPRECIATION

OFFICE BUILDINGS	LAND	BUILDING & IMPROVEMENTS	TOTAL	ACCUMULATED DEPRECIATION	DATE ACQUIRED	LIFE ON WHICH LATEST INCOME STATEMENT IS COMPUTED

1ST AVENUE BUILDING - MINOT, ND	$ 30,000	$ 503,765	$ 533,765	$ 386,191	1981	33-40 years
12 SOUTH MAIN - MINOT, ND	29,000	360,205	389,205	7,618	2001	40 years
17 SOUTH MAIN - MINOT, ND	15,000	75,000	90,000	1,484	2001	40 years
401 SOUTH MAIN - MINOT, ND	70,600	542,707	613,307	167,206	1987	24-40 years
2030 CLIFF ROAD - EAGAN, MN	145,900	834,966	980,866	870	2001	40 years
408 1ST STREET SE - MINOT, ND	10,000	36,907	46,907	27,691	1986	19-40 years
7901 FLYING CLOUD DR - EDEN PRAIRIE, MN	1,062,000	4,012,810	5,074,810	140,051	2000	40 years
BURNSVILLE BLUFFS - BURNSVILLE, MN	300,300	2,156,346	2,456,646	2,246	2001	40 years
COLD SPRINGS CENTER - ST. CLOUD, MN	588,000	7,807,539	8,395,539	8,133	2001	40 years
CREEKSIDE OFF BLDG. - BILLINGS, MT	311,310	1,557,260	1,868,570	319,016	1992	40 years
LESTER CHIROPRACTIC CLINIC - BISMARCK, ND	25,000	243,917	268,617	76,401	1988	40 years
LEXINGTON COMMERCE CENTER - EAGAN, MN	453,400	5,036,323	5,489,723	171,926	2000	40 years
NICOLLETT VII - BURNSVILLE, MN	429,400	6,931,270	7,360,670	7,220	2001	40 years
NORTHGATE II - MAPLE GROVE, MN	357,800	1,991,179	2,348,979	68,024	2000	40 years
PILLSBURY BUSINESS CENTER - EDINA, MN	284,400	1,558,570	1,842,970	1,624	2001	40 years
PLYMOUTH IV & V - PLYMOUTH, MN	640,500	13,387,829	14,028,329	13,221	2001	40 years
SOUTHDALE MEDICAL CENTER - EDINA, MN	3,500,000	28,921,070	32,421,070	191,582	2001	40 years
SOUTHEAST TECH CENTER - EAGAN, MN	559,500	5,556,017	6,115,517	191,582	2000	40 years
WALTERS 214 SO MAIN - MINOT, ND	27,055	84,941	111,996	76,960	1978	20-40 years
	$ 8,839,165	$ 81,598,321	$ 90,437,486	$ 1,878,349

COMMERCIAL
AMERICA'S BEST WAREHOUSE - BOISE, ID	$ 765,000	$ 4,023,294	$ 4,788,294	$ 924,442	1994	40 years
AMERITRADE - OMAHA, NE	326,500	7,980,035	8,306,535	407,220	1999	40 years
ARROWHEAD SHOPPING CENTER - MINOT, ND	100,359	2,873,427	2,973,786	2,216,168	1973	15 1/2-40 years
BARNES & NOBLE - FARGO, ND	540,000	2,719,893	3,259,893	447,202	1994	40 years
BARNES & NOBLE - OMAHA, NE	600,000	3,099,197	3,699,197	426,131	1995	40 years
CARMIKE THEATRE - GRAND FORKS, ND	183,515	2,362,222	2,545,737	383,798	1994	40 years
COMPUSA - KENTWOOD, MI	225,000	1,896,474	2,121,474	212,473	1996	40 years
CONSECO - RAPID CITY, SD	285,000	6,759,870	7,044,870	133,740	2001	40 years
CORNER EXPRESS - MINOT, ND	195,000	1,386,260	1,581,260	88,411	1999	40 years
DEWEY HILL BUSINESS CENTER - EDINA, MN	985,000	3,507,381	4,492,381	32,882	2001	40 years
EAST GRAND STATION - EAST GRAND FORKS, ND	150,000	1,242,251	1,392,251	45,160	2000	40 years
EDGEWOOD VISTA - BELGRADE, MT	14,300	439,194	453,494	19,462	2000	40 years
EDGEWOOD VISTA - BILLINGS, MT	130,000	850,218	980,218	61,015	1999	40 years
EDGEWOOD VISTA - COLUMBUS, NE	14,300	441,326	455,626	19,456	2000	40 years
EDGEWOOD VISTA - DULUTH, MN	390,000	5,291,187	5,681,187	115,553	2000	40 years
EDGEWOOD VISTA - EAST GRAND FORKS, MN	25,000	1,391,521	1,416,521	85,608	1997	40 years
EDGEWOOD VISTA - FREMONT, NE	56,000	490,410	546,410	4,598	2001	40 years
EDGEWOOD VISTA - GRAND ISLAND, NE	14,300	441,326	455,626	19,456	2000	40 years
EDGEWOOD VISTA - HASTINGS, NE	13,971	551,805	565,777	5,677	2001	40 years

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

Schedule XI

REAL ESTATE AND ACCUMULATED DEPRECIATION  (continued)

OFFICE BUILDINGS	LAND	BUILDING & IMPROVEMENTS	TOTAL	ACCUMULATED DEPRECIATION	DATE ACQUIRED	LIFE ON WHICH LATEST INCOME STATEMENT IS COMPUTED
COMMERCIAL continued
EDGEWOOD VISTA - KALISPELL, MT	$ 70,000	$ 498,150	$ 568,150	$ 2,578	2001	40 years
EDGEWOOD VISTA - MINOT, ND	260,000	6,010,707	6,270,707	528,442	1997	40 years
EDGEWOOD VISTA - MISSOULA, MT	108,900	853,528	962,428	96,022	1997	40 years
EDGEWOOD VISTA - OMAHA, NE	88,567	522,803	611,370	3,812	2001	40 years
EDGEWOOD VISTA - SIOUX FALLS, SD	130,000	844,739	974,739	60,674	1999	40 years
HEALTHEAST MED CNTR - WDBRY & ST. JHNS, MN	3,238,275	18,362,724	21,600,999	439,868	2001	40 years
HOSPITALITY ASSOCIATES - MINNETONKA, MN	40,000	360,898	400,898	1,671	2001	40 years
GREAT PLAINS SOFTWARE - FARGO, ND	125,501	15,249,652	15,375,154	651,141	2000	40 years
LINDBERG BLDG. - EDEN PRAIRIE, MN	198,000	1,410,535	1,608,535	293,633	1992	40 years
MAPLEWOOD SQUARE - ROCHESTER, MN	3,275,000	8,623,946	11,898,946	386,937	2000	40 years
MEDPARK MALL - GRAND FORKS, ND	680,500	4,962,450	5,642,950	149,361	2000	40 years
MINOT PLAZA - MINOT, ND	50,000	459,954	509,954	97,496	1993	40 years
PETCO - FARGO, ND	324,148	954,786	1,278,934	154,418	1994	40 years
PIONEER SEED - MOORHEAD, MN	56,925	596,951	653,876	136,955	1992	40 years
STERNER LIGHTING - WINSTED, MN	100,000	900,789	1,000,789	3,208	2001	40 years
STONE CONTAINER - FARGO, ND	440,251	6,560,113	7,000,364	624,306	1995	40 years
STONE CONTAINER - WACONIA, MN	165,000	1,501,518	1,666,518	26,589	2001	40 years
VIROMED - EDEN PRAIRIE, MN	666,000	4,197,634	4,863,634	231,669	1999	40 years
WEDGEWOOD - SWEETWATER, GA	334,346	3,637,532	3,971,878	381,386	1996	40 years
	$ 15,364,658	$ 4,256,702	$139,621,360	$ 9,918,617

	$ 53,277,910	$ 538,358,558	$591,636,468	$ 44,093,145

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

Reconciliations of total real estate carrying value for the three years ending April 30, 2001, 2000 and 1999 are as follows:

	2001	2000	1999
Balance at beginning of year	$ 449,919,890	$ 295,825,839	$ 231,416,322
Additions during year
acquisitions	141,040,413	155,284,745	62,455,508
improvements and other	5,583,148	7,041,248	4,780,853
	$ 596,543,451	$ 458,151,832	$ 298,652,683
Deduction during year
cost of real estate sold	-4,906,983	-6,912,626	-2,826,844
impairment valuation	0	-1,319,316	0
Balance at close of year	$ 591,636,468	$ 449,919,890	$ 295,825,839

Reconciliations of accumulated depreciation for the three years ended April 30, 2001, 2000 and 1999 are as follows:

	2001	2000	1999
Balance at beginning of year	$ 33,232,952	$ 26,112,399	$ 21,516,129
Additions during year
provisions for depreciation	12,299,532	8,460,112	5,966,874
Deduction during year
accumulated depreciation on real estate sold	-1,439,339	-1,339,559	-1,370,604
Balance at close of year	$ 44,093,145	$ 33,232,952	$ 26,112,399

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

Schedule XII

INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

	Interest Rate	Final Maturity Date	Payment Terms	Prior Liens	Face Amt. of Mortgages	Carrying Amt. of Mortgages	Prin. Amt of Loans Subject to Delinquent Prin. or Int.
RESIDENTIAL
Fricke	7.00%	01/01/02	Monthly		$ 7,470	$ 954	$ 0
Rolland Hausmann	9.00%	02/01/16	Monthly		315,659	278,527	0
Diamond T -Scottsbluff, NE	8.00%	11/01/02	Monthly /Balloon		115,000	106,926	0
KMOX -Prior Lake, MN	8.00%	01/01/04	Monthly /Balloon		46,500	43,313	0
Duane Peterson	Variable		Quarterly		130,000	130,000	0
Edgewood Norfolk, NE	11.00%	04/01/01	Balloon		477,375	477,375	0
					$ 1,092,004	$ 1,037,095	$ 0
	2001	2000
MORTGAGE LOANS RECEIVABLE, BEGINNING OF YEAR	$ 1,650,284	$ 10,721,214
New participations in and advances on mortgage loans	0	607 ,375
	$ 1,650,284	$ 11,328,589
Collections	-613,189	-9,678,305
MORTGAGE LOANS RECEIVABLE, END OF YEAR	$ 1,037,095	$ 1,650,284

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	2001	2000	1999	1998	1997
Consolidated Income Statement Data
Revenue	$ 75,767,150	$ 55,445,193	$ 39,927,262	$ 32,407,545	$ 23,833,981
Income before gain/loss on properties and minority interest	10,187,812	8,548,558	6,401,676	4,691,198	3,499,443
Gain on repossession/ Sale of properties	601,605	1,754,496	1,947,184	465,499	398,424
Minority interest of portion of operating partnership income	-2,095,177	-1,495,209	-744,725	-141,788	-18

Net income	8,694,240	8,807,845	7,604,135	5,014,909	3,897,849
Consolidated Balance Sheet Data
Total real estate investments	$ 548,580,418	$ 418,216,516	$ 280,311,442	$ 213,211,369	$ 177,891,168
Total assets	570,322,124	432,978,299	291,493,311	224,718,514	186,993,943
Shareholders' equity	118,945,160	109,920,591	85,783,294	68,152,626	59,997,619
Consolidated Per Share Data (basic and diluted)
Net Income	.38	.42	.44	.32	.28
Dividends	.55	.51	.47	.42	.39

CALENDAR YEAR	2001	2000	1999	1998	1997
Tax status of dividend
Capital gain	.72%	30.3%	6.3%	2.9%	21.0%
Ordinary income	86.76%	69.7%	76.0%	97.1%	79.0%
Return of capital	12.52%	0%	17.7%	0.0%	0.0%

INVESTORS REAL ESTATE TRUST AND AFFILIATED PARTNERSHIPS
April 30, 2001, 2000 and 1999

GAIN FROM PROPERTY DISPOSITIONS

	Total Original Gain(Loss)	Unrealized 04/30/01	Realized 04/30/01	Realized 04/30/00	Realized 04/30/99

Brooklyn Addition - Minot, ND	$ 25,000	$ 0	$ 0	$ 1,000	$ 1,000
Superpumper - Grand Forks, ND	86,479	0	0	86,479	0
Superpumper - Crookston, ND	89,903	0	0	89,903	0
Superpumper - Langdon, ND	64,352	0	0	64,352	0
Superpumper - Sidney, MT	17,161	0	0	17,161	0
Mandan Apartments - Mandan, ND	75,612	0	0	75,612	0
Sweetwater Apts. - Devils Lake, ND	335,303	0	0	335,303	0
Hutchinson Technology - Hutchinson, MN	1,109,003	0	0	1,109,003	0
Jenner 18-Plex - Devils Lake, ND	14,009	0	0	14,009	0
Virginia Apartments - Minot, ND	10,308	0	0	10,308	0
Fairfield Apts - Marshall, MN	80,121	0	0	0	80,121
Superpumper - Emerado, ND	158,146	0	0	0	158,146
Park Place Apts - Waseca, MN	366,018	0	0	0	366,018
Bison Properties - Jamestown, ND	1,341,899	0	0	0	1,341,899
Evergreen Shopping Center - Evergreen, CO	1,690	0	1,690	0	0
Chalet Apartments - Minot, ND	23,434	0	23,434	0	0
Hill Park Apts - Bismarck, ND	576,482	0	576,482	0	0
		$ 0	$ 601,605	$ 1,754,496	$ 1,947,184

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

MORTGAGE LOANS PAYABLE

	Interest Rate	Final Maturity Date	Periodic Payment Terms	Face Amount of Mortgage	Carrying Amount of Mortgage	Delinquent Principal or Interest

1112 32nd Ave SW - Minot, ND	7.50%	07/20/10	Monthly	$ 425,000	$ 309,303	$ 0
177 10th Ave East - Dickinson, ND	9.00%	11/01/18	Monthly	250,963	210,961	0
2030 Cliff Road - Eagan, MN	7.40%	04/01/11	Monthly	650,000	650,000	0
4301 9th Ave Sunchase II - Fargo, ND	9.04%	09/01/02	Monthly	364,765	32,534	0
4313 9th Ave Sunchase II - Fargo, ND	8.706%	02/01/14	Monthly	370,000	277,089	0
America's Best Furniture - Boise, ID	9.75%	03/29/03	Monthly	3,750,000	3,303,018	0
Ameritrade - Omaha, NE	7.25%	050/1/19	Monthly	6,150,000	5,854,993	0
Arrowhead Shopping Center - Minot, ND	8.25%	01/01/20	Monthly	1,325,000	1,290,671	0
Barnes & Noble Stores - ND & NE	7.98%	12/01/10	Monthly	4,900,000	3,751,267	0
Burnsville Bluffs - Burnsville, MN	8.25%	01/01/21	Monthly	1,644,551	1,641,798	0
Candlelight Apts. - Fargo, ND	7.50%	12/01/99	Monthly	578,000	411,529	0
Carmike - Grand Forks, ND	7.75%	020/1/07	Monthly	2,000,000	1,845,233	0
Castle Rock - Billings, ND	6.66%	030/1/09	Monthly	3,950,000	3,857,473	0
Century Apts. - Dickinson, ND	7.003%	03/01/06	Monthly	1,595,000	1,393,489	0
Century Apts. - Williston, ND	7.003%	03/01/06	Monthly	2,700,000	2,358,883	0
Chateau Apts. - Minot, ND	7.003%	03/01/06	Monthly	1,674,350	1,528,906	0
Clearwater Apts. - Boise, ID	6.47%	01/01/09	Monthly	2,660,000	2,589,905	0
Cold Springs Center -St. Cloud, MN	7.40%	04/01/11	Monthly	5,250,000	5,250,000	0
Colton Heights - Minot, ND	8.35%	03/01/07	Monthly	730,000	256,077	0
Cottonwood Phase I - Bismarck, ND	6.59%	01/01/09	Monthly	2,800,000	2,727,822	0
Cottonwood Phase II - Bismarck, ND	7.55%	11/01/09	Monthly	2,850,000	2,812,552	0
Country Meadows Phase I - Billings, MT	7.51%	01/01/08	Monthly	2,660,000	2,522,888	0
Country Meadows Phase II - Billings, MT	8.10%	01/01/08	Monthly	2,600,000	2,564,285	0
Creekside - Billings, MT	7.375%	06/01/13	Monthly	1,250,000	1,106,166	0
Crestview Apts. - Bismarck, ND	6.91%	070/1/08	Monthly	3,400,000	3,245,760	0
CompUSA - Kentwood, MI	7.75%	02/01/11	Monthly	1,565,361	1,365,519	0
Conseco Bldg - Rapid City, SD	8.07%	08/01/15	Monthly	4,795,000	4,682,203	0
Corner Express - East Grand Forks, MN	7.52%	10/01/13	Monthly	885,000	798,550	0
Crown Colony Apts. - Topeka, KS	7.55%	08/01/09	Monthly	7,350,000	7,253,424	0
Dakota Hill - Irving TX	7.88%	01/01/10	Monthly	25,550,000	25,293,305	0
Dewey Hill Business Center - Edina, MN	7.93%	12/01/10	Monthly	3,125,000	3,114,964	0
East Grand Station - East Grand Forks, ND	8.60%	08/1/15	Monthly	970,000	948,989	0
Eastgate - Moorhead, MN	7.19%	090/1/09	Monthly	1,627,500	1,601,726	0
Edgewood Vista - Missoula, MT	8.65%	04/15/12	Monthly	945,000	917,342	0
Edgewood Vista - East Grand Forks, MN	8.88%	07/05/12	Monthly	650,000	549,604	0
Edgewood Vista - Minot, ND	7.52%	08/01/12	Monthly	4,510,000	3,815,498	0
Edgewood Vista - Sioux Falls, SD	7.52%	070/1/13	Monthly	720,000	649,494	0
Edgewood Vista - Billings, MT	7.13%	10/01/13	Monthly	720,000	645,737	0
Edgewood Vista - Columbus & G. I., NE	8.65%	07/01/15	Monthly	624,000	608,733	0
Edgewood Vista - Duluth, MN	8.86%	05/01/15	Monthly	3,600,000	2,719,619	0
Flying Cloud - Eden Prairie, MN	8.61%	07/01/09	Monthly	3,830,000	3,812,804	0
Forest Park Estates - Grand Forks, ND	7.33%	080/1/09	Monthly	7,560,000	7,386,895	0

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

MORTGAGE LOANS PAYABLE (continued)

	Interest Rate	Final Maturity Date	Periodic Payment Terms	Face Amount of Mortgage	Carrying Amount of Mortgage	Delinquent Principal or Interest

Great Plains Software - Fargo, ND	7.08%	10/01/13	Monthly	9,500,000	8,870,861	0
Health Investors Business Trust	7.94%	02/01/19	Monthly	19,482,851	19,176,624	0
Heritage Manor - Rochester, MN	6.80%	10/01/18	Monthly	5,075,000	4,749,593	0
Hospitality Associates - Minnetonka, MN	7.50%	04/01/06	Monthly	280,000	280,000	0
Ivy Club Apts. - Vancouver, WA	7.355%	12/01/01	Monthly	7,092,443	6,910,101	0
Jenner Properties - Grand Forks, ND	9.50%	11/01/04	Monthly	1,391,585	1,103,784	0
Kirkwood Manor - Bismarck, ND	8.15%	05/01/10	Monthly	2,293,900	2,267,110	0
Lancaster Apts. - St. Cloud, MN	7.04%	08/01/18	Monthly	1,769,568	1,716,664	0
Legacy Apts. Phase I - Grand Forks, ND	7.07%	01/01/05	Monthly	4,000,000	3,714,145	0
Legacy Apts. Phase II - Grand Forks, ND	7.07%	05/29/08	Monthly	2,575,000	2,457,041	0
Legacy Apts. Phase IV - Grand Forks, ND	8.10%	07/31/20	Monthly	3,000,000	2,958,788	0
Lexington Commerce Center - Eagan, MN	8.09%	02/01/10	Monthly	3,431,750	3,379,724	0
Lindberg Bldg. - Eden Prairie, MN	7.625%	02/01/07	Monthly	1,200,000	1,140,863	0
Magic City Apts. - Minot, ND	7.50%	10/10/10	Monthly	2,794,299	1,879,730	0
Maplewood Square - Rochester, MN	6.90%	08/01/09	Monthly	7,670,000	7,154,199	0
Meadows I & II - Jamestown, ND	8.155%	07/01/10	Monthly	1,975,000	1,965,867	0
MedPark Mall - Grand Forks, ND	8.075%	02/01/10	Monthly	3,425,000	3,381,663	0
Miramont Apts. - Ft. Collins, CO	8.25%	08/01/36	Monthly	11,582,472	11,381,741	0
Neighborhood Apts. - Colorado Springs, CO	7.98%	0101/07	Monthly	7,525,000	7,044,910	0
Nicollett VII - Burnsville, MN	8.05%	11/29/10	Monthly	4,784,880	4,779,772	0
NorthGate II - Maple Grove, MN	8.09%	02/01/10	Monthly	1,576,750	1,552,846	0
North Pointe - Bismarck, ND	7.12%	02/01/07	Monthly	1,700,000	1,640,483	0
Oakwood Estates - Sioux Falls, SD	7.003%	03/01/06	Monthly	2,250,000	1,965,736	0
Olympic Village - Billings, MT	7.62%	11/01/10	Monthly	8,400,000	8,377,235	0
Oxbow - Sioux Falls, SD	7.003%	030/1/06	Monthly	3,565,000	3,114,600	0
Park East Apts. - Fargo, ND	6.82%	050/1/08	Monthly	3,500,000	3,385,258	0
Park Meadows Phase I - Waite Park, MN	7.19%	10/01/13	Monthly	3,022,500	2,974,635	0
Park Meadows Phase II - Waite Park, MN	7.899%	10/01/05	Monthly	2,214,851	2,052,288	0
Park Meadows Phase III - Waite Park, MN	4.00%	30 yr bond	Monthly	3,235,000	3,055,000	0
Pebblecreek - Bismarck, ND	8.10%	07/30/20	Monthly	455,000	448,744	0
PETCO Warehouse - Fargo, ND	7.28%	09/01/08	Monthly	1,100,000	901,454	0
Pillsbury Business Center - Bloomington, MN	7.40%	04/01/11	Monthly	1,260,000	1,260,000	0
Pinecone - Ft. Collins, CO	7.125%	12/01/33	Monthly	10,685,215	10,315,861	0
Pioneer Building - Fargo, ND	8.00%	12/01/06	Monthly	425,000	221,367	0
Plymouth IV & V - Plymouth, MN	8.17%	01/01/11	Monthly	9,280,912	9,271,270	0
Pointe West Apts. - Minot, ND	6.91%	07/01/08	Monthly	2,400,000	2,291,125	0
Prairie Winds Apts. - Sioux Falls, SD	7.04%	07/01/09	Monthly	1,325,000	1,300,993	0
Prairiewood Meadows - Fargo, ND	7.70%	11/01/20	Monthly	2,088,973	2,059,583	0
Ridge Oaks Apts. - Sioux City, IA	7.05%	01/01/31	Monthly	2,900,000	2,895,279	0
Rimrock Apts. - Billing, MT	7.33%	08/01/09	Monthly	2,660,000	2,599,093	0
Rocky Meadows - Billings, MT	7.33%	08/01/09	Monthly	3,780,000	3,693,447	0

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

         MORTGAGE LOANS PAYABLE (continued)

	Interest Rate	Final Maturity Date	Periodic Payment Terms	Face Amount of Mortgage	Carrying Amount of Mortgage	Delinquent Principal or Interest

RoseWood/Oakwood - Sioux Falls, SD	8.85%	09/01/96	Monthly	1,323,000	1,172,698	0
Southdale Medical Center - Edina, MN	7.80%	01/01/11	Monthly	24,000,000	23,949,215	0
Sherwood Apts. - Topeka, KS	7.55%	08/01/09	Monthly	11,025,000	10,880,136	0
SouthEast Tech Center - Eagan, MN	8.09%	02/01/10	Monthly	4,266,500	4,201,819	0
South Pointe - Minot, ND	7.12%	02/01/07	Monthly	6,500,000	6,272,436	0
Southwind Apts. - Grand Forks, ND	7.12%	02/01/07	Monthly	4,100,000	3,956,460	0
Sunset Trail Phase I - Rochester, MN	7.80%	03/01/11	Monthly	4,350,000	4,346,961	0
Sterner Lighting - Winsted, MN	7.50%	04/01/06	Monthly	700,000	700,000	0
Stone Container - Fargo, ND	8.25%	02/01/11	Monthly	3,300,000	2,567,688	0
Stone Container - Waconia, MN	8.79%	10/15/06	Monthly	1,329,381	1,303,763	0
Sweetwater 24-Plex - Grafton, ND	9.75%	02/01/03	Monthly	270,000	36,840	0
Sweetwater 18-Plex - Grafton, ND	9.75%	020/1/03	Monthly	198,000	50,240	0
Thomasbrook - Lincoln, NE	7.22%	10/01/09	Monthly	6,200,000	6,070,287	0
Valley Park Manor - Grand Forks, ND	8.375%	10/01/01	Monthly	3,000,000	2,990,184	0
Van Mall Woods - Vancouver, WA	6.86%	12/01/03	Monthly	4,070,426	3,858,149	0
VIROMED - Eden Prairie, MN	6.98%	040/1/14	Monthly	3,120,000	2,866,820	0
Wedgewood Retirement -Sweetwater, GA	9.17%	05/01/17	Monthly	1,566,720	1,420,809	0
West Stonehill - St. Cloud, MN	7.93%	06/01/17	Monthly	8,232,569	7,544,371	0
Westwood Park - Bismarck, ND	7.88%	12/01/09	Monthly	1,200,000	1,180,304	0
Woodridge Apts. - Rochester, MN	7.85%	010/1/17	Monthly	4,410,000	3,941,271	0
TOTALS				$ 387,389,035	$ 368,956,930	$ 0

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2001

SIGNIFICANT PROPERTY ACQUISITIONS

Acquisitions for cash, assumptions of mortgages, and issuance of units in the operating partnership.

COMMERCIAL
Healtheast Medical Center - Woodbury & St. Johns, MN	$ 21,588,498
Conseco Financial Bldg. - Rapid City, SD	6,850,000
12 South Main - Minot, ND	385,000
17 South Main - Minot, ND	90,000
Stone Container - Waconia, MN	1,666,500
Dewey Hill Business Center - Edina, MN	4,472,895
Edgewood Vista - Fremont, NE	535,550
Edgewood Vista - Hastings, NE	550,800
Edgewood Vista Omaha, NE	610,800
Edgewood Vista Alzheimer Addition - East Grand Forks, MN	516,700
Edgewood Vista Addition - Duluth, MN	2,200,000
Edgewood Vista - Kalispell, MT	560,000
Southdale Medical Center (60.31% partnership interest) - Edina, MN	32,421,070
Hospitality Associates - Minnetonka, MN	400,000
Sterner Lighting - Winsted, MN	1,000,000
2030 Cliff Road - Eagan, MN	950,000
Burnsville Bluffs - Burnsville, MN	2,400,000
Cold Springs Center - St. Cloud, MN	8,250,000
Nicollett VII - Burnsville, MN	7,200,000
Pillsbury Business Center - Bloomington, MN	1,800,000
Plymouth IV & V - Plymouth, MN	13,750,000
$ 108,197,813
RESIDENTIAL
Olympic Village - Billings, MT	11,616,500
Prairiewood Meadows - Fargo, ND	2,811,000
Sunset Trail, Phase I - Rochester, MN	6,493,150
Cottonwood Phase III - Bismarck, ND***	1,854,800
Ridge Oaks - Sioux City, IA	4,195,036
Meadows Phase III - Jamestown, ND***	1,865,182
Sunset Trail, Phase II - Rochester, MN**	4,006,932
$ 32,842,600
TOTAL	$ 141,040,413

 **Property not placed in service at April 30, 2001. Additional costs are still to be incurred.
***Represents costs to complete a project started in year ending April 30, 2000.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (unaudited)

QUARTER ENDED
	07-31-00	10-31-00	01-31-01	04-30-01
Revenues	$ 17,431,644	$ 18,404,260	$ 19,004,737	$ 20,926,509
Income before gain on properties and minority interest	2,565,131	2,707,811	2,719,679	2,195,191
Net gain on sale of properties	0	0	25,124	576,481
Minority interest of unitholders in operating partnership	-425,667	-538,618	-426,316	-704,576
Net Income	2,139,464	2,169,193	2,327,262	2,058,321
Per share
Net Income	.09	.10	.10	.09
QUARTER ENDED
	07-31-99	10-31-99	01-31-00	04-30-00
Revenues	$ 11,201,913	$ 12,900,697	$ 14,054,660	$ 17,287,923
Income before gain(loss) on properties and minority interest	1,801,322	2,478,912	2,390,868	1,877,456
Net gain(loss) on sale of properties	257,895	1,519,918	0	-23,317
Minority interest of unitholders in operating partnership	-235,935	-579,625	-369,028	-310,621
Net Income	1,823,282	3,419,205	2,021,840	1,543,518
Per share
Net Income	.09	.16	.11	.06
QUARTER ENDED
	7-31-98	10-31-98	01-31-99	04-30-99
Revenues	$ 9,102,179	$ 9,836,370	$10,236,797	$10,151,916
Income before gain on properties and minority interest	1,327,851	1,760,067	1,732,928	1,580,830
Net gain on sale of properties	366,017	1,341,899	80,122	158,146
Minority interest of unitholders in operating partnership	-133,863	-287,579	-158,820	-164,463
Net Income	1,560,005	2,814,387	1,654,228	1,575,515
Per share
Net Income	.09	.17	.09	.09

The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.

Part II.  Information Not Required In Prospectus

Other Expenses of Issuance and Distribution
      The following is an itemization of the anticipated cost to the Trust in connection with the issuance and distribution of the securities to be registered.

Selling Commission	$ 1,750,000
Legal	$ 7,500
Advertising, Printing & Promotion Expenses	$ 40,000
Registration Fees	$ 10,000
Accounting	$ 1,000
$ 1,808,500

Sales to Special Parties
      There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or any security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration except as follows:

      The Trust has a policy allowing its trustees and employees and their spouses to purchase its shares of beneficial interest at a 5% discount to the registration price of $8.75.  No commissions or other discounts were paid or given in connection with such sales. As a result of this policy, trustees and employees of IRET may purchase shares registered under this S-11 for $8.31 per share.  IRET pays no commissions of the sale of shares to trustees and employees.  All shares purchased under this plan must be held for one full year before they can be sold.

      No portion of the consideration to be received by the registrant for such shares is to be credited to an account other than the appropriate capital share account.

Recent Sales of Unregistered Securities
      None.

Indemnification of Trustees and Officers
      The governing provisions of the Trust provide non-liability of and indemnification to the Board of Trustees and officers except for willful misfeasance, bad faith, gross negligence, or any liability imposed by the Securities Act of 1933. The Trust currently provides insurance coverage for the errors or omissions of Board members and Officers.

ii-1

Financial Statements and Exhibits

a)   List of all financial statements filed as part of this registration statement.

Financial Statements Filed	Included in Prospectus
Unaudited Quarterly Financial Data for the three months and six months ended October 31, 2001, and 2000	See Pages S-5 through S-6
Pro Forma Consolidated Statement of Operations for Acquisitions for the Six Months Ended October 31, 2001	See Page 106
Unaudited Pro Forma Consolidated Financial Information Fiscal 2001	See Page 108
      Olympic Village - Billings, Montana
           Material Factors Considered by IRET at the Time of Acquisition
           Independent Auditor's Report
           Historical Summary of Gross Income & Direct Operating
                Expense For the Year Ended December 31, 1999
            Unaudited Interim Financial Statement -
                      January 1, 2000 - August 30, 2000
Unaudited Estimated Taxable Operating Results	See Pages 109 through 114
      Southdale Medical- Edina, Minnesota
            Material Factors Considered by IRET at the Time of Acquisition
           Independent Auditor's Report
           Historical Summary of Gross Income & Direct Operating
                Expense For the Year Ended December 31, 2000
            Notes to Historical Summary of Gross Income and Direct
                Operating Expenses for the Year Ended December 31, 2000
Unaudited Estimated Taxable Operating Results	See Pages 115 through 120
      HealthEast I & II - Maplewood & Woodbury, Minnesota
            Material Factors Considered by IRET at the Time of Acquisition
           Independent Auditor's Report
           Historical Summary of Gross Income & Direct Operating
                Expense For the Year Ended December 31, 1999
            Notes to Historical Summary of Gross Income and Direct
                Operating Expenses for the Year Ended December 31, 1999
          Unaudited Interim Financial Statement -
                January 1, 2000 - April 30,  2000
Unaudited Estimated Taxable Operating Results	See Pages 121 through 125

ii-2

Financial Statements Filed	Included in Prospectus
Plymouth Techcenter - Plymouth, Minnesota
           Material Factors Considered by IRET at the Time of Acquisition
            Independent Auditor's Report Ended December 31, 2000
           Historical Summary of Gross Income & Direct Operating
                Expense For the Year Ended December 31, 2000
            Notes to Historical Summary of Gross Income and Direct
                Operating Expenses for the Year Ended December 31, 2000
            Unaudited Interim Financial Statement -
                    January 1, 2001 - March 31, 2001
Unaudited Estimated Taxable Operating Results	See Pages 126 through 132
Consolidated Financial Statements by Investors Real Estate Trust for the Six Months Ended October 31, 2001, and 2000 (unaudited)	See F-1 through F-14
Consolidated Financial Statement by Investors Real Estate Trust for the period ended April 30, 2001 (audited by Brady Martz & Associates, P.C., Certified Public Accountants)	See F-15 through F-57

b) Exhibit Index

Description of Exhibit	Location in Form S-11 Filing
(1) (i) Security Sales Agreement - all brokers except D.A. Davidson & Co. (ii) Security Sales Agreement - D.A. Davidson & Co.	Ex-1(i), Pages ii-10 - ii-11 Ex-1(ii), Pages ii-12 - ii-16
(2) Plan of acquisition, reorganization, arrangement, liquidation or succession	Not Applicable
(3)
(i) Second Restated Declaration of Trust Dated February 10, 1999	Filed as Ex-3(i) to Form S-11 filed by the Registrant on May 11, 1999, (File No333-78223) and incorporated by reference herein
(ii) IRET Properties Partnership Agreement	IRET Properties Partnership Agreement dated January 31, 1997, filed as Ex-3(ii) to Form S-11 filed by the Registrant on February 18, 1997, (File No. 333-21945) and Incorporated herein by reference
(4) Instruments defining the rights of securityholders, including indentures	See #3
(5) Opinion re legality	Ex-5, Pages ii-17- ii-18
(6) Opinion re discount on capital shares	Not Applicable

ii-3

Financial Statements Filed	Included in Prospectus
(7) Opinion re-liquidation preference	Not Applicable
(8) Opinion re tax matters	Ex-8, Page ii-19
(9) Voting trust agreement	Not Applicable
(10) Material Contracts	Not Applicable
(11) Statement re computation of per share earnings	Not Applicable
(12) Statement re computation of ratios	Not Applicable
(15) Letter re unaudited interim financial information	Not Applicable
(16) Letter re change in certifying accountant	Not Applicable
(21) Subsidiaries of the Registrant	See note 1 page F-22, F-23 & Page 17
(23) Consent of experts and counsel (i) Pringle & Herigstad, P.C.	Ex-23(i), Page ii-20
(ii) Brady Martz & Associates, P.C.	Ex-23(ii), Page ii-21
(24) Power of Attorney	Not Applicable
(25) Statement of eligibility of trustee	Not Applicable
(27) Financial Data Schedule	Not Applicable
(99) Additional Exhibits
(i) Subscription Agreement	(i) Ex-99 Page ii-22

ii-4

Undertakings

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)       That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ii-5

     The undersigned registrant hereby undertakes that:

(1)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota.

Investors Real Estate Trust

Dated:  January 7, 2002

By:  /S/ Thomas A. Wentz, Jr.
        Thomas A. Wentz, Jr.
           Its:  Vice President & General Counsel

ii-6

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date
/S/ Jeffrey L. Miller Jeffrey L. Miller	Trustee & Chairman	January 7, 2002
/S/ Daniel L. Feist Daniel L. Feist	Trustee & Vice Chairman	January 7, 2002
/S/ C. Morris Anderson C. Morris Anderson	Trustee & Vice Chairman	January 7, 2002
/S/ John F. Decker John F. Decker	Trustee	January 7, 2002
/S/ Patrick G. Jones Patrick G. Jones	Trustee	January 7, 2002
/S/ Stephen L. Stenehjem Stephen L. Stenehjem	Trustee	January 7, 2002
/S/ Steven B. Hoyt Steven B. Hoyt	Trustee	January 7, 2002
/S/ Thomas A. Wentz, Jr. Thomas A. Wentz, Jr.	Trustee, Vice President & General Counsel	January 7, 2002
/S/ Timothy P. Mihalick Timothy P. Mihalick	Trustee, Senior Vice President & Chief Operating Officer	January 7, 2002
/S/ Thomas A. Wentz, Sr. Thomas A. Wentz, Sr.	President & Chief Executive Officer	January 7, 2002
/S/ Diane K. Bryantt Diane K. Bryantt	Secretary & Chief Financial Officer	January 7, 2002

ii-7

Index of Exhibits

	Description of Exhibit	Location in Form S-11 Filing
(1)	(i) Security Sales Agreement - all brokers except D.A. Davidson & Co. (ii) Security Sales Agreement - D.A. Davidson & Co.	Ex-1(i), Pages ii-10 - ii-11 Ex-1(ii), Pages ii-12 - ii-16
(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession	Not Applicable
(3)	(i) Second Restated Declaration Trust dated February 10, 1999	Filed as Ex-3(i) to Form S-11 of filed by the Registrant on May 11, 1999 (File No 333-78223) and incorporated by reference herein
	(ii) IRET Properties Partnership IRET Properties Partnership Agreement	Agreement dated January 31, 1997, filed as Ex-3 (ii) to Form S-11 filed by the Registrant on February 18, 1997, (File No. 333-21945) and Incorporated herein by reference
(4)	Instruments defining the rights of security holders, including indentures	See #3
(5)	Opinion re legality	Ex-5, Pages ii-17 - ii-18
(6)	Opinion re discount on capital shares	Not Applicable
(7)	Opinion re liquidation preference	Not Applicable
(8)	Opinion re tax matters	Ex-8, Page ii-19
(9)	Voting trust agreement	Not Applicable
(10)	Material Contracts	Not Applicable
(11)	Statement re computation of per share earnings	Not Applicable
(12)	Statement re computation	Not Applicable
(15)	Letter re unaudited interim financial information	Not Applicable
(16)	Letter re change in certifying accountant	Not Applicable
	Subsidiaries of the Registrant	See note 1 page F-22, F-23 & Page 17
(23)	Consent of experts and counsel

ii-8

	Description of Exhibit	Location in Form S-11 Filing
	(i) Pringle & Herigstad, P.C.	Ex-23 (i), Page ii-20
	(ii) Brady Martz & Associates, P.C.	Ex-23 (ii), Page ii-21
(24)	Power of Attorney	Not Applicable
25)	Statement of eligibility of trustee	Not Applicable
(27)	Financial Data Schedule	Not Applicable
(99)	Additional Exhibits
	(i) Subscription Agreement	(i) Ex-99, Page ii-22

ii-9

EX-1(i)

SECURITY SALES AGREEMENT

THIS AGREEMENT, made this 21st day of November, 2001, between INVESTORS REAL ESTATE TRUST, a North Dakota Business Trust, 12 South Main, Suite 100, Minot, North Dakota 58701 (hereinafter "IRET"), and «Company», «Address», «City», «State», «Zip» (hereinafter "BROKER").

WHEREAS, IRET intends to file a Form S-11 with the Securities and Exchange Commission to register for sale to the public 600,000 shares of its shares of Beneficial Interest (hereinafter "SHARES"); and,

WHEREAS, BROKER is a broker registered with the National Association of Securities Dealers and is also registered in states in which said SHARES will also be registered for sale by IRET;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1. IRET hereby employs BROKER as a Broker to offer said SHARES for sale for $8.75 per SHARE with a minimum purchase of 100 SHARES. BROKER agrees to use its best efforts to conduct the sales effort necessary to market said securities subject to the terms and conditions of this agreement. This agreement shall become effective only upon the effectiveness of the registration of said securities by the Securities and Exchange Commission and the applicable state Securities Commissioners and shall terminate contemporaneously with the termination or completion of said registration.

2. IRET shall be responsible for paying all costs and expenses relating to the registration of said securities, including the preparation, printing and filing of the Prospectus and Registration Statements and all amendments and exhibits, all filing and registration fees and costs, and all legal, accounting, printing and filing fee expenses in connection therewith.

3. All solicitation expenses including travel, telephone and other expenses incurred by BROKER and its salesmen shall be the responsibility of BROKER and its salesmen. In the event the offering is terminated, BROKER will NOT be reimbursed for any out-of-pocket expenses.

4. As compensation for its services hereunder, BROKER shall receive 8% of the proceeds of all of the securities sold by it and paid for.  All commissions shall be rounded down to the nearest penny.  Assuming a sale at $8.75 the commission would be $.70.

5.  BROKER or its fulltime employees shall be allowed to purchase SHARES, provided that any SHARES so acquired shall not be sold, transferred, assigned, pledged or hypothecated by any person for a period of one year following the date of acquisition.  The one-year holding period shall be calculated in accordance with Rule 144(d) of Securities Act of 1933.  Additionally, any such purchase shall be at $8.75 per SHARE.

6.  Broker shall comply in all respects with all applicable NASD Conduct Rules, including but not limited to Rule 2110-1, 2420, 2710(c)(7)(A), 2730, 2740, and 2750 of the NASD Conduct Rules.

ii-10

7.  Any notice to be given under this Agreement shall be deemed properly given three days after the same is deposited postage prepaid with the United States Postal Service for First Class or Priority Delivery to the following:

If to IRET: Michael J. Hale, Asst. VP Investors Real Estate Trust 12 South Main Street, Suite 100 PO Box 1988 Minot, ND 58702-1988 Telephone: (701) 837.4738 Fax: (701) 838.7785	If to BROKER:

________________________________
________________________________
________________________________
________________________________
________________________________
Telephone:_______________________
Fax: ____________________________

8. IRET represents and warrants to BROKER as follows:

-	IRET is a North Dakota Business Trust duly organized and in good standing under the laws of the State of North Dakota and duly authorized to conduct its business in the states in which it operates.
-
The SHARES of Beneficial Interest described in the Prospectus filed in connection with the above described Offering have the characteristics set forth in said Prospectus and IRET is authorized to issue an unlimited number of its SHARES of Beneficial Interest under its trust powers.

-
The Financial Statements and all other material contained in the Prospectus and by reference incorporated herein are true, correct and complete, and no material, adverse changes have occurred since the issuance of such statement.

IRET hereby indemnifies and will hold BROKER harmless from all claims, demands, liabilities and expenses (including legal expenses) arising out of or based on any of the representations or warranties made by IRET herein.

This agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.

INVESTORS REAL ESTATE TRUST By ___________________________________ Thomas A. Wentz, Jr. Vice President Broker/Dealer By___________________________________ Its___________________________________

ii-11

EX-1(ii)

D.A. DAVIDSON & C0.
SECURITY SALES AGREEMENT

THIS SECURITY SALES AGREEMENT (this "Agreement"), made as of this 8th day of January 2002, between INVESTORS REAL ESTATE TRUST, a North Dakota Business Trust, 12 South Main, Suite 100, Minot, North Dakota 58701 (hereinafter "IRET"), and D.A. DAVIDSON & CO., 8 3rd Street North, Great Falls, Montana 59401 (hereinafter "BROKER").

WHEREAS, IRET has filed a Registration Statement on Form S-11 (SEC File NO. 333-76034) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register for sale to the public 600,000 shares of its shares of Beneficial Interest (hereinafter "SHARES"); and,

WHEREAS, BROKER is a broker registered with the National Association of Securities Dealers (the "NASD") and is also registered in the states of Minnesota, Montana, North Dakota, South Dakota, and Washington in which said SHARES will also be registered for sale by IRET;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1. IRET hereby appoints BROKER as a broker, on a best efforts basis, to offer said SHARES for sale for $8.75 per SHARE with a minimum purchase of 100 SHARES. BROKER agrees, solely on a best efforts basis, to conduct a sales effort necessary to market the Shares and in accordance with the terms and conditions of this Agreement.  This Agreement shall become effective only upon the date the Registration Statement is declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the applicable state Securities Commissioners shall have approved the sale of the Shares and shall terminate on the earlier of (i) notice of termination by either party to the other party, (ii) the termination or completion of the offering made pursuant to the Registration Statement or (iii) if the Registration Statement is no longer effective under the Act or applicable state securities laws.

2. IRET shall provide BROKER with prompt written notification of (i) the effectiveness of the Registration Statement under the Act; (ii) the approval of a "no objection" letter from the NASD in connection with the offering contemplated by the Registration Statement and (iii) shall provide a copy of all clearances obtained in connection with filings made under state securities laws

3. IRET shall be responsible for paying all costs and expenses relating to the registration of the SHARES, including the preparation, printing and filing of the Registration Statements and the prospectus contained therein (the "Prospectus") and all amendments and exhibits thereto, all

ii-12

filing and registration fees and costs under federal or state securities laws, all filings fees and expenses in connection with review by the NASD and all legal, accounting, printing and filing fee expenses in connection therewith.

4. All solicitation expenses in connection with the offering of SHARES, including travel, telephone and other expenses incurred by BROKER and its salespersons shall be the responsibility of BROKER and its salespersons.

5. As a compensation for its services hereunder, BROKER shall receive a commission of 8% of the proceeds of all of the SHARES sold by it and paid for.  All commissions shall be rounded down to the nearest penny.  Assuming a sale of the SHARES at $8.75 per share, the commission would be $.70 per SHARE.

6. BROKER or its fulltime employees shall be allowed to purchase SHARES, provided that any SHARES so acquired shall not be sold, transferred, assigned, pledged or hypothecated by any person for a period of one year following the date of acquisition.  The one year holding period shall be calculated in accordance with Rule 144(d) of Securities Act of 1933.  Additionally, any such purchase shall be at $8.75 per share.

7. BROKER shall comply in all respects with all applicable NASD Conduct Rules, including but not limited to Rule 2110-1, 2420, 2710(c)(7)(A), 2730, 2740, and 2750 of the NASD Conduct Rules.

8.  Any notice to be given under this Agreement shall be deemed properly given three days after the same is deposited postage prepaid with the United States Postal Service for First Class or Priority Delivery to the following:

If to IRET: Michael J. Hale, Asst. VP Investors Real Estate Trust 12 South Main Street, Suite 100 PO Box 1988 Minot, ND 58702-1988 Telephone: (701) 837.4738 Fax: (701) 838.7785	If to BROKER: Mark J. Semmens D.A. Davidson & Co. 8 3rd Street North Great Falls, MT 59401 Telephone: (406) 727-4200 Fax: (406) 791-7315

9. IRET represents and warrants to and agrees with BROKER as set forth on Schedule A at pages 4 and 5 to this Agreement:

10. IRET hereby indemnifies and will hold BROKER harmless from all claims, demands, liabilities and expenses arising out of or based on any of the representations, warranties or agreements made by IRET herein or arising out of or based upon any untrue statement or alleged statement of any material facts contained in the Registration Statement, the Prospectus, or any

ii-13

amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  IRET will reimburse BROKER for any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, demand, damage, liability or action as such expenses are incurred.

This agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.

INVESTORS REAL ESTATE TRUST

     By___________________________________
              Thomas A. Wentz, Jr.
               Vice President

     D. A. DAVIDSON & CO.

     By___________________________________

     Its___________________________________

ii-14

SCHEDULE A

1. IRET has been duly organized and is a validly existing business trust under the laws of the State of North Dakota and is duly qualified to conduct its business in all other states in which the conduct of its business requires such qualification.

2. IRET has the power under North Dakota law to conduct the business activities described in the Trust Agreement (as defined in the Prospectus) and the Prospectus.

3. IRET is authorized to issue an unlimited number of its shares of Beneficial Interest as set forth in its Trust Agreement and such shares conform to the statements made about them in the Registration Statement and the Prospectus.  The Shares being offered pursuant to the Prospectus have been duly and validly authorized and issued.  The Shares once sold and paid for by a purchaser shall be legally issued, fully paid and non-assessable.

4. The Shares have been approved for listing on The Nasdaq Stock Market's SmallCap Market, subject to notice of issuance.

5. This Agreement has been duly authorized, executed and delivered by IRET and constitutes a valid and binding obligation of IRET enforceable in accordance with its terms.

6. The statements included in the section titled "Tax Treatments of the Trust and Its Security Holders" are true, correct and complete in all material respects.

7. The financial statements included in the Registration Statement and the Prospectus contained therein present fairly the financial position of IRET as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein.   Since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of IRET, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by IRET on any class of its capital stock.

8. On the effective date of the Registration Statement, the Registration Statement conformed or will conform in all respects to the requirements of the Act, and the rules and regulations of the Commission and did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  Since the effective date of the Registration Statement and, except as contemplated by the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of IRET.

ii-15

9. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Registration Statement in connection with the issuance and sale of the Shares by IRET, except such as have been obtained and made under the Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and such as may be required under state securities laws.  IRET will arrange for the qualification of a portion of the Shares for sale under the laws of the states of Arizona, California, Idaho, Minnesota, Montana, North Dakota, Oregon, South Dakota, Washington, and Wyoming and will continue such qualifications in effect.

10. IRET is not aware of any legal or governmental proceedings pending or threatened to which IRET is a party or which the property thereof is the subject; and there are no contracts of a character to be disclosed in the Registration Statement or Prospectus which are not disclosed, filed and accurately summarized therein.

11. IRET will advise BROKER promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not effect such amendment or supplement without BROKER's consent; and IRET will also advise BROKER promptly of the effectiveness of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

12. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act in connection with sales by the BROKER or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, IRET will promptly notify BROKER of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

13. IRET has furnished BROKER true, correct and complete copies of all correspondence with regulatory agencies, including, without limitation, the SEC, NASD and state securities departments in connection with the offering contemplated by the Registration Statement and the sales by BROKER pursuant to this Agreement.

14. The representations, warranties and agreements of IRET made in this Agreement will survive delivery and payment of any SHARES sold by BROKER pursuant to this Agreement.

ii-16

Exhibit EX-5

OPINION RE LEGALITY

January 7, 2002

Securities and Exchange Commission
Washington, D.C. 20549

INVESTORS REAL ESTATE TRUST -  FORM S-11/A DATED JANUARY 7, 2002

In connection with the filing of Form S-11/A by Investors Real Estate Trust, we advise you that we have examined and are familiar with the originals of all documents, trust records and other instruments relating to the organization of Investors Real Estate Trust, the authorization and issuance of the shares of Beneficial Interest described in said application, including the following:

1.  Second Restated Declaration of Trust of Investors Real Estate Trust dated February 10, 1999.

2.  Amended Registration Statement dated January 7, 2002 (Form S-11/A).

From our examination of said documents and records, it is our opinion:

1.  Investors Real Estate Trust has been duly organized and is a validly existing business trust under the laws of the State of North Dakota.

2.  Investors Real Estate Trust has the power under North Dakota law to conduct the business activities described in the Trust Agreement and said Prospectus.

3. Investors Real Estate Trust is authorized to issue an unlimited number of its shares of Beneficial Interest as set forth in its Trust Agreement and such shares conform to the statements made about them in said Form S-11/A and Prospectus.

4.  Said shares of Beneficial Interest have been duly and validly authorized and issued.

5. Said shares of beneficial interest once sold and paid for by a purchaser shall be legally issued, fully paid and non-assessable.

I

ii-17

Exhibit EX-5 (continued)

6.         We are not aware, and Investors Real Estate Trust has advised us that it is not aware of any legal or governmental proceedings pending or threatened to which Investors Real Estate Trust is a party or which the property thereof is the subject; and it and we do not know of any contracts of a character to be disclosed on said application or prospectus which are not disclosed, filed and properly summarized therein.

7.         Said Form S-11/A and the Prospectus and other exhibits attached thereto are in the form required and have been examined by us; we have no reason to believe that any of said documents contain any untrue statement of material fact or omits to state any material fact the statements therein not misleading. We have reviewed said documents and to the best of our knowledge, information and belief, the statements contained therein are correct.

PRINGLE & HERIGSTAD, P.C.

By  /S/ Michael A. Bosh
     Michael A. Bosh

ii-18

Exhibit EX-8

OPINION RE TAX MATTERS

January 7, 2002

Securities and Exchange Commission
Washington, D.C. 20549

INVESTORS REAL ESTATE TRUST - FORM S-11/A DATED JANUARY 7, 2002

In connection with the filing of the above described Form S-11/A by Investors Real Estate Trust, we advise you that we have prepared the section of the Prospectus entitled "Tax Treatments of IRET and Its Shareholders," including the following subcategories: Federal Income Tax, State and Local Income Taxation; Taxation of  IRET's Shareholders, Taxation of IRA's, 401K's, Pension Plans and Other Tax-Exempted Shareholders; and IRET Reporting to the IRS and Backup Withholding.  We also advise you that we have prepared the section of the Prospectus entitled "Tax Treatment of IRET Properties and its Limited Partners," including the subcategory Classification as a Partnership.  We also advise you that we have prepared the section of the Prospectus entitled "Income Taxation of IRET Properties and its Partners," including the following subcategories:  Partners Not IRET Properties Subject to Tax; Partnership Allocation Income, Losses and Capital Gain; Tax Allocations with Respect to Contributed Property; Tax Basis in IRET Properties; and Sale of Real Estate.

In connection with the preparation of said portion of the filing, we have examined and are familiar with the originals of all documents, trust records and other instruments relating to the organization and operation of Investors Real Estate Trust, IRET Properties, a North Dakota Limited Partnership, and all other related entities described in the filing.

In addition, we have reviewed all applicable provisions of the Internal Revenue Code, the regulations issued thereunder and, where appropriate, revenue rulings, federal and state court decisions and such other materials as we deemed necessary and relevant to the matters being opined upon.

The conclusions and statements made in the above described portions of the S-11/A filing represent our opinions on such matters and have been set forth with our knowledge and consent. The above portions of the Prospectus are hereby incorporated by reference.

PRINGLE & HERIGSTAD, P.C.

By /S/ Michael A. Bosh
     Michael A. Bosh

ii-19

EX-23(i)

January 7, 2002

UNITED STATES SECURITIES AND
    EXCHANGE COMMISSIONER
WASHINGTON DC 20549

FORM S-11/A REGISTRATION STATEMENT INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY CONCERN:

We consent to the incorporation directly or by reference in this Amended Registration Statement of Investors Real Estate Trust, on Form S-11/A dated January 7, 2002, of our Legality and Tax Matters opinion letters dated January 7, 2002.  We also consent to the reference to us under the heading "Experts" in the Prospectus, which is also part of this Registration Statement.

PRINGLE & HERIGSTAD, P.C.

By /S/ Michael A. Bosh
     Michael A. Bosh

ii-20

EX-23(ii)

BRADY, MARTZ & ASSOCIATES, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

January 7, 2002

UNITED STATES SECURITIES AND
   EXCHANGE COMMISSIONER
WASHINGTON DC 20549

RE:     FORM S-11/A REGISTRATION STATEMENT
            INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY CONCERN:

We hereby consent to the incorporation directly or by reference in the Registration Statement of Investors Real Estate Trust on Form S-11/A of our Independent Auditor's Report, our Independent Auditor's Report on Additional Information dated May 23, 2001, and our four Independent Auditor's Reports pertaining to significant fiscal year 2001 real estate acquisitions dated October 8, 2001.  We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

We also acknowledge that we are aware that said Form S-11/A Filing includes unaudited financial statements of the Registrant for the quarter ending October 31, 2001.

/S/ Brady Martz & Associates, P.C.
BRADY, MARTZ & ASSOCIATES, P.C.

ii-21

EX-99
INVESTORS REAL ESTATE TRUST
Subscription Agreement

OWNERSHIP REGISTRATION:
$ Amt._____________ # of Common Shares____________ Price Per Share___________ Acct. No.______________
Name(s)______________________________________________________________________________________
                                                                                investor(s) names
1st Person SSN ______ - ______ - ______ or Tax I.D. # _______ - _______ Date of Birth _______/_______/_______
2nd Person SSN ______ - ______ - ______ or Tax I.D. # _______ - ______ Date of Birth _______/_______/_______
Address_______________________________________________________________________________________
City_____________________________________________State____________________ Zip_________________

Under penalties of perjury, the undersigned certified (1) that the number shown as his taxpayer identification number is his correct taxpayer identification number and (2) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

MAILING ADDRESS FOR CORRESPONDENCE & CASH DISTRIBUTIONS: (if different from above)
Name(s)_________________________________________________________________________________
_______________________________________________________________________________________
Address_________________________________________________________________________________
City__________________________________________State__________________Zip_________________
TITLE TO BE HELD:	_____ Individual _____ Joint Tenants/ Rights of Survivorship	_____Tenants in Common _____Corporation _____Transfer on Death	_____IRA _____Trust _____Custodian	_____Partnership _____Pension Plan/ Profit Sharing _____UTMA/UGMA
SIGNATURES:
I hereby certify as follows: That a copy of the Prospectus, including the Subscription Agreement attached thereto, as amended and/or supplemented to date, has been delivered to me, and I acknowledge that such Prospectus was received.

Executed this _________ day of ___________,  ________, at _________________(city) ____________(state)
Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.)______________________________________
 Additional Signature (if joint tenant)___________________________________________________________

The undersigned hereby represents that it has reasonable grounds to believe on the basis of information obtained from the above-named investor concerning his-her investment objectives, other investment, financial situation and needs, and any other information known by it that:

A.	The above-named investor is or will be in a financial position appropriate to enable him-her to realize, to a significant extent, the benefits discussed in the Prospectus
B.	The above-names investor has a fair market net worth sufficient to sustain the risks inherent in the Shares, including loss of investment and lack of liquidity; and
C.
The Shares are otherwise suitable for the above-named investor.  I further represent that prior to executing this purchase transaction, I informed the above-named investor of all pertinent facts relating to the liquidity of the Shares.

SOLICITING DEALER ENDORSEMENT:
Firm________________________________________________________________________________________
Registered Representative___________________________________________ Phone _____________________
Address_____________________________________________________________________________________
Dealer Authorized Signature_____________________________________________________________________
NOTE:	Make checks payable to: Investors Real Estate Trust - PO Box 1988 - Minot, ND 58702-1988
ACCEPTED BY:	INVESTORS REAL ESTATE TRUST (Transfer Agent/Registrar) Date______________________
Reinvest Dividends (circle one) YES NO
Issue Certificate (circle one) YES NO

ii-22